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FINANCIAL STATEMENTS
TABLE OF CONTENTS

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ULTRAK, INC.
(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11(c)(2).
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $49,500,000
	(5)	Total fee paid: $4,554
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ULTRAK, INC.
1301 Waters Ridge Drive
Lewisville, Texas 75057

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 22, 2002

October 31, 2002

Dear Ultrak Stockholder:

        You are cordially invited to attend a special meeting (the "Special Meeting") of stockholders of Ultrak, Inc. (the "Company") to be held on November 22, 2002 at 10:00 a.m., Dallas, Texas time, at the Company's offices at 1301 Waters Ridge Drive, Lewisville, Texas 75057. At the Special Meeting, you will be asked to consider and vote on several proposals, including proposals to (i) approve the sale of a substantial portion of the Company's assets pursuant to an Asset Purchase Agreement with Honeywell International Inc. ("Honeywell"), (ii) approve a Certificate of Amendment to the Company's Certificate of Incorporation to change the Company's name from "Ultrak, Inc." to "American Building Control, Inc.," and (iii) transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

        The Company's Board of Directors (the "Board") has carefully reviewed and considered the terms of the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement. Based on its review, the Board has unanimously determined that the sale of the assets to Honeywell as contemplated by the Asset Purchase Agreement is fair to, and in the best interests of, the Company and our stockholders and unanimously recommends that stockholders vote for the proposed transaction with Honeywell and the name change by marking the enclosed proxy card "FOR" each proposal and returning the proxy card in the accompanying postage-paid envelope or by fax or by voting by phone or via the Internet. If you attend the Special Meeting, you may vote in person even if you have previously filed a proxy card or voted by phone.

        The Board recommends that you consider the enclosed materials carefully. Your vote is extremely important. Please vote promptly.

                      Sincerely,

                      /s/ NIKLAUS F. ZENGER

                      Niklaus F. Zenger
                      Chairman of the Board of Directors

ULTRAK, INC.
1301 WATERS RIDGE DRIVE
LEWISVILLE, TEXAS 75057

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 22, 2002

To the Stockholders of Ultrak, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of Stockholders of Ultrak, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on November 22, 2002 at 10:00 a.m., Dallas, Texas time, for the following purposes:

        1.    To consider and act upon a proposal to approve the Asset Purchase Agreement, dated as of August 8, 2002, and the transactions contemplated thereby, among the Company, certain subsidiaries of the Company, and Honeywell International Inc., as more fully described in the accompanying Proxy Statement and in Annex A to the Proxy Statement (the "Honeywell Asset Sale").

        2.    If the Honeywell Asset Sale is approved by the Company's stockholders, to consider and act upon a proposal to approve a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Ultrak, Inc." to "American Building Control, Inc."

        3.    To transact any other business as may properly come before the Special Meeting or any postponements or adjournments thereof, including any motion to adjourn or postpone the Special Meeting to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items.

        The close of business on October 11, 2002 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof. For a period of at least ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of the Company at 1301 Waters Ridge Drive, Lewisville, Texas 75057. Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

        This Notice and the Proxy Statement are first being mailed to stockholders on or about October 31, 2002.

        STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY BY FAX OR IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR BY VOTING BY PHONE OR VIA THE INTERNET. BY FILING A PROXY OR VOTING BY PHONE, A STOCKHOLDER IS NOT PREVENTED FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                      By order of the Board of Directors,

                      /s/ CHRIS T. SHARNG

                      Chris T. Sharng
                      Senior Vice President,
                      Chief Financial Officer & Secretary

Lewisville, Texas
October 31, 2002

ULTRAK, INC.

PROXY STATEMENT

i

ii

SUMMARY TERM SHEET

        This summary term sheet is intended to give you a summary description of the material aspects of the proposed sale of assets to Honeywell as described in this Proxy Statement. You should review this Proxy Statement and the Annexes to this Proxy Statement so that you can gain a more complete understanding of the proposed asset sale to Honeywell.

        Proposed Transaction with Honeywell.    On August 8, 2002, we entered into the Asset Purchase Agreement with Honeywell.

        Under the Asset Purchase Agreement:

  •
  We will sell the assets of our closed circuit television businesses, comprising a substantial portion of our assets, to Honeywell. Such assets generated approximately 70% of our total revenue for the first two fiscal quarters of 2002 and approximately 60% of our total revenue for the 2001 fiscal year.
  •
  Honeywell will pay us $36.0 million in cash (adjusted as described below) and assume certain of our liabilities (see page 16).

  •
  The purchase price will be adjusted up or down based on a post-closing net asset adjustment (see page 16).

  •
  Honeywell will hold back $5.4 million of the purchase price to secure any claim it may have against us with respect to the post-closing net asset adjustment and to secure any indemnity claims Honeywell may have against us. This amount will accrue interest. Of this amount, $1.8 million (less the amount of any claims) plus interest will be released to us six months after the closing of the asset sale to Honeywell, $1.8 million (less the amount of any claims) plus interest will be released to us 12 months after the closing of the asset sale to Honeywell and the remaining $1.8 million (less the amount of any claims) plus interest will be released to us 18 months after the closing of the asset sale to Honeywell (see page 16).

  •
  For a period of two years from the closing, without the prior approval of Honeywell, we may not compete with Honeywell in various respects (see page 17).

  •
  We will indemnify Honeywell for breaches of our representations, warranties, and covenants in the Asset Purchase Agreement and for certain intellectual property infringement matters (see page 21).

  •
  The closing is subject to various conditions, including approval by a majority of the votes entitled to be cast by our stockholders at the special meeting of our stockholders that is the subject of this Proxy Statement (see page 19).

  •
  We may consider unsolicited acquisition proposals that our Board of Directors determines, in good faith (after consultation with outside counsel and one of three investment banking firms), could lead to a transaction that is more favorable to our stockholders from a financial point of view (see page 18).

  •
  If the Asset Purchase Agreement is terminated for certain reasons, we must pay Honeywell a $2.0 million termination fee (see page 21).

        Effect of Not Closing.    We believe that if the asset sale to Honeywell contemplated by the Asset Purchase Agreement is not completed, then we will have to invest significantly in our closed circuit television products in order to remain competitive. Our management is concerned with the amount of time it might take to restore profitability through significant cost reductions, increasing investment in the closed circuit television area with the uncertainty as to technology, the focus of the Professional

Security Group business (which includes the closed circuit television businesses) on one large customer, and the general economic uncertainty (see page 46).

        Fairness Opinion.    Frost Securities, Inc. has provided our Board of Directors with its opinion, dated August 2, 2002, to the effect that, subject to the limitations set forth in its opinion, the payment of $36.0 million in cash, which is subject to adjustment, and the assumption of certain liabilities by Honeywell, is fair from a financial point of view to the holders of our common stock. Frost Securities, Inc. is an affiliate of our lender and could be deemed to have a conflict of interest since approving the asset sale to Honeywell will result in our lender being repaid a significant portion of the indebtedness we owe to such lender. Our Board of Directors was aware of the potential and actual conflicts of interest with respect to Frost Securities, Inc. at the time it received the fairness opinion (see page 41).

        Plans After the Honeywell Asset Sale.    Our operating plan after the consummation of the asset sale to Honeywell is to focus on our core businesses of access control technology, the consumer/do-it-yourself business, and the development or acquisition of new technologies that we identify. We will focus on improving the profitability of the remaining businesses. Although we prefer to use our common stock to pay for any acquisitions, the net proceeds from the asset sale to Honeywell might be used to acquire technologies or companies in the core access control and consumer/do-it-yourself sectors and in new technologies. We expect to conservatively invest any funds from the asset sale to Honeywell which are not used for acquisitions, distributed to stockholders, or retained as required by law or applicable agreements until we identify appropriate opportunities to utilize such funds. We are currently evaluating the implementation of a possible share repurchase program, cash dividend, or other form of distribution to our stockholders of a portion of the net proceeds received by us from the Honeywell Asset Sale. The terms of this contemplated distribution will be determined by consideration of our agreements with Honeywell, our ongoing business needs, and our agreements with our lender. For additional details about our business after the asset sale to Honeywell, see page 48.

        Voting Agreements.    Honeywell entered into voting agreements with Niklaus F. Zenger, Myriam Hernandez (the spouse of Niklaus F. Zenger), George K. Broady, and Victoria & Eagle Strategic Fund, pursuant to which they have agreed to and are required to vote all of their shares of our common stock and/or preferred stock beneficially owned by them in favor of the asset sale to Honeywell. Each of Messrs. Zenger and Broady, Ms. Hernandez, and Victoria & Eagle Strategic Fund are also required to vote any shares acquired by them during the term of the voting agreements in favor of the asset sale to Honeywell (see page 26). This does not assure that the asset sale to Honeywell will receive the necessary vote required under Delaware law and our organizational documents. The percentage of the total votes eligible to be cast at the special meeting that are covered by the voting agreements is approximately 39.3%. For additional details about the vote required to complete the asset sale to Honeywell, see page 9.

QUESTIONS AND ANSWERS RELATING TO THE PROPOSALS

        In this Proxy Statement, "Ultrak," the "Company," "we," "us," and "our" refer to Ultrak, Inc. and its subsidiaries and predecessors. "Board" refers to the Board of Directors of Ultrak.

        In this Proxy Statement, "Honeywell" refers to Honeywell International Inc. and its subsidiaries.

        In this Proxy Statement, "Asset Purchase Agreement" refers to the Asset Purchase Agreement between the Company and Honeywell, the term "Purchased Assets" refers to our assets to be sold to Honeywell pursuant to the Asset Purchase Agreement, and "Business" refers to our closed circuit television businesses ("CCTV") being sold to Honeywell pursuant to the Asset Purchase Agreement.

        In this Proxy Statement, "Honeywell Asset Sale" refers to the sale of the Purchased Assets to Honeywell pursuant to the Asset Purchase Agreement.

        In this Proxy Statement, the term "Special Meeting" refers to the special meeting of our stockholders to consider a proposal to approve the Honeywell Asset Sale and a proposal to change our name.

Q:
What will be voted on at the Special Meeting?

A:
You are being asked to approve the transactions with Honeywell described in the Asset Purchase Agreement in the form attached to this Proxy Statement as Annex A, including primarily the sale of the Purchased Assets to Honeywell. You are also being asked to approve the change of our name from "Ultrak, Inc." to "American Building Control, Inc. "If the Honeywell Asset Sale is not approved, then we will not change our name.

Q:
Why are we proposing the Honeywell Asset Sale?

A:
After due consideration of other alternatives available to us, including undertaking another restructuring program, selling different parts of the Company, selling the entire Company, or selling the Business to different buyers, the Board concluded that the Honeywell Asset Sale was in the best interests of the Company and our stockholders.

Q:
What will we receive for the Purchased Assets being sold to Honeywell?

A:
Pursuant to the Asset Purchase Agreement, Honeywell will pay us $36.0 million in cash, subject to adjustment, and will assume certain of our liabilities.

Q:
When will the Honeywell Asset Sale be completed?

A:
The parties hope to complete the Honeywell Asset Sale promptly after the Special Meeting. The parties are working toward completing the Honeywell Asset Sale as quickly as possible. In addition to approval of the Honeywell Asset Sale by our stockholders, each of Honeywell and us must satisfy or waive all of the other closing conditions contained in the Asset Purchase Agreement.

Q.
What is our management's estimate of the net cash proceeds from the Honeywell Asset Sale?

A.
We currently estimate that the Honeywell Asset Sale will generate net cash proceeds to us at the closing of approximately $29.1 million after the holdback of $5.4 million and the payment of transaction-related expenses estimated to be approximately $1.5 million.

Q.
Will any of the net cash proceeds from the Honeywell Asset Sale be distributed to our stockholders?

A.
We are currently evaluating the implementation of a possible share repurchase program, cash dividend, or other form of distribtion to our stockholders of a portion of the net proceeds received by us from the Honeywell Asset Sale. The terms of this contemplated distribution will be determined by consideration of our agreements with Honeywell, our ongoing business needs, and our agreements with our lender.

Q.
What is our management's estimate of the Company's cash position immediately following the closing of the Honeywell Asset Sale?

A.
The cash position of the Company following the Honeywell Asset Sale is difficult to predict due to the uncertainty of the closing date. Had the Honeywell Asset Sale closed on June 30, 2002 our cash balance would have been $31.1 million with total bank debt of $11.4 million, excluding a $6.6 million long-term real estate financing obligation.

Q.
What was the closing stock price for our common stock on the day before the Asset Purchase Agreement was signed?

A.
Our stock price closed at $1.50 per share on August 7, 2002.

Q.
What will we do if the Honeywell Asset Sale is not approved by our stockholders?

A.
If the Honeywell Asset Sale is not approved, then the most likely course for us is to undertake another restructuring program to reorganize the business units and to significantly reduce costs. Meanwhile, some additional investment will need to be made in product development to keep our CCTV products competitive. For additional details regarding our contemplated activities if the Honeywell Asset Sale is not consummated, see page 46.

Q.
What is the Board's recommendation as to the Honeywell Asset Sale?

A.
Your Board has unanimously approved the Asset Purchase Agreement and has determined that the sale of the Purchased Assets in accordance with the Asset Purchase Agreement is fair to, and in the best interests of, the Company and our stockholders and recommends that you vote "FOR" approval of the transaction. For additional details regarding the Board's recommendation and the factors it considered, see page 37.

Q.
Are there risks I should consider in deciding whether to approve the Honeywell Asset Sale?

A.
If the Honeywell Asset Sale is consummated, then the proceeds of the Honeywell Asset Sale will be subject to the risks associated with continuing our remaining businesses and any other businesses or technologies we subsequently identify and acquire or invest in. Going forward and realizing benefits from these new businesses and technologies will depend on several factors and will be accompanied by a number of risks, including our ability to identify suitable companies or technologies for acquisition and our ability to successfully integrate the acquired companies or technologies. The Board will have significant discretion to enter into agreements and consummate the acquisition of any companies or technologies. Except for certain transactions, such as a merger, a sale of substantially all of our assets, or a liquidation and dissolution, which require stockholder approval under Delaware law, the Board is empowered to take such actions without obtaining the prior approval of our stockholders. If any company or technology we decide to acquire or invest in is unsuccessful, then we may eventually use all, or a substantial portion, of the net cash proceeds we will receive from the Honeywell Asset Sale. For additional details about our business subsequent to the closing and the related risks, see page 48.

Q.
Do any of our officers have interests in the Honeywell Asset Sale that differ from mine?

A.
Our officers (including Chris Sharng, Wendy Diddell, and Karen Austin, who are executive officers) typically have written employment agreements whereby they may have interests that are different from your interests as a stockholder. Pursuant to the terms of our standard employment agreement with our officers, the Honeywell Asset Sale is likely to be considered a change in control under the employment agreement. If an officer terminates his or her employment following a change in control, and there is either (a) a material change in the officer's job duties that is inconsistent with the scope of responsibilities of the officer or (b) a reduction in the officer's total compensation package, then the officer will be entitled to receive severance benefits equal to the continuation of his or her base salary, plus his or her other benefits for a severance period. The severance period for our executive officers is 18 months.

  For a more detailed description of the interests of officers that differ from yours, see page 47.

Q.
Do either Strategic Resources Limited or Frost Securities, Inc. have any interests in the Honeywell Asset Sale that differ from mine?

A.
Strategic Resources Limited has acted as financial advisor to our Board in connection with the Honeywell Asset Sale. Strategic Resources Limited is a London-based investment advisory firm. Pursuant to an engagement letter, dated June 26, 2002, Strategic Resources Limited will be entitled to receive a transaction fee of approximately $860,000 upon consummation of the Honeywell Asset Sale and is, therefore, directly motivated to see the Honeywell Asset Sale consummated. In addition, Frost Securities is an affiliate of our lender and could be deemed to have a conflict of interest since approving the Honeywell Asset Sale will result in our lender being repaid a significant portion of the indebtedness we owe to our lender. In both instances, the Board was advised of the potential conflicts of interest of Strategic Resources Limited and Frost Securities and considered those potential conflicts of interest in making its determinations. For additional details regarding the conflicts of interest of Strategic Resources Limited and Frost Securities, see page 45.

Q.
Who is entitled to vote at the Special Meeting?

A.
All stockholders of record as of the close of business on October 11, 2002 are entitled to vote at the Special Meeting. The holders of each outstanding share of our common stock as of such date will be entitled to one vote per share owned on each matter to be considered at the Special Meeting. The holders of each outstanding share of our preferred stock as of such date will be entitled to 16.667 votes for each share of preferred stock owned on each matter to be considered at the Special Meeting. As of the close of business on October 11, 2002, there were a total of 14,046,588 shares of common stock outstanding and entitled to vote and 195,351 shares of preferred stock outstanding and entitled to vote. As a result, a total of 17,302,503 votes are eligible to be cast at the Special Meeting.

Q.
What vote of our stockholders is required to approve the Honeywell Asset Sale?

A.
Under Delaware law and our organizational documents, the approval of the holders of a majority of votes eligible to be cast by both the holders of our preferred stock and the holders of our common stock voting together as a single class is required to approve the Honeywell Asset Sale. Honeywell has entered into voting agreements pursuant to which Niklaus F. Zenger, Myriam Hernandez, George K. Broady, and Victoria & Eagle Strategic Fund, who collectively control approximately 39.3% of the combined votes entitled to be cast at the Special Meeting, have agreed to vote all of their shares of our capital stock in favor of the Honeywell Asset Sale. Although Mr. Zenger, Ms. Hernandez, Mr. Broady, and Victoria & Eagle Strategic Fund have agreed to vote in favor of the Honeywell Asset Sale, this does not assure we will obtain the necessary vote required to approve the Honeywell Asset Sale.

Q.
What happens if I do not give my proxy or if I abstain from voting?

A.
For the purposes of the Honeywell Asset Sale and the name change, abstentions and broker non-votes have the same effect as a vote against each proposal.

Q.
If I am a record owner, how do I vote my shares?

A.
To cast your vote, please complete, date, sign, and mail the proxy card in the enclosed postage pre-paid envelope or fax the completed, dated, and signed proxy card to us at 1-972-353-6750. Using a touch-tone telephone you may also grant a proxy to vote your shares by calling 1-800-435-6710 and following the recorded instructions. You may also grant a proxy to vote your shares via the Internet by going to www.eproxy.com/ultk and following the online instructions. If you vote by phone or by fax or via the Internet, then you do not need to mail us your proxy card. By voting, you will authorize the proxies named on the proxy card to vote your shares according to your instructions. You may specify whether you vote for, vote against, or abstain from voting on each proposal.

  If you sign and date the proxy card and leave Proposal One (Honeywell Asset Sale) blank, the proxies will vote FOR approval of that proposal. If you abstain from voting on Proposal One by marking the box labeled "abstain," your vote will not be counted in the tabulation of votes cast on that proposal.

  If you sign and date the proxy card and leave Proposal Two (Name Change) blank, the proxies will vote FOR approval of that proposal. If you abstain from voting on Proposal Two by marking the box labeled "abstain," your vote will not be counted in the tabulation of votes cast on that proposal.

  Stockholders are also welcome to attend the Special Meeting and cast their votes in person.

Q.
If my shares are held in "street name" by my broker, how do I vote my shares?

A.
Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should follow the procedures that will be provided to you by your broker regarding the voting of your shares.

Q.
What should I do now?

A.
You should read this Proxy Statement carefully in its entirety, including the Annexes to this Proxy Statement, to consider how the matters to be voted on at the Special Meeting will impact you. You should then complete, date, and sign your proxy card and mail it in the enclosed return envelope or fax it to us at 1-972-353-6750 as soon as possible so that your shares will be represented at the Special Meeting or otherwise vote by phone or via the Internet, even if you plan to attend the Special Meeting in person.

Q.
May I change my vote after I have mailed or faxed my signed proxy card or voted by phone?

A.
Yes. You may change your vote at any time before your proxy card, phone vote, or Internet vote is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy or similarly do so by fax, phone, or the Internet. Second, you can complete, date, and submit a new proxy card. Third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting will not, by itself, revoke your proxy. If you have instructed a broker or bank to vote your shares, you must follow the directions received from your broker or bank to change those instructions.

Q.
Who will pay the costs of the proxies being solicited by our management?

A.
We will bear the costs of the proxies being solicited by management.

Q.
What are the tax consequences to me of the Honeywell Asset Sale?

A.
The Honeywell Asset Sale will not be a taxable transaction to you for United States federal income tax purposes. In the event that we distribute any proceeds of the Honeywell Asset Sale to our stockholders, such a distribution may be taxable.

Q.
Do I have appraisal rights in connection with the Honeywell Asset Sale?

A.
Under Delaware law, you will not have appraisal or other similar rights in connection with the Honeywell Asset Sale.

Q.
Who can help answer my questions on the Honeywell Asset Sale?

A.
If you have additional questions about this Proxy Statement, or would like additional copies of this Proxy Statement, you should contact:

Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas 75057
Attn: Investor Relations
Telephone: 972-353-6642
Telecopy: 972-353-6671

GENERAL INFORMATION

DATE, TIME, PLACE, AND PURPOSE OF THE SPECIAL MEETING

        The Special Meeting will be held on November 22, 2002, at our offices at 1301 Waters Ridge Drive, Lewisville, Texas 75057 at 10:00 a.m., Dallas, Texas time. At the Special Meeting, holders of our common stock and holders of our preferred stock will be asked to consider and vote upon a proposal to approve the Honeywell Asset Sale and a proposal to change our name. If the Honeywell Asset Sale is not approved by our stockholders, then we will not change our name. Holders of our common stock and holders of our preferred stock also may be asked to vote on such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof. Although we have no intention at this time to seek an adjournment of the Special Meeting, we may seek an adjournment if it becomes apparent that we have not received proxies for a sufficient number of votes to approve the Honeywell Asset Sale or the name change. No proxy voted against approval of any of the proposals will be voted in favor of any such adjournment or postponement.

RECORD DATE AND SHARES ENTITLED TO VOTE

        Only holders of record of our common stock and our preferred stock as of the close of business on October 11, 2002, will be entitled to receive notice of, and to vote at, the Special Meeting. The holders of our common stock will vote with the holders of our preferred stock as a single class. With respect to each matter to be considered at the Special Meeting, the holders of our common stock as of the record date are entitled to one vote per share of common stock, and the holders of our preferred stock are entitled to 16.667 votes per share of preferred stock. As of the close of business on October 11, 2002, there were a total of 14,046,588 shares of common stock outstanding and entitled to vote and 195,351 shares of preferred stock outstanding and entitled to vote, such that a total of 17,302,503 votes are eligible to be cast at the Special Meeting.

        Pursuant to the voting agreements among Honeywell and Niklaus F. Zenger, Myriam Hernandez, George K. Broady, and Victoria & Eagle Strategic Fund, 3,537,700 shares of our common stock will be voted for the Honeywell Asset Sale and all 195,351 shares of our preferred stock, representing 3,255,915 votes, will be voted for the Honeywell Asset Purchase. As a result, 6,793,615 votes, or 39.3% of the votes eligible to be cast, are committed under the voting agreements to vote in favor of the Honeywell Asset Sale. Under the voting agreements, each holder of preferred stock has also waived any special notice right that they may have under our Certificate of Incorporation. The holders of shares of our preferred stock are not entitled to vote as a separate class.

QUORUM

        The presence in person or by proxy of the holders of shares representing a majority of votes eligible to be cast at the Special Meeting as of the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes with respect to any proposal under consideration at the Special Meeting will be counted for purposes of establishing a quorum. The voting agreements among Honeywell and Niklaus F. Zenger, Myriam Hernandez, George K. Broady, and Victoria & Eagle Strategic Fund do not assure that the quorum requirements will be satisfied.

SOLICITATION OF PROXIES

        This Proxy Statement is furnished to the holders of shares of our common stock and our preferred stock in connection with our solicitation of proxies for use at the Special Meeting. We will bear the cost of soliciting proxies pursuant to this Proxy Statement, including the cost of printing and mailing this Proxy Statement. In addition to the solicitation by mail, our directors, officers, and employees may solicit proxies from our stockholders in person or by telephone, telegram, or electronically. Those directors, officers, and employees will not receive additional compensation for that solicitation but may be reimbursed for their reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the solicitation of votes from beneficial owners of shares held of record by such persons. We will reimburse those custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses.

        This Proxy Statement, the attached Notice of Special Meeting of Stockholders, and the accompanying proxy card are first being mailed to stockholders on or about October 31, 2002.

REQUIRED VOTE

        Under Delaware law and our organizational documents, the approval of the holders of a majority of votes eligible to be cast by both the holders of our preferred stock and the holders of our common stock voting together as a single class is required to approve the Honeywell Asset Sale and the name change. Honeywell entered into voting agreements pursuant to which Niklaus F. Zenger, Myriam Hernandez, George K. Broady, and Victoria & Eagle Strategic Fund, who collectively control approximately 39.3% of the combined votes entitled to be cast at the Special Meeting, have agreed to vote all of their shares of our capital stock in favor of the Honeywell Asset Sale. Although Mr. Zenger, Ms. Hernandez, Mr. Broady, and Victoria & Eagle Strategic Fund have agreed to vote in favor of the Honeywell Asset Sale, this does not assure we will obtain the necessary vote required to approve the Honeywell Asset Sale.

VOTING

        Stockholders may grant a proxy to vote their shares by mail, fax, telephone, or via the Internet. The law of Delaware, under which we are incorporated, specifically permits electronically submitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        Proxies submitted by mail should be returned in the accompanying envelope which requires no postage if mailed in the United States.

        Proxies submitted by mail, fax, telephone, or via the Internet should be sent so as to be received by 11:59 p.m. on the day immediately preceding the Special Meeting. Submitting your proxy by mail, fax, or telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

        Stockholders of record using a touch-tone telephone may also grant a proxy to vote their shares by calling 1-800-435-6710 and following the recorded instructions. Stockholders of record may also vote by fax by completing, signing, and dating their proxy card and faxing it to 1-972-353-6750. Stockholders of record who wish to grant a proxy to vote their shares via the Internet may do so by going to www.eproxy.com/ultk and following the online instructions.

        If your shares are held by a broker or bank in street name that allows voting by Internet, fax, or phone, then your broker or bank will provide you with instructions on how to vote by Internet, fax, or phone.

REVOCATION OF PROXIES

        You may revoke your proxy at any time before it is voted. You may do this in one of three ways. First, by submitting a written, dated notice stating that you would like to revoke your proxy or similarly do so by fax or phone. Second, by completing, dating, and submitting a new proxy card in a manner permitted by this Proxy Statement. Third, by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. However, voting in person with regard to a matter will revoke any proxy you may have given with regard to that matter. Any written notice of revocation either must be delivered at the Special Meeting or must be sent in a manner permitted by this Proxy Statement in time to be received before the day of the Special Meeting, to:

Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas 75057
Attn: Secretary
Telecopy: 972-353-6750

ULTRAK SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data for the Company as of and for the five fiscal years ended December 31, 2001, have been derived from our consolidated financial statements, which have been audited by Grant Thornton LLP, independent certified public accountants. The following selected consolidated financial data for the Company for the six months ended June 30, 2002 and 2001 are unaudited. The selected historical consolidated financial data includes the effects of businesses acquired in 1997, 1998, and 1999. Because of these transactions, the income statement and balance sheet data presented below are not comparable from year to year. This data should be read in conjunction with the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes which are included elsewhere in this Proxy Statement. Consolidated Financial Statements and related notes for 1997 and 1998 are not included. The historical results presented below are not necessarily indicative of future results.

	YEARS ENDED DECEMBER 31
	2001 (2)	2000 (2)	1999	1998	1997
	(In thousands, except per share data)
INCOME STATEMENT DATA:
Net sales	$161,707	$199,998	$208,201	$196,998	$177,837
Cost of sales	111,809	153,436	140,832	134,692	124,304
Gross profit	49,898	46,562	67,369	62,306	53,533
Selling, general and administrative expenses	48,027	71,123	56,677	49,554	45,350
Asset impairment	4,466	19,798	—	—	—
Special charges	—	1,115	3,875	—	3,122
Depreciation and amortization	5,311	6,482	5,911	4,667	3,971
Total operating expenses	57,804	98,518	66,463	54,221	52,443
Operating profit (loss)	(7,906)	(51,956)	906	8,085	1,090
Other income (expense)	5,542	(9,876)	1,052	461	2,953
Income (loss) from continuing operations before income taxes	(2,364)	(61,832)	1,958	8,546	4,043
Incomes tax benefit (expense)	903	4,145	(1,286)	(3,589)	(1,726)
Income (loss) from continuing operations	(1,461)	(57,687)	672	4,957	2,317
Income (loss) from discontinued operations	—	—	(107)	(1,402)	84
Net income (loss)	(1,461)	(57,687)	565	3,555	2,401
Dividend requirements on preferred stock	(117)	(117)	(117)	(117)	(117)
Net income (loss) allocable to common stockholders	$(1,578)	$(57,804)	$448	$3,438	$2,284
Weighted average shares outstanding—diluted	12,183	11,686	12,300	14,776	15,224
Income (loss) per common share from continuing operations—diluted	$(0.13)	$(4.95)	$0.05	$0.34	$0.15
Net income (loss) per common share—diluted	$(0.13)	$(4.95)	$0.04	$0.24	$0.15
BALANCE SHEET DATA (at period end)
Working capital	$28,223	$23,650	$79,714	$90,192	$94,064
Total assets	122,260	143,497	200,350	196,626	185,256
Short-term debt	15,821	37,380 (1)	1,149	—	—
Long-term debt	6,600	—	37,000	37,500	—
Stockholders' equity and equity put options	78,773	77,248	132,663	140,030	163,198

(1)
Due to the losses in 2000, the line of credit was reclassified from long-term debt to short-term debt.

(2)
There were significant charges taken in 2000 which affect the comparability of the data. See management's discussion and analysis included elsewhere in this Proxy Statement regarding the 2000 restructuring and related charges. The following table reflects losses (credits) allocated to the 2001 and 2000 statements of operations resulting from these charges (in thousands).

	2001		2000
Cost of sales	$		$12,370

General and administrative		(1,600)	9,488

Asset and impairment charges		—	19,798

Foreign exchange losses		—	4,197

Loss on sale of investments		—	637

Other expenses		—	600

		$(1,600)	$47,090

	SIX MONTHS ENDED JUNE 30
	2002	2001
	(In thousands, except per share data)
INCOME STATEMENT DATA: (Unaudited)
Net sales	$70,980	$84,585
Cost of sales	47,513	57,677
Gross profit	23,467	26,908
Selling, general and administrative expenses	25,336	24,621
Depreciation and amortization	1,708	2,596
Total operating expenses	27,044	27,217
Operating profit (loss)	(3,577)	(309)
Other income (expense)	(1,083)	6,034
Income (loss) from continuing operations before Income taxes	(4,660)	5,725
Incomes tax benefit	443	—
Income (loss) before cumulative effect of accounting change	(4,217)	5,725
Cumulative effect of accounting change	(26,115)	—
Net income (loss)	(30,332)	5,725
Dividend requirements on preferred stock	(58)	(58)
Net income (loss) allocable to common stockholders	$(30,390)	$5,667
Weighted average shares outstanding—diluted	14,027	12,104
Income (loss) per common share from continuing operations before cumulative effect of accounting change—diluted	$(0.30)	$0.47
Net income (loss) per common share after affect of cumulative effect of accounting change—diluted	$(2.17)	$0.47
BALANCE SHEET DATA (at period end)
Working capital	$25,726	$18,884
Total assets	90,497	130,600
Short-term debt	11,361	22,038
Long-term debt	6,600	7,500
Stockholders' equity	49,964	79,558

        Effective January 1, 2002, we adopted Statement of Financial Accounting Standards, No. 142, Goodwill and Intangible Assets ("SFAS 142"). For additional information related to SFAS 142, see page F-43.

        The table below illustrates the impact of SFAS 142 had it been effective and adopted for all periods presented. Net income (loss), adjusted to exclude the amortization expense related to goodwill, is as follows (in thousands, except per share data):

	SIX MONTHS ENDED JUNE 30		YEARS ENDED DECEMBER 31
	2002	2001	2001	2000	1999	1998	1997
Net earnings (loss)
Reported net earnings (loss) allocable to common stockholders before cumulative effect of accounting change	$(4,275)	$5,667	$(1,578)	$(57,804)	$448	$3,438	$2,284
Goodwill amortization	—	762	1,597	2,253	2,287	2,198	2,122

Adjusted net earnings (loss) allocable to common stockholders	$(4,275)	$6,429	$19	$(55,551)	$2,735	$5,636	$4,406

Basic earnings (loss) per share
Reported basic earnings (loss) before cumulative effect of accounting change	$(0.30)	$0.48	$(0.13)	$(4.95)	$0.04	$0.26	$0.16
Goodwill amortization	—	0.07	0.13	0.19	0.20	0.17	0.15

Adjusted basic earnings (loss)	$(0.03)	$0.55	$—	$(4.76)	$0.24	$0.43	$0.32

Diluted earnings (loss) per share
Reported diluted earnings (loss) before cumulative effect of accounting change	$(0.30)	$0.47	$(0.13)	$(4.95)	$0.04	$0.24	$0.15
Goodwill amortization	—	0.06	0.13	0.19	0.19	0.15	0.14

Adjusted diluted earnings (loss)	$(0.30)	$0.53	$—	$(4.76)	$0.23	$0.39	$0.29

Weighted average shares
Basic	14,027	11,689	12,183	11,686	11,645	13,255	13,970
Diluted	14,027	12,104	12,183	11,686	12,300	14,776	15,224

PROPOSAL ONE: APPROVAL OF THE HONEYWELL ASSET SALE

        At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby. Under Delaware law and our organizational documents, the Honeywell Asset Sale cannot be consummated without the approval of the holders of a majority of the votes entitled to be cast by the holders of our common stock and the holders of our preferred stock outstanding and entitled to vote, voting together as a single class.

        Attached to this Proxy Statement as Annex A is a copy of the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, we agreed, among other things, to sell the Purchased Assets to Honeywell and agreed to execute certain supply agreements with Honeywell, execute a Sublease with Honeywell, execute certain intellectual property agreements with Honeywell, and execute an agreement with Honeywell whereby we provide Honeywell with certain transition services. The Purchased Assets to be sold to Honeywell pursuant to the Asset Purchase Agreement constitute a substantial portion of our assets. Pursuant to the Asset Purchase Agreement, Honeywell has agreed to (1) pay us a cash amount equal to $36.0 million (subject to adjustment) and (2) assume certain of our liabilities.

RECOMMENDATION OF THE BOARD

        Our Board has unanimously approved the Asset Purchase Agreement and has determined that the Honeywell Asset Sale and the transactions contemplated by the Asset Purchase Agreement are fair to, and in the best interests of, the Company and our stockholders. Our Board recommends that our stockholders vote "FOR" the proposal to approve the Honeywell Asset Sale pursuant to the Asset Purchase Agreement.

VOTE REQUIRED

        Under Delaware law and our organizational documents, approval of the Honeywell Asset Sale requires the affirmative vote of a majority of the votes eligible to be cast by holders of our common stock and the holders of our preferred stock, voting together as a single class. Holders of common stock are entitled to cast one vote per share of common stock and holders of preferred stock are entitled to cast 16.667 votes for each share of preferred stock.

        As of the close of business on October 11, 2002 (the record date for the Special Meeting), there were a total of 14,046,588 shares of common stock outstanding and entitled to vote and 195,351 shares of preferred stock outstanding and entitled to vote, such that a total of 17,302,503 votes are eligible to be cast at the Special Meeting. As of the record date, our directors and executive officers are entitled to cast 28.28% of the votes eligible to be cast at the Special Meeting. Honeywell has advised us that it has filed a Schedule 13D with the SEC in which it disclosed that, other than with respect to our securities over which Honeywell may be deemed to have beneficial ownership as a result of Honeywell entering into the voting agreements, neither Honeywell nor any of its directors or executive officers beneficially owns any shares of our capital stock.

        Shares of our common stock held by nominees for beneficial owners where voting instructions have not been received from the beneficial owner are referred to as "broker non-votes." If you do not give your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against both the proposal to approve the Honeywell Asset Sale and the proposal to change our name. Niklaus F. Zenger, Myriam Hernandez, George K. Broady, and Victoria & Eagle Strategic Fund, who collectively control approximately 39.3% of the votes entitled to be cast at the Special Meeting, have entered into voting agreements with Honeywell under which they have agreed to vote all their shares in favor of the Honeywell Asset Sale and against any transaction, agreement, or proposal that would breach the Asset Purchase Agreement or otherwise prevent, impede, or delay the Honeywell Asset Sale. The voting agreements do not assure that the Honeywell Asset Sale will receive the required vote.

SUMMARY OF OUR AGREEMENTS WITH HONEYWELL

ASSET PURCHASE AGREEMENT

        The following is a summary of the significant provisions of the Asset Purchase Agreement. The summary is qualified in its entirety by the terms of the Asset Purchase Agreement, a copy of which is included with this Proxy Statement as Annex A and incorporated herein by reference.

        Sale of Assets and Assumption of Certain Liabilities. We and Honeywell entered into the Asset Purchase Agreement on August 8, 2002 pursuant to which we agreed to sell to Honeywell the assets and liabilities related to the closed-circuit television ("CCTV") professional security business. Honeywell will purchase all CCTV business-related receivables, inventories, personal properties, prepaid expenses, deposits, other current assets, intellectual properties, contracts (including CCTV business-related real estate leases), arrangements, licenses, customer lists, vendor lists, files and documents (including credit information), accounting records, inventory records, sales data, sales promotional data, advertising materials, marketing materials, manufacturing materials, cost and pricing information, business plans, reference catalogs, and any other such CCTV-related data and records. Of our employees working in the CCTV business, approximately 270 are planned to be transferred to Honeywell, including 150 of our international personnel except those in Switzerland and approximately 120 of our United States employees (out of a total of 350 United States employees).

        As part of the proposed Honeywell Asset Sale, Honeywell will assume all liabilities arising after the closing (other than liabilities which will be retained by us as set forth in the Asset Purchase Agreement) related to the ownership, use, possession, or condition of the Purchased Assets. The liabilities that will be retained by us are those that arise from or relate to the conduct of the Business or ownership of the Purchased Assets prior to the closing and include, but are not limited to, liabilities for design defect; product liability or product warranty; employee benefit plans and contracts; taxes; environment laws; laws relating to the ownership, use, or possession of the Purchased Assets; litigation; intercompany payables; infringement of intellectual property rights; and indebtedness for borrowed money.

        Purchase Price. Under the Asset Purchase Agreement, Honeywell agreed to pay us a purchase price of $36.0 million in cash, subject to adjustment as described below, and assume certain of our liabilities.

        Purchase Price Adjustment and Holdback. The purchase price will be increased or decreased after the closing based on a post-closing net asset adjustment. Between 60 and 90 days after the closing, we are required to deliver to Honeywell a proposed closing date balance sheet for the Business. We and Honeywell are required to provide mutual access to the books and records related to the Business and the proposed closing date balance sheet. Honeywell has 30 days from its receipt of our proposed closing date balance sheet to disagree with any aspect of our proposed closing date balance sheet. If Honeywell timely asserts any disagreement with respect to our proposed closing date balance sheet, then we and Honeywell must attempt to resolve our differences within 15 days. If we and Honeywell are unable to resolve all of our disagreements within such 15-day period, then any unresolved disagreements will be finally and conclusively determined by a nationally recognized accounting firm mutually agreed to by us and Honeywell. The fees and expenses of the accounting firm are to be paid equally by us and Honeywell.

        At the closing, Honeywell will hold back $5.4 million of the purchase price for purposes of any post-closing net asset adjustment and for the purposes of settling indemnity claims against us, if any, under the Asset Purchase Agreement. Under the Asset Purchase Agreement, until September 7, 2002, we had the option to cause the $5.4 million to be held by a third party escrow agent selected by us and Honeywell. We did not exercise such option.

        The balance sheet as finally determined is referred to as the "Closing Balance Sheet," and the net book value of the assets and liabilities on the Closing Balance Sheet is referred to as the "Final Net Book Value." If the Final Net Book Value is less than $28,389,000, then the purchase price will be reduced by the amount of the deficit and deducted from the first payment of the $5.4 million holdback. There is no limit on the adjustment to the purchase price based on the Final Net Book Value. The purchase price may be reduced by an amount greater than the $5.4 million holdback. If the Final Net Book Value is greater than $28,389,000, then the purchase price will be increased by the amount of the excess and Honeywell will pay us, within five business days, the excess plus interest from the closing at the prime rate as set forth in The Wall Street Journal on the closing date. As of June 30, 2002, the net book value of the Business was $34,296,000, which is $5,907,000 more than the net book value of $28,389,000 referred to in the Asset Purchase Agreement. As of August 31, 2002, the net book value of the Business was $30,882,000, which is $2,793,000 more than the net book value referred to in the Asset Purchase Agreement.

        Representations and Warranties. The Asset Purchase Agreement contains various representations and warranties made by us to Honeywell and various representations and warranties made by Honeywell to us. For a full description of those representations and warranties, see the Asset Purchase Agreement attached to this Proxy Statement as Annex A.

        Covenants. Under the Asset Purchase Agreement, until the closing, we have agreed to a number of covenants that generally require us to operate the Business in the ordinary course consistent with past practices, use commercially reasonable efforts to preserve intact the Business, keep available the officers and employees of the Business, and preserve the relationships with customers, suppliers, and others having material business dealings with the Business. For a full description of these covenants, see the Asset Purchase Agreement attached to this Proxy Statement as Annex A.

        Non-Solicitation for Employment. For a period of two years from the closing, without the prior approval of Honeywell, we have agreed to not solicit for employment or hire any employee of the Business, except for persons whose employment is solicited or procured through general newspaper, general Internet, or other general ads, or any of our employees who elect not to be employed by Honeywell.

        Covenant Not to Compete. For a period of two years from the closing, we have agreed to not directly or indirectly anywhere in the world (1) engage in any aspect of our CCTV business, (2) enter into any sales arrangement or sales alliance relating to our CCTV business or the Business with any distributor of products sold by our CCTV business (the "Competitive Products"), (3) utilize any of the intellectual property used both in connection with the Business and our assets not being sold as part of the Honeywell Asset Sale in the design, manufacture, sale, or distribution of CCTV or digital video products and systems, including without limitation products and systems which function to acquire, store, retrieve, transmit, route, or control images and related data in a private network, or (4) own or have a financial interest in any entity that engages in the design, manufacture, distribution, marketing, or sale of Competitive Products ("Competitive Activities"). However, we are not prohibited from:

        (a)  owning any outstanding capital stock or other equity interests of any public company engaging in any Competitive Activities, provided the aggregate beneficial ownership of us or our affiliates (without reference to pension or other benefit plan assets) does not exceed more than 5% of all issued and outstanding equity interests of any such public company;

        (b)  acquiring any entity or business that engages in Competitive Activities, provided that (1) such activities do not account for more than 10% of the revenues of the entity or business invested in or to be acquired and (2) neither us nor our affiliates may acquire, in the aggregate, entities or businesses which sell Competitive Products generating revenue in excess of $20.0 million per annum;

        (c)  subject to the terms and conditions of the CCTV Products Supply Agreement, designing, manufacturing, selling, distributing, and installing access control products and systems;

        (d)  subject to the terms and conditions of the CCTV Products Supply Agreement, acting as a system integrator and in such capacity selling, distributing, or installing Competitive Products designed, manufactured, or sold by Honeywell and its affiliates;

        (e)  subject to the terms and conditions of the CCTV Products Supply Agreement, selling, distributing, or installing Competitive Products designed, manufactured, or sold by Honeywell and its affiliates which are part of an access control system;

        (f)    subject to the terms and conditions of the CCTV Products Supply Agreement, selling, distributing or installing Competitive Products designed, manufactured, or sold by Honeywell and its affiliates to any governmental entity; or

        (g)  conducting the Excluded Businesses (as defined in the Asset Purchase Agreement).

        Confidentiality. For a period of three years from the closing we agree to maintain the confidentiality of confidential information concerning the Business or the Purchased Assets.

        Maintenance of Carroll Facility. We have agreed to cause our Carroll, Ohio facility to continue operations for the production of certain products. Section 6.21 of the Asset Purchase Agreement requires us to continue operations at our Carroll Facility until the products listed on Schedule G-1 to the Asset Purchase Agreement can be manufactured in quantities and of a quality sufficient to meet the needs of the Business as it is ordinarily run. We have agreed to pay cash retention bonuses in the aggregate amount of approximately $94,000 to 36 key employees at the Carroll Facility whose services we believe to be significant in order to continue operations of the Carroll Facility. Our payment of such bonuses is contingent on such employees continuing to be employed by us at the Carroll Facility at the end of the operations at the Carroll Facility. None of our affiliates is paying or receiving, or is otherwise involved in, any of the bonuses to be paid to the Carroll Facility employees. There is no specific period for the continuation of such operations of the Business. The Asset Purchase Agreement does not prohibit us from selling the Carroll Facility so long as we have the right to occupy the Carroll Facility. Our contract manufacturer, LeeMAH Electronics, Inc. is in the process of replacing our Carroll Facility as the manufacturer of domes, switches, controllers, and other CCTV products. Once Honeywell is satisfied with the operational performance of LeeMAH as a contract manufacturer, then operations at the Carroll Facility will be discontinued.

        No Solicitation of Transactions. We have agreed that prior to the closing we will not, and we will ensure that our representatives do not, take any action to encourage or facilitate a third party making a proposal to acquire an interest in us, or engage in any discussions or negotiations regarding any proposal of this nature or provide any information regarding us to a person making such a proposal. We are not prohibited, however, from furnishing information to, or entering into discussions or negotiations with, any person making an unsolicited proposal that our Board determines in good faith could lead to a superior proposal from a financial point of view. For any third party proposal to be considered "superior" to the Honeywell Asset Sale, the Board must determine in good faith, following consultation with outside counsel and one of three investment banking firms, that, after taking into account all the terms and conditions of the proposal, including any break-up fees, expense reimbursement provisions, and conditions to consummation, such proposal is more favorable from a financial point of view to our stockholders than the transactions contemplated by the Asset Purchase Agreement taken as a whole. If we receive an unsolicited acquisition proposal, we must promptly notify Honeywell of the material terms and the identity of the person making the proposal and keep Honeywell informed as to the status of the proposal.

        Employee Matters. Honeywell will make written offers to certain of our employees that it wishes to employ following the closing. With respect to those employees, Honeywell is required to:

  •
  provide those employees with compensation and employee benefits (other than coverage under a defined benefit pension plan maintained by Honeywell) that are substantially comparable to those provided to similarly situated employees of Honeywell;
  •
  recognize the length of service with us for vesting and eligibility purposes but not for benefit accrual under any pension or savings plan of Honeywell (except as may otherwise be required by law);

  •
  recognize the co-payments and deductible expenses of each such employee's eligible dependents incurred under our generally applicable accident and health plans under which each such employee participated immediately prior to the closing (provided that an employee or eligible dependent shall provide documentation of any such co-payment or deductible as may be reasonably required by Honeywell); and
  •
  waive all pre-existing conditions and exclusions under Honeywell's applicable accident and health plan for each such employee and each such employee's eligible dependents.

        Fees and Expenses. Fees and expenses incurred by us and Honeywell in connection with the Asset Purchase Agreement are to be paid by the party incurring those amounts, except that (1) expenses incurred in connection with the preparation, filing, printing, and mailing of this Proxy Statement will be paid by us and (2) payments, including sales or other similar taxes, in connection with the transfer of the Purchased Assets by us to Honeywell will be shared equally.

        Transitional Arrangements. We and Honeywell have agreed, among other things, to cooperate in preparing and filing this Proxy Statement and in obtaining any third party consents required in connection with the transfer of the Purchase Assets.

        Conditions to Closing. The closing of the Honeywell Asset Sale is subject to a number of conditions, including approval by the holders of at least a majority of the votes entitled to be cast by the holders of our preferred stock and common stock, voting together as a single class. Our obligation and that of Honeywell to consummate the Honeywell Asset Sale and related transactions is also subject to the satisfaction of the following additional conditions: (1) consummation of the transactions contemplated by the Asset Purchase Agreement shall not have been restrained, enjoined, or otherwise prohibited in any material respect by any applicable law, including any order, injunction, decree, or judgment of any court or other governmental authority, and there shall not have been promulgated, entered, issued, or determined by any court or other governmental authority to be applicable to the Asset Purchase Agreement any applicable law making illegal the consummation of the transactions contemplated by the Asset Purchase Agreement, and (2) all consents of governmental authorities shall have been obtained.

        The obligation of Honeywell to consummate the Honeywell Asset Sale and related transactions is subject to the satisfaction or waiver of, among others, the following additional conditions: (1) our representations and warranties in the Asset Purchase Agreement must be true and correct in all material respects; (2) our performance of our obligations under the Asset Purchase Agreement and related transaction documents; (3) the receipt by Honeywell of a certificate of one of our authorized officers certifying fulfillment of conditions (1) and (2); (4) no event, change, or other occurrence shall have occurred that has resulted or would result in a material adverse effect, (5) receipt by Honeywell of a non-foreign certificate pursuant to The Foreign Investment in Real Property Tax Act ("FIRPTA") from us; (6) our delivery of the Purchased Assets; (7) the receipt by Honeywell of certificates of the Secretary of Ultrak and each of our subsidiaries that is a party to the Asset Purchase Agreement certifying the Board resolutions of Ultrak and each of our subsidiaries that is a party to the Asset Purchase Agreement authorizing the Honeywell Asset Sale, the charter documents of Ultrak and each of our subsidiaries that is a party to the Asset Purchase Agreement, and the incumbency of our officers executing the Asset Purchase Agreement and the documents required by the Asset Purchase Agreement; (8) the receipt of certain assignments; (9) the receipt of certain third party consents; (10) our execution of the documents attached to the Asset Purchase Agreement, (11) each of our subsidiaries using "Ultrak" as part of its name shall have changed its name to a name not including "Ultrak;" (12) our contract manufacturer, LeeMAH, shall have met certain performance targets listed in the Asset Purchase Agreement; (13) the receipt of non-infringement opinions from our intellectual property counsel as to certain intellectual property matters in form and substance satisfactory to Honeywell in its reasonable discretion; (14) no litigation shall have been instituted by any governmental entity that would materially and adversely affect Honeywell's ability to own the Purchased Assets or operate the Business or require Honeywell to divest any material portion of the Business or any other material assets; (15) the receipt of certain bills of sale or other appropriate instruments of transfer; and (16) the License Agreement dated August 1, 2002, between Honeywell and Indigovision Limited shall remain in full force and effect unless terminated by Indigo as a result of a breach by Honeywell or terminated by or with the consent of Honeywell.

        We are currently in the process of obtaining consents of governmental authorities and third parties and complying with the other closing conditions set forth in the Asset Purchase Agreement. We have applied for approval from several foreign anti-trust agencies in order to obtain clearance from such governmental agencies with respect to the Honeywell Asset Sale, as required by applicable foreign law. We are not seeking the consent or approval of any United States federal or state governmental agencies. Certain of the closing conditions have not been met, and there can be no assurance that we will be able to meet such closing conditions. If we do not meet any closing condition, and Honeywell does not waive our compliance with such closing condition, then Honeywell will not be required to consummate the Honeywell Asset Sale.

        We are currently negotiating with one of our former distributors, Bisset Technologic Systemes and one of its affiliates, Guy Levy, for the termination of a distribution agreement. In connection with these negotiations, Honeywell intends to offer Bisset a non-exclusive distributorship for certain of Honeywell's products related to the Business (including Honeywell and Ultrak branded products) in the French market.

        Section 7.3(w) of the Asset Purchase Agreement requires that we deliver to Honeywell executed legal non-infringement opinions in form and substance satisfactory to Honeywell in its reasonable discretion of our intellectual property counsel addressed to Honeywell with respect to certain patents. We have submitted to Honeywell non-infringement opinions of our intellectual property counsel, but Honeywell has deemed the non-infringement legal opinion as to one of the patents unsatisfactory. If the non-infringement legal opinion closing condition is not met, then we may not be able to close the Honeywell Asset Sale. We are exploring various ways to resolve the non-infringement legal opinion closing condition, including but not limited to our negotiating a fully paid-up, assignable license with respect to the patent at issue or increasing the holdback portion of the purchase price. There can be no assurance we will be able to provide Honeywell with an opinion with respect to the patent on terms reasonably satisfactory to it or receive a waiver of the opinion closing condition from Honeywell on terms acceptable to us.

        Frost National Bank, which provides an asset-based line of credit to us, is requesting a $300,000 special fee to release the liens on the Purchased Assets. We do not believe that we are required to pay such a special fee under our loan agreements with Frost National Bank. We are currently in negotiations with Frost National Bank.

        We expect to resolve all of the aforementioned issues with the counter-parties or with Honeywell, by mid-November.

        Our obligation to consummate the Honeywell Asset Sale and related transactions is subject to the satisfaction or waiver of, among others, the following additional conditions: (1) the representations and warranties made by Honeywell in the Asset Purchase Agreement must be true and correct; (2) the performance by Honeywell of Honeywell's obligations under the Asset Purchase Agreement and related transaction documents; (3) our receipt of a certificate of an officer of Honeywell as to the foregoing; (4) receipt of a secretary's certificate from Honeywell as to the corporate proceedings of Honeywell, the charter documents of Honeywell, and the incumbency of Honeywell's officers executing the Asset Purchase Agreement and the documents required by the Asset Purchase Agreement; (5) the execution by Honeywell of all assignments; and (6) Honeywell's execution of the documents attached to the Asset Purchase Agreement.

        Termination. The Asset Purchase Agreement may be terminated prior to the closing (1) by the mutual consent of us and Honeywell; (2) by either party if our stockholders fail to approve the Honeywell Asset Sale by the requisite vote; (3) by Honeywell if our Board shall fail to reaffirm the

Honeywell Asset Sale or shall recommend a transaction with a third party; (4) by either party if the closing has not occurred by November 30, 2002; (5) by either us or Honeywell if the other party has breached and nor cured within 15 days of receipt of notice its representations, warranties, covenants, or agreements; or (6) by us if our Board in the exercise of its fiduciary duties approves an alternative transaction. If we enter into a definitive agreement providing for an alternative transaction with another party, then Honeywell will be entitled to a termination fee of $2.0 million. Pursuant to the Asset Purchase Agreement, our Board may only consider unsolicited acquisition proposals in connection with the Board's fiduciary duties that would potentially lead to a transaction that is more favorable to our stockholders from a financial point of view. Additionally, if the proposal requires financing, then such financing must be committed or, in our good faith judgment, be reasonably capable of being obtained by the third party and the proposal must also be reasonably capable of being completed.

        Termination Fee. If (a) anyone (the "Proposing Party") makes a proposal to us or our stockholders for an alternative proposal and our stockholders do not subsequently approve the Asset Purchase Agreement, and we enter into an agreement for the alternative proposal with the Proposing Party within 12 months of terminating the Asset Purchase Agreement and the alternative proposal is subsequently consummated, (b) Honeywell terminates the Asset Purchase Agreement because our Board fails to timely reaffirm the Asset Purchase Agreement or because our Board recommends an alternative proposal, or (c) we terminate the Asset Purchase Agreement to accept an alternative proposal, then we are obligated to pay Honeywell a termination fee of $2.0 million.

        Indemnification. We have agreed to indemnify Honeywell and its affiliates against all claims arising from breaches of our representations, warranties, and covenants, the liabilities that we retain, and certain intellectual property infringement claims. Our representations and warranties will survive for a period of 18 months after the closing, except that the representations and warranties related to environmental matters, employment and benefits matters, and taxes will survive until the expiration of the applicable statute of limitations, including any extensions or waivers thereof, and the representations and warranties with respect to title to the Purchased Assets will survive indefinitely.

        Other than with respect to title to the Purchased Assets and taxes, we have no liability for claims arising from breaches of our representations and warranties unless the damages in the aggregate for such breaches exceed $300,000, in which case Honeywell and its affiliates are entitled to reimbursement for such damages only to the extent of the excess over $300,000. Honeywell is entitled to reimbursement from the first dollar of damages with respect to claims for breaches of representations and warranties related to title to the Purchased Assets and taxes. In addition, our payments for damages related to claims arising from breaches of our representations and warranties are limited to an aggregate of $18.0 million.

        In connection with any claim for which Honeywell seeks indemnification, (1) it agrees to use commercially reasonable efforts to mitigate damages, (2) all damages are net of Honeywell's actual recoveries from third parties, and (3) all damages are net of any actual tax benefit. Our indemnification obligations to Honeywell do not include punitive or exemplary damages.

        Honeywell has agreed to indemnify us for breaches of its representations, warranties, and covenants, and with respect to the liabilities assumed by Honeywell.

        Six months after the closing, $1.8 million of the $5.4 million holdback will be released to us, less the amount of any reduction in the purchase price pursuant to the post-closing net asset adjustment and the aggregate amount of indemnification claims previously satisfied from the holdback. Twelve months after the closing, $1.8 million of the holdback will be released to us, less the amount of indemnification claims satisfied from the holdback after the payment six months from the closing and any pending indemnification claims. The final $1.8 million, less any pending indemnification claims, will be released to us 18 months after the closing. When any such amounts are released to us, Honeywell will pay us interest on those released amounts. Honeywell keeps the interest on any amounts retained by Honeywell.

        Assignment. The Asset Purchase Agreement may not be assigned by either party without the consent of the other party, except that Honeywell may assign its rights under the Asset Purchase Agreement in whole or in part to any one or more of its subsidiaries, provided that such assignment will not release Honeywell from any obligations or liabilities under the Asset Purchase Agreement.

OTHER AGREEMENTS RELATED TO THE ASSET PURCHASE AGREEMENT

        In connection with the closing of the Asset Purchase Agreement, we will enter into the following agreements with Honeywell. Each of the following agreements is attached to the Asset Purchase Agreement as part of Annex A to this Proxy Statement and is incorporated herein by reference. The summary of each of the agreements set forth below addresses the material provisions of each such agreement. The summary of each document is qualified in its entirety by the terms of each such document.

CCTV PRODUCTS SUPPLY AGREEMENT

        At the closing, Honeywell, as the supplier, and us, as the purchaser, will enter into a CCTV Products Supply Agreement attached as Exhibit B to the Asset Purchase Agreement under which Honeywell will supply all of our requirements for CCTV products, equipment, and systems, including, without limitation, (a) analog video products, (b) digital video products, (c) cameras, domes, and telemetry devices, (d) video management and transmission devices, (e) monitors, and (f) public address systems and equipment (collectively, the "CCTV Products"), in connection with sales or installations of security systems that incorporate or utilize CCTV Products, regardless of the identity of the customer and regardless of whether we are acting as a systems integrator or designer, manufacturer, seller, or distributor of access control products and systems; provided, however, the requirement will not apply to CCTV Products required by us (y) in the United States, Canada, and Mexico, in connection with our (i) police, public transport, and school transport mobile video products business unit (the "MVP Business Unit"), (ii) industrial vision source business unit (the "IVS Business Unit"), (iii) consumer/do-it-yourself security business, including Internet sales consistent with our past practice (the "Consumer Security Business"), or (z) in connection with our personal protection business.

        We may not, during the term of the CCTV Products Supply Agreement, purchase from any source other than Honeywell, or otherwise acquire or manufacture, any CCTV Products unless (a) Honeywell is unable to supply a CCTV Product in sufficient quantity and within a commercially reasonable time to fulfill our requirements for such CCTV Product or (b) our customer requests a CCTV Product not manufactured by Honeywell; provided that we (y) use commercially reasonable efforts to encourage our customer to purchase CCTV Products either manufactured by Honeywell or which Honeywell is able to source within a commercially reasonable time from third parties (including CCTV Products available through Honeywell which are the functional equivalent of the CCTV Product requested by our customer) and (z) provide Honeywell with reasonable written notice.

        The initial term of the CCTV Products Supply Agreement is 24 months and it may be renewed by mutual agreement for additional successive one-year periods. We will provide on the first day of each calendar quarter a nonbinding forecast of the quantity and description of CCTV Products to be required by us during such calendar quarter. Pricing for the CCTV Products will be as set forth in the table below:

Type of Product	Price
CCTV Products currently sold under the Ultrak brand name and any future CCTV Products sold under the Ultrak brand name (or any successor brand names) ("Ultrak Branded Products")	We pay Honeywell an amount equal to (1) the Gross Margin Price plus (2) 50% of the Excess Margin, if any.
As used herein,
"Components Supplier" means any third party who supplies components or other materials used in Ultrak Branded Products to Honeywell including all third party suppliers who supplied the Business with components and parts on or prior to the closing.
"Excess Margin" means the aggregate price for a CCTV Product invoiced to our customer (the "Invoice Price") less (x) 10% of the Invoice Price and (y) the Gross Margin Price.
"Fully Landed Cost" means Honeywell's factory cost to manufacture a relevant CCTV Product including (x) direct and indirect factory labor, (y) materials, and (z) factory overhead allocated in accordance with Honeywell's corporate allocation policies (but excluding any corporate, administrative, or headquarters' allocation).
"Gross Margin Price" means Honeywell's invoiced price from the relevant Components Supplier or Honeywell's Fully Landed Cost, as the case may be, divided by 0.80.
CCTV Products currently sold under the Ademco Video brand name and any future CCTV Products sold under the Ademco Video brand name (or any successor brand names) whether manufactured by Honeywell or supplied by third parties ("Ademco Branded Products")	We pay Honeywell an amount equal to Honeywell's ADI Price (i.e., the price at which Honeywell sells the same Ademco Branded Product to its ADI distribution group).
All other CCTV Products not described above purchased by Honeywell from third parties for sale through Honeywell's ADI distribution group (i.e., Sony, Panasonic, Pelco, etc.)	We pay Honeywell an amount equal to the greater of (1) Honeywell's list price for the relevant CCTV Product less 52% of such list price or (2) Honeywell's cost for such CCTV Product.

        Payments must be made within 30 days from the date of shipment of any CCTV Product. All shipments will be FOB Honeywell's point of shipment. All costs of shipping, transporting, and/or insuring the CCTV Products, and all sales and use taxes, VAT, and any other transfer taxes, will be paid by us. The CCTV Products will be covered by Honeywell's limited warranty in accordance with its customary product warranty policies in effect as of the day the CCTV Product is shipped; however, the warranty will not apply with respect to CCTV Products manufactured or acquired by us prior to the Closing. All other warranties are disclaimed. We will have 15 days upon receipt of any CCTV Product to inspect the CCTV Product and notify Honeywell about any claim for shortages, incorrect materials, or invoicing error, or defective or non-operational CCTV Products and to request repair or replacement of the CCTV Product. Honeywell may elect to send a replacement CCTV Product or credit the price after checking the returned CCTV Product. The CCTV Products Supply Agreement is governed by Delaware law and provides for arbitration of disputes.

ACCESS CONTROL SUPPLY AGREEMENT

        At the closing, we, as the supplier, and Honeywell, as the purchaser, will enter into an Access Control Supply Agreement in the form of Exhibit F to the Asset Purchase Agreement, under which we may supply to Honeywell, on a non-exclusive basis, certain access control products for inventory, promotion, and resale in the United Kingdom, Germany, Italy, Poland, South Africa, Singapore, and Australia. The initial term of the Access Control Supply Agreement is 24 months and it may be renewed by mutual agreement for additional successive one-year periods. Honeywell will provide on the first day of each calendar quarter a nonbinding forecast of the quantity and description of access control products to be required by Honeywell under the Access Control Supply Agreement during such calendar quarter. Pricing for the access control products will be based on our international distributor price list in existence at the time of shipment. Payments will be due within 30 days from the date of shipment of any product. All shipments will be FOB our point of shipment. All costs of shipping, transporting, and/or insuring the access control products and all sales and use taxes, VAT, and any other transfer taxes, will be paid by Honeywell. The access control products will be covered by our limited warranty in accordance with our customary product warranty policies in effect as of the day the access control product is shipped. All other warranties will be disclaimed. Honeywell has 15 days upon receipt of any access control product to inspect the access control product and to notify us of any claim for shortages, incorrect materials, or invoicing error, or the occurrence of defective or non-operational access control products and to request repair or replacement of the access control product. We may elect to send a replacement access control product or credit the price after checking the returned access control product. The Access Control Supply Agreement is governed by Delaware law and provides for arbitration of disputes.

SUBLEASE

        At the closing, we and Honeywell will enter into a Sublease in the form of Exhibit C to the Asset Purchase Agreement under which Honeywell will sublease from us approximately 28,000 square feet of office space and 40,000 square feet of warehouse space at our headquarters facility at 1301 Waters Ridge Drive, Lewisville, Texas. The initial term of the Sublease is one year. Honeywell has the right to extend the term of the Sublease through June 30, 2004, the end of the term of our underlying lease. Annual rent payable to us by Honeywell under the Sublease during the initial term is $205,848, to be paid in equal monthly installments of $17,154. During the extension term, if any, the rent will increase to $54,654 per month.

TRANSITION SERVICES AGREEMENT

        At the closing, we and Honeywell will enter into a Transition Services Agreement in the form of Exhibit A to the Asset Purchase Agreement under which we will provide certain services to Honeywell for a period of 180 days following the closing, which may be extended for an additional 180 days upon mutual agreement. The transition services will consist of hardware, software, and telecommunications support functions as well as other administrative services in connection with the support and maintenance of the Business. The Transition Services Agreement specifies the monthly compensation to be paid to us by Honeywell for such services, which is based on our estimate of the costs incurred in providing those services and our past practice in charging our affiliates for comparable services. We and Honeywell will agree in the Transition Services Agreement that any party receiving information in connection with the services provided will take reasonable measures to ensure that certain information is kept confidential.

TRADEMARK AND COPYRIGHT LICENSE AGREEMENT

        At the closing, we and Honeywell will enter into a Trademark and Copyright License Agreement in the form of Exhibit D to the Asset Purchase Agreement pursuant to which we will grant to Honeywell an exclusive, royalty-free license to use certain trademarks, including the Ultrak trademark, and copyrights related to such trademarks. Such trademarks and copyrights licensed to Honeywell are to be used in connection with the Business.

        We will remain the sole owner of such trademarks, including any associated goodwill, and copyrights, unless, upon written notice, we elect to exercise our sole option to assign to Honeywell any of the trademarks or copyrights being licensed to Honeywell. Upon Honeywell's receipt of such notice of assignment, all right, title, and interest in the trademarks or copyrights, including any associated goodwill, identified in the notice will be transferred to Honeywell.

        Honeywell agrees that during the term of the Trademark and Copyright License Agreement, its services and goods will retain a standard and quality suited to the protection of the trademarks and any associated goodwill. Honeywell will be required to obtain our prior written consent if it intends to make any changes that would be expected to adversely affect the goodwill associated with such trademarks. We and Honeywell will have to notify the other of any infringement, whether actual, suspected, or threatened, by any third party of the licensed trademarks and copyrights.

        We may terminate the Trademark and Copyright License Agreement upon receipt of an arbitration ruling that we have a right to terminate if Honeywell (1) makes any changes in the licensed trademarks without our prior consent that would adversely effect the goodwill associated with such trademarks to such an extent that would give rise to a threat of abandonment of the respective trademarks, or (2) commits any act infringing or impairing our proprietary rights in the licensed trademarks or the associated goodwill, which would give rise to a threat of abandonment of the suspected trademarks.

        In addition, either party has the right to terminate the Trademark and Copyright License Agreement if (1) the other party files any petition seeking reorganization, liquidation, or similar relief that is not dismissed or withdrawn within 60 days of filing, (2) a receiver is appointed for all of the other party's assets, or (3) the other party becomes insolvent or is unable to pay its debts as they become due.

        Neither party may assign or transfer its rights under the Trademark and Copyright License Agreement without the prior written consent of the other party; however, Honeywell may assign or transfer its rights without our prior approval in connection with a sale by Honeywell of the Business, all of the Purchased Assets, or substantially all of its business to a third party.

        Both we and Honeywell are subject to indemnification obligations under the Shared Intellectual Property License Agreement.

SHARED INTELLECTUAL PROPERTY LICENSE AGREEMENT

        At the closing, we and Honeywell will enter into a Shared Intellectual Property License Agreement in the form of Exhibit E to the Asset Purchase Agreement pursuant to which we will grant to Honeywell an exclusive license to use certain intellectual property. Such intellectual property relates primarily to some preliminary designs for digital products. The Shared Intellectual Property License Agreement does not grant Honeywell ownership of any covered intellectual property, but does grant each of Honeywell and us ownership of the improvements and modifications it makes to the covered intellectual property, including any derivative works (as defined in U.S. copyright laws). Honeywell has an irrevocable, fully paid-up, perpetual, and worldwide license to the covered intellectual property. Honeywell therefore has certain rights to use and create improvements and modifications of certain intellectual property retained by us. The Shared Intellectual Property License Agreement does not restrict Honeywell in competing with the products of our retained business, but we feel that Honeywell's rights in this regard do not put us in a significant competitive disadvantage.

        The licensed rights include the ability to make, use, sell, offer for sale, distribute, export, import, modify, make improvements to, reproduce, and exercise all other rights in and to certain patents, trademarks, copyrights, and other intellectual property that we will continue to own following the closing. Pursuant to the Shared Intellectual Property License Agreement, we will also grant to Honeywell a non-exclusive sublicense of all of our rights in and to the intellectual property that we have licensed from third parties to the extent we can sublicense our rights under those licenses.

        Pursuant to the Shared Intellectual Property License Agreement, we will provide consulting services to Honeywell for the first 90 days following the closing as requested by Honeywell to support the access control business. After such period, we may provide consulting services to Honeywell pursuant to the Access Control Supply Agreement or as mutually agreed upon in writing.

        We will be the sole owner of the software tools and other intellectual property rights that are the subject of the domestic and international licenses under the Shared Intellectual Property License Agreement, including any improvements or modifications provided to, or created by, us for those software tools and other intellectual property rights. As such, we will take all reasonable steps to maintain, preserve, and renew all applications or registrations for any intellectual property licensed under the Shared Intellectual Property License Agreement.

        Either party has the right to terminate the Shared Intellectual Property License Agreement if (1) the other party files any petition seeking reorganization, liquidation, or similar relief that is not dismissed or withdrawn within 60 days of filing, (2) a receiver is appointed for all of the other party's assets, or (3) the other party becomes insolvent or is unable to pay its debts as they become due. Upon termination of the Shared Intellectual Property License Agreement, we are entitled to all right, title, and interest in the licensed intellectual property, provided that Honeywell will continue to be able to exercise its rights with regard to any portion of the licensed intellectual property existing at the time of termination.

        Neither party may assign or transfer its rights under the Shared Intellectual Property License Agreement without the prior written consent of the other party; however, Honeywell may assign or transfer its rights without our prior approval (1) in connection with a sale by Honeywell of the Business, all of the Purchased Assets, or substantially all of its assets to a third party, (2) by operation of law, or (3) to an affiliate of Honeywell.

        Both we and Honeywell are subject to indemnification obligations under the Shared Intellectual Property License Agreement.

VOTING AGREEMENTS

        The Voting Agreements are attached to this Proxy Statement as Annex B and incorporated herein by reference. The following summary of the Voting Agreements is qualified in its entirety by reference to the actual Voting Agreements.

        Niklaus F. Zenger, Myriam Hernandez, George K. Broady, and Victoria & Eagle Strategic Fund ("VESF") have entered into Voting Agreements with Honeywell pursuant to which Ms. Hernandez, Messrs. Zenger and Broady, and VESF have agreed to and are required to vote all shares of our common stock and preferred stock beneficially owned by them (or acquired by them during the term of the Voting Agreements) in favor of the Asset Purchase Agreement and the transactions contemplated thereby and against any competing acquisition proposal. The shares of common stock and preferred stock subject to the Voting Agreements represent approximately 39.3% of the votes entitled to be cast at the Special Meeting. The Voting Agreements will terminate if the Asset Purchase Agreement is terminated. The parties to the Voting Agreements have the contractual right to sell up to an aggregate of 400,000 shares of our common stock.

GOVERNMENT APPROVALS

        Consummation of the Honeywell Asset Sale is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction that prohibits or restricts the consummation of the sale. Both we and Honeywell believe that all material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

APPRAISAL RIGHTS

        Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or similar rights in connection with the approval of the Asset Purchase Agreement and the transactions contemplated thereby.

TRANSACTION EXPENSES

        We plan to use a portion of the proceeds from the Honeywell Asset Sale to fund transaction expenses related to the Honeywell Asset Sale. We estimate that we will incur approximately $1.5 million in costs and expenses associated with the Honeywell Asset Sale, as set forth in the table below:

EXPENSE	ESTIMATED AMOUNT
Financial advisory fees	$960,000
Legal fees	350,000
Accounting fees	90,000
Printing and mailing fees	25,000
SEC filing fee	5,000
Miscellaneous	70,000
Total	$1,500,000

SPECIAL FACTORS RELATIVE TO THE HONEYWELL ASSET SALE

BACKGROUND OF THE COMPANY'S DECISION TO SELL THE PURCHASED ASSETS

HISTORICAL BACKGROUND

        On November 1, 2000, we issued a press release announcing we were considering strategic alternatives, including the possible sale of the Company, with several interested parties. The closing price of our common stock was $4.38 per share on October 31, 2000, the last trading day immediately preceding the press release. The Board had elected to consider strategic alternatives due to consolidation in the security industry, the rapid pace of technological change, and the need to increase our size to compete globally.

        At a Board meeting held at our Lewisville, Texas offices on November 9, 2000, the Board authorized George Broady, then our Chairman and Chief Executive Officer, to hire one of four investment banking firms to represent us in connection with a sale of all or part of our operations. On November 13, 2000, we issued a press release announcing our third quarter results, cost cutting measures, our investment in Detection Systems, Inc., and the engagement of an investment banking firm to facilitate the sale process. We hired Lehman Brothers Inc. to assist us in the sale process.

        A telephonic Board meeting was held on December 15, 2000, and representatives of Lehman Brothers participated in the meeting and provided a brief background report on the five parties that had expressed interest and other potential bidders. The five parties were Novar plc (then known as Carradon plc), Sensormatic Electronics Corporation (now part of Tyco International Ltd.), Siemens AG, Honeywell, and Robert Bosch GmbH. The senior Lehman Brothers representative outlined the overall process and the anticipated timing.

        A Board meeting was held at our Lewisville offices on January 19, 2001, and representatives of Lehman Brothers participated in the meeting. The senior representative from Lehman Brothers described the process as to how potential bidders had been identified, provided a status report on the discussions with each bidder, and advised the Board that because of our relatively high debt level and the lack of financing, a financial buyer would be unlikely in this situation. At the meeting, Mr. Broady reported that Novar had begun due diligence.

        A telephonic Board meeting was held on January 25, 2001. A representative from Lehman Brothers participated in the meeting and advised the Board on the status of each bidder. The Board was advised that another potential bidder, Edwards Systems Technology, a subsidiary of SPX Corporation, was conducting due diligence.

        A telephonic Board meeting was held on February 23, 2001, and representatives from Lehman Brothers participated in the meeting. The senior representative from Lehman Brothers reported to the Board that Edwards Systems had elected to not make an offer and provided the reasons given to him by Edwards Systems as to why it had elected to not make an offer. The senior representative from Lehman Brothers also reported that Gunnebo Troax AB of Sweden had expressed interest in us. Mr. Broady advised the Board that he had recently met with Gunnebo's CEO in Europe. Mr. Broady provided the Board with background information on Gunnebo.

        A Board meeting was held at our Lewisville offices on March 29, 2001, and the Board was advised that no bidder had elected to present a formal offer. The closing price for our common stock on March 29, 2001 was $2.59 per share.

        At the annual Board meeting on June 1, 2001, the Board was advised that several of our former employees were representing Samsung Electronics Co., Ltd. and were attempting to solicit the business of Sam's Club, a division of Wal-Mart Stores, Inc. The Board also received a previously requested regular report on our compliance with our bank covenants. At the June 1 Board meeting, the Board approved the sale of our Industrial Furnace Camera business to Diamond Power International, Inc., a subsidiary of McDermott International, Inc. The sale was ultimately closed on July 27, 2001, and we received $2.6 million in cash at the closing.

        A telephonic Board meeting was held on July 5, 2001, and the Board was informed by management that we had been notified that we would be losing the Sam's Club business to Samsung at the end of October 2001. Management described the various incentives that we had offered to retain the Sam's Club business. Management also described the other potential customers, particularly Costco, that had previously been approached and would be more aggressively pursued. Mr. Broady advised the Board that it would be necessary for us to come up with a new financial model in light of the loss of the Sam's Club business. Further, Mr. Broady advised the Board that we were not properly sized given the loss of the Sam's Club business. In response to an inquiry from an outside director, Mr. Broady advised the Board that he was not sure if we could survive without the Sam's Club business, but that we would certainly be at risk if we also lost the Wal-Mart business. Mr. Broady reported that it was his view that we should try to make a deal with a buyer at the best price available. Mr. Broady reported that, among others, Bosch and Novar had been contacted. Mr. Broady also advised the Board that representatives from Red Cube International AG, a privately held Swiss company, had expressed initial interest in some sort of strategic combination with us.

        A telephonic Board meeting was held on August 1, 2001 to discuss Mr. Broady's desire to sell his shares of our preferred stock. Mr. Broady described the possible sale of his preferred stock and asked for the Board's approval. Mr. Broady and his son, Vince Broady, also a director, recused themselves from the meeting. The remaining directors discussed our financial and competitive position and the lack of information on the possible sale of Mr. Broady's shares of our preferred stock and elected not to formally approve any sale of Mr. Broady's preferred stock.

        A Board meeting was held at our Lewisville offices on August 10, 2001. A dinner had been held the night before among our directors and executive officers and certain representatives of Red Cube. Red Cube had submitted a preliminary proposal on August 9, 2001, and the Red Cube representatives made a two-hour presentation to the Board on August 10, 2001. The Board thoroughly discussed all aspects of Red Cube's preliminary proposal but ultimately elected to not take any action until Red Cube and Niklaus Zenger, a Red Cube shareholder, could be investigated. Red Cube proposed that Ultrak and Red Cube merge on a stock-for-stock basis (resulting in Red Cube's holders owning a majority of our common stock), Mr. Zenger acquire $5 million of new shares of our common stock for cash, Mr. Zenger acquire Mr. Broady's shares of our preferred stock and certain voting rights of Mr. Broady as to our common stock, Mr. Zenger become a director and Chairman of Ultrak, and Paul Hofer, an advisor to Red Cube, become a director and CEO of Ultrak. Since the Red Cube proposal included Mr. Zenger acquiring Mr. Broady's preferred stock, Mr. Broady recused himself from the meeting while the remaining directors discussed the Red Cube proposal.

        A telephonic Board meeting was held on August 16, 2001. Mr. Broady reported to the Board that discussions were being conducted with Mr. Zenger for the private placement of up to $5.0 million of our common stock. In addition, the Board was briefed on our cash position and banking situation. As of July 31, 2001, we had used $15.4 million against the asset-based credit facility with Bank One and Harris Bank, with $2.8 million available capacity in the credit facility. In the United States, Ultrak had $1.1 million of accounts payable past due.

        A telephonic Board meeting was held on September 18, 2001. Although Mr. Broady reported to the Board that the discussions with Red Cube and Mr. Zenger were continuing, he also advised the Board that discussions were being held with several Dallas-based investment firms. The Board was advised that our cash situation was very tight. As of August 31, 2001, our borrowing against our asset-based credit facility rose to $17.0 million, with $1 million of available capacity. Our total past due accounts payable in the United States was over $1.5 million.

        A telephonic Board meeting was held on September 24, 2001. Mr. Broady provided an update on the discussions with the Dallas-based investment firms. Mr. Broady also advised the Board that Gunnebo expressed new interest in a transaction with us, but that even a conditional offer from Gunnebo was weeks away. Finally, Mr. Broady indicated that Mr. Zenger had offered to invest up to $5.0 million in a private placement by us of our common stock at $1.75 per share. Mr. Broady indicated that he had responded that we wanted $1.90 per share. The closing price of our common stock on September 24, 2001 was $1.50 per share.

        A Board meeting was held at our Lewisville offices on the evening of September 25, 2001. Mr. Broady updated the Board on the discussions with the Dallas-based investment firms. Mr. Broady reported that the preliminary proposals from investment firms were not accepted for numerous reasons. A preliminary discussion point included a $15 million convertible debenture, with a 15% coupon rate and a conversion into our common stock at $1.00 per share, subject to further restructuring of existing bank borrowing. The debenture holder would be entitled to full anti-dilution protection, separate voting rights, and mandatory redemption rights. This preliminary discussion point also called for the Company to purchase and retire all outstanding shares of our preferred stock for $976,755 and to purchase three million shares of our common stock from all stockholders for a purchase price of between $1.35 and $1.65 per share. The Board considered the foregoing terms unacceptable and not in the best interests of our stockholders. Mr. Broady reported to the Board that he had advised Gunnebo's CEO that we were close to a transaction that would provide $5.0 million in financing. Mr. Broady reported that Gunnebo's CEO responded that in this environment, shortly after the terrorist attacks of September 11, we should accept the $5.0 million. Mr. Broady summarized for the Board our position and the damage being caused to us because of our lack of cash. Chris Sharng, our Chief Financial Officer, updated the Board on our cash position. Our borrowing level continued to rise to over $17 million, and our past due payables in the United States were in excess of $1.5 million. The Board then asked Mr. Broady and Vince Broady to exit the meeting temporarily so that the Board could meet with Peter Beare, our then President, and Mr. Sharng to obtain their independent views on our situation. Following these separate meetings and based upon various factors, the Board approved the private placement to Mr. Zenger of 2,337,700 shares of our common stock for a per share cash price of $1.90. The closing price of our common stock on September 25, 2002 was $1.55 per share. The Company believes that Mr. Zenger was willing to pay $1.90 per share of our common stock when our common stock was trading at $1.50 per share, because Mr. Zenger wanted a significant ownership interest in the Company and he would not have been able to purchase such a large block of our common stock in the open market without significantly increasing his price per share. In addition, Mr. Zenger wanted his purchase to directly benefit the Company, and an open market purchase would not have provided the Company with additional cash. More importantly, we negotiated the $1.90 per share price based on our view that the then market price did not accurately reflect the value of our common stock.

        Three of our outside directors resigned from the Board following the approval of the private placement to Mr. Zenger, and were ultimately replaced by three new outside directors. When the three directors resigned, they did not notify us that they were resigning as a result of any dispute with the Company. At least one of the resigning directors has advised the Company that he felt that the private placement to Mr. Zenger was a significant milestone for the Company and an appropriate time for the existing directors to resign. Mr. Broady recommended that Bryan Tate and Ronald Harnisch be elected to the Board. Mr. Broady was an investor in and a director of Mr. Tate's company, Digitel Corporation, and Mr. Broady had known Mr. Harnisch, a New York City attorney, politician, and lobbyist, for many years. Mr. Harnisch had been one of the Company's proposed directors for the Detection Systems, Inc. board of directors during the Company's proxy contest with Detection Systems in 2000 and 2001. Neither Mr. Harnisch nor Mr. Tate was acquainted with Mr. Zenger. The third new director was Mr. Beare, the then President of the Company. Several weeks later, Alastair Gunning, the third outside director, joined the Board. Mr. Gunning was recommended to Mr. Zenger by a third party.

        On October 7, 2001, Mr. Broady met in Amsterdam with Gunnebo's CEO.

        On October 15, 2001, we received $4,441,630 from Mr. Zenger as consideration for the 2,337,700 shares of our common stock issued to him. On November 1, 2001, we filed a Form 8-K with the SEC describing the terms of the private placement to Mr. Zenger.

        A telephonic Board meeting was held on October 19, 2001 at which Mr. Broady updated the Board on the preliminary discussions with Gunnebo. Mr. Broady reported that Gunnebo had expressed interest in acquiring our professional security group (the "PSG"), comprising most of our assets, and approximately 90% of our employees. Mr. Broady reported that at this preliminary stage of the discussions, it was contemplated that Gunnebo would pay for any purchase with a combination of cash and stock. While Gunnebo's proposal letter of March 5, 2002 referred to a value of $35 million, subject to due diligence confirmation, our analysis of the Gunnebo proposal to purchase the PSG business for net asset value yielded an approximate value of such assets of $40 million. Mr. Broady informed the Board that he believed that an offer from Gunnebo would be submitted within the next 30 days. Mr. Broady reported that Silent Witness Enterprises Ltd., a publicly held Canadian company, had also expressed interest in exploring a transaction with us. At the meeting, Mr. Sharng updated the Board on our cash position. As of September 30, 2001, our borrowing against our credit facility was $17.9 million, and our past due payables in the United States were $1.8 million. Available capacity under the credit facility as of September 30, 2001 was $2.7 million.

        On October 23, 2001, we issued a press release at the request of Mr. Broady, in which Mr. Broady announced that he had contracted to (a) sell his 195,351 shares of our preferred stock to Mr. Zenger and/or Mr. Zenger's assigns and (b) grant Mr. Zenger a voting proxy on 1,150,000 shares of Mr. Broady's shares of our common stock for a period of approximately eight months. Each of Messrs. Broady and Zenger filed a Schedule 13D with the SEC with respect to this transaction.

        A telephonic Board meeting was held on October 25, 2001, and Mr. Broady updated the Board on the discussions with Gunnebo and Silent Witness.

        During the week of November 5, 2001, Messrs. Broady and Sharng met with Gunnebo's CEO in Europe.

        A Board meeting was held at our Lewisville offices on December 4, 2001. Mr. Sharng reported to the Board on the need to replace our lenders and the current discussions with potential lenders. Mr. Sharng also reported to the Board on the possible sale and leaseback of our Lewisville facility. Because we had several new directors, Mr. Broady described for the Board all of the actions we had taken over the last 15 to 18 months to sell the Company. Mr. Broady reported that three companies, Gunnebo, Silent Witness, and Novar, had expressed recent interest in a possible transaction with us. Mr. Broady described each interested party and the status of discussions with each interested party.

        A telephonic Board meeting was held on December 13, 2001 to approve the sale and leaseback of our Lewisville facility. The Board approved the sale and leaseback transaction. Mr. Sharng updated the Board on our loan arrangement with our lenders.

        A telephonic Board meeting was held on December 19, 2001 at which the Board was advised that the sale and leaseback transaction had been consummated and that Frost National Bank appeared likely to be our new lender.

        A Board meeting was held at our Lewisville offices on January 29, 2002. The Board was updated on the status of the negotiations with interested parties.

        Representatives of Gunnebo met with our management in Lewisville, Texas on February 25-26, 2002. By letter dated March 5, 2002, to Mr. Broady, Gunnebo expressed interest, subject to due diligence, in acquiring our PSG operations for the net asset value of such operations that Gunnebo preliminarily calculated at $35 million.

        On February 28, 2002, Mr. Broady received a letter from Novar expressing interest in acquiring our European PSG Operations and our operations in Australia, Singapore, and South Africa, for $15 million on a debt free/cash free basis (the letter provided for a dollar-for-dollar reduction of the purchase price for any net debt).

        Mr. Broady responded to Gunnebo's letter by letter, dated March 8, 2002, in which Mr. Broady requested that Gunnebo pay an amount equal to net asset value plus $10 million.

        A telephonic Board meeting was held on March 8, 2002. At the meeting, Mr. Broady reported that three parties, Gunnebo, Novar, and Silent Witness, had expressed an interest in the PSG operations, including both the CCTV business as well as the access control business. Mr. Broady reported to the Board that Gunnebo's offer was to pay the net asset value for our global PSG operations, including our access control business. The Company determined that the net asset value of a possible sale of the PSG business to Gunnebo would be approximately $40 million. Mr. Broady described the expression of interest from Novar to acquire our PSG operations outside of North America and South America for approximately $17.0 million, all in cash. Mr. Beare advised the Board of the risks associated with the North American PSG business because it was oriented to one large client, Wal-Mart. The concept of a simultaneous purchase of all of the PSG operations by Novar (the operations outside North America and South America) and Silent Witness (the North American and South American operations) was proposed by Mr. Broady to Novar and Silent Witness. Novar was interested enough in having Silent Witness as a partner to explore the idea further. Silent Witness would not agree to the concept of only buying the domestic business (which was weighted heavily toward one main customer), and we were advised by Silent Witness that it had recently consummated another acquisition and was not in a position to make another acquisition. No proposal for a simultaneous purchase was ever presented by Novar and Silent Witness. Mr. Broady reported that the Gunnebo proposal was more appealing than either of the other two proposals. Gunnebo's proposal was deemed more appealing by our management because it covered the entire PSG business. Novar's proposal would have truncated the PSG organization into two, deprived PSG of its upside potential to recover its mostly United States engineering investment in the faster-growing international markets, and complicated product distribution with a complex supply agreement. In addition, Ultrak's main point of contact at Gunnebo, the CEO, was clearly more of a decision-making authority than his counterpart at Novar, who was the head of the business development group. Silent Witness declined to even make a preliminary proposal. Mr. Beare also reported to the Board that he had had a conversation with Andreas Kramvis, President of Ademco International & Systems Group, a subsidiary of Honeywell, and that Mr. Kramvis appeared to have some interest. Our outside counsel described for the Board its duties in evaluating the offers. The Board formally approved making a counter proposal to sell the PSG operations to Gunnebo for $10 million over net book value with the $10 million payable one-half in cash and one-half in stock.

        A telephonic Board meeting was held on March 15, 2002, at which Mr. Broady advised the Board that we appeared eligible for a tax refund of up to approximately $6.8 million under a new law and updated the Board on the sale of the PSG operations, including both the CCTV business as well as the access control business. Mr. Broady reported that Gunnebo had rejected our pricing proposal and that Silent Witness declined to make an offer. Mr. Broady then updated the Board on discussions with Novar.

        A telephonic Board meeting was held on March 19, 2002, at which the Board discussed the ongoing discussions with Gunnebo and Novar regarding the sale of the PSG operations. Mr. Broady asked the Board for permission to negotiate with Gunnebo for the best offer that we could obtain from Gunnebo. The Board discussed the PSG operations and the revenues of the PSG operations, and, after further discussion, the Board agreed that Mr. Broady be given the authority to continue to negotiate with Gunnebo in order to solicit the best possible offer from Gunnebo.

        A telephonic Board meeting was held on April 4, 2002, at which the Board discussed the status of the negotiations with Gunnebo and Novar regarding the sale of the PSG operations. Mr. Broady reported that he and Mr. Sharng would be meeting with Gunnebo in Europe the following week to continue the negotiations with Gunnebo. Mr. Broady then reported that the Novar offer to purchase our PSG operations outside of North America and South America was still active and that Mr. Beare would be meeting with Novar in the United Kingdom the following week to discuss our operations with representatives of Novar.

        Messrs. Beare and Sharng met with Gunnebo representatives in Europe on April 8-11, 2002 to review our European operations.

        A telephonic Board meeting was held on April 18, 2002, and Mr. Broady reported that Gunnebo had reduced its offer to $1.5 million below book value as a result of softness in recent profits in our United States PSG business. Mr. Beare reported that he had met with representatives from Novar in Europe and that he had been negotiating the terms of a supply agreement to be executed by us with Novar. Mr. Broady reported to the Board that he expected to have a draft definitive agreement from Novar by May 3, 2002.

        Novar presented draft documents on April 16, 2002. Novar's draft documents contemplated the acquisition of all assets (CCTV, access control, and other), except cash and the entities, of our international subsidiaries for $18 million in cash, $12 million of which would be payable at closing, and the remainder to be paid following closing subject to the satisfaction of certain contingencies. We responded to Novar's draft documents on April 24, 2002, and our response reflected our view of the difficulties of negotiating a supply agreement with Novar. Novar was very concerned about relying on us for manufacturing product and negotiated for terms on a supply agreement that were, in our opinion, too complicated to administer and too unfavorable to us. Our response to Novar included attorney comments and business points.

        Mr. Sharng advised the Board by email on April 22, 2002 that Gunnebo would increase its offer by an estimated $2 million in cash by agreeing to pay for severance and moving costs incurred in Ohio (which Mr. Sharng estimated at $1.5 million) and to pay $500,000 over the net asset value of the PSG business.

        A telephonic Board meeting was again held on April 25, 2002, at which the Board discussed our negotiations with Gunnebo. Mr. Broady reported that Gunnebo had requested that we execute a letter of intent with Gunnebo, which would include a 30-day "no-shop" clause. The members of the Board had an extended discussion about what would be contained in such a letter of intent and the specific terms of a "no-shop" clause. Mr. Broady advised that he would report back to the Board with more information about the specific terms of a letter of intent after he held further discussions with Gunnebo. Mr. Broady reported that he and Mr. Sharng would travel to Europe the next week and meet with Gunnebo. Up to this point, all of our discussions with Gunnebo were subject to Gunnebo conducting due diligence, which never occurred. In addition, Gunnebo's proposal included both our access control business and CCTV business. As a comparison, the Asset Purchase Agreement with Honeywell does not include our access control business. Finally, Gunnebo never submitted a letter of intent to us. Mr. Broady also reported on the status of our negotiations with Novar. Mr. Broady reported that the Novar proposal contemplated an upfront payment of $12 million to be followed by a further payment of $6 million after a period of six months for all of our European PSG operations and our operations in Australia, Singapore, and South Africa, and was subject to our execution of a supply agreement. The net asset value of the assets Novar proposed to purchase was approximately $16 million. Mr. Broady then reported that Peter Beare had received an additional inquiry from Honeywell regarding the PSG assets. Mr. Broady also reported that he had contacted Bosch to determine if Bosch was interested in making an offer for the PSG assets.

        Messrs. Broady and Sharng were scheduled to go to Europe to meet with Gunnebo in the last week of April 2002 when discussions with Honeywell became more serious.

CONTACTS WITH HONEYWELL

        In the fall of 2000, in the context of the auction process discussed above, Mr. Broady met with an officer of Pittway Corporation, a subsidiary of Honeywell, and had various discussions about our situation and our desire to engage in a strategic transaction. Shortly thereafter, Honeywell representatives met with us at our Lewisville offices. At that time Honeywell expressed little or no interest in any transaction with us as consisting of a purchase of the assets of our PSG business for approximately $36 million.

        As noted above, Andreas Kramvis had several telephonic discussions with Peter Beare, our then President, in March and April 2002.

        On April 26, 2002, Mr. Roger Fradin, the President of Honeywell's Automation and Control Products Group, contacted George Broady while Mr. Broady was in Atlanta, Georgia on business. Mr. Broady indicated to Mr. Fradin that Mr. Broady thought it might be too late to initiate any discussions since discussions with Gunnebo were at an advanced stage. Mr. Fradin committed to have a team at our Lewisville offices within a week. The Honeywell team, including Andreas Kramvis, came to Lewisville and indicated to Mr. Broady that it appeared that their initial review would not result in a price range that Mr. Broady would find acceptable based on Mr. Broady's comments. The Honeywell representatives then called Mr. Broady a few days later and our access control business was removed from the discussions since Honeywell already offered several access control lines.

        On May 14, 2002, Mr. Broady and a representative of Strategic Resources Limited met with Mr. Kramvis and Paul Brennan, the Vice President of Business Development of Honeywell's International Systems Group for Security & Fire Solutions, at Heathrow Airport in London. Messrs. Broady, Kramvis, and Brennan discussed the structure and approximate pricing of a possible transaction between Honeywell and us.

        After the May 14, 2002 meeting discussed above, Mr. Broady had numerous substantive discussions with Mr. Kramvis. On May 17, 2002, Messrs. Broady and Kramvis discussed over the telephone a proposal that Honeywell would consider making for the purchase of the PSG business in the United States. Mr. Kramvis indicated to Mr. Broady that the Honeywell Corporate Development Group would be responsible for presenting a letter of intent and documenting the transaction. On May 21, 2002, Honeywell submitted a non-binding letter of intent for the acquisition. The non-binding letter of intent proposed a purchase price of $36.0 million for the assets to be purchased based on the net book value for such assets of $50.9 million (including goodwill, tax assets, and fixed assets that were subsequently dropped from the transaction) as of March 31, 2002. This basic structure for the transaction did not change. The non-binding letter of intent was executed on behalf of Honeywell by Daniel K. Clift, Honeywell's Director of Corporate Development. The Company and Honeywell executed the non-binding letter of intent, and Honeywell began its due diligence review on May 28, 2002. Honeywell conducted its initial due diligence through June 1, 2002. On May 30, 2002, Mr. Broady met over lunch with Mr. Clift to get an update on Honeywell's due diligence and on the status of draft acquisition documents.

        The Board held a telephonic Board meeting on May 31, 2002, and Mr. Broady delivered a status report on our negotiations with Honeywell. Mr. Broady also reported on the status of our negotiations with Gunnebo and Novar when the negotiations with Honeywell became focused. Mr. Broady discussed the nature of the proposed purchase by Honeywell and what we would retain if such a purchase were consummated. Mr. Sharng reported on our projected financial position if the Honeywell transaction was consummated. Messrs. Sharng and Broady reported that the Honeywell representatives would be visiting our headquarters the following week to continue their due diligence.

        Mr. Broady also reported on the continuing discussions between himself and Mr. Clift. Mr. Broady reported that Mr. Clift had advised him that we would have a draft definitive agreement before June 15, 2002. Mr. Zenger recommended that Mr. Broady be assisted by Strategic Resources Limited in the negotiations and that Chris Sharng continue to be in charge of the financial aspects of our Honeywell negotiations. Messrs. Broady and Zenger then discussed the involvement of Strategic Resources Limited in our negotiations with Honeywell. Mr. Broady summarized the involvement of Strategic Resources Limited in our negotiations with various parties over the past ten months. After further discussion, the Board authorized the negotiation of an engagement letter with Strategic Resources Limited whereby it would assist us in connection with certain strategic transactions, including any transaction with Honeywell.

        On June 14, 2002, Honeywell submitted a draft Asset Purchase Agreement and Voting Agreement. Our representatives and our outside counsel met at our Lewisville offices to review the proposed Asset Purchase Agreement. We responded in writing to Honeywell regarding the proposed Asset Purchase Agreement on June 18, 2002. On June 28, 2002, Honeywell's counsel, Fried Frank Harris Shriver & Jacobson ("Fried Frank"), delivered to us a six-page memorandum setting forth issues that Honeywell had with our initial response to the proposed Asset Purchase Agreement.

        The primary terms that were at issue with Honeywell in late June 2002 and early July 2002 were the holdback amount, specific terms of the noncompetition restrictions, LeeMAH's performance as a contract manufacturer, our right to terminate the Asset Purchase Agreement, the termination fee to Honeywell, and the limitations on our indemnity obligations to Honeywell.

        On July 1, 2002, Messrs. Broady and Sharng, Karen Austin, our General Counsel, two partners from our outside counsel, Gardere Wynne Sewell LLP ("Gardere"), a partner from our New York counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP ("Olshan"), and Strategic Resources Limited met telephonically to review the six-page memorandum from Honeywell's counsel. The participants discussed the issues raised by the memorandum and determined how to respond to each issue.

        On July 2, 2002, Messrs. Broady and Sharng and Ms. Austin, with a partner from Gardere and two partners from Olshan, telephoned Messrs. Clift, Jeffrey N. Neuman, Honeywell's Assistant General Counsel—Corporate Transactions, and Mr. Brennan. The issues raised by the six-page memorandum were discussed. The parties did not agree on a resolution of all the issues.

        On July 8, 2002, Fried Frank delivered a revised draft of the Asset Purchase Agreement. On July 11, 2002, Messrs. Broady and Sharng, accompanied by two partners from Gardere, met with Messrs. Clift, Neuman, and Brennan and an attorney from Fried Frank at Honeywell's Morristown, New Jersey offices to review the major issues on the transaction. The parties met again on July 12, 2002 and were joined by, among others, Mr. Kramvis. Additional issues were discussed.

        On July 19, 2002, Fried Frank submitted a revised Asset Purchase Agreement based on the discussions in Morristown. Messrs. Broady and Sharng met with two attorneys from Gardere on July 23, 2002 to review the revised Asset Purchase Agreement. Mr. Sharng met again with the two attorneys from Gardere on July 25, 2002, and a response to the Asset Purchase Agreement was delivered to Honeywell and Fried Frank on July 25, 2002.

        On July 30, 2002, Fried Frank submitted a revised Asset Purchase Agreement. From this point through the execution of the Asset Purchase Agreement, the parties were involved in daily negotiations on the terms of the Asset Purchase Agreement. Honeywell requested a $3 million reduction in the purchase price as a result of its due diligence, but allowed participation in certain profits above a certain amount with respect to Honeywell's business with Wal-Mart. Honeywell's requested price adjustment resulted from anticipated shortfalls in PSG sales occurring in the second quarter of 2002, and a forecasted reduction in PSG sales for the remainder of fiscal year 2002, in comparison to the forecasted PSG sales on which Honeywell based its original offer. In response, we proposed that the purchase price remain at $36 million and we further proposed, and Honeywell agreed, that we would (i) retain full liability for the severance costs expected from the Ohio facility closure of approximately $600,000 (Honeywell had agreed to pay one-half, or $300,000), (ii) retain liability estimated at $700,000 for the Warrington, England lease (Honeywell had agreed to assume this liability), and (iii) reduce Honeywell's rent expenses on the Lewisville sublease by $450,000.

        On August 2, 2002, the Board held a telephonic meeting to review the Asset Purchase Agreement. The Board members had received current drafts of the Asset Purchase Agreement a week before. Mr. Sharng summarized the terms of the Asset Purchase Agreement for the Board. In addition, Mr. Sharng summarized the terms of the other documents with Honeywell. Based on the terms of the Asset Purchase Agreement, Strategic Resources Limited recommended that the Board approve the Asset Purchase Agreement and the transactions contemplated thereby. Representatives of Frost Securities described Frost Securities' experience in M&A transactions and itemized the four methodologies that Frost Securities had used in preparing its fairness opinion to us. Frost Securities also described the potential conflict of interest involving Frost Securities since our lender is an affiliate of Frost Securities and described, among other things, that Frost Securities utilized a so-called "Chinese wall" to separate its investment banking activities from its affiliate's commercial banking activities and that it had used standard investment banking analyses to evaluate the transaction. The Board discussed the actual and potential conflicts of interest and the information it had received from its outside advisors and made numerous inquiries of management.

        On August 5, 2002, the Board held another telephonic meeting, asked additional questions of management and counsel, and formally approved the Asset Purchase Agreement.

        On August 6, 2002, the Board met again telephonically to review any new matters with respect to the Asset Purchase Agreement.

        On August 8, 2002, the Asset Purchase Agreement was executed.

RECOMMENDATIONS OF THE BOARD

        On August 5, 2002 our Board, consisting entirely of directors unaffiliated with Honeywell, unanimously approved the Asset Purchase Agreement, determined that the terms of the Asset Purchase Agreement are fair to, and in the best interests of, the Company and our stockholders, and recommended to our stockholders that they vote to approve the Asset Purchase Agreement and the transactions contemplated thereby.

        Accordingly, our Board recommends that you vote "FOR" the approval of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby.

REASONS FOR THE HONEYWELL ASSET SALE

        In reaching its determination that the Honeywell Asset Sale is fair to, and in the best interests of the Company and our stockholders, and in recommending that our stockholders vote to approve the Asset Purchase Agreement and the consummation of the transactions contemplated thereby, the Board consulted with our senior management and our financial and legal advisors and considered, among other things, the following factors:

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  Lack of Superior Alternatives. The Board has thoroughly explored or tested market interest in various strategic transactions for two years, including selling the Business to different buyers, selling different parts of the Company, or selling the entire Company. The Board concluded that any potential alternatives, however incomparable, to the Honeywell Asset Sale were either not feasible (Novar) or were likely to provide less value to the stockholders (Gunnebo). The Novar proposal would have truncated the currently global PSG organization in two, deprived PSG of its upside potential to recover its mostly United States engineering investment in the faster-growing international markets, and shared ownership of all our access control and CCTV products, while retaining the risks associated with too much focus on one large customer in the United States. The Gunnebo proposal included our access control business, was for less money than the Honeywell transaction, and was very preliminary (subject to due diligence and a letter of intent).
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  Competitive Pressure. We do not have the economies of scale to sustain the Business, which is in a sector where rapid consolidation has taken place for several years.
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  Capital Constraints. We do not have the necessary capital to invest in a new generation of hardware in order to remain competitive in the Business.
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  Change in Strategy. Our new management has developed and adopted a new strategy focusing on the access control business and the consumer/do-it-yourself business. The Business is considered non-core under this new strategy.
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  Customer Concentration. The Business relies heavily on one customer, Wal-Mart, and management is increasingly concerned about this customer concentration after the loss of the Sam's Club business in 2001.
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  Improved Balance Sheet. The Honeywell Asset Sale will improve our balance sheet.
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  Purchase Price. The Board believes that the purchase price Honeywell has agreed to pay us represents the highest price that Honeywell would be willing to pay in acquiring the Purchased Assets.
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  Net Cash Proceeds from Sale. We currently estimate that the Honeywell Asset Sale will generate cash proceeds to us of approximately $29.1 million, before giving effect to any purchase price adjustment, not including the $5.4 million purchase price holdback (which we ultimately expect to receive), and our estimated transaction costs of $1.5 million. Our estimates of these proceeds are as follows:
Cash purchase price	$36,000,000
Less: Indemnity and purchase price adjustment holdback	(5,400,000)
Less: Estimated transaction costs and expenses	(1,500,000)
Estimated net cash proceeds from the Honeywell Asset Sale	$29,100,000
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  Reinvestment of Proceeds. The proceeds from the Honeywell Asset Sale will give us flexibility with respect to our new focus on our new core businesses and allow us to take advantage of other opportunities.

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  Strategic Resources Limited. Strategic Resources Limited was involved in the negotiation of the Asset Purchase Agreement and assisted our management in the negotiations and recommended that the Board approve the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement.
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  Frost Securities. Frost Securities' fairness opinion to the Board and Frost Securities' presentation to the Board relating to its financial analyses and oral and written opinions that, from a financial point of view, the consideration to be received by us in the proposed transaction is fair to the Company and the holders of our common stock.

        The Board believed that each of the above factors generally supported its determination. The Board did, however, consider the potential adverse effects of other factors in connection with the Honeywell Asset Sale. These included the following:

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  Our Operations Subsequent to the Asset Sale. The Purchased Assets constitute a substantial portion of our assets and the sale of the Purchased Assets will leave us with significantly less assets and significantly less revenue.
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  Holdback of Proceeds. A total of $5.4 million of the sale proceeds will be held back for up to 18 months and will be subject to purchase price adjustment claims of Honeywell and indemnity claims of Honeywell.
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  Business Plan Subsequent to the Honeywell Asset Sale. There can be no assurance that after the closing we will be successful in identifying business opportunities or acquisitions or, if we do identify such opportunities, that we can successfully complete them and successfully integrate them. If we are unsuccessful, we may, nevertheless, eventually use all, or a substantial portion, of the cash we will receive from the Honeywell Asset Sale in connection with such business opportunities or acquisitions.
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  Net Loss Subsequent to Honeywell Asset Sale. We currently anticipate reporting a net loss for the fourth quarter of 2002 of between approximately $(1.0) million and approximately $(1.5) million, or $(0.07) and $(0.11) per share, excluding the expected loss from the Honeywell Asset Sale or any other non-recurring items. The estimated loss from the Honeywell Asset Sale is $5 million. We might incur some additional severance costs, depending upon whether those employees with an offer to be transferred to Honeywell decline to do so and whether these employees fit with our future business plans. We will therefore not know the actual amount, if any, until shortly after the closing of the Honeywell Asset Sale.
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  Inability to Consummate the Honeywell Asset Sale. There is a risk that the Honeywell Asset Sale will not be completed for a number of reasons.

        The above discussion concerning the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board in making its determination. In view of the variety of factors considered, the Board did not quantify or otherwise attempt to assign relative weights to these factors. In addition, individual members of the Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

        As part of the Board's evaluation of the factors set forth above, the Board considered various estimates prepared by our management. These estimates were used to calculate "Net Cash Proceeds from Sale" and "Net Loss Subsequent to Asset Sale." We believe the estimates that the Board considered when determining whether to approve the Honeywell Asset Sale were, at that time, the most accurate estimates possible. As the Board recognized prior to making its decision, there can be no assurance that any of the estimates considered by the Board at the time it determined to approve the Honeywell Asset Sale will be realized. These estimates are based on a variety of assumptions relating to, among other things, general economic conditions, the length of time until the closing of the Honeywell Asset Sale, the fees and expenses associated with consummating the Honeywell Asset Sale, the market value of our remaining assets, the time required to sell certain of our remaining assets that we believe are non-core, our ability to identify, acquire, and successfully operate new businesses, and our ability to continue our operations without depleting all of our available cash. There can be no assurance that any of the estimates set forth above, or anywhere else in this Proxy Statement, will be realized. Stockholders, in determining whether to vote in favor of the Honeywell Asset Sale, are cautioned not to attribute certainty to any of the estimates set forth in this Proxy Statement.

        We also believe that the Honeywell Asset Sale is procedurally fair to our stockholders. Our belief as to procedural fairness is based upon various factors, including:

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  Board Knowledge. The Board identified, considered, pursued, and evaluated numerous alternatives to the Honeywell Asset Sale over the last two years.
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  Membership of the Board. Our Board consisted entirely of directors who are not affiliated with Honeywell.
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  Engagement of Strategic Resources Limited. The Board engaged Strategic Resources Limited, an investment advisory firm that is not affiliated with Honeywell, to serve as an independent financial advisor to the Board.
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  Engagement of Frost Securities, Inc. The Board engaged Frost Securities, a financial advisor that is not affiliated with Honeywell or any member of our Board or our management, to render an opinion that the payment of the $36.0 million cash consideration, which is subject to adjustment, and the assumption of certain liabilities by Honeywell is fair from a financial point of view to the Company and the holders of our common stock. Frost Securities is an affiliate of our lender and could be deemed to have a conflict of interest since approving the Honeywell Asset Sale will result in our lender being repaid a significant portion, possibly all, of the indebtedness we owe to such lender. The Board was advised of the actual and potential conflicts of interest impacting Frost Securities and considered those potential conflicts of interest in making its determinations.
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  Legal Advice of Gardere and Olshan. The Board received legal advice from Gardere and Olshan concerning the Board's authority and responsibilities in connection with its evaluation of the Honeywell Asset Sale and received advice from both Gardere and Olshan on the Asset Purchase Agreement and the related documents.
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  Negotiation of Asset Purchase Agreement. The Asset Purchase Agreement was extensively negotiated by our management and our advisors.
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  Deliberations of the Board. The Board engaged in extensive deliberations regarding the Honeywell Asset Sale during the period from May 3, 2002 until August 5, 2002 and held six meetings during this period at which the Honeywell Asset Sale was discussed. In addition, the Board had previously reviewed, analyzed, and discussed numerous other alternatives to the Honeywell Asset Sale.
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  Representation of Stockholders. The Board represented solely the interests of our stockholders in connection with the Honeywell Asset Sale and, we believe, intended to act, and did in fact act, in the best interests of our stockholders in connection with its negotiations and deliberations with respect to the Honeywell Asset Sale.
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  Board Approval. The Board, consisting entirely of directors not affiliated with Honeywell, recommended the approval of the Asset Purchase Agreement and the Honeywell Asset Sale and, based on the factors described above, determined that the Honeywell Asset Sale is fair to the Company and our stockholders.

        We therefore believe that the Honeywell Asset Sale is substantively and procedurally fair to our stockholders for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors and considered all factors as a whole. None of the factors that we considered led us to believe that the Honeywell Asset Sale is unfair to our stockholders.

        Honeywell believes that the Honeywell Asset Sale will complement Honeywell's existing security offering of CCTV products and systems and provide Honeywell with stronger capabilities to grow in the CCTV segment in the United States, Europe and Asia.

OPINIONS OF FINANCIAL ADVISORS

STRATEGIC RESOURCES LIMITED

        Strategic Resources Limited acted as financial advisor to our Board in connection with the Honeywell Asset Sale and orally recommended that the Board approve the transaction at the August 2,

2002 Board meeting. Strategic Resources Limited is a London-based investment advisory firm that employs several individuals with significant corporate transactional experience in Europe. Several of our directors and members of management were familiar with the qualifications and experience of Strategic Resources Limited by virtue of its participation in our negotiations with various parties regarding certain strategic alternatives, including the private placement to Mr. Zenger of 2,337,700 shares of our common stock. At the May 31, 2002 Board meeting, the Board authorized the negotiation of an engagement letter with Strategic Resources Limited whereby it would assist us in connection with certain strategic transactions, including any transaction with Honeywell.

        Strategic Resources Limited's recommendation was for the information and assistance of the Board and was rendered to the Board in connection with the Board's consideration of the proposed transaction. Members of Strategic Resources Limited's team reviewed and evaluated our past and projected operating and financial statements and the Purchased Assets specifically, undertook a competitive analysis of the market specific to the Purchased Assets, and consulted with our management on our historic challenges. Strategic Resources Limited conducted an analysis of our competitors in the CCTV industry which focused on financial and sales data and product development information. Strategic Resources Limited concluded that the successful companies in this field have access to greater economies of scale, sales and distribution resources, and branding positions, which are all key drivers for the accelerating consolidation in the CCTV industry. Examples include Honeywell's acquisition of Pittway and Tyco's acquisition of Sensormatic. In addition, Strategic Resources Limited noted that these competitors are in a position to commit greater funds to research and product development (as opposed to sales support engineering) in order to maintain competitive advantages. Strategic Resources Limited's recommendation was also based on its review of the Asset Purchase Agreement and the transactions contemplated thereby, as well as its experience in advising on other mergers and acquisitions unrelated to us.

        Strategic Resources Limited's opinion was based on its belief that in the current highly competitive market for CCTV related products, it would be essential to our future success to raise significant new equity in order to increase our market penetration to a level at which necessary economies of scale and brand leadership are possible. Given the current status of the capital markets in the United States and abroad and our limited recent success in increasing revenue and profits, Strategic Resources Limited was of the opinion that the raising of the required new equity on acceptable terms would be extremely difficult. Strategic Resources Limited, therefore, concluded that the sale of the Purchased Assets to Honeywell was in the best interests of the Company and our stockholders due to our limited potential in raising the new equity necessary to compete successfully in CCTV related markets.

        Strategic Resources Limited neither determined nor recommended the amount of consideration to be paid. Strategic Resources Limited's recommendation was not intended to be and does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the proposed transaction. Strategic Resources Limited was not requested to provide and did not make any recommendation to the Board as to our underlying business decision to proceed with or effect the proposed transaction.

        Pursuant to an engagement letter, dated June 26, 2002, we have agreed to pay Strategic Resources Limited the following fees for financial advisory services to be provided by Strategic Resources Limited: (i) a retainer of $30,000 per month, payable in arrears and (ii) a transaction fee in addition to the monthly retainer equal to 5% of the first $5.0 million, 4% of the second $5.0 million, 3% of the third $5.0 million, 2% of the fourth $5.0 million, and 1% of the excess over $20.0 million of the purchase price we receive on a transaction. Pursuant to the engagement letter with Strategic Resources Limited, the last monthly retainer will accrue in May 2003, provided that notice not to renew the engagement letter is given by either party at least three months prior to June 1, 2003, which is the expiration of the initial period. Strategic Resources Limited continues to render services to us by assisting us in connection with other potential acquisitions, sales, and financing transactions. Based on a purchase price of $36.0 million, the total transaction fee for the financial advisory services provided by Strategic Resources Limited will be $860,000 in addition to the monthly retainer. We have not paid Strategic

Resources Limited any of the transaction fee in connection with the Honeywell Asset Sale. Its fee will be payable upon consummation of the Honeywell Asset Sale.

FROST SECURITIES, INC.

        While the summary set forth below does not purport to be a complete statement of the analyses and procedures applied, the judgments made, or the conclusion reached by Frost Securities or a complete description of its presentation, it does provide the material terms and conditions of Frost Securities' opinion.

        The complete text of Frost Securities' opinion, dated August 2, 2002, is attached to this Proxy Statement as Annex C. The summary of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Our stockholders are urged to read the opinion carefully in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Frost Securities.

        In connection with the preparation and delivery of its opinion to the Board, Frost Securities performed a variety of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Frost Securities did not attribute any particular weight to any analysis or factor considered by it.

        Frost Securities' opinion does not constitute a recommendation to the stockholders as to how any stockholder should vote at the Special Meeting.

        In connection with its review of the Honeywell Asset Sale and in arriving at its opinion, Frost Securities reviewed certain business and financial information relating to us. Among other things, Frost Securities: (1) reviewed the then current draft of the Asset Purchase Agreement and related documents and assumed no material adverse changes thereto; (2) reviewed the process of negotiations with Honeywell and the process of our discussions with various other parties regarding certain strategic alternatives prior to entering into an exclusive negotiating arrangement with Honeywell; (3) reviewed our Annual Report on Form 10-K for the years ended December 31, 2000 and December 31, 2001 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001, June 30, 2001, and March 31, 2002; (4) met with certain members of our senior management team to discuss our past and current business operations, financial condition, and future prospects; (5) reviewed certain of our operating and financial information, including projections and operating assumptions for the Purchased Assets, provided by us to Frost Securities relating to our business and prospects; (6) reviewed historical market prices and trading volumes for our common stock; (7) reviewed publicly available financial data and stock market performance data on certain publicly held companies that Frost Securities deemed generally comparable to the operations of the Purchased Assets; (8) reviewed the financial terms of certain other business combinations that Frost Securities deemed relevant; and (9) considered such other information and conducted such other analyses and investigations as Frost Securities deemed appropriate under the circumstances. There were no material differences between the then current draft of the Asset Purchase Agreement that Frost Securities reviewed in rendering its opinion and the final, definitive version of the Asset Purchase Agreement.

        Frost Securities assumed and relied upon, without verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Frost Securities, or publicly available, for purposes of its opinion, and further relied upon the assurances of our officers that our officers were not aware of any facts that would make such information inaccurate or misleading in any respect material to Frost Securities' analyses. Frost Securities did not conduct an appraisal of the Purchased Assets or physically inspect the Purchased Assets or our liabilities, nor was Frost Securities furnished with any such evaluation or appraisal. Frost Securities assumed that the financial and projection information provided by us as well as the information concerning our expected business and operating results were reasonably determined on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Frost

Securities further assumed that, in all material respects, such forecasts and projections will be realized in the amounts and at the times indicated thereby. Frost Securities did not receive detailed forecasts for the Purchased Assets and expressed no view as to any such forecast or projection information or the assumptions on which they were based. Frost Securities relied on our legal counsel and accountants as to all legal, accounting, and tax matters with respect to the Honeywell Asset Sale and the Asset Purchase Agreement. Frost Securities was not authorized or requested to negotiate the terms of the Asset Purchase Agreement, and based its opinion solely upon the Asset Purchase Agreement as negotiated by others. Frost Securities was not asked to, and did not, solicit third party offers with respect to a business combination with us.

        For purposes of rendering its opinion, Frost Securities assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Asset Purchase Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Asset Purchase Agreement, and that all conditions to the consummation of the Honeywell Asset Sale will be satisfied without waiver thereof. Frost Securities also assumed that all necessary governmental, regulatory, or other consents and approvals will be obtained and that in the course of obtaining such consents and approvals or any modifications or waivers to any documents to which we are a party, as contemplated by the Asset Purchase Agreement, no restrictions will be imposed or amendments, modifications, or waivers made that would have any adverse effect on the consideration to be received by us.

        Frost Securities' opinion does not address the relative merits of the underlying decision by us to engage in the Honeywell Asset Sale, or the relative merits of the Honeywell Asset Sale compared to any alternative business strategy or transaction in which we might engage. Frost Securities' opinion is based upon conditions as they existed on the date of its opinion and should be evaluated as of the date thereof, and Frost Securities assumed no responsibility and disclaimed any obligation to update or revise its opinion or otherwise comment upon events or circumstances occurring after the date of its opinion. Frost Securities' opinion addressed solely the fairness of the respective consideration payable in the Honeywell Asset Sale to us, and did not express any opinion as to the fairness of any other terms of the Honeywell Asset Sale.

        Frost Securities utilized several analytical methodologies in rendering its opinion and no one method of analysis should be regarded as critical to the overall conclusion reached by Frost Securities. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion Frost Securities reached was based on the analyses and factors presented taken as a whole and also on application of Frost Securities' experience and judgment. Such conclusions involve significant elements of subjective judgment and qualitative analysis. Frost Securities therefore provided no opinion as to the value or merit, standing alone, of any one methodology. Frost Securities' opinion, the analyses utilized and the overall conclusion drawn from such analyses were necessarily based upon market, economic, and other conditions that existed and could be evaluated on the date of Frost Securities' opinion.

        Frost Securities utilized four valuation methodologies in rendering its opinion:

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  Comparable Company Trading Analysis;
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  Comparable Company Acquisition Analysis;
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  Premiums Paid Analysis; and
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  Book Equity Analysis.

        Comparable Company Trading Analysis.    Frost Securities reviewed the trading multiples of companies comparable to us to assess the valuation of the Purchased Assets. Frost Securities selected the following publicly traded comparable companies with similar characteristics as us, including sales cycle, customers, revenue model, industry, product offered, and geography:

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  Checkpoint Systems, Inc.;
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  CompuDyne Corporation;
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  Diversified Security Solutions, Inc.;
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  International Electronics, Inc.;

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  Metrologic Instruments, Inc.;
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  NAPCO Security Systems, Inc.;
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  PSC Inc.;
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  Sentry Technology Corporation;
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  Silent Witness Enterprises Ltd.; and
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  Vicon Industries Inc., the

        Once such comparable companies were selected, each company's valuation was calculated as multiples of various financial measurements. It turns out that the only relevant financial measurement for Ultrak's CCTV business was the first quarter earnings before interest, tax, depreciation, and amortization ("EBITDA") and earnings before interest and tax ("EBIT") since EBITDA and EBIT were negative before that period. The range of the valuation multiples calculated from the sampled companies was between 31 and 43 times the first quarter EBITDA and between 51 and 70 times the first quarter EBIT. Multiplying our CCTV business's actual EBITDA and EBIT with the value ranges and then subtracting debt yielded a range for the deal value of between $30 million and $50 million. Comparing this result to the proposed transaction, Frost Securities concluded that the valuation of the Purchased Assets, as reflected by the consideration proposed to be paid by Honeywell for the Purchased Assets, was within the comparable company trading price valuation range.

        Comparable Company Acquisition Analysis.    The comparable company acquisition analysis utilized by Frost Securities was similar to the comparable company trading analysis with the exception that the universe of comparable companies was derived from historical acquisitions and the valuation data analyzed was taken from acquisition price analysis on actual transactions. In order to estimate the value of the Purchased Assets, Frost Securities reviewed the consideration paid in eight separate merger and acquisition transactions in the electronic security industry announced since April 1998. The comparable transactions showed a multiple of between 7 times and 10 times EBITDA or between 9 times and 14 times EBIT. Multiplying our CCTV business's actual EBITDA by the applicable multiple and EBIT by the applicable multiple and then subtracting debt from each product yielded a value range for the deal of between $25 million and $45 million. Frost Securities concluded that the valuation of the Purchased Assets, as reflected by the consideration proposed to be paid by Honeywell for the Purchased Assets, was within the comparable company acquisition price valuation range.

        Premiums Paid Analysis.    Frost Securities reviewed the consideration paid in six acquisitions in the electronic security industry announced since July 1997. Frost Securities analyzed these historical aggregate and comparable premiums to stock price to determine appropriate market and industry premium ranges. The range of premiums from the sampled transactions was between 30% and 50%. In connection with the Honeywell Asset Sale, contribution analysis was performed to determine the relative range of contribution to the Company from the Purchased Assets. Based on various financial measurements such as revenue and assets, the range of the CCTV business's contribution to Ultrak is between 55% and 70%. This contribution range was applied to the value of our securities, traded at the time between $1.30 and $1.70, to arrive at an implied total value of the Purchased Assets. This value was then increased or grossed up by the range of premiums in order to derive a range of values for the Purchased Assets. Using the premiums paid analysis, Frost Securities concluded that the range of values of the Purchased Assets, using historical aggregate and comparable premiums, was $12,500,000 to $20,000,000, significantly less than the value of the proposed transaction.

        No company or transaction used in the comparable company trading analysis, the comparable company acquisition analysis, or the premiums paid analysis is identical to us or the Honeywell Asset Sale. Accordingly, an evaluation of the results of these analyses is not simply a mathematical calculation. It involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies being analyzed.

        Book Equity Analysis.    Frost Securities also calculated the tangible book equity value and total book equity value of the Purchased Assets to determine that the consideration to be paid by Honeywell in connection with the Honeywell Asset Sale was within this book equity value range. Frost Securities concluded that such consideration was within the book equity value range of $27,889,300 to $43,629,300.

        In summary, the proposed purchase price of $36 million is in the range of fair value as calculated by the Comparable Company Trading Analysis, the Comparable Company Acquisition Analysis, and the Book Equity Analysis, and it is significantly higher than the indication from the Premiums Paid Analysis.

        Based on its experience as investment bankers and subject to the various assumptions and limitations set forth in its opinion, Frost Securities opined that from a financial point of view as of the date of its opinion, the consideration to be received by us in the Honeywell Asset Sale pursuant to the Asset Purchase Agreement was fair to the holders of our common stock.

        Frost Securities and Frost National Bank, our lender, are wholly owned subsidiaries of Cullen Frost Bankers Inc. ("CFBI"), and Frost Securities, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, private placements, and valuations for corporate and other purposes. In the ordinary course of its business, Frost Securities and its affiliates may actively trade our securities, or the securities of Honeywell for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        The amount owed to Frost National Bank as of September 30, 2002 will be approximately $12 million. It is anticipated that the proceeds from the Honeywell Asset Sale will be used to lower the net outstandings with the Frost National Bank to approximately $3 million.

        During the fourth quarter of 2001, we paid a 1/2% commitment fee to Frost National Bank of $75,000 for a $15.0 million credit line facility supported by our accounts receivable and inventory as collateral. During the fourth quarter of 2001, we also paid Frost National Bank $30,000 in inventory evaluation fees and $70,000 in legal fees for drafting loan documents and other loan closing costs. We have paid Frost National Bank $280,495 in interest during 2002 since the inception date of the credit facility on April 22, 2002 through September 30, 2002. During the second quarter of 2002, we agreed to pay a $100,000 fee, plus $2,500 to cover associated expenses, to Frost Securities for rendering a fairness opinion in connection with the Honeywell Asset Sale. In addition, we paid Frost Securities a $25,000 fee for services rendered in connection with the Briarwood sale-leaseback transaction. We also recently paid Frost Securities $25,000 for its services rendered in connection with a project unrelated to the Honeywell Asset Sale. We plan to utilize a portion of the consideration to be received by us in connection with the Honeywell Asset Sale to reduce the borrowing balance from approximately $12 million at the present time down to a net outstanding post closing balance of $3 million.

        Pursuant to an engagement letter, dated June 18, 2002, we retained Frost Securities on behalf of our Board solely to render a fairness opinion on the Honeywell Asset Sale. After considering several financial advisors qualified to render a fairness opinion, the Board determined that Frost Securities was professionally qualified to render an opinion to us and was the most efficient alternative, given its close physical proximity to us, its ability to promptly review the Honeywell Asset Sale, and its performance on other prior engagements for us. We have agreed to pay Frost Securities a fee of $100,000 plus its reasonable out-of-pocket expenses incurred in connection with its opinion. We have further agreed to indemnify Frost Securities against certain liabilities arising out of its engagement. No portion of the fee paid to Frost Securities is contingent upon the consummation of the transactions contemplated by the Asset Purchase Agreement.

POTENTIAL CONFLICTS OF INTEREST OF FINANCIAL ADVISORS

        One of our directors, Michael Morris, previously served as a director of Strategic Finance (UK) Limited, a company that provides management services to clients including Strategic Resources Limited, until his resignation from Strategic Finance on July 2, 2002. Although Mr. Morris continues to provide certain consulting services to Strategic Resources Limited in connection with companies unrelated to us, he is not and never has been a director, executive officer, or shareholder of Strategic Resources Limited and is not and never has been an executive officer or shareholder of Strategic Finance and has no entitlement to any fees earned by Strategic Resources Limited in connection with the consummation of the Honeywell Asset Sale. Mr. Morris did not participate in the engagement of Strategic Resources Limited as our financial advisor, other than in his capacity as a member of the Board, and did not participate on behalf of Strategic Resources Limited in the rendering of its opinion to us.

        Both Frost Securities and Frost National Bank, our lender, are wholly owned subsidiaries of CFBI. Representatives of Frost Securities disclosed this potential conflict of interest to the Board at the August 2, 2002 Board meeting. The representatives of Frost Securities described the "Chinese wall" used to separate the commercial banking activities of CFBI from the investment banking activities of Frost Securities. In addition, the representatives of Frost Securities described the four methodologies that they used to evaluate the transaction as being objective and not impacted by factors such as the identity of our lender. Strategic Resources Limited advised the Board at the August 2, 2002 Board meeting that in the view of Strategic Resources Limited, Frost Securities had utilized standard valuation methodologies in preparing the fairness opinion and that such methodologies should not be impacted by the potential conflict of interest.

        Strategic Resources Limited is entitled to a transaction fee of approximately $860,000 upon the consummation of the transactions contemplated by the Asset Purchase Agreement and therefore has a direct financial interest in the consummation of the Honeywell Asset Sale.

        In considering and weighing the recommendation of Strategic Resources Limited and the fairness opinion of Frost Securities, the Board acknowledged the potential conflict of interest applicable to each.

EFFECTS OF THE HONEYWELL ASSET SALE

        We believe that we will receive approximately $29.1 million in net cash proceeds from the Honeywell Asset Sale, excluding the $5.4 million holdback. Including the $5.4 million holdback we expect to have a net cash balance of approximately $24.0 million to $25.0 million and to incur a net loss of approximately $(1.0) million to $(1.5) million in the fourth quarter of 2002, excluding the expected loss from the Honeywell Asset Sale, or any other non-recurring items. We also believe that the Honeywell Asset Sale will have no material federal income tax effect on our stockholders. The assumptions underlying these estimates are set forth below.

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  Net Cash Proceeds from Sale.  We currently estimate that, assuming the Honeywell Asset Sale is consummated on or before September 30, 2002, the Honeywell Asset Sale will generate net cash proceeds of approximately $29.1 million, after giving effect to our estimate of the purchase price adjustment, the indemnity holdback, and transaction costs. We also currently anticipate that most of the $5.4 million indemnity holdback will ultimately be released to us in accordance with the Asset Purchase Agreement. For additional details about the Asset Purchase Agreement, see page 12.

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  Net Loss Subsequent to Honeywell Asset Sale.  We currently anticipate a net loss for the fourth quarter of 2002 to be between approximately $(1.0) million and approximately $(1.5) million, or $(0.07) and $(0.11) per share, excluding any loss from the Honeywell Asset Sale or any other non-recurring item.

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  Federal Income Tax Consequences of the Honeywell Asset Sale.  The Honeywell Asset Sale will not cause any federal income tax consequences for our stockholders. Any proceeds our stockholders receive in a subsequent distribution, stock redemption, stock repurchase, or liquidation and dissolution may be taxable. Tax consequences to stockholders may differ depending on their circumstances. If we decide to make a distribution, effect a stock redemption, establish a stock repurchase program, or liquidate and dissolve, you should consult your tax advisor as to the tax effect applicable to your particular circumstances.

        There can be no assurance that any of the estimates or assumptions set forth above, or anywhere else in this Proxy Statement, will be realized. Stockholders, in determining whether to vote in favor of the Honeywell Asset Sale, are cautioned not to attribute undue certainty to any estimates set forth herein. Such estimates are based on a variety of assumptions relating to, among other things, general economic conditions, the length of time until the closing of the Honeywell Asset Sale, the fees and expenses associated with consummating the Honeywell Asset Sale, the amount and nature of any unknown or contingent liabilities, including existing and threatened litigation, the market value of our remaining assets and the time required to sell certain of our remaining non-core assets, our ability to develop, identify, acquire, and successfully operate new businesses, and our ability to continue our operations without depleting all of our available cash.

EFFECTS OF NOT CLOSING THE HONEYWELL ASSET SALE

        We believe that if the Honeywell Asset Sale contemplated by the Asset Purchase Agreement is not completed, then we will have to make a significant investment in our closed circuit television ("CCTV") products in order to remain competitive. Our management is concerned with the amount of time it might take to restore profitability. To restore our profitability we will need to significantly reduce our costs while at the same time increasing our investment in the CCTV area. Our management is concerned with the uncertainty of technology and the Business' focus on one large customer as well as the global economic uncertainty.

INTERESTS IN THE HONEYWELL ASSET SALE THAT DIFFER FROM YOUR INTERESTS

        In considering the recommendations of the Board with respect to the proposed Honeywell Asset Sale, our stockholders should be aware that:

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  Our directors do not have any interests that differ from your interests as a stockholder.

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  Some of our officers (including Chris Sharng, Wendy Diddell, and Karen Austin, who are executive officers) may have interests that differ from your interests as a stockholder. Our officers (including Chris Sharng, Wendy Diddell, and Karen Austin who are executive officers) typically have written employment agreements whereby they may have interests that are different from your interests as a stockholder. Pursuant to the terms of our standard employment agreement with our officers, the Honeywell Asset Sale is likely to be considered a change in control under the employment agreement. If an officer terminates his or her employment following a change in control and there is either (a) a material change in the officer's job duties that is inconsistent with the scope of responsibilities of the officer or (b) a reduction in the officer's total compensation package then the officer will be entitled to receive severance benefits equal to the continuation of his or her base salary, plus his or her other benefits for a severance period. The severance period for our executive officers is 18 months. Accordingly, the benefits that could be received by Mr. Sharng, Ms. Diddell, and Ms. Austin that are different from, or in addition to, the interests of those of our stockholders are $288,000, $274,500, and $255,000, respectively (which represents severance payments pursuant to their respective employment agreements), as well as the continuation of health insurance, disability or life insurance, and other benefit programs partially funded and maintained by us for the benefit of our employees for 18 months following such termination. In addition, Wendy Diddell will be offered employment with Honeywell at closing, and Honeywell may offer employment to Chris Sharng. None of our other executive officers or directors will be offered employment by Honeywell. Except for the aforementioned severance benefits provided under their current employment agreements, the proposed terms of employment of Ms. Diddell and Mr. Sharng with Honeywell are not materially different from those currently offered by us. Both Ms. Diddell and Mr. Sharng have advised us that they have declined the terms of employment offered by Honeywell.

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  Michael Morris, one of our directors, was previously a director of Strategic Finance (UK) Limited, a company that provides management services to clients including Strategic Resources Limited (see page 37).

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  Our financial advisors had potential conflicts of interest in connection with the Honeywell Asset Sale (see page 37).

  •
  The Board was aware of and considered the actual and potential conflicts of interest described above.

INFORMATION ABOUT ULTRAK

OVERVIEW

        We are one of the leading global electronic security companies in the world. We design, manufacture, market, sell, and service innovative electronic products and systems for security and surveillance, industrial video and professional audio markets worldwide. These products and systems include high-speed domes, monitors, switchers, quad processors, video management systems, digital and analog recorders, multiplexers, video transmission systems, access control systems, cameras, lenses, observation systems, audio equipment, and accessories. Brand names include Ultrak, MaxPro, Exxis, Smart Choice, Focus, and Phoenix. Customers, defined as end users of our products and services, range from single location, sole proprietor businesses to universities and government facilities. Sales to the professional security markets are made through our channel partners.

        We operate sales, distribution, and manufacturing locations worldwide. We have sales offices in six U.S. cities as well as offices in Great Britain, Germany, Italy, Poland, Switzerland, Singapore, Australia, and South Africa. We also have active representation through our sales representatives and systems integrators in China, Canada, Mexico, and Brazil. Customers are supported by nine distribution centers worldwide located in Texas, Ohio, Great Britain, Germany, Italy, Poland, Switzerland, Australia, and South Africa.

        We were incorporated in Colorado in 1980 and re-incorporated in Delaware in December 1995. In 1997, we built a 170,000-square foot warehouse and headquarters facility known as the Ultrak Worldwide Support Center located in the north Dallas suburb of Lewisville, Texas.

        It is our objective to set new standards in quality, performance, and value by providing single-source security solutions to our customers in the form of integrated systems. An integrated system includes more than one of the following components controlled from a single device or console: CCTV, networked video, access control, video management, and alarm management. We differentiate ourselves from the competition through our integration support services provided by our Integrated Systems Group which provides application engineering, design, installation, implementation, training, and technical support through our dealer base. The advantages of an integrated system to the end user are numerous. It improves ease of operation, security, health/safety, and loss prevention, and also reduces maintenance and training costs. Our management believes that integrated systems provide customers maximum functionality at competitive prices. Our integrated systems are found in manufacturing facilities, airports, office complexes, government agencies, hospitals, casinos, retail stores, and other organizations.

        We sell through highly focused selling groups organized around our target markets. These groups include the PSG, both U.S. and international, and the diversified sales group. Our customer-focused structure allows for individual attention to each target market, quick response to customer needs, and early identification of market requirements. We reach each target market through regional sales professionals supported by inside sales executives, product catalogs, direct mail, magazine advertising, and industry trade shows.

        In addition to traditional research and development activities, our engineering and product development staff worldwide works directly with our customers to design new products and product enhancements, and coordinates with our contract suppliers to manufacture certain of our branded products. Our engineering staff works with our selling and marketing groups to develop new products and product line extensions, and to promptly respond to customer needs on a worldwide basis. Consequently, we believe that we can develop technologically superior products with customer-desired performance capabilities that address new applications at lower prices than competitive products. Our products are becoming more software-driven to support the integration of technologies and functions into our customers' existing networks.

OUR BUSINESS PRIOR TO THE CLOSING

        Until the closing of the Asset Purchase Agreement, we will conduct our business as usual and plan for the consummation of the Honeywell Asset Sale. At the closing, we will transfer to Honeywell all of the Purchased Assets and the Business in accordance with the terms of the Asset Purchase Agreement.

OUR BUSINESS AFTER THE CLOSING

        Ultrak will retain its access control business, consumer/do-it-yourself business, industrial video-product business ("IVS"), mobile video-product business ("MVP"), and alarm-management business ("ABM"). Our management plans to reorganize our remaining businesses into stand-alone, efficient, and profitable units. The total revenues for the first half of 2002 generated by these businesses represented 39% of our total pro forma revenues of the businesses not being transferred as part of the Honeywell Asset Sale. The total assets of these businesses at June 30, 2002 represented 6% of our total pro forma remaining business assets. Those units no longer part of the core business will be evaluated for divestiture. The Company plans to evaluate three of its five remaining businesses not considered core to our new strategy: the IVS business, the MVP business, and the ABM business. The Company is in the early stage of evaluation, and it remains uncertain if any divestitures will occur. We are not set on immediately selling our remaining businesses that are considered non-core, namely, IVS, MVP, and ABM. We have only begun the process of actively evaluating each business to determine its fit within our long-term objectives and the best courses of action. Options remain open, for example, to incorporate ABM codes into the SAFEnet (access control) products, and to keep IVS and MVP as long as they are profitable. Therefore, the sale of any non-core business units is not considered probable. We anticipate that any sale of these businesses, along with that of the Carroll, Ohio building and land, will increase our cash position.

        One of our two remaining core businesses, Monitor Dynamics, Inc. ("MDI"), founded in 1979, and headquartered in Rancho Cucamonga, California, will be the anchor of the access control business. For the past two years, in addition to the engineering of the CCTV products, the greatest part of our intellectual property development has been centered in the MDI group. MDI's new SAFEnet platform has been launched successfully and is the first to fully integrate access control, video, alarm monitoring, and audio. The new SAFEnet is designed to fully exploit the digital revolution now unfolding in the security industry. We intend to further enhance our position by integrating more biometrics technology in the various access points and also expect to be an important player in the Homeland Security programs of the U.S. Government. MDI will also continue to serve customers with a smaller size system under the brand PointGuard. MDI will continue to sell CCTV products to government agencies, currently its largest market, and to its other customers in connection with the sale of systems. For two years, MDI will purchase its CCTV products from Honeywell's Automation and Control Solutions group. The total revenues generated by the access control business represented 39% of our total pro forma revenues of our businesses not being transferred as part of the Honeywell Asset Sale for the first half of 2002. The total assets of the access control business at June 30, 2002 represented 15% of our total pro forma remaining business assets.

        Our second remaining core business, the consumer do-it-yourself business, SecurityandMore(TM), headquartered in Lewisville, Texas, is expected to grow now that it has established itself successfully with a major retailer. Increased warehouse club rollouts are in progress. The business' call center and Internet site, SecurityandMore.com, have continued to perform well. Management believes that with increased focus, there are many opportunities to pursue. The total revenues generated by the consumer do-it-yourself business represented 22% of our total pro forma revenues of our businesses not being transferred as part of the Honeywell Asset Sale for the first half of 2002. The total assets of the consumer do-it-yourself business at June 30, 2002 represented 4% of our total pro forma remaining business assets.

        The new third core business, Networks, is headquartered in Lewisville, Texas. This business will provide access control customer's integration of Internet-Protocol based phone system and access to PSTN networks, secured managed multi-site networks and remote safe hosting facilities for real-time download of video, access, and alarm data. This will be combined with centralized software based object recognition services. It will integrate the remote access of our products into communication-integrated portals and enable our products to be distributed through new channels such as phone companies and Internet service providers.

        Our corporate group will be located in Lewisville, Texas and will provide legal, financial, and reporting services. In addition, this group is expected to generate revenues from management of our intellectual property portfolio. The total assets of the corporate group at June 30, 2002 include 41% in cash proceeds, 8% for the holdback receivable, 13% for the Lewisville and Ohio buildings, and 7% other fixed assets of our total pro forma remaining business assets. The corporate group also includes an M&A team, an asset management team, and the internal audit function.

        We plan to use the proceeds of the divestments to invest conservatively in undervalued technologies or companies related to the new strategy. The unused cash will be managed through a new entity, Ultrak Finance.

        In evaluating the prospects of any business we determine to pursue after the closing, you should carefully consider the risks described below in determining whether to vote for or against the proposal included in this Proxy Statement. There may be additional risks that we do not currently know of or that we currently deem immaterial because of the information available to us. All of these risks may impair our business operations and could decrease the value of your investment.

OTHER BUSINESS OPPORTUNITIES

        We have decided to explore opportunities to acquire, invest in, or develop new lines of business. Accordingly, we cannot predict what businesses we may enter or strategies we may adopt; and thus can offer no indication of what risks and opportunities might arise in the context of such a new direction.

        Our new strategic direction will likely involve the acquisition or development of other businesses. Our new strategic direction will likely involve risks, including the following:

  •
  We have no specific plan as to what businesses or products we may seek to acquire or develop, and therefore may have no operating history or experience in such businesses upon which you may base an evaluation of any strategic business plan and determine our prospects. Any business we might develop will likely involve all of the risks, uncertainties, expenses, and difficulties frequently encountered by development stage companies.

  •
  Our future success depends, in significant part, on our ability to attract, hire, and retain directors, management, and other personnel with the managerial, marketing, and technical skills that may be required by any business or businesses that we acquire in the future. Competition for personnel is intense, and there is a limited number of persons with knowledge of, and experience in, any industry we might seek to enter. If we fail to timely identify, recruit, and hire qualified personnel, we may be unable to compete effectively.

  •
  To be successful in any planned acquisition, we will need to identify applications, technologies, and businesses that are complementary, and we may need to integrate disparate technologies and corporate cultures and potentially manage a geographically dispersed company. Each subsequent acquisition may divert our attention from our existing business concerns and expose us to unforeseen liabilities or risks associated with entering new markets. Integrating newly acquired organizations and technologies into our Company could be expensive, time consuming, and may strain our resources. We anticipate that we will face intense competition for acquisitions, and that many of these competitors will be larger, better-funded organizations. If we fail to execute our acquisition strategy successfully for any reason, our business may be adversely affected. We do not have a tested business model and we cannot be sure that any business model we develop will yield positive results.

  •
  We may pay for some of our acquisitions by issuing additional common stock and this could dilute our stockholders. We may also use cash to buy companies or technologies in the future. If we do use cash, we may need to incur debt to pay for these acquisitions as well as to fund any operating losses. Acquisition financing may not be available on favorable terms or at all. In addition, we may be required to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions, which would have an adverse affect on our results of operations.

        We intend to identify potential acquisition candidates through contacts with persons and entities including investment banks, accountants, consultants, and other professionals. Affiliates of ours, including their officers and directors who are instrumental in identifying or closing future acquisitions, may be compensated by payment of fees or in amounts which are in addition to the amount of salary, bonus, or directors fees which we customarily pay such individuals. Any such additional compensation will be determined on a case by case basis by the Board prior to or at the time of the acquisition. As of this date we are not a party to any agreement regarding the provision of such services or payments of such fees or amounts.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Our Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

        The following unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2002 presents our financial position assuming the Honeywell Asset Sale were consummated as of June 30, 2002. The data contained in the column labeled "Historical Ultrak" is derived from our historical unaudited consolidated balance sheet as of June 30, 2002. All material adjustments required to reflect the Honeywell Asset Sale are set forth in the columns labeled "Sale Adjustments" and "Sale Transaction", and in the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

        The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the notes thereto, appearing in this Proxy Statement. The pro forma data is for informational purposes only and may not necessarily reflect our financial position or what our financial position would have been had we consummated the Honeywell Asset Sale on June 30, 2002.

ULTRAK, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
As of June 30, 2002

	Historical Ultrak	Sale Adjustments (A)	Sale Transaction (B)		Proforma Retained Business
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,965	$—		$29,100	$31,065
Trade accounts receivable, less allowance for doubtful accounts	26,297	(21,868)		—	4,429
Inventories, net	27,381	(21,885)		—	5,496
Prepaid expenses and other current assets	3,741	(2,077)		5,400	7,064
Deferred income taxes	275	(269)		—	5
Total current assets	59,659	(46,100)		34,500	48,059
PROPERTY, PLANT AND EQUIPMENT, at cost	33,002	(5,272)		—	27,730
Less accumulated depreciation and amortization	(15,211)	3,907		—	(11,304)
	17,791	(1,366)		—	16,425
OTHER ASSETS
Goodwill	10,726	(5,132)		—	5,594
Intangible assets, net	1,983	(918)		—	1,065
Other	337	(60)		—	277
	13,047	(6,110)		—	6,937
Total assets	$90,497	$(53,576)		$34,500	$71,421
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$12,654	$(9,081)	$		$3,573
Accrued expenses	8,981	(4,620)		—	4,361
Accrued restructuring costs	421	—		—	421
Income tax payable	483	(283)		—	200
Line of credit	10,729	—		—	10,729
Other debt	632	0		—	632
Total current liabilities	33,900	(13,984)		—	19,916
FINANCING OBLIGATION	6,600	—		—	6,600
STOCKHOLDERS' EQUITY
Preferred stock	977	—		—	977
Common stock	175	—		—	175
Additional paid-in-capital	162,268	—		—	162,268
Accumulated deficit	(72,162)	(42,211)		34,500	(79,873)
Accumulated other comprehensive loss	(2,578)	2,619		—	41
Treasury stock; at cost (3,467,850 common shares)	(38,683)	—		—	(38,683)
Total stockholders' equity	49,997	(39,592)		34,500	44,905
Total liabilities and stockholders' equity	$90,497	$(53,576)		$34,500	$71,421

Note 1.    Unaudited Pro Forma Condensed Consolidated Balance Sheet: The unaudited pro forma condensed consolidated balance sheet gives effect to the Honeywell Asset Sale, as described below, as if these events had occurred as of June 30, 2002.

  (A)
  As a result of the sale of a substantial portion of our business, these adjustments reflect the balances as of June 30, 2002 for assets sold and liabilities assumed.

  (B)
  These adjustments reflect the anticipated cash received at closing, net of expenses, as well as the holdback receivable.

 Our Pro Forma Condensed Consolidated Statements of Operations

        The following unaudited pro forma condensed consolidated statements of operations for each of the three years ended December 31, 2001, 2000 and 1999, and the six months ended June 30, 2002 and 2001, illustrate the estimated effects of the Honeywell Asset Sale. The unaudited pro forma condensed consolidated statements of operations assume that the Honeywell Asset Sale occurred on January 1, 1999. The data contained in the columns labeled "Historical Ultrak" is derived from our historical audited consolidated statements of operations for each of the three years ended December 31, 2001, 2000 and 1999, and our historical unaudited consolidated statements of operations for the six months ended June 30, 2002 and 2001. The resulting adjustments are described in the accompanying notes, and, in the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

        The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement. The unaudited pro forma condensed consolidated statements of operations and related notes are provided for informational purposes only and do not purport to be indicative of the results of operations that would have been reported had the events occurred on the dates indicated, or purport to be indicative of results of operations that may be achieved in the future.

ULTRAK, INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the six months ended June 30, 2002
	Historical Ultrak	Sale Adjustments		Pro Forma Retained Business
Net sales	$70,980	$49,348	(A)	$21,632
Cost of sales (exclusive of depreciation shown separately below)	47,513	32,087	(A)	15,426

Gross profit	23,467	17,261		6,206
Other operating costs:
Selling, general and administrative	25,336	15,510	(B)	9,826
Depreciation and amortization	1,708	475	(B)	1,233

Total operating costs:	27,044	15,985		11,059

Operating profit (loss)	(3,577)	1,276		(4,853)
Other income (expense):
Interest expense	(1,639)	—		(1,639)
Interest income	13	—		13
Foreign exchange gains	193	193	(C)	—
Other, net	350	—		350

Income (loss) before income taxes and cumulative effect of accounting change	(4,660)	1,469		(6,129)
Income taxes	443	—	(D)	443

Net Loss before cumulative effect of accounting change	(4,217)	1,469		(5,686)
Dividend requirements on preferred stock	(58)	—		(58)

Net income (loss) allocable to common stockholders, before cumulative effect of accounting change	$(4,275)	$1,469		$(5,744)

Loss per share before cumulative effect of accounting change, Basic:	$(0.30)			$(0.41)

Number of common shares used in computations	14,027			14,027

Loss per share before cumulative effect of accounting change, Diluted:	$(0.30)			$(0.41)

Number of common shares used in computations	14,027			14,027

ULTRAK, INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the six months ended June 30, 2001
	Historical Ultrak	Sale Adjustments		Pro forma Retained Business
Net sales	$84,585	$50,601	(A)	$33,985
Cost of sales (exclusive of depreciation shown separately below)	57,678	34,077	(A)	23,601

Gross profit	26,908	16,524		10,384
Other operating costs:
Selling, general and administrative	24,621	16,110	(B)	8,511
Depreciation and amortization	2,595	770	(B)	1,825

Total operating costs:	27,217	16,881		10,336

Operating profit (loss)	(309)	(357)		48
Other income (expense):
Interest expense	(1,805)	—		(1,805)
Interest income	30	—		30
Gain on sale of investments	7,727	—		7,727
Other, net	82	—		82

Income (loss) before income taxes	5,725	(357)		6,082
Income taxes	—	—	(D)	—

Net income	5,725	(357)		6,082
Dividend requirements on preferred stock	(58)	—		(58)

Net income (loss) allocable to common stockholders	$5,667	$(357)		$6,024

Income (loss) per share, Basic:	$0.48			$0.52

Number of common shares used in computations:	11,689			11,689

Income (loss) per share, Diluted:	$0.47			$0.50

Number of common shares used in computations:	12,104			12,104

Note 1.    The following adjustments to the unaudited pro forma condensed consolidated statement of operations reflect the elimination of revenues generated from assets sold to Honeywell pursuant to the Honeywell Asset Sale, as well as expenses relating to the operations assumed by Honeywell. The only material nonrecurring charge directly attributable to the Honeywell Asset Sale is a $5.1 million loss on the Honeywell Asset Sale, which includes $1.5 million of transaction expenses. This loss is not included in the Pro Forma statements, but will be included in the financial statements in the period in which the Honeywell Asset Sale is closed.

  (A)
  Represents the revenues and the associated cost of sales related to the operations being sold. Revenues and cost of sales relate to the U.S. CCTV professional video sales, as well as all businesses in Italy, the United Kingdom, Germany, Poland, South Africa, Australia, and Singapore. The revenue and cost of sales amounts reflect the actual revenues and costs as separately tracked within the Company's accounting systems.

  (B)
  Represents the operating expenses incurred during the period for the operations being sold. In the U.S., these include sales and sales support expenses, engineering, manufacturing, services, marketing and administrative support costs directly or indirectly related to the CCTV business.

    The Company has entered into a sublease agreement and transition services agreement, which provide reimbursement of certain operating expenses. The expected reimbursement from these agreements total $550,000 for the six months ended June 30, 2002; however, this has not been included as a reduction of operating expenses due to the short-term nature of the agreement. Also included are all of the operating expenses for Italy, the United Kingdom, Germany, Poland, South Africa, Australia, and Singapore. All operating expenses for non-U.S. divisions are the actual expenses as separately tracked as separate legal entities. In the U.S., the sales and sales support, engineering, and manufacturing expenses reflect the actual expenses as separately tracked within the Company's accounting system. The U.S. services, marketing, and administrative support costs were allocated substantially based upon dedicated headcount cost and facility usage. The total costs derived from allocations is $3,613,000 for the six months ended June 30, 2002. Management feels that the methods used in the allocation assumptions are reasonable.

  (C)
  Foreign exchange gains relate exclusively to the operations being sold.

  (D)
  The actual income tax benefit relates to income tax refunds and no pro forma taxes have been provided because of the Company's net operating loss carryforward and deferred tax valuation allowance.

 ULTRAK, INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the twelve months ended December 31, 2001
	Historical Ultrak	Sale Adjustments		Pro forma Retained Business
Net sales	$161,707	$95,844	(A)	$65,863
Cost of sales (exclusive of depreciation shown separately below)	111,809	65,558	(A)	46,251

Gross profit	49,898	30,286		19,612
Other operating costs:
Selling, general and administrative	52,493	30,907	(B)	21,587
Depreciation and amortization	5,311	1,513	(B)	3,798

Total operating costs	57,804	32,420		25,384

Operating profit (loss)	(7,906)	(2,134)		(5,773)
Other income (expense)
Interest expense	(3,293)	—		(3,293)
Interest income	35	—		35
Gain (loss) on sale of investments	7,727	—		7,727
Gain (loss) on sale of businesses	1,090	—		1,090
Foreign exchange losses	(265)	(265)	(C)	—
Other (net)	248	—		248

Income (loss) before income taxes	(2,364)	(2,399)		34
Income taxes	903	903	(D)	—

Net income	(1,461)	(1,496)		34
Dividend requirements on preferred stock	(117)	—		(117)

Net income (loss) allocable to common stockholders	$(1,578)	$(1,496)		$(83)

Income (loss) per share, Basic:	$(0.13)			$(0.01)

Number of common shares used in computations:	12,183			12,183

Income (loss) per share, Diluted	$(0.13)			$(0.01)

Number of common shares used in computations	12,183			12,183

 ULTRAK, INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the twelve months ended December 31, 2000
	Historical Ultrak	Sale Adjustments		Pro forma Retained Business
Net sales	$199,998	$122,157	(A)	$77,841
Cost of sales (exclusive of depreciation shown separately below)	153,435	95,043	(A)	58,393

Gross profit	46,562	27,114		19,448
Other operating costs:
Selling, general and administrative	92,036	65,808	(B)	26,228
Depreciation and amortization	6,482	2,790	(B)	3,692

Total operating costs:	98,519	68,598		29,920

Operating loss	(51,956)	(41,484)		(10,472)
Other income (expense):
Interest expense	(3,743)	—		(3,743)
Interest income	69	—		69
Loss on sale of investments	(83)	—		(83)
Loss on sale of businesses	(840)	—		(840)
Foreign exchange losses	(4,637)	(4,637	)(C)	—
Other, net	(641)	—		(641)

Income (loss) before income taxes	(61,832)	(46,121)		(15,711)
Income tax benefit	4,145	—	(D)	4,145

Net income	(57,687)	(46,121)		(11,566)
Dividend requirements on preferred stock	(117)	—		(117)

Net income (loss) allocable to common stockholders	$(57,804)	$(46,121)		$(11,683)

Income (loss) per share, Basic:	$(4.95)			$(1.00)

Number of common shares used in computations:	11,686			11,686
Income (loss) per share, Diluted:	$(4.95)			$(1.00)

Number of common shares used in computations:	11,686			11,686

ULTRAK, INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the twelve months ended December 31, 1999
	Historical Ultrak	Sale Adjustments		Pro forma Retained Business
Net sales	$208,201	$122,655	(A)	$85,545
Cost of sales (exclusive of depreciation shown separately below)	140,831	85,599	(A)	55,233

Gross profit	67,369	37,057		30,313
Other operating costs:
Selling, general and administrative	60,551	39,542	(B)	21,010
Depreciation and amortization	5,911	1,194	(B)	4,717

Total operating costs:	66,463	40,736		25,727

Operating profit (loss)	906	(3,680)		4,586
Other income (expense):
Interest expense	(2,965)	—		(2,965)
Interest income	176	—		176
Gain on sale of investments	670	—		670
Foreign exchange gains	377	377	(C)	—
Equity in income of Detection Systems, Inc.	1,885	—		1,885
Other, net	910	—		910

Income (loss) from continuing operations before income taxes	1,958	(3,303)		5,261
Income tax benefit	(1,286)	—	(D)	(1,286)

Net income from continuing operations	673	(3,303)		3,975
Dividend requirements on preferred stock	(117)	—		(117)

Net income (loss) from continuing operations allocable to common stockholders	$555	$(3,303)		$3,858

Income (loss) from continuing operations per share, Basic:	$0.05			$0.33

Number of common shares used in computations:	11,645			11,645

Income (loss) from continuing operations per share, Diluted:	$0.05			$0.32

Number of common shares used in computations:	12,300			12,300

Note 1.    The following adjustments to the unaudited pro forma condensed consolidated statement of operations reflect the elimination of revenues generated from assets sold to Honeywell pursuant to the Honeywell Asset Sale, as well as expenses relating to the operations assumed by Honeywell. The only material nonrecurring charge directly attributable to the Honeywell Asset Sale is a $5.1 million loss on the Honeywell Asset Sale, which includes $1.5 million of transaction expenses. This loss is not included in the Pro Forma statements, but will be included in the financial statements in the period that the Honeywell Asset Sale is closed.

  (A)
  Represents the revenues and the associated cost of sales related to the operations being sold. Revenues and cost of sales to the U.S. CCTV professional video sales, as well as all businesses in Italy, the United Kingdom, Germany, Poland, South Africa, Australia, and Singapore. The revenues and expenses from our French division in 2000 and 1999 have been included in the pro forma adjustments as this business was a component of our international professional securities group segment that is included in this transaction. The operations in France were substantially ceased in April 2001. The revenue and cost of sales amounts reflect the actual revenues and costs as separately tracked within the Company's accounting systems.

  (B)
  Represents the operating expenses incurred during the period for the operations being sold. In the U.S., these include sales and sales support expenses, engineering, manufacturing, services, marketing and administrative support costs directly or indirectly related to the CCTV business. The Company has entered into a sublease agreement and transition services agreement, which provide reimbursement of certain operating expenses. The expected reimbursement from these agreements would have totaled $1,100,000 for the twelve months ended December 31, 2001; however, this is not included as a reduction of operating expenses due to the short-term nature of the agreement. Also included are all of the operating expenses for Italy, the United Kingdom, Germany, Poland, South Africa, Australia, France (see Note A) and Singapore as well as the related goodwill amortization. All operating expenses for non-U.S. divisions are the actual expenses as separately tracked as separate legal entities. In the U.S., the sales and sales support, engineering and manufacturing expenses reflect the actual expenses as separately tracked within the Company's accounting system. The U.S. services, marketing and administrative support costs were allocated substantially based upon dedicated headcount cost and facility usage. The total costs derived from allocations is $5,021,000 for the 12 months ended December 31, 2001. Management feels that the methods used in the allocation assumptions are reasonable.

  (C)
  Foreign exchange gains and losses relate exclusively to operations being sold.

  (D)
  As a result of substantial net operating loss carry forwards and the Company's deferred tax valuation allowances, no pro forma tax expense is provided because it is assumed the Company will utilize its unrecorded deferred tax assets in lieu of recording tax expense.

COMPETITION

        We face substantial competition in each of our markets. Significant competitive factors in our markets include price, quality, and product performance, breadth of product line, ease of integration, and customer service and support. Some of our existing and potential competitors have substantially greater financial, manufacturing, marketing, and other resources than us. To compete successfully, we must continue to make substantial investments in its engineering and development, marketing, sales, customer service, and support activities. There can be no assurance that competitors will not develop products that offer price or performance features superior to our products.

        We consider our major competitors to be Tyco (including Sensormatic), Philips Electronics, Matsushita Electric Industrial Co., Ltd. (Panasonic), Pelco Corporation, Lenel Systems International, Inc., GE Interlogix Inc., and Samsung.

EMPLOYEES

        As of July 31, 2002, we employed approximately 500 people. Honeywell has the right under the Asset Purchase Agreement to offer employment to approximately 300 of these employees. After the Honeywell Asset Sale closes, we expect to have approximately 150 to 200 employees to operate our remaining businesses and pursue strategic alternatives. None of our employees is subject to any collective bargaining arrangements, and we consider our relations with our employees to be good.

PROPERTY

        We moved to our Lewisville, Texas headquarters facility in January 1998. Our headquarters facility is comprised of approximately 170,000 square feet of office and warehouse space located on 14 acres of land in Lewisville, Texas. Prior to the end of 2000, the building was financed through a synthetic lease, resulting in the asset and the related liabilities not appearing on our balance sheets. In January 2001, we elected to pay down the balance of the financing from $11.5 million to $10 million, effectively acquiring the building and the mortgage simultaneously. This amount was subsequently paid down to $6.3 million. The headquarters facility was sold in December 2001 for $6.6 million in a sale and lease back transaction. As part of the sale, we leased the headquarters facility for a term of 30 months beginning in January 2002 at an annual cost of $720,000. The lease includes an option to purchase the headquarters facility for $6.9 million at the end of 24 months.

        We own a 72,000 square foot manufacturing facility in Carroll (Columbus), Ohio and lease a facility in Rancho Cucamonga, California.

        We also lease additional office/distribution warehouse space in Austin, Texas; Las Vegas, Nevada; Warrington (Manchester), Great Britain; San Vendemiano (Venice), Italy; Dusseldorf, Germany; Crissier (Lausanne), Switzerland; Szczecin, Poland; Perth, Australia; Johannesburg, South Africa and Singapore.

        We established a centralized, European headquarters facility in Antwerp, Belgium in 1999 to coordinate efforts among our foreign operations. Customer service under the centralized structure suffered and the cost to operate this facility proved to be unjustified. In 2001, we sold the Belgium headquarters building and discontinued centralized distribution. Inventory was transferred to our European offices located in Great Britain, Germany, France, Italy, Poland, and Switzerland. We also relocated our international administrative and financial functions to Great Britain where we currently maintain a sales and operations facility.

        We consider the above facilities suitable and adequate to meet our requirements.

LEGAL PROCEEDINGS

        We are subject to various legal proceedings and claims, either asserted or unasserted, that can arise in the ordinary course of business. Although the outcome of these claims cannot be predicted with certainty, we do not believe that any of these existing legal matters will have a material adverse effect on our financial condition or our results of operations.

TRADING MARKET AND PRICE

        The following table sets forth the high and low closing price of our common stock for each quarter in the years 2000, 2001, and 2002 as quoted on the Nasdaq National Market.

		HIGH	LOW
2000:	First quarter	$13.25	$6.38
	Second quarter	11.88	6.00
	Third quarter	10.25	5.75
	Fourth quarter	6.50	2.81
2001:	First quarter	$5.88	$2.34
	Second quarter	3.15	2.19
	Third quarter	2.52	1.18
	Fourth quarter	2.82	1.30
2002:	First quarter	$2.05	$0.76
	Second quarter	1.86	1.10
	Third quarter	1.71	0.71
	Fourth quarter (through October 24)	1.27	0.65

DIVIDEND POLICY

        We have not declared or paid any cash dividends on our common stock since our inception. We are currently evaluating the implementation of a possible share repurchase program, cash dividend, or other form of distribution to our stockholders of a portion of the net proceeds received by us from the Honeywell Asset Sale. The terms of this contemplated distribution will be determined by consideration of our agreements with Honeywell, our ongoing business needs, and our agreements with our lender.

        Our obligations under the Asset Purchase Agreement, the Access Control Supply Agreement, the Sublease, the Transition Services Agreement, and the Shared Intellectual Property License Agreement require us to continue our operations following the closing. In considering any distributions, we will have to ensure that we have the proper resources to meet our obligations pursuant to these agreements following the closing.

        The main obstacle to our completing an evaluation of alternatives is our inability to finalize a detailed business plan until after the Honeywell Asset Sale is consummated. Many issues remain open as long as the Honeywell Asset Sale is not consummated. For example, the post-closing adjustment mechanism pursuant to the Asset Purchase Agreement might affect the amount of proceeds we receive. Thus, we cannot effectively finalize a detailed business plan until the Honeywell Asset Sale is consummated.

        Our loan agreement, as currently structured, with Frost National Bank prohibits us from making any distribution with respect to our capital stock or returning any capital to our stockholders. We anticipate restructuring the loan agreement to allow us to make distributions without it being deemed to be a default.

PRINCIPAL EXECUTIVE OFFICES

        Our principal executive offices are located at 1301 Waters Ridge Drive, Lewisville, Texas. Our telephone number at this location is 972-353-6500.

 CLOSED CIRCUIT TELEVISION BUSINESS

(Disposed Business)

UNAUDITED FINANCIAL STATEMENTS

        The following unaudited combined financial statements of the Closed Circuit Television Business (CCTV), are derived from the consolidated financial statements of Ultrak, Inc. (the Company) and reflect the operating results and net assets of the CCTV Business.

 CLOSED CIRCUIT TELEVISION BUSINESS

(Disposed Business)

COMBINED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSSES)

(in thousands)
unaudited

	Six Months Ended June 30,		Twelve Months Ended December 31,
	2002	2001	2001	2000	1999
Net sales	$49,348	$50,601	$95,844	$122,157	$122,655
Cost of sales	32,087	34,077	65,558	95,043	85,599

Gross profit	17,261	16,524	30,286	27,114	37,057
Other operating costs:
Selling, general and administrative	16,060	16,110	30,907	66,908	40,642
Depreciation and amortization	475	770	1,513	2,790	1,194

Total operating costs	16,535	16,881	32,420	69,698	41,836

Operating profit (loss)	726	(357)	(2,134)	(42,584)	(4,780)
Other income (expense):	193	—	(265)	(4,637)	377

Income (Loss) before income taxes and cumulative effect of accounting change	919	(357)	(2,399)	(47,221)	(4,403)
Income tax benefit (expense)	(71)	(49)	(482)	(243)	(480)

Income (loss) before cumulative effect of accounting changes	848	(406)	(2,881)	(47,464)	(4,883)
Cumulative effect of accounting change	(11,353)	—	—	—	—

Net loss	(10,505)	(406)	(2,881)	(47,464)	(4,883)

Other comprehensive income (loss)
Foreign currency translation adjustment	1,581	(3,111)	(1,275)	(3,583)	(2,704)
Reclassification	—	—	—	4,197	—

Comprehensive loss	$(8,924)	$(3,517)	$(4,156)	$(46,850)	$(7,587)

The accompanying notes are an integral part of these statements.

 CLOSED CIRCUIT TELEVISION BUSINESS

(Disposed Business)

COMBINED STATEMENTS OF NET ASSETS

(in thousands)
unaudited

		December 31,
	June 30, 2002
		2001	2000
ASSETS
CURRENT ASSETS
Trade accounts receivable, less allowance for doubtful accounts of $1,524,000 at June 30, 2002, $1,749,000 and $3,926,000 at December 31, 2001 and 2000, respectively	$21,868	$19,783	$24,061
Inventories	21,885	20,354	16,188
Prepaid expenses and other current assets	2,077	1,214	3,039

Total current assets	45,830	41,352	43,289
PROPERTY, PLANT AND EQUIPMENT, at cost	5,272	5,372	6,481
Less accumulated depreciation and amortization	(3,907)	(3,811)	(4,322)

	1,366	1,561	2,159
OTHER ASSETS
Goodwill	5,132	16,248	16,936
Intangible assets, net	918	1,081	188
Other	60	96	115

	6,110	17,425	17,239

Total assets	$53,306	$60,338	$62,686

LIABILITIES AND NET ASSETS
CURRENT LIABILITIES
Accounts payable—trade	$9,081	$9,973	$11,468
Accrued expenses	4,620	4,223	7,857
Accrued restructuring costs	—	650	5,090

Total current liabilities	13,700	14,847	24,415

NET ASSETS	$39,606	$45,491	$38,271

The accompanying notes are an integral part of these statements.

 CLOSED CIRCUIT TELEVISION BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying financial statements have been derived from the accounts of Ultrak, Inc. and certain of its subsidiaries (the "Company").

        On August 8, 2002, the Company entered into an asset purchase agreement with Honeywell International, Inc. ("Honeywell") for the sale of substantially all of the assets of the Company's Closed Circuit Television ("CCTV") Business plus the transfer of certain liabilities to Honeywell. The accompanying statements of net assets reflect the assets to be sold and liabilities to be transferred, as contemplated in the agreement. The statements of operations represent the amounts reported in the underlying statements of the CCTV Business being sold and are adjusted to exclude costs and expenses not related to the CCTV Business.

Nature of Operations

        The CCTV Business designs, manufactures, markets, sells, distributes, and provides after-sale service of closed circuit television equipment and systems including, without limitation, (1) analog video products, (2) digital video products, (3) cameras, domes, and telemetry, (4) video management and transmission, (5) monitors, and (6) public address systems and equipment.

Principles of Combination

        The accompanying combined financial statements include the accounts of the divisions and subsidiaries comprising the CCTV Businesses. All significant intercompany balances and transactions have been eliminated in combination.

Inventories

        Inventories are comprised principally of goods held for resale, which are valued at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment

        Property, plant and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Goodwill and Amortization

        Through December 31, 2001, goodwill resulting from acquisitions is being amortized using the straight-line method over periods ranging from twenty to forty years. Beginning January 1, 2002, goodwill amortization was suspended (see note D)

Accounting for Impairment of Long-Lived Assets

        The Company evaluates long-lived assets and intangibles held and used for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flows generated by those assets are less than the carrying amounts of such assets.

Software Development Costs

        The Company capitalizes software development costs incurred from the time technological feasibility of the software is established until the software is ready for use in its products. Research and development costs related to software development are expensed as incurred. The capitalized costs relate to software which will become an integral part of the Company's revenue producing products and are amortized in relation to expected revenues from the product up to a maximum of five years. These software development costs are regularly reviewed for impairment, and a loss is recognized when the net realizable value by product falls below the unamortized cost.

Internal Use Software

        The Company capitalizes certain external direct costs of materials and services, internal payroll and payroll related costs and other qualifying costs incurred in connection with developing or obtaining internal software. These costs are amortized over three to eight years.

Revenue Recognition

        Revenue is recognized when a firm sales agreement is in place, delivery has occurred, the price is fixed and determinable and collectibility is reasonably assured.

Shipping and Handling Fees

        Shipping and handling fees charged to customers are reported as revenue and shipping and handling costs incurred are reported as cost of sales.

Foreign Currency Translation

        Local currencies are considered the functional currencies for the CCTV's operations outside the United States. Assets and liabilities are translated into U.S. dollars at the rate of exchange in effect at the statements of net assets date. Revenues and expenses are translated into U.S. dollars at average monthly exchange rates prevailing during the year.

Comprehensive Income (Loss)

        Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

Advertising Expense

        Advertising costs are expensed as incurred. Total advertising expense for the CCTV Business was approximately $1.3 million, $1.2 million, and $1.5 million, for the years ended December 31, 2001, 2000, and 1999, respectively.

Income Taxes

        The CCTV Business computes its tax liability utilizing the asset and liability approach to financial accounting and reporting for income taxes based on its stand alone operations. Income tax expense incurred in the respective jurisdictions have been included in the combined statements of operations. No other income tax related amounts have been reflected on CCTV's combined financials statements pursuant to the asset purchase agreement.

Use of Estimates

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B—BUSINESS COMBINATIONS AND DIVESTITURES

2001 Divestitures:

  Ultrak France

        On December 31, 2001, the Company's French subsidiary sold its CCTV inventory and other intangibles to Bisset Technologie Systemes for a nominal amount, and no gain was recorded on the transaction.

2000 Divestitures:

  Intervision Express, Ltd.

        On July 1, 2000, the Company sold substantially all assets of its UK-based CCTV Business, Intervision Express, Ltd. ("Intervision") to Norbain SD, Ltd. ("Norbain"), a UK-based distributor of CCTV and access control equipment. The Company received $2.1 million in cash for inventory and certain other assets, including the use of the Intervision trade name. The Company also granted Norbain distribution exclusivity for its Diamond-series dome product line and its CCTV products in the UK. To maintain its exclusivity, Norbain must purchase at least $6.0 million of Ultrak-branded products and dome systems through the end of 2002. The exclusivity agreement is retained in the CCTV Business. There is no gain or loss recorded in the statement of operations from this sale.

NOTE C—PROPERTY, PLANT AND EQUIPMENT

        The components of property, plant and equipment are as follows (in thousands):

			December 31,
		June 30, 2002
	Useful Lives		2001	2000
Machinery and Equipment	3-7 years	$3,944	$4,041	$3,625
Furniture and Fixtures	3-7 years	814	812	850
Internal Use Software	3-8 years	29	26	150
Software Development Costs	3-5 years	188	222	229
Buildings and Land	20-30 years	297	271	1,628

		5,272	5,372	6,481
Accumulated Depreciation		(3,907)	(3,811)	(4,322)

		$1,365	$1,561	$2,159

NOTE D—NEW ACCOUNTING PRONOUNCEMENTS

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

SFAS No. 141 and SFAS No. 142

        Major provisions of these statements and their effective dates are as follows:

  •
  intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights and are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability;

  •
  effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization;

  •
  effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually or whenever there is an impairment indicator; and

  •
  all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting

        Under SFAS 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. A reporting unit is an operating segment or one level below an operating segment referred to as a component. CCTV has one segment, which is its reporting unit. This methodology differs from the previous policy, as permitted under accounting standards existing at that time, of using undiscounted cash flows to determine if its goodwill is recoverable.

        The Company completed its transitional impairment analysis as required by SFAS 142 as of January 1, 2002. As a result, the Company's CCTV Business has recorded a non-cash charge of approximately $11.3 million to reduce the carrying value of its goodwill. Such charge is reflected as a cumulative effect of an accounting change in the accompanying combined statement of operations. In calculating the impairment charge, the fair value of the impaired reporting units were estimated using discounted cash flow methodology or recent comparable transactions.

        A summary of the changes in the CCTV Business' goodwill are as follows (in thousands):

Goodwill
Net carrying value at December 31, 2000	$16,936
Earnout payments on prior acquisitions	70
Amortization expense	(758)

Net carrying value at December 31, 2001	$16,248
Earnout payments on prior acquisitions	237
Impairment losses	(11,353)

Net carrying value at June 30, 2002	$5,132

        Intangible assets consist of the following (in thousands):

		June 30, 2002			December 31, 2001			December 31, 2000
	Weighted average amortization (years)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Intangible assets subject to amortization
Licensing agreements	3.7	$1,080	(338)	742	$1,080	(212)	868	$80	(80)	—
Patents and trademarks	17.1	207	(31)	176	240	(26)	214	211	(23)	188

Total amortized intangible assets		$1,287	(369)	918	$1,320	(238)	1,081	$291	(103)	188

Intangible assets not subjet to amortization
Goodwill				$5,132			$16,248			$16,936

        Amortization expense related to intangible assets subject to amoritization was $134,000 for the six months ended June 30, 2002, and $135,000 the year ended December 31, 2001. Amortization expense related to intangible assets for the six months ended June 30, 2002, and years ended December 31, 2000 and 1999 is not significant.

        The aggregate estimated future amortization expense for intangible assets for each of the five succeeding years as of June 30, 2002 is as follows:

(in thousands):
Remainder of 2002	$134
2003	267
2004	267
2005	127
2006	15

Total	$810

        Net income (loss) before cumulative effect of accounting change for periods presented, adjusted to exclude amortization expense related to goodwill, is as follows (in thousands):

	Six months ended June 30,		Years ended December 31,
	2002	2001	2001	2000	1999
Net earnings (loss)
Reported net earnings (loss) before cumulative effect of accounting change	$848	$(406)	$(2,881)	$(47,464)	$(4,883)
Goodwill amortization	—	384	757	1,420	1,467

Adjusted net earnings (loss)	$848	$(22)	$(2,124)	$(46,044)	$(3,416)

NOTE E—MAJOR CUSTOMERS AND SUPPLIERS

        One of CCTV's customers accounted for 24%, 22%, and 19% of total sales during 2001, 2000 and 1999 respectively. Loss of this customer may have a material adverse effect on operations.

        The CCTV Business purchased approximately 10% of its products from one contract manufacturer during 2001, 2000 and 1999. Although there are a limited number of manufacturers of the Company's products, management believes there are suppliers who could provide similar products on comparable terms. A change in suppliers could cause a delay in and a possible loss of sales.

NOTE F—COMMITMENTS AND CONTENGICIES

Leases

        The CCTV Business leases office and warehouse space and data processing equipment under long-term, noncancelable leases.

        Minimum future rental payments for all long-term, noncancelable operating leases are presented below (in thousands):

Year ending December 31,
2002	$650
2003	490
2004	194
2005	90
2006	77
Thereafter	53

$1,554

        Total rent expense was as follows (in thousands):

2001	$754
2000	659
1999	660

Litigation

        We are subject to various legal proceedings and claims, either asserted or unasserted, that can arise in the ordinary course of business. Although the outcome of these claims cannot be predicted with certainty, we do not believe that any of these existing legal matters will have a material adverse effect on our financial condition or our results of operations.

NOTE G—FOREIGN OPERATIONS

        Sales by geographic area were as follows (in thousands):

	Six months ended June 30,		Year ended December 31,
	2002	2001	2001	2000	1999
United States	$31,544	$32,857	$60,362	$76,924	$59,242
Italy	6,106	4,815	10,537	8,989	10,798
United Kingdom	4,331	3,251	6,837	6,924	16,853
Germany	3,083	4,177	6,730	9,484	11,302
France	—	—	—	8,023	14,378
Poland	561	907	3,618	2,003	527
South Africa	1,703	1,890	3,617	3,103	3,549
Australia	1,509	1,935	3,068	4,404	5,418
Other	511	769	1,075	2,303	588

Total revenues	$49,348	$50,601	$95,844	$122,157	$122,655

        Net long-lived assets by geographic area were as follows (in thousands):

		December 31,
	June 30, 2002
		2001	2000
United States	$534	$657	$1,206
Italy	191	189	201
United Kingdom	65	86	116
Germany	165	167	135
France	—	—	38
Poland	47	57	50
South Africa	263	270	67
Australia	52	79	142
Belgium	—	—	189
Singapore	47	56	16

Total	$1,365	$1,561	$2,159

NOTE H—SPECIAL CHARGES AND CHANGES IN ESTIMATE

2000 Special Charges

        During the fourth quarter of 2000, the Company, in conjunction with changes in key management personnel, made several changes in its strategic plan which resulted in significant expenses. Additionally, based on this new strategic direction, certain assets were assessed for impairment. The impacts to the CCTV Business are included in the financial statements and presented below.

        The charges to income related to these items are summarized as follows (in thousands):

Closure of European distribution center	$7,246
Goodwill impairment—France	10,103
Goodwill impairment—Germany	2,985
Closure of business—France	2,686
Inventory write-downs	8,207
Software development costs	655
Foreign currency losses	4,197
Other	237

$36,316

Closure of European Distribution Center

        During 1998 and 1999, the management of the CCTV Business opened a European distribution center located in Antwerp, Belgium. The purpose of the distribution center was to consolidate purchasing, reduce overhead and create efficiencies in our European CCTV Business. Because of declining sales and operational difficulties, the management of the CCTV Business concluded in the fourth quarter 2000 its European distribution center strategy would not be successful. Therefore, the management of the CCTV Business evaluated the net realizable value of its European distribution center assets and wrote off and/or wrote down assets that could not be fully recovered or utilized in the other European CCTV operations. The impacts to the CCTV Business consisted of inventory costs ($2,705,000), personnel ($667,000), fixed assets ($1,187,000) and lease termination and other exit costs ($2,687,000). The personnel costs provided for the termination of its 13 employees. For 2000, the CCTV Business incurred pretax losses of approximately $5.5 million in it's Belgium business, and the operations was closed by April 2001.

        During 2001, management of the CCTV Business negotiated favorable settlement of certain liabilities provided for at December 31, 2000 as well as selling its facility in Belgium for higher than expected proceeds. These actions resulted in reduction of selling, general and administrative expenses of $950,000 in 2001. The CCTV Business still has approximately $90,000 at December 31, 2001 accrued for final closure costs.

Goodwill Impairment/Closure of Business—France

        The continuing losses in France of the CCTV Business triggered an impairment review in 2000 of its long-lived assets. This decision and the lack of resulting future cash flows in France caused the management of the CCTV Business to conclude all associated goodwill, amounting to $10,103,000, was impaired. The primary components of the closure costs involved personnel costs ($1,081,000), writeoffs of fixed assets, accounts receivable and other assets ($1,101,000) and other exit costs ($504,000). The personnel costs provided for termination of its 24 employees. For 2000, the CCTV Business incurred pre-tax losses of approximately $2.9 million in its French operation and the operation was substantially closed by April 2001.

        The 2000 accruals were based on a liquidation of the business in France; however, the management of the CCTV Business was able to sell the French business in 2001. The sale of the French business resulted in a change in estimate of the restructuring accrual of $650,000. At December 31, 2001, the CCTV Business has liabilities remaining for severance to one employee ($177,000) and other final settlement costs ($383,000). The net effect on operations in 2001 was a reduction of selling, general and administrative expenses of $650,000.

Goodwill Impairment—Germany

        As a result of the unsuccessful European centralization strategy and continuing losses of approximately $2.7 million in 2000 in Germany, management performed an impairment review of its long-lived assets at its German subsidiary in 2000. As a result of this analysis, the management concluded, based on future undiscounted cash flows, that the entire amount of goodwill should be written off.

Inventory Write Downs

        Inventory write downs are related to discontinued product lines and returned inventory which management has deemed the refurbishing to not be economic.

Software Development Costs

        The management of the CCTV Business evaluated products under development during the fourth quarter 2000. Based on this review, capitalized software development costs were written off relating to product designs that were abandoned and did not correspond with future product objectives.

Foreign Currency Losses

        Foreign currency losses in 2000 of $4,196,630 are related to foreign currency translation losses that were realized upon the sale or closure of foreign operations.

Summary

        Details of the charges are as follows (in thousands):

	2000 charge	Non-cash portion	Accrued December 31, 2000	2001 charge (credit)	Amount paid in cash	Accrued December 31, 2001
Asset impairments	$15,569	$(15,569)	$—	$—	$—	$—
Inventory charges	11,056	(11,056)	—	—	—	—
Foreign currency losses	4,197	(4,197)	—	—	—	—
Employee severance and termination benefits	1,899	—	1,899	(1,253)	(469)	177
Leased facilities and other termination costs	3,191	—	3,191	(347)	(2,371)	473
Other	404	(404)	—	—	—	—

	$36,316	$(31,226)	$5,090	$(1,600)	$(2,840)	$650

        Also, there were other charges in the fourth quarter of 2000 for bad debt provisions totaling $1.0 million.

        The losses (credits) have been allocated to the 2001 and 2000 statements of operations as follows (in thousands):

	2001	2000
Cost of sales	$—	$11,056
General and administrative	(1,600)	6,494
Asset impairment charges	—	15,569
Foreign exchange losses	—	4,197

	$(1,600)	$37,316

1999 Special Charges

        During the second quarter of 1999, the CCTV Business incurred charges totaling $2,050,000 pertaining to restructuring costs primarily for its four European locations including costs for employee severance, terminating leases, and consolidation of all purchasing, shipping, and billing activity to Antwerp, Belgium.

        The exit plan commenced in June 1999 and provided for the termination 35 employees in Europe. The exit plan was completed in 2000 and resulted in the termination 35 employees in Europe. Upon completion of the exit plan in October 2000, the CCTV Business had approximately $250,000 remaining for leased facilities and other termination costs. This amount has been presented as a credit to the selling, general and administrative expenses in the 2000 statement of operations.

        The restructuring charge and the amount settled are as follows (in thousands):

	Charge	Amount Paid in Cash	2000 Credit	Accrued at December 31, 2000
Severance and other related employee costs	$1,050	$(1,050)	$—	$—
Leased facilities and other termination costs	1,000	(750)	(250)	—

	$2,050	$(1,800)	$(250)	$—

INFORMATION ABOUT HONEYWELL

        Honeywell is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, control technologies for buildings, homes, and industry, automotive products, specialty chemicals, fibers, plastics, and electronic and advanced materials.

        Honeywell's full name, complete mailing address, and the telephone number of its executive offices are set forth below:

  Honeywell International Inc.
  101 Columbia Road
  P.O. Box 4000
  Morristown, New Jersey 07962-2497
  Phone: 973-455-2000

ULTRAK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

OVERVIEW

        The consolidated financial statements include our accounts and our consolidated subsidiaries. We are further organized in the United States into separate selling divisions—all supported by common administrative functions such as credit, accounting, payroll, purchasing, legal, warehousing, training, and computer support services. All significant intercompany balances and transactions among subsidiaries and divisions have been eliminated in consolidation.

        Product sales are recorded when goods are shipped to the customer. Most of our sales are made to our domestic customers on net 30 day or net 60 day credit terms after a credit review has been performed to establish creditworthiness and to determine an appropriate credit limit. Our international sales are made under varying terms depending upon the creditworthiness of the customer, and include the use of letters of credit, payment in advance of shipment, or open trade terms.

        Cost of sales for most of our products includes the cost of the product shipped plus freight, customs, and other costs associated with delivery from foreign contract manufacturers, or from domestic suppliers. Cost of sales for products manufactured by us include material, direct labor, and overhead as well as an allocated portion of indirect overhead.

        Selling, general, and administrative costs include salaries, commissions, and related benefits, depreciation, telephone, advertising, warranty, printing, product literature, sales promotion, legal, audit, and other professional fees, supplies, engineering, and travel.

        Our consolidated financial statements are denominated in U.S. dollars and, accordingly, changes in the exchange rate between our subsidiaries' local currencies and the U.S. dollar will affect the conversion of such subsidiaries' financial results into U.S. dollars for purposes of reporting our consolidated financial results. Translation adjustments are reported as a separate component of stockholders' equity

        A substantial portion of our purchases and sales are derived from operations outside the United States. Since the revenues and expenses of our foreign operations are generally denominated in local currency, exchange rate fluctuations between local currencies and the U.S. dollar subject us to currency exchange risks with respect to the results of our foreign operations. Therefore, we are subject to these risks to the extent that we are unable to denominate our purchases or sales in U.S. dollars or otherwise shift to our customers or suppliers the effects of currency exchange rate fluctuations. Such fluctuations in exchange rates could have a material adverse effect on our results of operations. We did not have any foreign exchange forward or currency option contracts outstanding at December 31, 2001.

 SIGNIFIGANT CHARGES

        Ultrak was a pure distributor of OEM supplied and branded security-electronic products as recently as six years ago. The numerous acquisitions undertaken over the last five years brought a wide range of product development capabilities to Ultrak, but the transformation from a distributorship to a technology-based company has been challenging. By the third quarter of 2000, the lack of execution resulted in stagnated sales and inflated cost structures. The Company's operations generated a loss in the third quarter of 2000. A new management team, including the President, Chief Financial Officer, head of domestic sales and marketing, Chief of Engineering and the executives in charge of European and Asian markets, was assembled between August and December of 2000, and a new strategic direction was formulated to return the Company to profitability and re-ignite growth.

        This new strategy and vision created by Ultrak's new management team resulted in tremendous changes to the Company and necessitated a significant one-time charge for the fourth quarter of 2000. This Company-wide restructuring program included down-sizing the work force, re-allocating sales and engineering resources, focusing on Ultrak-branded product lines, decentralizing European distribution, improving inventory management, developing consistent global marketing strategies and emphasizing value engineering in product design. A charge for the fourth quarter of $47 million arose directly from those actions that consisted of severance for terminated employees in the United States and Europe, inventory write-offs for non-Ultrak products, and returned goods deemed uneconomical to repair, lease terminations and relocation in Europe, as well as write-downs of intangible assets, internal use software, software development costs, and other assets. The implementation of these actions began in the fourth quarter of 2000. Facility closures in Belgium and France, the last major component of this restructuring, were substantially concluded by April 2001.

        As a result of the restructuring in Belgium and France, the effects of these restructurings caused a reduction in net sales of $3.4 million in the year ended December 31, 2001 from 2000 levels while the gross margin improved by approximately $1.1 million. Additionally, our operating expenses declined by approximately $6.2 million as a result of our restructuring efforts in France and Belgium. The total net loss in France and Belgium was reduced by approximately $7.6 million from 2000 to 2001 and from 2001 to 2002 our net loss was reduced by $700,000.

2000 Charges (fourth quarter):

Asset impairments—$19,798,000

        The Company recorded a goodwill impairment at our French subsidiary ($10.1 million) and our German subsidiary ($3.0 million). The Company concluded a triggering event had occurred in the fourth quarter 2000 and estimated the recoverability of the goodwill through an undiscounted cash flow analysis. Additionally, the Company believed, at that time, the French subsidiary would wind down and cease operations, thus providing no future economic benefit for the underlying goodwill. There were a number of events leading up to the impairment charge that was ultimately recorded in the fourth quarter 2000. During 1998 and 1999, the Company undertook a European centralization project to consolidate the inventories of its European subsidiaries in Belgium. In 1999 and continuing into 2000, the French and German subsidiaries had been experiencing cash losses. However, the Company believed the centralization project would provide consolidation of the inventories, better purchasing power and reduce overhead resulting in significant cost savings. The centralization moved much slower than expected and did not yield the anticipated results. During the first three quarters of 2000, the Company continued to try and turn around our European operations. Finally, in the fourth quarter 2000, it was concluded that the operations of our French and German businesses could not be restored to positive cash flows, a triggering event had occurred, and impairment of the underlying goodwill was necessary.

        The Company recorded impairment of capitalized software pursuant to SFAS 86 of approximately $2.0 million. During the third and fourth quarter of 2000, the Company experienced changes in executive management. During the fourth quarter of 2000, the new management team reanalyzed the direction of the Company and elected to abandon certain software development projects as the software was too costly to maintain and not what the Company perceived as the future in the marketplace. Based on the change in direction and abandonment in the fourth quarter, the Company recorded a charge to operations of $2.0 million to write-off certain projects.

        The Company recorded an impairment of internal use software at our California operations of $2.9 million. The nature of the charge results as the Company has outsourced its manufacturing to a third party in the fourth quarter of 2000. The costs to set-up our management information system in California contemplated a full manufacturing facility. Given the changes in direction with new executive management in the fourth quarter of 2000, the Company has no plans to resume manufacturing in California.

        The Company recorded fixed asset impairment charges at our Belgium ($1.2 million) and French ($0.5 million) locations. These charges were based upon a comparison of net carrying value and fair value, less selling costs. These charges were necessitated by our decision to withdraw from Belgium and France in the fourth quarter of 2000.

Employee severance and termination benefits—$2,327,000

        Severance and termination costs relate primarily to the separation of employees in Belgium ($0.6 million), France ($1.1 million) and the United States ($0.5 million). The separation of the employees was due to the Company's new direction and strategy that was developed in the fourth quarter of 2000.

Leased facilities and other termination costs—$3,191,000

        These costs relate to our operations in Belgium ($2.7 million) and France ($0.5 million). As noted above, the Company commenced a plan in the fourth quarter of 2000 to decentralize our European operations, a reversal of the strategic plan initiated in 1998. In connection with this exit plan, the Company accrued costs to exit the activities in Belgium. The closure costs in Belgium relate principally to a loss on our Belgian headquarters facility (estimate based upon fair value less cost to sell compared to net carrying value) of $2.0 million. Our facility was expected to close in April 2001. Although the operations had ceased in April 2001, the ultimate sale of the building did not close until December 2001 due to the location and drawn out process of closing the paperwork.

        The French accrual of approximately $500,000 was based upon the estimates of lease related costs to which no future economic benefit will be derived and other related costs. The French operations were substantially closed by April 2001, with final disposition in December 2001. The accrual was adjusted in December 2001 as the Company was able to sell its business in France.

2000 Charges (third quarter)

Severance—$584,000

        The severance costs relate primarily to the separation of our former Chief Financial Officer and President of the Company in the third quarter of 2000.

 1999 Charges

Severance and other employee related costs—$2,608,000

        The severance and other employee related costs stem, principally, from two components: (1) severance of two executives in the first quarter 1999—$775,000 and (2) severance costs for 54 employees (19 in the U.S. and 35 in Europe)—$1.6 million.

        The severance costs of $1.6 million primarily relates to the (1) $850,000 in severance costs for certain key individuals at the Company's French, German and Italian subsidiaries, (2) $200,000—severance to several employees in Europe, (3) $170,000 severance for employees at our Denver location, plan commenced June 2001, closure occurred September 2001 and (4) $100,000 severance primarily for a key employee in one of our divisions.

Leased facilities and other termination costs—$1,267,000

        The leased facilities accrual/charge relates to the lease commitments at a warehouse used in Germany that was no longer utilized ($550,000 lease commitment and related costs) and the remaining lease payments related to the curtailment of our operations in Denver ($250,000).

        The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included herein.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in our financial statements, actual results could differ from those estimates.

        We believe the following critical accounting policies are affected by significant judgments and estimates used in the preparation of our consolidated financial statements.

Inventory Valuation

        We write down our inventories for estimated obsolescence, returned inventory deemed not economical to repair, or discontinued product lines to its estimated net realizable value. The estimate is based upon historical results, current and expected sales trends, the amount of current inventories on hand, and market conditions. If market conditions become less favorable than those expected by management, then additional inventory write-downs may be required.

Allowance for Doubtful Accounts

        We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make payments. To estimate this allowance, we analyze the composition of our accounts receivable, historical bad debts, customer concentrations, customer creditworthiness, and current economic trends. If the financial condition of our customers were to deteriorate and result in an impairment of their ability to make payments, additional allowances may be required.

Goodwill

        We periodically review the carrying value of our goodwill when events and circumstances warrant such a review. As of December 31, 2001, the method used by us for this review was the estimate of future cash flows. If the carrying value of our goodwill was considered impaired, an impairment charge was recorded for the amount by which the carrying value of the goodwill exceeds its fair value. We believe the estimates of future cash flows and fair value were reasonable; however, changes in the estimate of such cash flows and fair value could result in future impairment charges. Effective January 1, 2002, we adopted Statement of Financial Standards (SFAS) No. 142, Goodwill and Intangible Assets. See "New Accounting Pronouncements" below.

Deferred Income Taxes

        Significant management judgment is required in determining the realization of net deferred tax assets and the associated valuation allowance. Due to uncertainties related to our ability to utilize the net deferred tax asset, a valuation allowance has been recorded at December 31, 2001 against a significant portion of the net deferred tax asset balance. Based on results of operations in future periods, we may need to adjust the valuation allowance.

NEW ACCOUNTING PRONOUNCEMENTS

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

        The Company has completed its transitional impairment analysis as required by SFAS 142. As a result, the Company has recorded a non-cash charge of approximately $26.1 million to reduce the carrying value of its goodwill. Such charge was reflected, effective January 1, 2002, as a cumulative effect of an accounting change. In calculating the impairment charge, the fair value of the impaired reporting units underlying the segments were estimated using discounted cash flow methodology or recent comparable transactions.

        SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The implementation of this standard did not have an effect on the Company's financial position, results of operations, or cash flows.

RESULTS OF OPERATIONS

        The following table sets forth the percentage of net sales represented by certain items in our consolidated summary of income for the indicated periods.

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2002	2001	2001	2000	1999
	(Unaudited)
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	66.9	68.2	69.1	76.7	67.6
Gross profit	33.1	31.8	30.9	23.3	32.4
Selling, general and administrative expenses	35.7	29.1	29.7	35.6	27.2
Depreciation and amortization	2.4	3.1	3.3	3.2	2.8
Asset impairment	—	—	2.8	9.9	—
Special charges	—	—	—	0.6	1.9
Total operating expenses	38.1	32.2	35.8	49.3	31.9
Operating profit (loss)	(5.0)	(0.4)	(4.9)	(26.0)	0.4
Other income (expense)	(1.5)	7.1	3.4	(4.9)	0.5
Income (loss) from continuing operations before income taxes	(6.5)	(6.7)	(1.5)	(30.9)	0.9
Income tax benefit (expense)	0.6	—	0.6	2.1	(0.6)
Income (loss) from continuing operations	(5.9)	(6.7)	(0.9)	(28.8)	0.3
Discontinued operations, net of tax effects	—	—	—	—	(0.1)
Cumulative effect of accounting change	(36.8)
Net income (loss)	(42.7)%	(6.7)%	(0.9)%	(28.8)%	0.2%

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2001

        Net sales were $71.0 million for the six months ended June 30, 2002, a decrease of $13.6 million (16%) over the same period in 2001. This decline resulted from the loss of the Sam's business in October 2001 ($10.6 million), the sale of the French CCTV and audio businesses in December 2001 ($2.8 million) and an increase in the U.S. video business ($1.1 million).

        Gross profit margins for the first half of 2002 were 33.1%, compared to 31.8% in 2001. The gross profit in 2002 included a $0.5 million inventory write-down at the Company's South African subsidiary and a $0.3 million royalty expense incurred through an unfavorable patent settlement. Excluding the effect of these charges, gross profit margins in 2002 were 34.2%, an increase of 2.4%. The continued improvement is the result of new product launches, simplified product designs, more favorable product mix and better inventory management.

        Selling, general and administrative expenses were $25.3 million for the six months ended June 30, 2002, an increase of $0.7 million (3%) over the same period in 2001. This increase was attributed to $0.4 million severance for the former Chief Operating Officer, the VP of Marketing and other managers terminated in 2002 and $0.7 million relating to severance and closure costs at the Company's Ohio plant. These increases were offset by a $0.5 million reduction in European central management costs.

        Depreciation and amortization expenses were $1.7 million for the six months ended June 30, 2002, a decrease of $0.8 million (34%) compared to the same period in 2001. This reduction is due to the Company's adoption of SFAS 142, Goodwill and Intangible Assets, which suspended goodwill amortization as of January 1, 2002. The adoption of SFAS 142 is considered a change in accounting principal and the cumulative effect of adopting this standard resulted in a $26.1 million, or $1.87 per share (basic and diluted), non-cash charge effective January 1, 2002.

        Other expenses for the six months ended June 30, 2002 were $1.1 million, compared to other income of $6.0 million in 2001. The other income in 2001 included a $7.7 million gain from the sale of the Company's investment in the shares of Detection Systems, Inc. The reduction in other expenses for 2002 included $0.2 million of lower interest costs due to reduced borrowing levels and more favorable financing terms, $0.3 million of income from successful patent enforcement and $0.2 million in foreign currency gains as a result of the strengthening of the Euro and the South African Rand.

YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000

        For the year ended December 31, 2001, net sales were $161.7 million, a decrease of $38.3 million (19%) over 2000. This decline is due to the discontinuation of Exxis sales to Sam's Club (see Note G to our Consolidated Financial Statements), the sale of the Industrial Furnace Camera business, the sale of the French CCTV and audio businesses, a world-wide recession, and the translation effect of a strong U.S. dollar.

        Cost of sales were $111.8 million for 2001, a decrease of $41.6 million (27%) over 2000. Gross profit margins increased to 30.9% in 2001 from 23.3% in 2000. Cost of sales for 2000 included $12.4 million in inventory write-offs taken as part of the 2000 Special Charge. These write-offs included $9.5 million in inventory related to discontinued product lines and returned inventory deemed uneconomical to repair. Exclusive of the $12.4 million in inventory write-offs in 2000, gross profit margins increased from 29.5% to 30.9%. A more favorable product mix also contributed to the margin increase.

        Selling, general, and administrative expenses were $48.0 million in 2001, a decrease of $23.0 million (32%) over 2000. These expenses represented 29.7% of net sales in 2001, down from 35.6% in 2000. This decrease can be explained as follows:

  •
  $9.5 million for asset impairment charges taken in the fourth quarter of 2000 as part of the 2000 Special Charge (see Note O to our Consolidated Financial Statements for additional detail);

  •
  $5.0 million of expense reductions in Belgium during 2001;

  •
  $4.2 million of expense reduction in France during 2001;

  •
  $2.7 million of worldwide expense reductions during 2001; and

  •
  $1.6 million of income for recovery of the 2000 Special Charge during 2001.

        The $1.6 million recovery of the 2000 Special Charge was comprised of the following items:

  •
  $0.7 million for the favorable settlement of certain liabilities in Belgium;

  •
  $0.2 million for higher than expected proceeds on the sale of the Belgium facility; and

  •
  $0.7 million for a change in the estimate of the France restructuring accrual, primarily related to severance obligations, resulting from the sale of the French business.

        As of December 31, 2001, we had $0.7 million remaining in restructuring costs:

  •
  $0.4 million for closure costs in France;

  •
  $0.2 million for the severance of one employee in France; and

  •
  $0.1 million for closure costs in Belgium.

        During 1998, our worldwide corporate headquarters facility located in Lewisville, Texas was built to our specifications. Through December 31, 2000, we leased our facility under a lease classified as an operating lease. In January 2001, we elected to terminate our lease and purchase the corporate headquarters facility from the lessor for $11.5 million, which was based upon the fair value of the land and building at that time.

        During 2001, we attempted to refinance or sell our corporate headquarters facility to many interested parties. In December 2001, the building and surrounding 14 acres of land were sold to a limited partnership affiliated with Briarwood Capital Corporation for $6.6 million in a sale-leaseback transaction. Neither the limited partnership nor Briarwood Capital Corporation is affiliated with us. The difference between the net book value and sales proceeds, which totals $4,466,000, has been recorded as an asset impairment charge. As part of the sale-leaseback transaction, we retained an option to repurchase the building 24 months later at $6.9 million.

        Included in our 2000 results is an asset impairment charge of $19.8 million, 9.9% of net sales, related write downs of goodwill, software development costs, and the impairment of internal use software. Continuing losses in France and Germany triggered an impairment review of the long-lived assets in these entities during the fourth quarter of 2000. We analyzed projected cash flows and concluded that the entire amount of goodwill, totaling $13.1 million for the two entities was impaired. Based on an evaluation of products under development during the fourth quarter of 2000, $2.0 million in capitalized software development costs, which related to product designs that were abandoned and did not correspond with future product objectives, were written off. This charge also included $2.9 million for the impairment of internal use software. As a result of the outsourcing of the California and Australia manufacturing operations in 2000, it was determined that the costs related to those operations were impaired.

        Depreciation and amortization expenses were $5.3 million for 2001, a decrease of $1.2 million (18%) over 2000. These expenses represented 3.3% of net sales in 2001, up from 3.2% in 2000. The decrease in depreciation and amortization expense relates to the disposal of fixed assets resulting from the closure of the Belgian and French operations, goodwill impairments in France and Germany, and the impairment and disposal of internal use software and capitalized software development costs in the U.S.

        There were no special charges in 2001, but $1.1 million of special charges were taken in 2000. These charges were for the separation of three of our former executives, severance obligations related to the outsourcing of certain manufacturing operations in California and Australia, and a proxy solicitation contest with Detection Systems, Inc., a company in which we held a 21% ownership stake in 2000.

        Other income was $5.5 million in 2001, compared with other expenses of $9.9 million in 2000. The other income in 2001 resulted from the $7.7 million gain on the sale of our shares of common stock of Detection Systems, Inc., a $1.3 million gain on the sale of the Industrial Furnace Camera business, offset primarily by interest expense. The expense in 2000 consisted primarily of foreign exchange losses, interest expense and a $0.8 million loss on the sale of Intervision.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH YEAR ENDED DECEMBER 31, 1999

        For the year ended December 31, 2000, net sales were $200.0 million, a decrease of $8.2 million (4%) over 1999. This decrease is primarily due to the sale of Intervision in July 2000, the scheduled phase-out of the CCTV distribution business in France, and the declining value of the European currencies against the U.S. dollar.

        Cost of sales were $153.4 million for 2000, an increase of $12.6 million (9%) over 1999. Gross profit margins decreased to 23.3% in 2000 from 32.4% in 1999. This increase in cost of goods sold was primarily due to the inventory write-offs of $12.4 million taken as part of the 2000 Special Charge. These write-offs included $9.5 million in inventory related to discontinued product lines and returned inventory deemed uneconomical to repair. The write-off also provided for $2.9 million of disposals related to the closure of the European distribution center in Belgium, as well as the sale and disposal of the French CCTV and audio product inventory.

        Selling, general, and administrative expenses were $71.1 million in 2000, and increase of $14.4 million (25%) over 2000. Out of the increase, $9.5 million was due to asset impairment charges taken in the fourth quarter of 2000. These charges related to the closure of the European distribution center in Belgium ($3.4 million), additional bad debt provisions ($2.4 million), the sale and disposal of the French CCTV and audio product lines ($2.0 million), severance of 33 employees in the U.S. ($0.6 million), and other write-downs.

        Depreciation and amortization expenses were $6.5 million for 2000, an increase of $0.6 million (10%) over 1999. Depreciation and amortization expenses for 2000 were 3.2% of net sales, up from 2.8% of net sales in 1999.

        Included in our 2000 results is an asset impairment charge of $19.8 million, 9.9% of net sales, related write downs of goodwill, software development costs and the impairment of internal use software. Continuing losses in France and Germany triggered an impairment review of the long-lived assets in these entities during the fourth quarter of 2000. We analyzed projected cash flows and concluded that the entire amount of goodwill, totaling $13.1 million for the two entities, should be impaired. Based on an evaluation of products under development during the fourth quarter of 2000, $2.0 million in capitalized software development costs, which related to product designs that were abandoned and did not correspond with future product objectives, were written off. This charge also included $2.9 million for the impairment of internal use software. As a result of the outsourcing of the California and Australia manufacturing operations in 2000, it was determined that the costs related to those operations should be impaired.

        Special charge expenses of $1.1 million were taken in 2000. These expenses relate to the $1.4 million of severance and other charges recorded in the third quarter of 2000. These charges were for the separation of three former executives from the Company, severance obligations related to the outsourcing of certain manufacturing operations in California and Australia, and a proxy solicitation contest with Detection Systems, Inc., a company in which we held a 21% ownership stake in 2000. The remaining amount is an adjustment of $0.3 million for excess reserves as part of the 1999 special charge. This charge consisted of a $3.9 million of severance obligations of $0.8 million and consolidation/centralization of European activities of $3.1 million.

        Other expenses of $9.9 million were recorded in 2000, compared with other income of $1.1 million in 1999. The other expenses in 2000 included $5.4 million foreign currency losses, losses on sales of investments and other charges taken as part of the 2000 Special Charge. The additional increase in other expenses was attributed to higher interest rates in 2000. We also recorded $1.3 million less income on its interest in Detection Systems, Inc. due to lower earnings reported by that company in 2000, compared to 1999. Additional other income items in 1999 included $0.7 million gain on the sale of investments and a $0.4 million gain on foreign currency exchange.

LIQUIDITY AND CAPITAL RESOURCES

        The Company experienced an increase in cash flow from operations of $3.3 million for the six months ended June 30, 2002, as compared to the same period in 2001. The increase resulted primarily from the receipt of a $6.5 million tax refund that resulted from the carryback of 2001 losses to the 1996 and 1997 tax years.

        Net cash used in investing activities was $1.0 million for the six months ended June 30, 2002, versus $22.4 million of cash provided by investing activities for the same period in 2001. The outflows in 2002 represented $0.7 million in capital purchases and $0.2 million for the final earnout payments in Poland for the prior acquisition of Ultrak Poland. The cash inflow from investing activities in 2001 was primarily due to the sale of the Company's investment in the shares of Detection Systems, Inc.

        Net cash used in financing activities was $4.5 million for the six months ended June 30, 2002, compared to $19.4 million during the same period in 2001. The most significant differences resulted from $14.5 million of net repayments on the Company's revolving line of credit and repayments of $4.0 million on the mortgage for the Company's Headquarters Facility in 2001. Net repayments on the Company's revolving line of credit were $4.3 million in 2002.

        On April 16, 2002, the Company received a federal income tax refund of $6.5 million due to the Job Creation and Worker Assistance Act of 2002. This statute allows the Company to carry-back its 2001 net operating losses to the 1996 and 1997 tax years, permitting a refund of federal income taxes paid for those years. The act extended the carryback period on net operating losses to five years from two years for losses arising in tax years ended in 2001 and 2002. The refund resulted an income tax benefit of approximately $400,000 in our statement of operations.

        On April 22, 2002, the Company received funding on a new three-year, $15.0 million credit facility with Frost National Bank and paid off all indebtedness to its previous lenders. Interest rates on this facility are calculated at prime plus 0.75%. The facility contains certain restrictive operational and financial covenants and conditions, including tangible net worth and net income targets. As of June 30, 2002, the Company had $10.7 million outstanding under its credit facility and was in compliance with all of its covenants.

        The Company believes that internally generated funds, available borrowings under the bank credit facility and current amounts of cash and cash equivalents will be sufficient to meet its presently anticipated needs for working capital, capital expenditures and acquisitions, if any, for at least the next twelve months.

        On August 8, 2002, the Company agreed to sell assets and certain liabilities related to the Company's closed-circuit television business in the United States, Germany, Italy, Poland, South Africa, Australia, Singapore and the United Kingdom to Honeywell International Inc. for $36 million in cash, plus the assumption of trade liabilities. Honeywell will pay $30.6 million at closing and the remaining amount in three installments over an 18-month period. The proposed transaction with Honeywell, if approved, will greatly improve the Company's working capital and its ability to make capital purchases and strategic acquisitions.

INFLATION

        During the years ended December 31, 2001, 2000, and 1999, the cost of property and equipment, lease expense, and salaries and wages increased modestly. The increases have not had a material impact on our results of operations during any of the periods.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The following discussion regarding our market risk includes "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. We do not use derivative financial instruments for speculative or trading purposes, but maintain an interest swap agreement to hedge against future rate increases. We are exposed to market risk from changes in foreign currency exchange rates and interest rates, which could affect our future results of operations and financial condition. We manage our exposure to these risks through our regular operating and financing activities.

Foreign Exchange

        We have foreign-based operations, primarily in Western Europe, which accounted for 24% of 2001 and 2000 net sales. The strengthening of the U.S. dollar from 2000 to 2001 had a negative impact on sales and gross profit. The majority of inventory purchases were made in U.S. dollars. This appreciation of the U.S. dollar against foreign currencies had an adverse impact of approximately $0.5 million on gross profit in 2001.

        We issue intercompany loans to our foreign subsidiaries denominated in U.S. dollars on a long-term basis, exposing the foreign subsidiaries to the effect of changes in spot exchange rates of their local currency relative to the U.S. dollar. We do not regularly use forward-exchange contracts to hedge these exposures. Based on our foreign currency exchange rate exposure for intercompany borrowings of approximately $14.6 million at December 31, 2001, a 10% adverse change in currency rates would increase accumulated other comprehensive loss by approximately $1.5 million.

Interest Rates

        Our credit arrangements expose us to fluctuations in interest rates. At December 31, 2001, we had $15.0 million outstanding under our revolving line of credit, of which $10.0 million provided for interest to be paid quarterly based on a variable rate and $5.0 million provided for a rate fixed by an interest rate agreement. Based upon the borrowings and swap agreement at December 31, 2001, a 10% increase in interest rates would adversely affect our financial position, annual results of operations, or cash flows by approximately $0.1 million. Because the variable rate structure of the debt exposes us to fluctuation in the interest rates, we have an interest swap agreement that expires in 2004. The agreement provides for a fixed rate of 6.485% on $5.0 million.

PROPOSAL TWO: APPROVAL OF NAME CHANGE

        At the Special Meeting, if the Honeywell Asset Sale is approved, our stockholders will be asked to consider and vote upon a proposal to approve an amendment to Article 1 of our Certificate of Incorporation to change our corporate name to "American Building Control, Inc." If our stockholders approve the name change, then our Board intends to file a Certificate of Amendment to our Certificate of Incorporation in the form attached as Annex D, which will become effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. The Board presently intends to file this Certificate of Amendment promptly after the stockholders have approved it. However, if the Honeywell Asset Sale is not approved by our stockholders, we will not amend our Certificate of Incorporation and change our name.

RECOMMENDATION OF THE BOARD

        Our Board recommends that our stockholders vote "FOR" the proposal to file a Certificate of Amendment to our Certificate of Incorporation to change our name.

VOTE REQUIRED

        Under Delaware law and our organizational documents, an amendment to our Certificate of Incorporation cannot be consummated without the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of our common stock and the holders of our preferred stock outstanding and entitled to vote, voting together as a single class. Voting shares which abstain from voting on the proposal to change our name, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares will have the same effect as voting against the proposal to change our name.

REASONS FOR NAME CHANGE

        Under the terms of the Honeywell Asset Sale, Honeywell is entitled to the exclusive use of the Ultrak name within the CCTV business. After careful consideration of the potential advantages and disadvantages of the name change, our Board believes that the name change is in the best interest of the Company and our stockholders. The proposed name change will more accurately reflect the changing dynamics of our business opportunities following the proposed closing of the Honeywell Asset Sale.

        If the name change is approved by the stockholders, it will not affect in any way the validity of currently outstanding shares of our common stock. Share certificates will continue to represent the same number of shares and remain authentic, and it will not be necessary for stockholders to surrender share certificates to effect the name change.

        As a result of the name change, we anticipate that we will change our current trading symbol, "ULTK," following the filing of the Certificate of Amendment with the Delaware Secretary of State.

        While the Board has determined that implementation of the name change is in the best interests of the Company and our stockholders, the adoption of the name change may generate some confusion among certain investors, suppliers, and customers. In addition, the name change will cause us to incur certain costs. The Board believes, however, that any potential confusion and costs associated with the name change will be minimal and are outweighed by the benefits of the name change.

PROPOSAL THREE: OTHER BUSINESS

        Our Board knows of no other business to be presented at the Special Meeting, but if any other matters should properly come before the Special Meeting, it is intended that the persons named in the accompanying proxy card will vote the same in accordance with their own judgment and discretion, and authority to do so is included in the proxy. If a quorum is not present at the Special Meeting or additional votes are needed to approve either Proposal One or Proposal Two, then the stockholders present at the Special Meeting are entitled to adjourn the Special Meeting from time to time without notice (other than announcement at the Special Meeting of the time and place of the adjourned Special Meeting). At the adjourned Special Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Special Meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned Special Meeting, notice of the adjourned Special Meeting shall be given to each stockholder entitled to vote at the Special Meeting. No proxy voted against approval of any of the proposals will be voted in favor of any such adjournment or postponement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of our common Stock and our preferred Stock as of October 11, 2002 by (1) each person who is known to us to beneficially own more than 5% of the outstanding shares of our common stock or the outstanding shares of our preferred stock and their address, (2) each executive officer and director and (3) all of our executive officers and directors as a group.

	Common Stock(1)		Preferred Stock(1)
Name
	Shares	Percentage	Shares	Percentage
Victoria & Eagle Strategic Fund(2)(3)	2,391,319	16.73%	130,233	66.67%
George K. Broady(4)	1,549,084	10.78%	—	—
Dimensional Fund Advisors, Inc.(5)	898,500	6.40%	—	—
Niklaus F. Zenger(3)(6)	650,729	4.44%	162,792	83.33%
Bryan C. Tate(7)	41,934	*	—	—
Wendy S. Diddell(8)	34,667	*	—	—
Karen Austin	1,667	*	—	—
Chris T. Sharng	1,000	*	—	—
Oliver Stahel	—	—	—	—
Gerard Codeluppi	—	—	—	—
Michael Morris	—	—	—	—
Honeywell International Inc.(9)	4,533,551	30.27	195,351	100.00%
All executive officers and directors as a group (9 persons)(10)(11)	729,997	4.96%	162,792	83.33%

(*)
Less than 1 percent

(1)
Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned.

(2)
The address for Victoria & Eagle Strategic Fund, a Cayman Islands Company ("VESF"), is c/o Victoria & Eagle Asset Management S.A.—via Nassa 33, Lugano, Switzerland. All information regarding VESF in the above table is based on an Amended Schedule 13D jointly filed by VESF, Niklaus F. Zenger ("Mr. Zenger") and Mr. Zenger's spouse, Myriam Hernandez ("Ms. Hernandez") with the Securities and Exchange Commission (the "SEC") in January 2002 (the "Amended 13D"). VESF's beneficial ownership consists of 2,120,000 shares of common stock owned by VESF and 271,319 shares of common stock issuable upon conversion of the 130,233 shares of preferred stock owned by VESF. Mr. Zenger has the right to vote the 2,120,000 shares of common stock owned by VESF, but Mr. Zenger must vote the 2,120,000 shares of common stock as directed by Fabio Conti and Paolo Marmont at VESF. In the Amended Schedule 13D, VESF reported it had sole dispositive power over all 2,390,885 shares of our common stock beneficially owned by it. The amount included the 270,885 shares of our common stock issuable upon conversion of the 130,233 shares of our preferred stock owned by VESF. The Amended Schedule 13D reported that Fabio Conti, Paolo Marmont, Stephen Rumball, and Andrea Manzitti were the sole directors and executive officers of VESF and that BIPIELLE Bank (Suisse) S.A. owned 89.13% of VESF's outstanding stock. The Amended Schedule 13D further reported that Messrs. Conti and Marmont were directors of BIPIELLE Bank with Mr. Conti serving as Vice Chairman of BIPIELLE Bank. Mr. Zenger has no knowledge of who at VESF has investment power with respect to the shares of our capital stock owned by VESF. Mr. Zenger also has the right to vote 130,233 shares of preferred stock owned by VESF.

(3)
Mr. Zenger directly owns 32,559 shares of our preferred stock, but Mr. Zenger is deemed to beneficially own 162,792 shares of our preferred stock because Mr. Zenger has the right to acquire and the right to vote the 130,233 shares of preferred stock owned by VESF. The table above lists 130,233 shares of our preferred stock as being beneficially owned by VESF and lists 162,792 shares (which share amount includes the 130,233 shares of preferred stock owned by VESF) of preferred stock as being beneficially owned by Mr. Zenger.

(4)
Mr. Broady's address is c/o Ultrak, Inc., 1301 Waters Ridge Drive, Lewisville, Texas 75057. Includes options to purchase an aggregate of 149,084 shares of common stock exercisable within 60 days of October 11, 2002 and 200,000 shares of common stock that may be acquired upon exercise of outstanding warrants.

(5)
The address for Dimensional Fund Advisors, Inc. ("DFAI") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. All information regarding DFAI is based on a Schedule 13G filed by DFAI with the SEC in February 2002.

(6)
Mr. Zenger's address is Thurgauerstrasse 40, Zurich 8011 Switzerland. Mr. Zenger's beneficial ownership consists of 17,700 shares of common stock owned by Mr. Zenger, 293,879 shares of common stock Mr. Zenger is entitled to purchase from the Company, and 339,150 shares of common stock issuable upon conversion of the 162,792 shares of preferred stock listed as beneficially owned by Mr. Zenger. Mr. Zenger's beneficial ownership does not include the 32,559 shares of preferred stock (or the 67,831 shares of common stock into which such 32,359 shares of preferred stock are convertible) beneficially owned by his spouse or the 200,000 shares of common stock beneficially owned by his spouse. Mr. Zenger previously had the rights to vote all of such shares owned by his spouse (constituting 742,661 votes entitled to be cast at the Special Meeting), but such voting rights have expired. In addition, Mr. Zenger has the right to vote 2,120,000 shares of common stock beneficially owned by VESF, but must vote such shares as directed by VESF so such 2,120,000 shares of common stock are not listed as beneficially owned by Mr. Zenger. Mr. Zenger also has the right to vote the 130,233 shares of preferred stock owned by VESF. Through his non-discretionary right to vote the 2,120,000 shares of common stock beneficially owned by VESF and through his ownership of common stock and preferred stock (but excluding the common stock and preferred stock owned by Mr. Zenger's spouse), Mr. Zenger is currently entitled to cast 4,850,954 votes of the 17,302,503 votes entitled to be cast at the Special Meeting and therefore has the right to cast approximately 28.04% of the votes entitled to be cast at the Special Meeting. The Company and Mr. Zenger have discussed terminating the outstanding option for Mr. Zenger to purchase the 293,879 shares of our common stock.

(7)
Includes 34,600 shares held by Digitel Corporation, a corporation of which Mr. Tate is a majority shareholder.

(8)
Includes 34,667 shares issuable upon exercise of stock options exercisable within 60 days of October 11, 2002.

(9)
Pursuant to the Voting Agreements, Honeywell may be deemed to beneficially own 4,533,551 shares of common stock and all 195,351 shares of our preferred stock (and the 3,255,915 votes represented by the preferred stock). All shares owned by Messrs. Zenger and Broady and VESF are covered by the Voting Agreements. According to Honeywell's Schedule 13D filing on August 19, 2002, as a result of the Voting Agreements, Honeywell may be deemed to have beneficial ownership of shares of our common stock and preferred stock representing 7,789,466 votes. The actual votes covered by the Voting Agreements aggregate 6,793,615 votes, or 39.3% of the votes entitled to be cast at the Special Meeting. While the actual votes covered by the Voting Agreements aggregate 6,793,615, the Voting Agreements also cover an additional 795,851 stock options and 200,000 warrants, which are reflected in Honeywell's total beneficial ownership, to the extent such options and warrants are exercisable prior to the Record Date. Mr. Broady is the holder of all of such warrants and options, and Honeywell does not have the contractual right to require the exercise by Mr. Broady of any such options or warrants.

(10)
Includes options to purchase an aggregate of 712,297 shares exercisable within 60 days of October 11, 2002.

(11)
Mr. Zenger directly owns 32,559 shares of our preferred stock, but Mr. Zenger is deemed to beneficially own 162,792 shares of our preferred stock because Mr. Zenger has the right to acquire and the right to vote the 130,233 shares of preferred stock owned by VESF. The table above lists 130,233 shares of our preferred stock as being beneficially owned by VESF and lists 162,792 shares (which share amount includes the 130,233 shares of preferred stock owned by VESF) of preferred stock as being beneficially owned by Mr. Zenger. All of the 162,792 shares of our preferred stock beneficially owned by Mr. Zenger are covered by the Voting Agreements.

        Messrs. Zenger, Tate, Stahel, Codeluppi, and Morris are directors of the Company and Ms. Diddell, Ms. Austin, and Messrs. Zenger, and Sharng are executive officers of the Company.

ACCOUNTING MATTERS

        Grant Thornton LLP serves as our independent accountants for the year ending December 31, 2002. Representatives of Grant Thornton LLP are expected to be present at the Special Meeting with an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The prospective financial information included in this Proxy Statement has been prepared by, and is the responsibility of, our management. Grant Thornton LLP has neither examined or compiled any of the prospective financial information included in this Proxy Statement and, accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. The Grant Thornton LLP report included in this Proxy Statement relates to our historical financial information. It does not extend to the prospective financial information and should not be read to do so.

STOCKHOLDER PROPOSALS

        Stockholders may submit proposals on matters appropriate for stockholder action at our next annual meeting of the consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2003 Annual Meeting of Stockholders, such proposals must be received by Ultrak not later than January 22, 2003. Such proposals should be directed to Ultrak, Inc. 1301 Waters Ridge Drive, Lewisville, Texas 75057 Attention: Corporate Secretary.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains forward-looking statements with respect to our plans and objectives and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to us that could cause the results to differ materially from those in forward-looking statements include, but are not limited to: (i) general economic conditions, (ii) the fees and expenses associated with consummating the Honeywell Asset Sale and related transactions with Honeywell, (iii) the amount and nature of any unknown or contingent liabilities, (iv) the market value of our remaining assets, (v) our remaining non-core assets that we propose to sell, and (vi) the value of our planned new businesses and any other new business or technology we initiate or acquire.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http:/www.sec.gov. Reports, proxy statements, and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

        Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and to return it at once in the enclosed envelope.

By order of the Board of Directors,

Chris T. Sharng Senior Vice President and Chief Financial Officer & Secretary

        October 31, 2002

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
Ultrak, Inc.

We have audited the accompanying consolidated balance sheets of Ultrak, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ultrak, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas
March 1, 2002 (except for Note D as to which the date is April 11, 2002)

ULTRAK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31,
(in thousands, except share data)

	2001	2000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,300	$3,751
Investment in Detection Systems, Inc.	—	13,909
Trade accounts receivable, less allowance for doubtful accounts of $2,503 and $5,791 at December 31, 2001 and 2000, respectively	25,132	32,232
Inventories	26,255	26,371
Advances for inventory purchases	71	521
Prepaid expenses and other current assets	4,043	4,394
Income tax refundable	—	892
Deferred income taxes	6,309	6,337
Total current assets	65,110	88,407
PROPERTY, PLANT AND EQUIPMENT, at cost	33,324	26,886
Less accumulated depreciation and amortization	(14,529)	(11,885)
	18,795	15,001
OTHER ASSETS
Goodwill, net of accumulated amortization of $8,124 and $6,636 at December 31, 2001 and 2000, respectively	36,260	39,375
Other	2,095	714
	38,355	40,089
Total assets	$122,260	$143,497

ULTRAK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS—CONTINUED

December 31,
(in thousands, except share data)

	2001	2000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$12,776	$13,046
Accrued expenses	5,782	6,168
Accrued restructuring costs	650	5,634
Other current liabilities	1,858	2,529
Line of credit	15,012	35,419
Other debt	809	1,961
Total current liabilities	36,887	64,757
FINANCING OBLIGATION	6,600	—
DEFERRED INCOME TAXES	—	1,492
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS' EQUITY
Preferred stock, $5 par value, issuable in series; 2,000,000 shares authorized; Series A, 12% cumulative convertible; 195,351 shares authorized, issued and outstanding	977	977
Common stock, $.01 par value; 20,000,000 shares authorized; 17,494,238 and 15,156,538 shares issued at December 31, 2001 and 2000, respectively	175	152
Additional paid-in capital	162,269	157,914
Accumulated deficit	(41,804)	(40,226)
Accumulated other comprehensive loss	(4,161)	(2,886)
Treasury stock, at cost (3,467,650 shares)	(38,683)	(38,683)
Total stockholders' equity	78,773	77,248
Total liabilities and stockholders' equity	$122,260	$143,497

The accompanying notes are an integral part of these statements.

ULTRAK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31,
(in thousands, except share data)

	2001	2000	1999
Net sales	$161,707	$199,998	$208,201
Cost of sales (exclusive of depreciation shown separately below)	111,809	153,436	140,832
Gross profit	49,898	46,562	67,369
Other operating costs:
Selling, general and administrative	48,027	71,123	56,677
Asset impairment	4,466	19,798	—
Special charges	—	1,115	3,875
Depreciation and amortization	5,311	6,482	5,911
	57,804	98,518	66,463
Operating profit (loss)	(7,906)	(51,956)	906
Other income (expense):
Interest expense	(3,293)	(3,743)	(2,965)
Interest income	35	69	176
Gain (loss) on sale of investments	7,727	(637)	670
Gain (loss) on sale of businesses	1,090	(840)	—
Foreign exchange gains (losses)	(265)	(4,637)	377
Equity in income of Detection Systems, Inc.	—	554	1,885
Other, net	248	(642)	909
	5,542	(9,876)	1,052
Income (loss) before income taxes	(2,364)	(61,832)	1,958
Income tax benefit (expense)	903	4,145	(1,286)
Income (loss) from continuing operations	(1,461)	(57,687)	672
Discontinued operations, net of taxes
Loss from operations	—	—	(107)
NET INCOME (LOSS)	(1,461)	(57,687)	565
Dividend requirements on preferred stock	(117)	(117)	(117)
Net income (loss) allocable to common stockholders	$(1,578)	$(57,804)	$448

The accompanying notes are an integral part of these statements.

	2001	2000	1999
Income (loss) per share:
Continuing operations
Basic	$(0.13)	$(4.95)	$0.05
Diluted	$(0.13)	$(4.95)	$0.05
Discontinued operations
Basic	$—	$—	$(0.01)
Diluted	$—	$—	$(0.01)
Net income (loss)
Basic	$(0.13)	$(4.95)	$0.04
Diluted	$(0.13)	$(4.95)	$0.04
Number of common shares used in computations:
Basic	12,183	11,686	11,645
Diluted	12,183	11,686	12,300

The accompanying notes are an integral part of these statements.

ULTRAK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Years ended December 31,
(in thousands, except share data)

	Preferred Stock		Common Stock			Retained earnings (accumulated deficit)	Accumulated other comprehensive loss	Treasury stock
					Additional paid-in capital
	Shares	Amount	Shares	Amount				Shares	Amount	Total
Balance at January 1, 1999	195,351	$977	14,703,138	$147	$153,333	$17,130	$(967)	3,013,350	$(32,153)	$138,467
Comprehensive loss
Net income	—	—	—	—	—	565	—	—	—	565
Other comprehensive loss
Foreign currency translation adjustment	—	—	—	—	—	—	(2,704)	—	—	(2,704)
Unrealized loss on investments held for sale, net of tax of $292	—	—	—	—	—	—	(568)	—	—	(568)
Reclassification adjustment for losses included in net income, net of tax effect of $89	—	—	—	—	—	—	171	—	—	171
Total										(2,536)
Acquisition of business	—	—	250,000	2	1,493	—	—	—	—	1,495
Exercise of stock options and warrants	—	—	28,333	1	68	—	—	—	—	69
Stock-based compensation	—	—	—	—	250	—	—	—	—	250
Treasury stock purchases	—	—	—	—	—	—	—	454,300	(6,530)	(6,530)
Equity put options expired	—	—	—	—	1,564	—	—	—	—	1,564
Preferred stock dividends	—	—	—	—	—	(117)	—	—	—	(117)
Balance at December 31, 1999	195,351	$977	14,981,471	$150	156,708	$17,578	$(4,068)	3,467,650	$(38,683)	$132,662

The accompanying notes are an integral part of these statements.

	Preferred Stock		Common Stock			Retained earnings (accumulated deficit)	Accumulated other comprehensive loss	Treasury stock
					Additional paid-in capital
	Shares	Amount	Shares	Amount				Shares	Amount	Total
Balance at January 1, 2000	195,351	$977	14,981,471	$150	$156,708	$17,578	$(4,068)	3,467,650	$(38,683)	$132,662
Comprehensive loss
Net loss	—	—	—	—	—	(57,687)	—	—	—	(57,687)
Other comprehensive income (loss)
Foreign currency translation adjustment	—	—	—	—	—	—	(3,583)	—	—	(3,583)
Reclassification adjustment for losses included in net loss, net of tax of $292	—	—	—	—	—	—	568	—	—	568
Reclassification (Note O)	—	—	—	—	—	—	4,197	—	—	4,197
Total										(56,505)
Exercise of stock options and warrants	—	—	175,067	2	918	—	—	—	—	920
Stock-based compensation	—	—	—	—	25	—	—	—	—	25
Tax benefit from employee stock transactions	—	—	—	—	263	—	—	—	—	263
Preferred stock dividends	—	—	—	—	—	(117)	—	—	—	(117)
Balance at December 31, 2000	195,351	$977	15,156,538	$152	$157,914	$(40,226)	$(2,886)	3,467,650	$(38,683)	$77,248

The accompanying notes are an integral part of these statements.

	Preferred Stock		Common Stock			Retained earnings (accumulated deficit)	Accumulated other comprehensive loss	Treasury stock
					Additional paid-in capital
	Shares	Amount	Shares	Amount				Shares	Amount	Total
Balance at January 1, 2001	195,351	$977	15,156,538	$152	$157,914	$(40,226)	$(2,886)	3,467,650	$(38,683)	$77,248
Comprehensive loss
Net loss	—	—	—	—	—	(1,461)	—	—	—	(1,461)
Foreign currency translation adjustment	—	—	—	—	—	—	(1,275)	—	—	(1,275)
Total										(2,736)
Issuance of common stock, net of issuance costs of $294	—	—	2,337,700	23	4,125	—	—	—	—	4,148
Warrants issued in connection with building financing	—	—	—	—	230	—	—	—	—	230
Preferred stock dividends	—	—	—	—	—	(117)	—	—	—	(117)
Balance at December 31, 2001	195,351	$977	17,494,238	$175	$162,269	$(41,804)	$(4,161)	3,467,650	$(38,683)	$78,773

The accompanying notes are an integral part of these statements.

ULTRAK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,
(in thousands)

	2001	2000	1999
Cash flows from operating activities:
Net income (loss)	$(1,461)	$(57,687)	$565
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss from discontinued operations	—	—	107
Loss on disposal of fixed assets	305	428	—
Loss (gain) on sale of investments	(7,727)	637	(670)
Loss (gain) on sale of businesses	(1,090)	840	—
Equity in income of Detection Systems, Inc.	—	(554)	(1,885)
Realized foreign currency translation losses	—	4,197	—
Depreciation and amortization	5,311	6,482	5,911
Provision for losses on accounts receivable	129	3,556	813
Inventory writedowns	800	12,370	2,178
Deferred income taxes	(1,464)	(3,015)	676
Asset impairment	4,466	19,798	—
Noncash charges reversed	(1,600)	—	—
Other noncash expenses	—	952	288
Mark-to-market interest rate swap	194	—	—
Other	—	(370)	—
Noncash changes in operating assets and liabilities
Trade accounts receivable	6,395	5,353	(4,992)
Inventories	(2,073)	9,667	(5,460)
Advances for inventory purchases	450	1,422	2,935
Prepaid expenses and other current assets	133	(780)	1,698
Income tax refundable	891	(891)	—
Other assets	(1,151)	337	1,981
Accounts payable—trade	(399)	(3,384)	6,975
Accrued restructuring costs	(4,355)	3,885	1,749
Accrued expenses and other current liabilities	(873)	(1,227)	(1,237)
Net cash provided by (used in) operating activities	(3,119)	2,016	11,632
Cash flows from investing activities:
Proceeds from sale of marketable securities	—	563	7,777
Purchases of marketable securities	—	—	(4,458)
Purchases of common stock of Detection Systems, Inc.	—	(1)	(531)
Proceeds from sale of Detection Systems, Inc. common stock	23,176	—	—
Purchases of property and equipment	(1,203)	(4,297)	(6,183)
Software development costs	(775)	(1,235)	(1,692)
Proceeds from sale of building	1,515	—	—
Proceeds from sale of businesses	2,593	2,100	—
Acquisitions, net of cash acquired	(70)	—	(680)
Net cash provided by (used in) investing activities	25,236	(2,870)	(5,767)

Cash flows from financing activities:
Proceeds from revolving line of credit	$9,940	$20,000	$47,804
Repayments on revolving line of credit	(30,347)	(21,581)	(48,304)
Proceeds from other debt	—	1,204	1,149
Repayments on other debt	(1,152)	(393)	—
Repayments on mortgage loan	(11,500)	—	—
Proceeds from financing obligation	6,600	—	—
Issuance of common stock	4,148	919	69
Purchase of treasury stock	—	—	(6,530)
Payment of preferred stock dividends	(117)	(117)	(117)
Net cash provided by (used in) financing activities	(22,428)	32	(5,929)
Net decrease in cash and cash equivalents	(311)	(822)	(64)
Effect of exchange rate changes on cash	(140)	(185)	(1,443)
Cash provided by discontinued operations	—	—	1,784
Cash and cash equivalents at beginning of the year	3,751	4,758	4,481
Cash and cash equivalents at end of the year	$3,300	$3,751	$4,758
Supplemental cash flow information:
Cash paid during the period for:
Interest	$3,465	$3,534	$2,322
Income taxes	$462	$288	$1,204
Supplemental schedule of noncash investing and financing:
Purchase of property financed by mortgage	$11,500	$—	$—
Issuance of warrants in connection with building financing	$230	$—	$—
Acquisition of businesses
Assets acquired			$3,581
Liabilities assumed			(1,228)
Common stock issued			(1,495)
			858
Less cash acquired			178
Net cash paid for acquisitions			$680

The accompanying notes are an integral part of these statements.

ULTRAK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

        Ultrak, Inc. (the "Company") is a U.S.-based multinational corporation that designs, manufactures, markets, sells and services electronic products and systems for the security and surveillance, industrial and public address markets worldwide. These products and systems include a broad line of cameras, lenses, high-speed dome systems, monitors, switchers, quad processors, time-lapse recorders, multiplexers, video transmission systems, access control systems, computerized observation and security systems, public address equipment and accessories.

  Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Marketable Securities

        The Company accounts for its marketable securities, all of which are designated as available for sale, using Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities available for sale are reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a separate component of stockholders' equity. Realized gains and losses on securities available for sale are reported in income in the year of sale.

  Inventories

        Inventories are comprised principally of goods held for resale, which are valued at the lower of cost (first-in, first-out) or market.

  Advances for Inventory Purchases

        Advances for inventory purchases represent payments in advance for goods purchased primarily from the Far East. Upon receipt of the goods, advances are classified as inventories.

  Property, Plant and Equipment and Depreciation

        Property, plant and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Income (Loss) Per Share

        The Company computes basic income (loss) per share based on the weighted average number of common shares outstanding. Diluted income per share is computed based on the weighted average number of shares outstanding, plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued.

  Goodwill and Amortization

        Goodwill resulting from acquisitions is being amortized using the straight-line method over periods ranging from twenty to forty years.

  Accounting for Impairment of Long-Lived Assets

        The Company evaluates long-lived assets and intangibles held and used for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flows generated by those assets are less than the carrying amounts of such assets.

  Software Development Costs

        The Company capitalizes software development costs incurred from the time technological feasibility of the software is established until the software is ready for use in its products. Research and development costs related to software development are expensed as incurred. The capitalized costs relate to software which will become an integral part of the Company's revenue producing products and are amortized in relation to expected revenues from the product up to a maximum of five years. These software development costs are regularly reviewed for impairment, and a loss is recognized when the net realizable value by product falls below the unamortized cost.

  Internal Use Software

        The Company capitalizes certain external direct costs of materials and services, internal payroll and payroll related costs and other qualifying costs incurred in connection with developing or obtaining internal software. These costs are amortized over three to eight years.

  Derivative Financial Instruments

        Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.

        The interest rate swap is a cash flow hedge; however, it is accounted for as a fair value hedge because the Company had not established its policy for measuring ineffectiveness. As a result, the derivative hedging instrument is being accounted for as an asset or liability, with changes in fair value at each reporting date included in earnings.

  Stock-Based Compensation

        The Company accounts for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted disclosure-only provisions of SFAS No. 123 (SFAS 123), Accounting for Stock-Based Compensation.

  Revenue Recognition

        Revenue is recognized when a firm sales agreement is in place, delivery has occurred, the price is fixed and determinable and collectibility is reasonably assured.

  Shipping and Handling Fees

        Shipping and handling fees charged to customers are reported as revenue and all shipping and handling costs incurred are reported as cost of sales.

  Foreign Currency Translation

        Local currencies are considered the functional currencies for the Company's operations outside the United States. Assets and liabilities are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated into U.S. dollars at average monthly exchange rates prevailing during the year.

  Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)

        Comprehensive income (loss) presented in the statement of stockholders' equity consists of net income (loss), foreign currency translation adjustments and unrealized gains and losses on investments held for sale. At December 31, 2001 and 2000, accumulated other comprehensive income (loss) consists entirely of cumulative translation adjustments for foreign currency.

  Advertising Expense

        The Company expenses advertising costs as incurred. Total advertising expense was approximately $1.8 million, $2.2 million and $1.7 million, for the years ended December 31, 2001, 2000 and 1999, respectively.

  Income Taxes

        The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. These amounts are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

  Use of Estimates

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncements

        In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Intangible Assets. SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this statement apply to goodwill and other intangible assets acquired between July 1, 2001 and December 31, 2001.

        Major provisions of these statements and their effective dates are as follows:

  •
  all business combinations initiated after June 30, 2001 must use the purchase method of accounting;

  •
  intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability;

  •
  goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized;

  •
  effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization;

  •
  effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator; and

  •
  all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting

        The Company amortized goodwill related and intangible assets acquired prior to July 1, 2001 until December 31, 2001. Beginning January 1, 2002, quarterly and annual goodwill amortization will no longer be recognized. The Company intends to complete a transitional impairment test of all intangible assets as of March 31, 2002 and a transitional fair value based impairment test of goodwill as of January 1, 2002 by June 30, 2002. Impairment losses, if any, resulting from the transitional testing will be recognized as a cumulative effect of a change in accounting principle. Net income (loss) for each of the three years in the period ended December 31, 2001 adjusted to exclude amortization expense related to goodwill, is as follows (in thousands):

	Years Ended December 31,
	2001	2000	1999
Net earnings (loss)
Reported net earnings (loss) allocable to common stockholders	$(1,578)	$(57,804)	$448
Goodwill amortization	1,597	2,253	2,287

Adjusted net earnings (loss) allocable to common stockholders	$19	$(55,551)	$2,735

Basic earnings (loss) per share
Reported basic earnings (loss) per share	$(0.13)	$(4.95)	$0.04
Goodwill amortization	0.13	0.19	0.20

Adjusted basic earnings (loss) per share	$—	$(4.76)	$0.24

Diluted earnings (loss) per share
Reported diluted earnings (loss) per share	$(0.13)	$(4.95)	$0.04
Goodwill amortization	0.13	0.19	0.19

Adjusted diluted earnings (loss) per share	$—	$(4.76)	$0.23

        In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not believe that the implementation of this standard will have a material effect on its financial position, results of operations, or cash flows.

        In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not believe that the implementation of this standard will have a material effect on its financial position, results of operations, or cash flows.

  Reclassifications

        Certain reclassifications have been made to prior years financial statements to conform to the 2001 presentation.

NOTE B—BUSINESS COMBINATIONS AND DIVESTITURES

  2001 Divestitures:

        Ultrak France On December 31, 2001, the Company's French subsidiary sold its CCTV inventory and other intangibles to Bisset Technology Systems ("BTS") for a nominal amount.

        On October 15, 2001, the Company's French subsidiary sold its BST audio product inventory and other intangibles to Audio Club for $312,000. A loss of approximately $175,000 was recorded in connection with the transaction. Industrial Furnace Camera Business On July 27, 2001, the Company sold its industrial furnace camera business to Diamond Power International, Inc. for cash consideration of $2.6 million. The assets sold consist primarily of accounts receivable, inventories, fixed assets, patents, trademarks and other intangibles. The transaction resulted in a gain of $1.3 million. The Industrial Furnace Camera business, currently located in Carroll, Ohio, is a supplier of specialized camera monitoring equipment used in furnace and related industrial applications.

  2000 Divestitures:

        Intervision Express, Ltd. On July 1, 2000, the Company sold substantially all assets of its UK-based business, Intervision Express, Ltd. ("Intervision") to Norbain SD, Ltd. ("Norbain"), a UK-based distributor of CCTV and access control equipment. The Company received $2.1 million in cash for inventory and certain other assets, including the use of the Intervision trade name. Ultrak retained the right to sell Ultrak-branded products directly to systems integrators and installers in Intervision's previous market in the UK and Ireland. The Company recognized a loss of $840,000 on the transaction in 2000.

        The Company also granted Norbain distribution exclusivity for its Diamond-series dome product line and its CCTV products in the UK. To maintain its exclusivity, Norbain must purchase at least $6.0 million of Ultrak-branded products and dome systems through the end of 2002.

  1999 Business Combinations:

        ABM Data Systems, Inc. Effective March 1, 1999, the Company acquired 100% of the common stock of ABM Data Systems, Inc. ("ABM"), an Austin, Texas based software developer for the alarm-monitoring segment of the security industry. Total consideration was 250,000 shares of registered Ultrak common stock valued at $1.5 million. ABM develops, sells, and services computer software for the alarm monitoring security industry, governmental agencies, and proprietary customers and offers support for computer software targeted for automated security monitoring markets. Multi Concepts Systems, SA Effective April 1, 1999, the Company acquired 100% of the stock of Multi Concepts Systems, SA ("MCS"), a Switzerland based systems integrator of electronic security systems. Total consideration included an initial payment of $405,000 in cash and future contingent payments based upon a percentage of MCS income and book value, as defined. MCS has been the largest European reseller and integrator of Ultrak's SAFEnet access control system over the past ten years. Mach Security Sp.z.o.o. Effective July 1, 1999, the Company acquired 100% of the stock of MACH Security Sp.z.o.o. ("Mach"), based in Szczecin, Poland. Mach is one of the largest distributors of CCTV products in Poland. Total consideration included an initial payment of $275,000 in cash and a future contingent payment based upon a percentage of Mach income, as defined.

  1999 Divestitures:

        In March 1999, the Company completed the sale of its 10% interest in a company in Japan for $1.8 million in cash.

        No pro forma disclosures have been made as the transactions described above are not significant individually or in the aggregate.

NOTE C—PROPERTY, PLANT AND EQUIPMENT

        The components of property, plant and equipment are as follows (in thousands):

		December 31,
	Useful lives
		2001	2000
Machinery and equipment	3 - 7 years	$10,012	$9,123
Furniture and fixtures	3 - 7 years	2,586	2,499
Internal use software	3 - 8 years	6,668	7,443
Software development costs	3 - 5 years	3,005	2,421
Buildings and land	20 - 30 years	11,053	5,400
		33,324	26,886
Accumulated depreciation and amortization		(14,529)	(11,885)
		$18,795	$15,001

NOTE D—FINANCING ARRANGEMENTS

  Line of Credit

        At December 31, 2001 and 2000, the Company had $15.0 million and $35.4 million outstanding, respectively, under a credit facility. During the first quarter of 2001, the credit facility was reduced from $45 million to $30.0 million. The facility provides for interest payable quarterly at prime plus a range of 0.00% to 0.75% or LIBOR plus a range of 2.25% to 2.75%, depending on the leverage ratio, as defined, for the quarter. The credit facility contains certain restrictive financial and operational covenants and conditions, including a maximum leverage ratio, a debt service ratio and minimum net worth amounts. The Company pays a monthly unused fee of .375% per annum and borrowings are collateralized by substantially all assets of the Company. At December 31, 2001, the Company was in violation of certain loan covenants and the interest rate was increased to the base rate plus 3.25%, or 8%.

        In February 2002, an amendment (the "Eighth Amendment") to the Company's credit facility was signed at the insistence of the lenders that increased the interest rate to 12%, reduced the lending commitment from $30 million to $20 million, and shortened the termination date of the facility from March 31, 2002 to February 28, 2002. The Eighth Amendment also waived certain alleged defaults by the Company under the loan covenants and provided for the payment of certain fees, including fees which the Company believes gave it the right to extend the termination date of the facility back to March 31, 2002.

        Although the Company paid and the lenders accepted all of the fees prescribed by the amendment, the lenders have asserted that the Company did not have the right to extend the termination date of the credit facility. Consequently, in March 2002, the lenders have declared the outstanding balance of the loan to be due, refused to advance funds under the credit facility, and reserved the right to commence foreclosure if the loan is not repaid by April 30, 2002. Although the Company believes that the actions of the lenders are unwarranted and in breach of their obligations under the credit facility, it expects to repay the loan before such actions are initiated.

        The Company has received a financing commitment from a new lender that, combined with a tax refund in excess of $6 million to be received by April 16, 2002, will allow the existing revolving credit facility to be repaid and provide sufficient funds for the Company's operations. The Company and the new lender have approved the terms of the loan documents and the new credit facility is expected to close on April 19, 2002, with funding to follow shortly thereafter.

  Financing Obligation

        During 1998, the Company's Worldwide Corporate headquarters located in Lewisville, Texas was built. Through December 31, 2000, the Company leased its facility under a synthetic lease classified for book purposes as an operating lease. In January 2001, the Company terminated its lease and purchased its corporate headquarters facility from the lessor for $11.5 million.

        In December 2001, the building and the surrounding 14 acres of land were sold to Briarwood Capital Corporation for $6.6 million. The Company will leaseback the building and land at a cost of $60,000 per month for a term of 30 months beginning in January 2002. The lease includes an option to purchase the building and land for $6.9 million at the end of 24 months. Accordingly, this transaction has been accounted for as a financing transaction. The Company has recorded the proceeds from the sale as a financing obligation, classified the lease payments as interest expense and continues to carry the land and building on its books and record depreciation. The difference between the net book value and sales proceeds, which totals $4,466,000, has been recorded in the accompanying statements of operations as an asset impairment.

        In connection with the financing transaction, the Company granted warrants to purchase 200,000 shares of the Company's common stock to the Company's Chairman and Chief Executive Officer. Additionally, the Company granted warrants to purchase 100,000 shares of the Company's common stock to Briarwood Capital Corporation. See Note E regarding details of the warrants.

  Other Debt

        The Company has other financing arrangements ($0.4 million) in Belgium which consist of various term loans collateralized by automobiles and computer software. These loans have been classified as current liabilities as a result of management's decision to withdraw from Belgium and their intention to repay these obligations.

        The Company has overdraft facility agreements for certain European subsidiaries up to $1.8 million. At December 31, 2001, there is $0.4 million outstanding under these agreements.

  Interest Rate Swap

        At December 31, 2001, the Company has an interest rate swap to limit the effect of increases in interest rates. The swap has a notional amount of $5 million and expires February 2004. The effect of this agreement is to limit the Company's interest rate exposure by fixing the interest rate at 6.485%. At December 31, 2001, the swap had a fair value of $194,000 and is included in other current liabilities.

NOTE E—STOCKHOLDERS' EQUITY

  Preferred Stock

        The Series A preferred stock earns dividends at the rate of 12% per annum, payable quarterly. All dividends accrue whether or not such dividends have been declared and whether or not there are profits, surplus, or other funds of the Company legally available for payment.

        The Company may at any time redeem all or any portion of the Series A Preferred Stock then outstanding at the liquidation value of $5.00 per share plus unpaid dividends. The holder of the Series A Preferred Stock may convert any or all of the 195,351 preferred shares into shares of the Company's common stock at any time at a conversion rate equal to 2.08 shares of common stock per preferred share or a total of 406,981 shares of common stock.

        On October 23, 2001, George K. Broady, Chairman and CEO of Ultrak, Inc., announced that he had contracted to sell all of his Ultrak preferred stock holdings (195,351 shares of Series A 12% convertible preferred stock). Each of the preferred shares is entitled to voting rights equal to 16.667 shares of common stock or a total of voting rights equal to 3,255,915 common shares. Mr. Broady has also granted the buyer a voting proxy on 1,150,000 shares of Ultrak common stock until June 2002. This transaction was completed on January 16, 2002.

  Warrants

        In connection with a personal guarantee given for the building and land financing (see Note D), the Company's Board of Directors granted warrants to the Company's Chairman and Chief Executive Officer to purchase 200,000 shares of common stock at an exercise price of $1.64 per share. The market price of the Company's common stock at the date of grant was $1.43. These warrants expire three years from the grant date and were valued at $130,000. In addition, the Company is obligated to reimburse the Chairman for up to $70,000 of payroll and income taxes related to the warrants. The fair value of these warrants was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 84 percent, a risk-free interest rate of 3.0 percent, no dividend yield and an expected life of two years.

        On December 13, 2001, the Board of Directors granted Briarwood Capital Corporation (see Note D) warrants to purchase 100,000 shares of common stock at an exercise price of $1.55 per share. These warrants expire ten years from the grant date and were valued at $100,000. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 81 percent, a risk-free interest rate of 4.4 percent, no dividend yield and an expected life of five years.

        On October 19, 2001, in connection with the private placement of common stock (see below), the Board of Directors granted the placement agent, an unrelated third party, a warrant to purchase 200,000 shares of common stock at $1.25 per share. This warrant expires one year from the grant date.

  Private Placement of Common Stock

        On October 18, 2001, the Company completed a private placement to a foreign individual of 2,337,700 unregistered shares of Ultrak common stock for net proceeds of $4.1 million. On October 28, 2001, the Company exercised an option to sell an additional 293,879 shares of Ultrak common stock to this party for $1.90 per share, subject to stockholder approval which was obtained at a special stockholders meeting held on November 30, 2001. This option transaction has not yet closed.

NOTE F—STOCK-BASED COMPENSATION

  Tender Offer

        On June 11, 2001, the Company filed a Tender Offer Statement ("TO") to exchange all options held by option holders who had not received options after December 9, 2000 (the "Eligible Options") for new options (the "New Options") to purchase shares of common stock to be granted under the 1988 Plan. The number of shares of common stock subject to the New Options will be based on the number of shares of common stock subject to the Eligible Options that are accepted for exchange and cancelled at the exchange ratio as follows:

Eligible Option Exercise Price	New Options to be Issued
Up to $6.62	1 New Option per 1 Eligible Option (1:1)
$6.63 to $8.25	0.75 New Option per 1 Eligible Option (0.75:1)
$8.26 and above	0.50 New Option per 1 Eligible Option (0.5:1)

159,980 stock options were tendered in connection with the exchange. On January 14, 2002, the Company granted 106,215 New Options at an exercise price of $1.49 pursuant to the tender offer.

  Stock Options

        The Company's 1988 Nonqualified Stock Option Plan (the "1988 Plan"), amended on June 11, 2001, provides for grants of options for up to 2,200,000 shares and the 1997 Incentive Stock Option Plan (the "1997 Plan") provides for grants of options for up to 400,000 shares. Shares under the 1997 Plan are awarded based upon the Company achieving one or more definitive performance measurements for a fiscal year, including minimum levels of economic value added, minimum levels of market value added or attainment of the financial budget. The 1997 Plan is a formula-based plan administered by the Compensation Committee of the Board of Directors. Option grants under the 1997 Plan are limited to 1% of the outstanding common stock of the Company. At December 31, 2001 and 2000, 1,041,896 and 289,012 shares were available for grant under the 1988 Plan and the 1997 Plan.

        Option exercise prices are equal to the market price at the date of grant. Shares under grant generally become exercisable in five equal annual installments beginning one year after the date of grant, and expire after ten years. Shares in the 1988 Plan granted since June 1, 2001 are exercisable in three equal annual installments beginning one year after the date of grant.

        If the Company recognized compensation expense under SFAS No. 123, based upon the fair value at the grant date for options granted under the 1988 Plan and 1997 Plan, the Company's net income (loss) from continuing operations and income (loss) per share would be reduced (increased) to the pro forma amounts indicated as follows (in thousands, except per share data):

	Year ended December 31,
	2001	2000	1999
Net income (loss) from continuing operations:
As reported	$(1,461)	$(57,687)	$672
Pro forma	$(2,606)	$(59,289)	$253
Basic income (loss) per share from continuing operations:
As reported	$(0.13)	$(4.95)	$0.05
Pro forma	$(0.22)	$(5.07)	$0.01
Diluted income (loss) per share from continuing operations:
As reported	$(0.13)	$(4.95)	$0.05
Pro forma	$(0.22)	$(5.07)	$0.01

        The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: expected volatility of 55 to 80 percent; risk-free interest rates of 4.5 to 6.5 percent; no dividend yield; and expected lives of seven years.

        Information with respect to options outstanding at December 31, 2001 and changes for the three years then ended is as follows:

	2001		2000		1999
	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of year	1,118,569	$7.31	953,972	$6.56	859,170	$9.94
Granted	620,851	1.89	627,500	8.23	360,500	6.15
Exercised	—	—	(166,065)	5.46	(28,333)	2.43
Forfeited	(602,934)	6.72	(296,838)	7.80	(237,365)	18.91
Outstanding at end of year	1,136,486	$4.72	1,118,569	$7.31	953,972	$6.56
Options exercisable at end of year	200,936	$8.45	344,410	$5.83	490,549	$5.83

        Weighted average fair value per share of options granted for 2001, 2000 and 1999 was $1.13, $5.71 and $3.89, respectively.

        Additional information about stock options outstanding at December 31, 2001 is summarized as follows:

	Options outstanding
				Options exercisable
		Weighted average remaining contractual life
Range of exercise prices	Number outstanding		Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.01 to $1.19	100,000	9.7 years	$1.18	—	$—
$1.20 to $5.62	525,351	9.7 years	2.06	1,200	5.42
$5.63 to $9.00	291,533	7.0 years	6.32	124,073	6.05
$9.01 to $13.50	183,360	7.9 years	9.28	45,472	9.34
$13.51 to $20.00	36,242	5.1 years	17.10	30,191	17.10
	1,136,486			200,936

        In January 2002, the Company granted 630,915 stock options under the 1988 Plan to employees, including 106,215 stock options pursuant to the tender offer, at exercise prices ranging from $1.42 to $1.49.

NOTE G—MAJOR CUSTOMERS AND SUPPLIERS

        One of the Company's customers accounted for approximately 14% of total sales during 2001 and 13% of total sales during 2000. Loss of this customer may have a material adverse effect on operations.

        Another major customer, Sam's Club, accounted for approximately 11%, 14%, and 13% of total sales in 2001, 2000 and 1999, respectively. In October 2001, Sam's Club discontinued carrying a substantial portion of Company's products.

        The Company purchased 17% of its products from one contract manufacturer during 2001 and in excess of 20% in 2000 and 1999. Although there are a limited number of manufacturers of the Company's products, management believes there are suppliers who could provide similar products on comparable terms. A change in suppliers could cause a delay in and a possible loss of sales.

NOTE H—COMMITMENTS AND CONTINGENCIES

        Leases

        The Company leases office and warehouse space and data processing equipment under long-term, noncancelable leases.

        Minimum future rental payments for all long-term, noncancelable operating leases are presented below (in thousands):

Year ending December 31,
2002	$1,672
2003	1,007
2004	393
2005	279
2006	266
Thereafter	839
$4,456

        Total rent expense was as follows (in thousands):

2001	$2,866
2000	2,574
1999	2,704

  Litigation

        The Company is a defendant in various lawsuits arising in the ordinary course of business. Management is of the opinion that all such matters are without merit or are of such a kind, or involve such amounts, as would not have a significant effect on the consolidated financial position, results of operations or cash flows of the Company if disposed unfavorably.

NOTE I—INCOME TAXES

        The provision (benefit) for taxes consists of the following (in thousands):

	Year ended December 31,
	2001	2000	1999
Federal
Current	$140	$(1,476)	$597
Deferred	(1,338)	(4,397)	742
State	41	(464)	82
Foreign	254	2,192	(135)
	$(903)	$(4,145)	$1,286

        Income (loss) before provision (benefit) from taxes consists of the following (in thousands):

	Year ended December 31,
	2001	2000	1999
United States	$(2,270)	$(37,491)	$2,330
Foreign	(94)	(24,341)	(372)
	$(2,364)	$(61,832)	$1,958

        The Company's effective income tax rate differed from the U.S. Federal statutory rate as follows:

	Year ended December 31,
	2001	2000	1999
U.S. Federal statutory rate	(34.0)%	(34.0)%	34.0%
State tax effect	0.5	(0.8)	2.5
Goodwill amortization and impairment	17.5	8.5	20.8
Tax benefit of foreign restructuring	(409.9)	—	—
Other nondeductible expenses	2.8	0.1	3.5
Rate differential for foreign taxes	19.8	4.1	—
Change in valuation allowance, exclusive of items not affecting income tax expense (benefit)	362.2	15.2	—
Other, net	2.9	0.2	4.9
	(38.2)%	(6.7)%	65.7%

        The components of deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2001	2000
Deferred tax assets:
Inventories	$742	$3,948
Accounts receivable	341	821
Accrued expenses	696	608
Net operating loss carryforwards	17,204	1,346
Foreign deferred tax assets	8,444	8,515
Other, net	1,888	1,539
Gross deferred tax assets	29,315	16,777
	December 31,
	2001	2000
Deferred tax liabilities:
Property, plant and equipment	$(1,045)	$(2,469)
Investment in Detection Systems, Inc.	—	(1,031)
Gross deferred tax liabilities	(1,045)	(3,500)
Valuation allowance	(21,961)	(8,432)
Net deferred tax asset	$6,309	$4,845
Current deferred tax assets	$6,309	$6,337
Non-current deferred tax liabilities	—	(1,492)
	$6,309	$4,845

        At December 31, 2001, the Company had Federal, state and foreign net operating loss carryforwards of approximately $48,400,000, $23,500,000 and $31,200,000, respectively. Federal net operating loss carryforwards expire in 2021. The state net operating loss carryforwards expire in 2005 to 2021. Substantially all foreign net operating loss carryforwards do not expire.

        The Company maintains a valuation allowance to adjust the total deferred tax assets to net realizable value in accordance with SFAS No. 109. In the fourth quarter of 2001, as a result of certain tax restructuring actions of its foreign subsidiaries and a reevaluation of the realizability of income tax benefits from future operations, the Company reduced its deferred tax valuation allowance by $1,150,000. The Company considered positive evidence supported by historical levels of taxable income, estimates of future taxable income, and expiration periods of net operating loss carryforwards, among other things, in making this evaluation and concluding that it is more likely than not that the Company will realize the benefit of its net deferred tax asset. Ultimate realization of the deferred tax asset is dependent upon, among other factors, the Company's ability to generate sufficient taxable income within carryforward periods (2005 to 2021) and is subject to change depending on tax laws in effect in years in which carryforwards are used.

NOTE J—INVESTMENT IN DETECTION SYSTEMS, INC.

        In January 2001, the Company tendered its 21% interest in Detection Systems, Inc. for $24.0 million, which represented a price of $18 per share. The total gain on sale of this investment was $7.7 million, net of $0.8 million in commissions to the Company's Chairman and Chief Executive Officer.

        The Company accounted for its investment in Detection Systems, Inc. under the equity method and the Company's share of earnings was included in income in 2000 and 1999. The difference between the Company's cost and the underlying equity in Detection Systems, Inc. of approximately $1.6 million represented goodwill.

NOTE K—SEGMENT DISCLOSURE AND FOREIGN OPERATIONS

        The Company has four business segments: United States-Professional Security Group (US-PSG), Diversified Sales Group (DSG), International-Professional Security Group (International-PSG), and Supply. The segments are differentiated by the customers serviced as follows: US-PSG This segment consists of sales in the United States to professional security dealers, distributors, installers and certain large end users of professional security products. DSG This segment sells video and security products to industrial markets and consumers. This segment includes all sales to Sam's Clubs, which discontinued carrying the Company's Exxis security products in its stores when the Ultrak-related commitments to its suppliers were satisfied in October of 2001. International-PSG This segment consists of sales to professional security dealers, distributors, installers and certain large end users of professional security products outside the United States. Supply This segment sells to the US-PSG and International-PSG segments products and systems manufactured by the Company's Ohio and California facilities.

        The Company's underlying accounting records are maintained on a legal entity basis for government and public reporting requirements. Segment disclosures are on a performance basis consistent with internal management reporting. The Company evaluates performance based on earnings from continuing operations before income taxes and other income and expense. The Corporate column includes corporate overhead related items. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note A).

        The following tables provide financial data by segment for the years ended December 31, 2001, 2000 and 1999 (in thousands):

2001	US PSG	DSG	International PSG	Supply	Corporate	Total
Total revenue	$70,479	$47,577	$52,649	$27,629	$1,499	$199,833
Intersegment revenue	(402)	—	(10,443)	(26,529)	(752)	(38,126)
Revenue from external customers	$70,077	$47,577	$42,206	$1,100	$747	$161,707
Gross profit	$22,367	$12,960	$13,309	$146	$1,116	$49,898
Selling, general and administrative expenses	13,365	4,564	12,679	1,319	16,100	48,027
Asset impairment	—	—	—	—	4,466	4,466
Depreciation and amortization expense	396	159	380	246	4,130	5,311
Operating profit (loss)	$8,606	$8,237	$250	$(1,419)	$(23,580)	$(7,906)
Total assets	18,145	9,659	23,008	13,333	58,115	122,260
Capital additions	32	2	592	189	1,163	1,978
2000
Total revenue	$91,401	$60,411	$76,622	$24,395	$6	$252,835
Intersegment revenue	(968)	—	(29,427)	(22,442)	—	(52,837)
Revenue from external customers	$90,433	$60,411	$47,195	$1,953	$6	$199,998
Gross profit (loss)	$23,460	$11,406	$14,897	$(1,077)	$(2,124)	$46,562
Selling, general and administrative expenses	21,565	5,282	28,541	915	14,820	71,123
Asset impairment	—	—	15,420	—	4,378	19,798
Special charges	—	—	—	159	956	1,115
Depreciation and amortization expense	650	276	755	114	4,687	6,482
Operating profit (loss)	$1,245	$5,848	$(29,819)	$(2,265)	$(26,965)	$(51,956)
Total assets	35,969	16,362	27,977	11,644	51,545	143,497
Capital additions	2,722	(89)	1,007	657	1,235	5,532
1999	US PSG	DSG	International PSG	Supply	Corporate	Total
Total revenue	$92,508	$53,188	$81,675	$22,556	$—	$249,927
Intersegment revenue	(1,512)	—	(17,658)	(22,556)	—	(41,726)
Revenue from external customers	$90,996	$53,188	$64,017	$—	$—	$208,201
Gross profit	$29,820	$14,947	$21,041	$399	$1,162	$67,369
Selling, general and administrative expenses	18,125	5,723	18,657	966	13,206	56,677
Special charges	876	213	2,036	—	750	3,875
Depreciation and amortization expense	3,401	1,775	673	62	—	5,911
Operating profit (loss)	$7,418	$7,236	$(325)	$(629)	$(12,794)	$906
Total assets	48,475	27,700	46,531	14,099	63,546	200,351
Capital additions	2,386	1,422	2,375	—	1,692	7,875

        Sales by geographic area were as follows (in thousands):

	Year ended December 31,
	2001	2000	1999
United States	$119,430	$152,803	$144,185
Italy	10,537	8,989	10,798
United Kingdom	6,837	6,924	16,853
Germany	6,730	9,484	11,302
France	4,644	8,023	14,378
Poland	3,618	2,003	527
South Africa	3,617	3,103	3,549
Australia	3,068	4,404	5,418
Switzerland	1,950	1,867	604
Other	1,276	2,398	587
Total revenues	$161,707	$199,998	$208,201

        Long-lived assets by geographic area were as follows (in thousands):

	Year ended December 31,
	2001	2000	1999
United States	$17,849	$13,052	$14,878
Italy	189	201	214
United Kingdom	86	116	354
Germany	167	135	170
France	—	38	290
Poland	57	50	22
South Africa	270	67	123
Australia	79	142	240
Switzerland	42	36	37
Belgium	—	1,148	1,516
Singapore	56	16	19
Total long-lived assets	$18,795	$15,001	$17,863

NOTE L—INCOME (LOSS) PER SHARE

        Following is a reconciliation of basic and diluted earnings (loss) per share from continuing operations (in thousands, except share and per share data):

	2001			2000			1999
	Loss allocable to common stockholders	Shares	Per share amount	Loss allocable to common stockholders	Shares	Per share amount	Income allocable to common stockholders	Shares	Per share amount
Income (loss) from continuing operations allocable to common stockholders	$(1,578)	12,183,401	$(0.13)	$(57,804)	11,686,049	$(4.95)	$555	11,644,941	$0.05
Effect of dilutive securities
Contingently issuable shares	—	—		—	—		—	98,773
Stock options		—		—	—		—	149,587
Convertible preferred stock	—	—		—	—		117	406,981
Income (loss) from continuing operations allocable to common stockholders after assumed conversions	$(1,578)	12,183,401	$(0.13)	$(57,804)	11,686,049	$(4.95)	$672	12,300,282	$0.05

        For the years ended December 31, 2001 and 2000, respectively, no stock options were included in the computation of diluted loss per share because the effect would have been antidilutive.

        For the year ended December 31, 1999, 201,503 stock options were outstanding but not included in the computation of diluted income per share because the option exercise prices were greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.

NOTE M—UNAUDITED QUARTERLY OPERATING RESULTS

        Unaudited quarterly operating results for the years ended December 31, 2001 and 2000 are as follows (in thousands):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2001:
Sales	$44,418	$40,167	$40,045	$37,077
Gross profit	13,304	13,614	11,643	11,337
Net income (loss)	6,614	(889)	(423)	(6,763)
Income (loss) per share:
Basic	$0.56	$(0.08)	$(0.04)	$(0.50)
Diluted	0.54	(0.08)	(0.04)	(0.50)
2000:
Sales	$52,134	$53,919	$47,265	$46,680
Gross profit	16,186	16,669	14,025	(318)
Net income (loss)	(428)	69	(3,803)	(53,525)
Income (loss) per share:
Basic	$(0.04)	$—	$(0.33)	$(4.58)
Diluted	(0.04)	—	(0.33)	(4.58)

        See Note O for detail of 2000 special charges.

NOTE N—DISCONTINUED OPERATIONS

        The Company sold Dental Vision Direct, Inc. on August 5, 1998 and completed the disposal in 1999. The Company had no revenues, expenses, or gains from discontinued operations in 2001 and 2000. In 1999, revenues and loss from operations, net of tax benefit of $55,000, totaled $616,000 and $(107,000), respectively.

NOTE O—SPECIAL CHARGES AND CHANGES IN ESTIMATES

  2001 Write-down of Assets

        During 2001, the Company wrote down the carrying value of certain of its inventories by $800,000.

  2000 Special Charges—Fourth Quarter

        During the fourth quarter of 2000, the Company, in conjunction with changes in key management personnel, made several changes in its strategic plan which resulted in significant expenses.

Additionally, based on this new strategic direction, certain assets were assessed for impairment. The charges to income related to these items are summarized as follows (in thousands):

Closure of European distribution center	$7,246
Goodwill impairment—France	10,103
Goodwill impairment—Germany	2,985
Closure of business—France	2,686
Inventory write-downs	9,521
Severance—United States	561
Software development costs	1,985
Impairment of internal use software	2,899
Foreign currency losses	4,197
Other	105
$42,288

  Closure of European Distribution Center

        During 1998 and 1999, the Company opened a European distribution center located in Antwerp, Belgium. The purpose of the distribution center was to consolidate purchasing, reduce overhead and create efficiencies. Because of declining sales and operational difficulties, the Company concluded in the fourth quarter 2000 its European distribution center strategy would not be successful. Therefore, the Company evaluated the fair value (less disposal costs) of its European distribution center assets and wrote off and/or wrote down assets that could not be fully recovered or utilized in the other European operations. These consisted of inventory costs ($2,705,000), personnel ($667,000), fixed assets ($1,187,000) and lease termination and other exit costs ($2,687,000). The personnel costs provided for the termination of its 13 employees. The inventories were primarily scrapped or written down to the lower of cost or market and liquidated with little or no margin. For 2001, 2000, and 1999, the Company incurred pre-tax losses of approximately $1.0 million, $5.5 million and $2.2 million, respectively, in its Belgian business, and the operation was closed by April 2001.

        During 2001, the Company negotiated favorable settlement of certain liabilities provided for at December 31, 2000 as well as selling its facility in Belgium for higher than expected proceeds. These actions resulted in reduction of selling, general and administrative expenses of $950,000 in 2001. The Company still has approximately $90,000 at December 31, 2001 accrued for final closure costs.

  Goodwill Impairment/Closure of Business—France

        The Company's continuing losses in France triggered an impairment review in 2000 of its long-lived assets. This decision and the lack of resulting future cash flows in France caused the Company to conclude all associated goodwill, amounting to $10,103,000, was impaired. The primary components of the closure costs involved personnel costs ($1,081,000), writeoffs of fixed assets, accounts receivable and other assets ($1,101,000) and other exit costs ($504,000). The personnel costs provided for termination of its 24 employees. For 2001, 2000 and 1999, the Company incurred pre-tax income (losses) of approximately $0.3 million, $(2.9) million, and $(0.8) million, respectively, in its French operation. Additionally, for 2001, 2000 and 1999, the Company generated revenues of approximately $4.6 million, $8.0 million and $15.9 million, respectively, in its French operations. The operation was substantially closed by April 2001.

        The 2000 accruals were based on a liquidation of the business in France; however, the Company was able to sell the French business in 2001. The sale of the French business resulted in a change in estimate of the restructuring accrual of $650,000. At December 31, 2001, the Company has liabilities remaining for severance to one employee ($177,000) and other final settlement costs ($383,000). The net effect on operations in 2001 was a reduction of selling, general and administrative expenses of $650,000.

  Goodwill Impairment—Germany

        As a result of the unsuccessful European centralization strategy and continuing losses in Germany of approximately $2.7 million in 2000, management performed an impairment review of its long-lived assets at its German subsidiary in 2000. As a result of this analysis, the Company concluded, based on future undiscounted cash flows, that the entire amount of goodwill should be written off.

  Inventory Write Downs

        Inventory write downs in the United States are related to discontinued product lines ($7.5 million) and returned inventory which management has deemed the refurbishing to not be economic ($2.0 million). Inventories related to discontinued product lines were either scrapped or sold during 2001. Total sales proceeds were approximately $500,000 with little gross profit margin in 2001 on such sales. The returned inventory deemed uneconomical to repair was selected for scrap disposition based upon a direction put in place by executive management changes in the third and fourth quarter 2000. This returned inventory was the result of defective products that were repaired and carried as refurbished inventory and specific sales efforts were focused on recovering the value of the inventory. However, in the fourth quarter of 2000 the Company concluded it no longer was beneficial to attempt to resell refurbished inventory.

  Severance—United States

        In 2000, the Company determined certain United States positions would no longer be necessary. As a result, severance compensation was accrued in the fourth quarter of 2000 for 33 employees.

  Software Development Costs

        The Company evaluated products under development during the fourth quarter 2000. Based on this review, capitalized software development costs were written off relating to product designs that were abandoned and did not correspond with future product objectives.

  Impairment of Internal Use Software

        As a result of the outsourcing of certain manufacturing operations in 2000, it was determined that internal use software costs related to those operations was impaired.

  Foreign Currency Losses

        Foreign currency losses in 2000 of $4,196,630 are related to foreign currency translation losses that were realized upon the sale or closure of foreign operations.

  Summary

        Details of the charges are as follows (in thousands):

	2000 charge	Non-cash portion	Amount paid in cash	Accrued December 31, 2000	2001 charge (credit)	Amount paid in cash	Accrued December 31, 2001
Asset impairments	$19,798	$(19,798)	$—	$—	$—	$—	$—
Inventory charges	12,370	(12,370)	—	—	—	—	—
Foreign currency losses	4,197	(4,197)	—	—	—	—	—
Employee severance and termination benefits	2,327	—	(255)	2,073	(1,253)	(643)	177
Leased facilities and other termination costs	3,191	—	—	3,191	(347)	(2,371)	473
Other	405	(404)	—	—	—	—	—
	$42,288	$(36,769)	$(255)	$5,264	$(1,600)	$(3,014)	$650

        Also, there were other charges in the fourth quarter of 2000 for bad debt provisions, other asset write-downs and sales of investments totaling $4.8 million.

        The losses (credits) have been allocated to the 2001 and 2000 statements of operations as follows (in thousands):

	2001	2000
Cost of sales	$—	$12,370
General and administrative	(1,600)	9,488
Asset impairment charges	—	19,798
Foreign exchange losses	—	4,197
Loss on sale of investments	—	637
Other expenses	—	600
	$(1,600)	$47,090

  2000 Special Charges—Third Quarter

        Special charges of $1,361,000 were incurred in the quarter ended September 30, 2000. These charges included severance obligations of the Company related to the separation of three former executives and severance obligations related to the outsourcing of manufacturing operations in California and Australia. Additionally, costs associated with the proxy contest with Detection Systems, Inc. were recorded. The detail of these charges is as follows (in thousands):

	2000 Charge	Amount paid in Cash	Accrued at December 31, 2000	Amount paid in Cash	Accrued at December 31, 2001
Severance	$584	$(220)	$364	$(364)	$—
California outsourcing	84	(78)	6	(6)	—
Australia outsourcing	75	(75)	—	—	—
Detection Systems, Inc.
Proxy Contest	618	(618)	—	—	—
	$1,361	$(991)	$370	$(370)	$—

        During 2001, $47,000 of amounts accrued at December 31, 2000 were credited to selling, general and administrative expenses due to favorable settlement.

  1999 Special Charges

        During the first quarter of 1999, the Company incurred charges totaling $750,000 related to severance obligations. During the second quarter of 1999, the Company incurred charges totaling $3,125,000 pertaining to restructuring costs for (1) its four European locations including costs for employee severance, terminating leases, and consolidation of all purchasing, shipping, and billing activity to Antwerp, Belgium and (2) closing costs of three United States sales and distribution offices.

        The Company's exit plan commenced in June 1999 and provided for the termination of 54 employees (19 employees in the United States and 35 employees in Europe). The exit plan was completed in 2000 and resulted in the termination of 19 employees in the United States and 35 employees in Europe. Upon completion of the exit plan in October 2000, the Company had approximately $250,000 remaining for leased facilities and other termination costs. This amount has been presented as a credit under the caption "special charges" in the 2000 statement of operations.

        The restructuring charge and the amount settled are as follows (in thousands):

	Charge	2000 Credit	Amount paid in cash	Accrued at December 31, 2000
Severance and other related employee costs	$2,608	$—	$(2,608)	$—
Leased facilities and other termination costs	1,267	(250)	(1,017)	—
	$3,875	$(250)	$(3,625)	$—

  Change in Estimate

        During the fourth quarter of 1999, the Company increased its allowance for doubtful accounts for its European and South African subsidiaries by approximately $1.0 million.

NOTE P—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

        Cash, cash equivalents, accounts receivable, accounts payable, line of credit, and other debt are carried at cost, which approximates their fair value based on the short maturities of these instruments and the variable rates on the line of credit. The Company's financing obligation of $6.6 million approximates its fair value as the transaction was completed in December 2001.

        The Company uses an interest rate swap arrangement to manage exposure to interest rate fluctuations. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense in the period incurred or earned. The fair value of the interest rate swap at December 31, 2001 is approximately $194,000 and included in other current liabilities in the balance sheet

ULTRAK, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2002	December 31, 2001
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,965	$3,300
Trade accounts receivable, less allowance for doubtful accounts of $2,263 and $2,503 at June 30, 2002 and December 31, 2001, respectively	26,297	25,132
Inventories, net	27,381	26,326
Prepaid expenses and other current assets	3,742	3,633
Deferred income taxes	274	6,309
Total current assets	59,659	64,700
PROPERTY, PLANT AND EQUIPMENT, at cost	33,002	33,324
Less accumulated depreciation and amortization	(15,211)	(14,529)
	17,791	18,795
OTHER ASSETS
Goodwill	10,726	36,075
Intangible assets, net	1,983	2,359
Other	338	331
	13,047	38,765
Total assets	$90,497	$122,260
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$12,654	$12,776
Accrued expenses	9,497	7,640
Accrued restructuring costs	421	650
Line of credit	10,729	15,012
Other debt	632	809
Total current liabilities	33,933	36,887
FINANCING OBLIGATION	6,600	6,600
STOCKHOLDERS' EQUITY
Preferred stock, $5 par value, issuable in series; 2,000,000 shares authorized; Series A, 12% cumulative convertible; 195,351 shares authorized, issued and outstanding	977	977
Common stock, $.01 par value; 50,000,000 shares authorized; 17,494,238 shares issued	175	175
Additional paid-in-capital	162,269	162,269
Accumulated deficit	(72,194)	(41,804)
Accumulated other comprehensive loss	(2,580)	(4,161)
Treasury stock, at cost (3,467,650 common shares)	(38,683)	(38,683)
Total stockholders' equity	49,964	78,773
Total liabilities and stockholders' equity	$90,497	$122,260

The accompanying notes are an integral part of the consolidated financial statements.

ULTRAK, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,2002	Three Months Ended June 30,2001
	(unaudited)	(unaudited)
Net sales	$35,452	$40,250
Cost of sales (exclusive of depreciation shown separately below)	23,757	26,646
Gross profit	11,695	13,604
Other operating costs:
Selling, general and administrative	13,491	12,069
Depreciation and amortization	848	1,280
	14,339	13,349
Operating profit (loss)	(2,644)	255
Other income (expense):
Interest expense	(838)	(1,101)
Interest income	11	6
Foreign exchange gains	89	—
Other, net	338	(48)
	(400)	(1,143)
Loss before income taxes	(3,044)	(888)
Income tax benefit	52	—
Net Loss	(2,992)	(888)
Dividend requirements on preferred stock	(29)	(29)
Net loss allocable to common stockholders	$(3,021)	$(917)
Net loss per share
Basic	$(0.22)	$(0.08)
Diluted	$(0.22)	$(0.08)
Number of common shares used in computations:
Basic	14,026,588	11,688,888
Diluted	14,026,588	11,688,888

The accompanying notes are an integral part of the consolidated financial statements.

ULTRAK, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Six Months Ended June 30,2002	Six Months Ended June 30,2001
	(unaudited)	(unaudited)
Net sales	$70,980	$84,585
Cost of sales (exclusive of depreciation shown separately below)	47,513	57,677
Gross profit	23,467	26,908
Other operating costs:
Selling, general and administrative	25,336	24,621
Depreciation and amortization	1,708	2,596
	27,044	27,217
Operating loss	(3,577)	(309)
Other income (expense):
Interest expense	(1,639)	(1,805)
Interest income	13	30
Gain on sale of investments	—	7,727
Foreign exchange gains	193	—
Other, net	350	82
	(1,083)	6,034
Income (loss) before income taxes and cumulative effect of accounting change	(4,660)	5,725
Income tax benefit	443	—
Income (loss) before cumulative effect of accounting change	(4,217)	5,725
Cumulative effect of accounting change	(26,115)	—
Net income (loss)	(30,332)	5,725
Dividend requirements on preferred stock	(58)	(58)
Net income (loss) allocable to common stockholders	$(30,390)	$5,667
Net income (loss) per share—diluted:
Income (loss) allocable to common stockholders before cumulative effect of accounting change	(0.30)	0.47
Cumulative effect of accounting change	(1.87)	—
Income (loss) allocable to common stockholders	(2.17)	0.47
Number of common shares used in computations:
Basic	14,026,588	11,688,888
Diluted	14,026,588	12,104,392

The accompanying notes are an integral part of the consolidated financial statements.

ULTRAK, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Six Months Ended June 30,2002	Six Months Ended June 30,2001
	(unaudited)	(unaudited)
Net income (loss) per share—basic:
Income (loss) allocable to common stockholders before cumulative effect of accounting change	$(0.30)	$0.48
Cumulative effect of accounting change	(1.87)	—
Income (loss) allocable to common stockholders	$(2.17)	$0.48
Net income (loss) per share—diluted:
Income (loss) allocable to common stockholders before cumulative effect of accounting change	$(0.30)	$0.47
Cumulative effect of accounting change	(1.87)	—
Income (loss) allocable to common stockholders	$(2.17)	$0.47
Number of common shares used in computations:
Basic	14,026,588	11,688,888
Diluted	14,026,588	12,104,392

The accompanying notes are an integral part of the consolidated financial statements.

ULTRAK, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(30,332)	$5,725
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting change	26,115	—
Gain on disposal of fixed assets	(12)	—
Gain on sale of investments	—	(7,762)
Depreciation and amortization	1,708	2,595
Provision for losses on accounts receivable	11	297
Changes in operating assets and liabilities:
Accounts receivable	(727)	6,118
Inventories	(784)	(954)
Prepaid expenses and other current assets	575	997
Income taxes	6,035	(318)
Other assets	(46)	122
Accounts payable	7	(3,653)
Accrued restructuring costs	(229)	(2,344)
Accrued and other current liabilities	1,613	(175)
Net cash provided by operating activities	3,934	648
Cash flows from investing activities:
Proceeds from the sale of Detection Systems, Inc. common stock	—	23,211
Purchases of property and equipment	(325)	(489)
Software development costs	(390)	(605)
Proceeds from the sale of property and equipment	—	21
Earnout payments on prior acquisitions	(237)	(95)
Net cash provided by (used in) investing activities	(952)	22,043
Cash flows from financing activities:
Repayments on revolving line of credit	(4,283)	(14,480)
Repayments on other debt	(177)	(862)
Repayments on mortgage loan	—	(4,000)
Payment of preferred stock dividends	(58)	(58)
Net cash used in financing activities	(4,518)	(19,400)
Net increase (decrease) in cash and cash equivalents	(1,536)	3,291
Effect of exchange rate changes on cash	201	(3,523)
Cash and cash equivalents at beginning of the period	3,300	3,751
Cash and cash equivalents at end of the period	$1,965	$3,519
Supplemental cash flow information:
Cash paid during the period for:
Interest	$1,086	$1,600
Income taxes	$33	$102
Supplemental schedule of noncash investing and financing:
Mortgage financing	$—	$11,500

The accompanying notes are an integral part of the consolidated financial statements.

ULTRAK INC. and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    Basis of Presentation:

        The accompanying unaudited interim consolidated financial statements include the accounts of Ultrak, Inc. and its subsidiaries ("Ultrak" or "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

        The interim financial statements are prepared on an unaudited basis in accordance with accounting principles for interim reporting and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. For further information, refer to the consolidated financial statements and notes to the consolidated financial statements for the year ended December 31, 2001 included in the Ultrak Annual Report on Form 10-K, as amended.

2.    Earnings Per Share:

        The Company computes basic earnings (loss) per share based on the weighted average number of common shares outstanding. Diluted earnings per share is computed based on the weighted average number of shares outstanding, plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued.

        Following is a reconciliation of basic and diluted earnings (loss) per share:

	For the Three Months Ended June 30, 2002			For the Three Months Ended June 30, 2001
	Net Income (Loss) (in thousands)	Shares	Per Share Amount	Net Income (Loss) (in thousands)	Shares	Per Share Amount
Basic earnings per share:
Income (loss) allocable to common stockholders before cumulative effect of accounting change	$(3,021)	14,026,588	$(0.22)	$(917)	11,688,888	$(0.08)
Effect of dilutive securities
Stock options	—	—	—	—
Convertible preferred stock	—	—	—	—
Diluted earnings (loss) per share before cumulative effect of accounting change	$(3,021)	14,026,588	$(0.22)	$(917)	11,688,888	$(0.08)
	For the Six Months Ended June 30, 2002			For the Six Months Ended June 30, 2001
	Net Income (Loss) (in thousands)	Shares	Per Share Amount	Net Income (Loss) (in thousands)	Shares	Per Share Amount
Basic earnings per share:
Income (loss) allocable to common stockholders before cumulative effect of accounting change	$(4,217)	14,026,588	$(0.30)	$5,667	11,688,888	$0.48
Effect of dilutive securities Stock options	—	—		—	8,523
Convertible preferred stock	—	—		58	406,981
Diluted earnings (loss) per share before cumulative effect of accounting change	$(4,217)	14,026,588	$(0.30)	$5,725	12,104,392	$0.47

        For the three months ended June 30, 2002 and 2001, 1,446,221 and 851,102 stock options were outstanding, respectively, but were not included in the computation of diluted earnings (loss) per share because the effect would have been anti-dilutive. For the three months ended June 30, 2002 and 2001, 195,351 shares of preferred stock, which convert to 406,981 shares of common stock, were excluded from the computation of diluted loss per share because the effect was anti-dilutive. For the six months ended June 30, 2002 and 2001, 1,446,221 and 1,009,511 stock options were outstanding, respectively, but were not included in the computation of diluted earnings (loss) per share because the effect would have been anti-dilutive. For the six months ended June 30, 2002, 195,351 shares of preferred stock, which convert to 406,981 shares of common stock, were excluded from the computation of diluted loss per share because the effect was anti-dilutive.

        See Note 7 for proforma calculation of earnings (loss) per share for the effect of change in accounting for goodwill amortization.

3.    Segment Disclosure:

        The Company has four business segments: United States-Professional Security Group (US-PSG), Diversified Sales Group (DSG), International-Professional Security Group (Int'l-PSG) and Supply. Upon adoption of SFAS 142 (See Note 7), the Company analyzed its segments to determine the reporting unit. A reporting unit is an operating segment or one level below an operating segment, referred to as a component. If two or more components have similar economic characteristics, they may be aggregated and deemed a single reporting unit. The Company's segments are its reporting units, except the US-PSG segment, to which it has an access control systems reporting unit and a video surveillance product reporting unit, and the DSG segment, to which it has a consumer/retail reporting unit and an industrial video product reporting unit. The segments are differentiated by the customers serviced as follows:

  US-PSG

  This segment consists of sales in the United States to professional security dealers, distributors, installers and certain large end users of professional security products.

  DSG

  This segment sells video and security products to industrial markets and consumers. This segment includes sales to Sam's Club, which discontinued carrying the Company's Exxis security products in its stores in October of 2001.

  International-PSG

  This segment sells to professional security dealers, distributors, installers and certain large end users of professional security products outside the United States.

  Supply

  This segment sells to the US-PSG and International-PSG segments products and systems manufactured by the Company's Ohio and California facilities. In 2001, this segment also included a manufacturing facility in Australia.

        The Company's underlying accounting records are maintained on a legal entity basis for government and public reporting requirements. Segment disclosures are on a performance basis consistent with internal management reporting. The Company evaluates performance based on earnings from operations before income taxes and other income and expense. The Corporate column includes corporate overhead-related items.

        Prior year segment information has been reclassified to reflect changes in the Company's organizational structure in 2002.

        The following tables provide financial data by segment for the periods noted (in thousands):

Three months ended June 30, 2002	US-PSG	DSG	Int'l-PSG	Supply	Corporate	Total
Total revenue	$20,664	$5,744	$9,270	$5,919	$248	$41,845
Intersegment revenue	(144)	—	(303)	(5,856)	(90)	(6,393)
Revenue from external customers	$20,520	$5,744	$8,967	$63	$158	$35,452
Gross profit (loss)	7,861	1,163	2,875	(249)	45	11,695
Selling, general and administrative expense	3,182	572	3,184	694	5,859	13,491
Depreciation and amortization expense	70	20	84	52	622	848
Operating profit (loss)	4,609	571	(393)	(995)	(6,436)	(2,644)
Three months ended June 30, 2001	US-PSG	DSG	Int'l-PSG	Supply	Corporate	Total
Total revenue	$17,984	$11,951	$13,839	$6,268	$242	$50,284
Intersegment revenue	(136)	—	(3,687)	(6,112)	(99)	(10,034)
Revenue from external customers	$17,848	$11,951	$10,152	$156	$143	$40,250
Gross profit	5,763	3,216	3,789	242	594	13,604
Selling, general and administrative expense	3,477	843	3,371	177	4,201	12,069
Depreciation and amortization expense	102	38	75	64	1,001	1,280
Operating profit (loss)	2,184	2,335	343	1	(4,608)	255

        The following tables provide financial data by segment for the periods noted (in thousands):

Six months ended June 30, 2002	US-PSG	DSG	Int'l-PSG	Supply	Corporate	Total
Total revenue	$40,228	$12,272	$19,197	$11,412	$444	$83,553
Intersegment revenue	(394)	—	(823)	(11,197)	(159)	(12,573)
Revenue from external customers	$39,834	$12,272	$18,374	$215	$285	$70,980
Gross profit (loss)	14,956	2,731	5,938	(178)	20	23,467
Selling, general and administrative expense	6,010	1,103	6,341	826	11,056	25,336
Depreciation and amortization expense	154	41	166	104	1,243	1,708
Operating profit (loss)	8,792	1,587	(569)	(1,108)	(12,279)	(3,577)
Six months ended June 30, 2001	US-PSG	DSG	Int'l-PSG	Supply	Corporate	Total
Total revenue	$38,890	$23,429	$30,299	$13,928	$543	$107,089
Intersegment revenue	(193)	—	(9,053)	(13,160)	(98)	(22,504)
Revenue from external customers	$38,697	$23,429	$21,246	$768	$445	$84,585
Gross profit	12,542	6,413	6,973	469	511	26,908
Selling, general and administrative expense	7,139	1,769	6,645	337	8,731	24,621
Depreciation and amortization expense	206	78	168	129	2,015	2,596
Operating profit (loss)	5,197	4,566	160	3	(10,235)	(309)
December 31, 2001	US-PSG	DSG	Int'l-PSG	Supply	Corporate	Total
Goodwill reported on Form 10-K	$—	$—	$—	$598	$35,477	$36,075
Reallocated to segment per SFAS 142	18,824	729	15,416	—	(34,969)	—
Adjusted goodwill by segment	$18,824	$729	$15,416	$598	$508	$36,075

        The only material change in net assets by segment since the annual report filed on Form 10-K relates to the presentation of goodwill. Prior to the adoption of the Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Intangible Assets, the Company reported goodwill as it appeared on each legal entity. A reconciliation of the goodwill by segment at December 31, 2001, as a component of net assets, between Form 10-K and the current presentation (see Note 7) is as follows:

4.    Foreign Operations:

        Sales by geographic area were as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2002	2001	2002	2001
United States	$26,485	$30,098	$52,606	$63,339
Italy	2,886	2,278	6,106	4,815
United Kingdom	2,205	2,025	4,333	3,251
Germany	1,584	1,610	3,083	4,177
Australia	408	846	1,509	1,935
South Africa	997	940	1,703	1,890
Singapore	220	509	509	769
Switzerland	300	299	570	738
Poland	367	538	561	907
France	—	1,107	—	2,764
Total revenues	$35,452	$40,250	$70,980	$84,585

5.    Comprehensive Income (Loss):

        Total comprehensive income (loss) is as follows:

        (in thousands)

	Three months ended June 30, 2002	Three months ended June 30, 2001	Six months ended June 30, 2002	Six months ended June 30, 2001
Net income (loss)	$(2,992)	$(888)	$(30,332)	$5,725
Other comprehensive income (loss):
Currency translation adjustment	1,538	(2,331)	1,581	(3,111)
Comprehensive income (loss)	$(1,454)	$(3,219)	$(28,751)	$2,614

        At June 30, 2002 and December 31, 2001, accumulated other comprehensive loss related entirely to foreign currency translation adjustments. The strengthening of the Euro and the South African Rand during the second quarter of 2002 allowed favorable settlement of transactions denominated in U.S. dollars.

6.    Accrued Restructuring Charges:

        As of December 31, 2001, the Company had accruals for severance and other related employee costs and leased facilities and other termination costs for its subsidiaries in France and Belgium. The Company expects the cash payments to be completed by December 31, 2002. The current period accrual activity related to these charges is summarized as follows:

(in thousands):	Accrued at December 31, 2001	Amount paid in cash	Accrued at June 30, 2002
Severance and other related employee costs	$177	$34	$143
Leased facilities and other termination costs	473	195	278
	$650	$229	$421

7.    New Accounting Pronouncements:

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

SFAS No. 141 and SFAS No. 142

        Major provisions of these statements and their effective dates are as follows:

  •
  intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights and are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability;

  •
  effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization;

  •
  effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually or whenever there is an impairment indicator; and

  •
  all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting

        Under SFAS 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. This methodology differs from the Company's previous policy, as permitted under accounting standards existing at that time, of using undiscounted cash flows to determine if its goodwill is recoverable.

        The Company has completed its transitional impairment analysis as required by SFAS 142. In connection with its transitional impairment analysis, the Company completed a two step process to determine the amount of the impairment. The first step involved comparison of the fair value of the reporting unit to the carrying value to determine if an impairment exists. The second step involved comparison of the implied fair value of the goodwill to the carrying value of the goodwill. The implied fair value of the goodwill was determined in the same manner as the amount of goodwill recognized in a business combination. As a result, the Company has recorded a non-cash charge of approximately $26.1 million to reduce the carrying value of its goodwill. Such charge is reflected, effective January 1, 2002, as a cumulative effect of an accounting change in the accompanying consolidated statement of operations. In calculating the impairment charge, the fair value of the impaired reporting units underlying the segments were estimated using discounted cash flow methodology or recent comparable transactions.

        A summary of the changes in the Company's goodwill during the six months ended June 30, 2002, by business segment, are as follows (in thousands):

	US-PSG(1)	DSG	Int'l-PSG	Supply	Corporate	Total
Net carrying value at December 31, 2001	$18,824	$729	$15,416	$598	$508	$36,075
Earnout payments on prior acquisitions	—	—	766	—	—	766
Impairment losses	(14,762)	—	(10,591)	(412)	(350)	(26,115)
Net carrying value at June 30, 2002	$4,062	$729	$5,591	$186	$158	$10,726

(1)
The impairment loss recorded in the US-PSG segment was in the access control systems reporting unit.

        Intangible assets consist of the following (in thousands):

		June 30, 2002			December 31, 2001
	Weighted Average amortization (years)
		Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Intangible assets subject to amortization
Loan costs	2.3	$806	(159)	647	$1,329	(523)	806
Licensing agreements	3.7	1,540	(465)	1,075	1,540	(263)	1,277
Patents and trademarks	17.1	333	(72)	261	337	(61)	276
Total intangible assets subject to amortization		$2,679	(697)	1,983	$3,206	(847)	2,359
Intangible assets not subject to amortization
Goodwill		$10,726			$36,075

        Amortization expense related to intangible assets totaled $287,000 and $67,000 during the three months ended June 30, 2002 and 2001 and $423,000 and $134,000 during the six months June 30, 2002 and 2001. The aggregate estimated future amortization expense for intangible assets for each of the five succeeding years as of June 30, 2002 is as follows:

(in thousands):

Remainder of 2002	$423
2003	847
2004	521
2005	266
2006	22
Total	$2,079

        Net income (loss) before cumulative effect of accounting change for the three and six months ended June 30, 2002 and 2001, adjusted to exclude amortization expense related to goodwill, is as follows (in thousands):

	Three Months Ended June 30, 2002	Three Months Ended June 30, 2001	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
	(unaudited)	(unaudited	(unaudited)	(unaudited)
Net earnings (loss)
Reported net earnings (loss) allocable to common stockholders before cumulative effect of accounting change	$(3,021)	$(917)	$(4,275)	$5,667
Goodwill amortization	—	381	—	762
Adjusted net earnings (loss) allocable to common stockholders	$(3,021)	$(536)	$(4,275)	$6,429
Basic earnings (loss) per share
Reported basic earnings (loss) per share allocable to common stockholders before cumulative effect of accounting change	$(0.22)	$(0.08)	$(0.30)	$0.48
Goodwill amortization	—	0.03	—	0.07
Adjusted basic earnings (loss) per share	$(0.22)	$(0.05)	$(0.30)	$0.55
Diluted earnings (loss) per share
Reported diluted earnings (loss) per share allocable to common stockholders before cumulative effect of accounting change	$(0.22)	$(0.08)	$(0.30)	$0.47
Goodwill amortization	—	0.03	—	0.06
Adjusted diluted earnings (loss) per share	$(0.22)	$(0.05)	$(0.30)	$0.53

SFAS 144

        SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The implementation of this standard did not have an effect on the Company's financial position, results of operations, or cash flows.

8.    Ohio Plant Closure:

        On June 5, 2002, the Company announced the closure of its manufacturing facility in Carroll, Ohio ("the Ohio Plant") after evaluating all aspects of the closure, including operational and economic considerations. Closure costs recorded during the second quarter of 2002 were $665,000, including accrued severance compensation of $570,000 for 50 Ohio Plant employees.

9.    Line of Credit:

        On April 22, 2002, the Company received funding on a new three-year, $15 million credit facility with Frost National Bank and has paid off all indebtedness to its previous lenders. Interest rates on this facility are calculated at prime plus 0.75%. The credit facility contains certain restrictive operational and financial covenants and conditions, including tangible net worth and net income targets. The facility also permits the Company's international subsidiaries to secure localized lines of credit to pursue growth opportunities in individual countries.

10.  Subsequent Event:

        On August 8, 2002, the Company agreed to sell assets and certain liabilities related to the Company's closed-circuit television business in the United States, Germany, Italy, Poland, South Africa, Australia, Singapore and the United Kingdom to Honeywell International Inc. for $36 million in cash, plus the assumption of trade liabilities. Honeywell will pay $30.6 million at closing and the remaining amount in three installments over an 18-month period.

        After the closing, in addition to the purchase price payment in cash and receivables, the Company will retain its tax assets in the form of net operating loss carry-forwards, all of its international legal entities, its real estate assets in Carroll, Ohio and Lewisville, Texas and the majority of its intellectual properties in various technologies, licenses and trademarks.

        The transaction is subject to Ultrak shareholder approval and is expected to close in the fourth quarter of 2002.

ANNEX A—ASSET PURCHASE AGREEMENT

between

Ultrak, Inc.
and
Honeywell International Inc.

dated as of August 8, 2002

SCHEDULES

Schedule A	Seller Entities
Schedule B	Digital Video Products
Schedule C	Shared Video Intellectual Property
Schedule 2.1(k)	Transferred Leases
Schedule 2.2(o)	Excluded Contracts
Schedule 2.2(q)	Additional Excluded Assets
Schedule 3.2(l)	Sale Contracts
Schedule 4.1(f)	Ultrak Insiders
Schedule 4.1(g)	Subsidiaries
Schedule 4.2(a), (b)	Conflicts, etc.
Schedule 4.4(a)	Financial Statements
Schedule 4.5	Undisclosed Liabilities
Schedule 4.6	Absence of Changes
Schedule 4.7(a)	Orders, etc.
Schedule 4.7(b)	Permits
Schedule 4.7(c)	Proceedings
Schedule 4.7(d)	Permits Exceptions
Schedule 4.8	Litigation
Schedule 4.9(a)	Leased Real Property
Schedule 4.9(d)	Lease Exceptions
Schedule 4.10(a)	Contracts
Schedule 4.10(c)	Defaults Under Contracts
Schedule 4.10(e)	Contracts Exceptions
Schedule 4.11(a)(i)	Transferred Intellectual Property
Schedule 4.11(a)(ii)	Shared Intellectual Property
Schedule 4.11(b)	IP License Agreements
Schedule 4.11(c)	Nonexclusive Third Party License Agreements
Schedule 4.11(e)	Intellectual Property Exceptions
Schedule 4.12	Taxes
Schedule 4.13(a)	U.S. Employees
Schedule 4.13(b)	U.S. Labor
Schedule 4.14(a)	Non-U.S. Employees
Schedule 4.14(d)	Non-U.S. Employee Contracts
Schedule 4.14(e)	Non-U.S. Employee Employment Term Amendments
Schedule 4.14(g)	Non-U.S. Employee Change of Control Provisions
Schedule 4.14(j)	Non-U.S. Labor
Schedule 4.14(m)	Non-U.S. Plans
Schedule 4.14(n)	Non-U.S. Plan Documents
Schedule 4.14(p)	Non-U.S. Plan Actuarial Valuation
Schedule 4.14(t)	Non-U.S. Plan Contributions
Schedule 4.14(u)	Non-U.S. Employee Termination and Severance Payments
Schedule 4.15	Environmental Matters
Schedule 4.16	Suppliers and Customers
Schedule 4.18(c)	Affiliated Transactions
Schedule 4.21	Product Liability and Warranties
Schedule 4.22	Insurance
Schedule 4.23	Equity and Debt Interests
Schedule 4.25	Brokers
Schedule 4.29	Fixed Assets

i

Schedule 6.1	Conduct of Business
Schedule 6.14	Purchase Price Allocation
Schedule 6.16(a)	Transferred U.S. Employees
Schedule 7.3(l)	Consents
Schedule 9.5(b)	Real Property and Personal Property Liens
EXHIBITS
Exhibit A	Transition Services Agreement
Exhibit B	CCTV Products Supply Agreement
Exhibit C	Lewisville Headquarters Sublease
Exhibit D	Trademark and Copyright License Agreement
Exhibit E	Shared IP License Agreement
Exhibit F	Access Control Products Supply Agreement
Exhibit G-1	Products
Exhibit G-2	Manufactured Products

ii

ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT, dated as of August 8, 2002, between Ultrak, Inc., a Delaware corporation ("Ultrak," and together with the entities listed on Schedule A hereto, the "Sellers"), and Honeywell International Inc., a Delaware corporation (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, the Sellers are engaged as of the date hereof in the business of designing, manufacturing, marketing, selling, distributing and providing after-sale service of closed circuit television equipment and systems including, without limitation, (1) analog video products, (2) digital video products, including the digital imagery transmission and related software systems listed on Schedule B and excluding the items listed on Schedule C which shall be subject to the Shared IP License Agreement (as defined in Section 7.3(q) below), (3) cameras, domes and telemetry, (4) video management and transmission, (5) monitors and (6) public address systems and equipment (collectively, the "CCTV Business"). As used herein, "Business" shall mean (x) in the United States, the CCTV Business and (y) all of the business activities conducted in each of the Non-U.S. Jurisdictions (as defined in Section 1.2(d) below), as of the date hereof by the Subsidiaries listed on the signature pages hereto (the "Seller Subsidiaries").

        WHEREAS, the parties agree that Sellers may engage in the Excluded Businesses from and after the Closing.

        WHEREAS, the Sellers wish to sell the Purchased Assets and Purchaser wishes to purchase the Purchased Assets on the terms and conditions and for the consideration described in this Agreement (all defined terms in this Agreement having the meanings indicated in Article X);

        WHEREAS, the Sellers wish to assign and the Purchaser wishes to assume the Assumed Liabilities on the terms and conditions and for the consideration described in this Agreement;

        WHEREAS, simultaneously with the execution of this Agreement, Victoria & Eagle Strategic Fund, Niklaus F. Zenger and George K. Broady are entering into an agreement with the Purchaser (the "Voting Agreement"), pursuant to which such holders have made certain agreements with respect to the Ultrak common and preferred stock held by them;

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE

        1.1    Sale and Purchase of the Purchased Assets.

        (a)  Subject to the terms and conditions of this Agreement, at the Closing, the Sellers will sell, and the Purchaser will purchase, all of the Purchased Assets for an aggregate purchase price of $36,000,000 (the "Purchase Price"), (i) $30,600,000 of which will be payable in cash at the Closing (the "Initial Purchase Price"), and (ii) $5,400,000 (the "Deferred Purchase Price") of which will be payable in cash in three equal disbursements of $1,800,000 each, plus interest accrued thereon since the Closing Date at the Base Rate (as defined in Section 1.3(d) below), with the first disbursement to occur on the date that is 6 months following the Closing Date, the second disbursement to occur on the date that is 12 months following the Closing Date and the final disbursement to occur on the date that is 18 months following the Closing Date; provided, however, that the first two disbursements of the Deferred Purchase Price shall be subject to reduction (without duplication) in amounts equal to (i) any Closing Deficit (as defined in Section 1.3(d) below), (ii) any Losses (as defined in Section 8.2 below)

1

actually incurred by the Purchaser not related to third party claims for which the Purchaser is entitled to indemnification pursuant to Section 8.2, it being understood that any amounts not disbursed by the Purchaser for Losses incurred pursuant to this clause (ii), if related to a claim made pursuant to Section 8.2(b), must be in excess of any remaining Deductible (as defined in Section 8.4) and (iii) any amount related to claims made by third parties against the Purchaser or its Affiliates for which they are entitled to indemnification pursuant to Section 8.2. The third and final disbursement of the Deferred Purchase Price shall be subject to reduction in amounts described in clauses (i) through (iii) above, as well as for amounts equal to any good faith claims made by the Purchaser against the Sellers for indemnification pursuant to Article VIII that remain unresolved at the time of such disbursement ("Unresolved Claims"). Notwithstanding the foregoing, the parties hereto agree that once the aggregate amount of the Purchaser's Losses incurred pursuant to Section 8.2(b) has reached the Deductible, the Deferred Purchase Price shall be subject to reduction in all amounts described in clauses (ii) and (iii) above. No interest shall accrue or be paid to Sellers with respect to any portion of the Deferred Purchase Price not disbursed to Sellers pursuant to clauses (i), (ii) or (iii) above. In the event of a dispute between the Sellers and the Purchaser in connection with any scheduled disbursement of the Deferred Purchase Price, the parties shall resolve such dispute pursuant to Section 9.13 hereof. Any amounts for Unresolved Claims that are resolved in favor of Sellers following the final disbursement of the Deferred Purchase Price shall be promptly paid to Sellers plus interest accrued thereon since the Closing Date computed using the Base Rate upon resolution of such Unresolved Claims. The Purchase Price shall be subject to adjustment as hereinafter provided in Section 1.3.

        (b)  Section 1.1(a) notwithstanding, at any time prior to thirty (30) days after the date hereof (the "Escrow Election Date"), Sellers may elect, at their sole discretion, to cause Purchaser to pay the Deferred Purchase Price to a third party escrow agent (the "Escrow Agent") to be mutually selected by Sellers and Purchaser (the "Escrow Election"). The Escrow Election may be made by delivery of written notice to Purchaser at any time prior to the Escrow Election Date. Upon delivery of such written notice, Sellers and Purchaser shall negotiate in good faith with each other and the Escrow Agent to agree upon an interest-bearing escrow agreement (the "Escrow Agreement") to be executed and delivered at the Closing consistent with the provisions of Section 1.1(a) above and otherwise satisfactory to Sellers, Purchaser and the Escrow Agent. If Sellers make the Escrow Election, interest on the Deferred Purchase Price shall accrue and be paid solely in accordance with the terms of the Escrow Agreement.

        1.2    Closing.

        (a)  The closing of the transactions contemplated under this Agreement (the "Closing") will take place at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201 at 10:00 A.M., local Dallas time, on the fifth business day after all conditions to the obligations of Purchaser and Sellers under Article VII of this Agreement shall have been satisfied or waived, or at such other place and on such other date and time as the parties may agree to in writing (the "Closing Date");

        (b)  At the Closing, the Sellers will convey, transfer, assign and deliver to the Purchaser, free and clear of all Liens, all of Sellers' right, title and interest in and to the Purchased Assets, accompanied by any necessary bills of sale, assignment agreements or other instruments of transfer reasonably requested by the Purchaser; and

        (c)  At the Closing, the Purchaser will (i) pay the Initial Purchase Price to the Sellers by wire transfer of immediately available funds to a previously designated account of the Sellers and (ii) assume the Assumed Liabilities.

        (d)  Subject to the terms and conditions contained herein, including without limitation, Section 2.1 and Section 2.2 and the Schedules referenced therein, unless the parties hereto otherwise agree in writing, the transfer of Purchased Assets in each of the United Kingdom, Germany, Italy, Singapore,

2

Australia, Poland and South Africa (each such country, a "Non-U.S. Jurisdiction") shall be effected as a transfer of assets. Purchaser shall designate an Affiliate formed or incorporated in each Non-U.S. Jurisdiction (each such Affiliate, a "Purchaser Designee") to enter into appropriate agreements with the corresponding Seller Subsidiary in such jurisdiction. The asset transfers in each Non-U.S. Jurisdiction will be effected in accordance with applicable law and the terms and conditions contained herein such that the relevant Purchaser Designee is vested with good and marketable title of all Purchased Assets located in its jurisdiction of formation or incorporation. Each asset transfer contemplated by this Agreement to occur on the Closing Date (including the transfer of Purchased Assets in the United States) shall be deemed to take place and to be effective at 12:01 a.m. in each relevant time zone on the Closing Date (hereinafter referred to as the "Effective Time").

        1.3    Post-Closing Purchase Price Adjustment.

        (a)  Not earlier than sixty (60) days and not later than ninety (90) days after the Closing Date, the Sellers shall deliver to the Purchaser a proposed balance sheet (the "Proposed Closing Balance Sheet") of the Business as of the Closing Date, prepared on a basis consistent with the accounting policies, procedures and practices used to prepare the Reference Balance Sheet; provided, however, that no Excluded Assets nor Retained Liabilities shall be considered on either the Closing Balance Sheet or Reference Balance Sheet in the determination of the amount of the post-closing purchase price adjustment. The Purchaser and its representatives shall be permitted full access to observe at all times the preparation of the Proposed Closing Balance Sheet and to ask questions of the Sellers and their representatives. Purchaser agrees to provide the Sellers and the Sellers' accountants, at no cost to the Sellers, full access to the books, records and personnel of the Business to the extent reasonably requested by the Sellers for purposes of preparing the Proposed Closing Balance Sheet.

        (b)  The Sellers agree to provide the Purchaser and the Purchaser's accountants, at no cost to the Purchaser, full access to any books, records and personnel of the Business retained by Sellers after the Closing Date to the extent reasonably requested by the Purchaser for purposes of reviewing the Proposed Closing Balance Sheet. Unless the Purchaser notifies the Sellers in writing that it disagrees with any aspect of the Proposed Closing Balance Sheet within thirty (30) days after the date on which the Sellers deliver to the Purchaser the Proposed Closing Balance Sheet, the Proposed Closing Balance Sheet shall be deemed to constitute the Closing Balance Sheet (as defined below) and shall be conclusive and binding on the Sellers and the Purchaser. If the Purchaser so notifies the Sellers in writing within such thirty (30) day period, then the Sellers and the Purchaser shall attempt to resolve their differences with respect thereto within fifteen (15) days after the Sellers' receipt of the Purchaser's written notice of disagreement (such period hereinafter referred to as the "Fifteen Day Period"). Any such disputes not resolved by the Sellers and the Purchaser within the Fifteen Day Period will be resolved by a nationally recognized accounting firm to be mutually agreed upon by the parties (the "Firm"). If the parties cannot agree on an accounting firm within fifteen (15) days of the end of the Fifteen Day Period, or if such accounting firm shall be unable or decline to act, the respective auditing firms of the Sellers, on the one hand, and the Purchaser, on the other, shall cooperate to select an accounting firm after eliminating one accounting firm unacceptable to the Sellers, on the one hand, and one that is unacceptable to the Purchaser, on the other. The Firm shall make a determination on the disputes so submitted as well as such modifications, if any, to the Proposed Closing Balance Sheet as reflect such determination, and the same shall be conclusive and binding upon the parties. The determination of the Firm for any item in dispute cannot, however, be in excess of, nor less than, the greatest or lowest value, respectively, claimed for that particular item in the Proposed Closing Balance Sheet prepared by the Sellers, in the case of the Sellers, or in the notice described in the second sentence of this paragraph, in the case of the Purchaser. The Firm shall have no right to make any determination with respect to the undisputed portions of the Proposed Closing Balance Sheet, and no such determination with respect to the undisputed portions of the Proposed Closing Balance Sheet shall be binding on the Sellers or the Purchaser. The Proposed Closing Balance Sheet of the Business as finally determined pursuant to the procedures set forth in this Section 1.3 is

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hereinafter referred to as the "Closing Balance Sheet" and the net book value of the assets and liabilities set forth on the Closing Balance Sheet is hereinafter referred to as the "Final Net Book Value". The fees and expenses of the Firm shall be paid equally by the Sellers and the Purchaser.

        (c)  Not later than thirty (30) days after the engagement of the Firm (as evidenced by its written acceptance by facsimile or otherwise to the parties), the parties shall submit simultaneous briefs to the Firm (with a copy to the other parties) setting forth their respective positions regarding the issues in dispute and their respective calculations of the net book value of the Purchased Assets of the Business as of the Effective Time. Rebuttal briefs shall be submitted within fifteen (15) days after the submission of the initial briefs. The Firm shall render its decision resolving the dispute within thirty (30) days after submission of the rebuttal briefs. If additional briefing, a hearing, or other information is required by the Firm, the Firm shall give notice thereof to the parties as soon as practicable before the expiration of such thirty (30) day period, and the parties shall promptly respond; provided, however, that, without the written consent of the Sellers and the Purchaser, no request for additional briefing, a hearing or other information shall act as an extension of the thirty (30) day period in which the Firm must render its decision.

        (d)  If the Final Net Book Value is less than $28,389,000 (such deficiency, the "Closing Deficit"), then the Initial Purchase Price shall be reduced by an amount in cash equal to the Closing Deficit plus interest accrued thereon since the Closing Date computed using an interest rate equal to the "prime rate" as set forth in The Wall Street Journal on the Closing Date (the "Base Rate"). The Closing Deficit shall be deducted from the Deferred Purchase Price. If the Final Net Book Value is greater than $28,389,000 (such amount, the "Closing Surplus"), then the Initial Purchase Price shall be increased by an amount in cash equal to the Closing Surplus, and the Purchaser shall pay to the Sellers, within five (5) business days of the final determination of the Closing Balance Sheet, an amount equal to the Closing Surplus, plus interest accrued thereon since the Closing Date computed using the Base Rate.

        (e)  Payments pursuant to this Section 1.3 shall be made by a wire transfer of immediately available funds in Dollars to a bank account designated in writing by the Purchaser or the Sellers, as applicable. If at any time after the Closing Date any portion of any adjustment is in dispute between Purchaser and Sellers or, if following any such dispute, the parties resolve their difference with respect to all or any portion thereof without a determination by the Firm, the Sellers or the Purchaser, as applicable, shall within five (5) business days pay to the Purchaser or the Sellers, as applicable, the amount of the adjustment not previously paid by the Sellers or the Purchaser, as applicable, and not in dispute, plus interest accrued thereon since the Closing Date computed using the Base Rate (except to the extent the resolution of the disputed amount could affect whether the party owing any undisputed amount is obligated to pay such undisputed amount). Such payment shall be made by a wire transfer of immediately available funds in Dollars to a bank account designated in writing by the Purchaser or the Sellers, as applicable.

        (f)    The purpose of this Section 1.3 is to determine the Purchase Price to be paid by Purchaser under this Agreement. Accordingly, any adjustment pursuant to this Section 1.3 shall not be deemed to be an indemnification by Sellers pursuant to Article VIII, nor preclude Purchaser from exercising any indemnification rights pursuant to Article VIII.

ARTICLE II
PURCHASE AND SALE

        2.1    Purchase and Sale.    Upon the terms and subject to the conditions contained herein, except as otherwise provided in Section 2.2 hereof, at the Closing, Sellers shall sell, convey, transfer and assign to Purchaser, and Purchaser shall purchase, assume and acquire from Sellers, all of Sellers' right, title and interest in and to all of Sellers' tangible and intangible assets, properties and rights used, developed or

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held for use in the Business other than the Excluded Assets (the "Purchased Assets"). For purposes of this Agreement, "Purchased Assets" shall include, but not be limited to, the following:

        (a)  all inventory as of the Effective Time, including raw materials, work-in process and finished goods of the Business ("Inventory"), including without limitation any Inventory located at the Carroll Facility (as defined in Section 2.2(j) below);

        (b)  all Personal Property used, developed or held for use by Sellers in the conduct of the Business;

        (c)  all Transferred Intellectual Property and all IP License Agreements, including the right to sue and recover for damages for past infringement; provided, however, that the Sellers shall be entitled to receive fifty percent (50%) of the Purchaser's actual recoveries from prosecuting any such past infringement, net of costs and out-of-pocket expenses (including, without limitation, of counsel, consultants and experts) incurred by the Purchaser in connection with such prosecution;

        (d)  all of the contracts, arrangements, licenses, sales orders and unfilled purchase orders entered into by Sellers in the conduct of the Business and in effect as of the date hereof except for the Excluded Contracts (as defined in Section 2.2(o) below), and all of the contracts entered into after the date hereof in accordance with the terms of Section 6.1(h) below (collectively, the "Transferred Contracts");

        (e)  all goodwill associated with the Business except for the names "Ultrak" and "Ultrak, Inc.";

        (f)    all Permits used or held for use by Sellers in the conduct of the Business to the extent the same, or a right to use the same, can be transferred to Purchaser;

        (g)  all of Sellers' customer and vendor lists to the extent relating to the Business, all of Sellers' files and documents (including credit information) to the extent relating to customers and vendors of the Business, and all of Sellers' production data, equipment maintenance data, accounting records, inventory records, sales and sales promotional data, advertising materials, marketing and manufacturing materials, cost and pricing information, business plans, reference catalogs, information (including but not limited to design specifications) and any other such data and records, in each case to the extent relating to the Business, including without limitation any such material on Sellers' computer systems located or formerly located on servers at the Carroll Facility or maintained in electronic format; provided, however, that Sellers shall be entitled to retain copies of any such materials which Sellers deem reasonably necessary for, and may use such copies solely in connection with, tax or accounting matters, or for the defense or prosecution of any action or claim;

        (h)  all rights of Sellers pursuant to any express or implied warranties, representations or guarantees made by suppliers furnishing goods or services to the extent furnished to or on behalf of the Business; provided, however, that, to the extent a supplier furnishes goods or services to or on behalf of the Business as well as an Excluded Business, Purchaser shall, to the extent practicable, make such warranties, representations or guarantees available to the Sellers in connection with claims related to such Excluded Business, and provided further that, to the extent any Seller is required to indemnify Purchaser for any loss covered or potentially covered by any such express or implied warranty, representation or guaranty, such Seller shall retain the right to assert, and Purchaser shall, at Sellers' sole expense, assert, if applicable and to the extent practicable, such express or implied warranty, representation or guaranty;

        (i)    all Sellers' trade accounts receivable and trade notes receivable of the Business in existence as of the Effective Time, whether recorded or unrecorded (the "Accounts Receivable");

        (j)    to the extent Purchaser is able to realize any economic benefit or value, all Sellers' prepaid expenses, deposits and other current assets (other than those set forth in Section 2.2(a) below) relating to the Business in existence as of the Effective Time;

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        (k)  the Sellers' leases for real property listed on Schedule 2.1(k) (the "Transferred Leases"); and

        (l)    subject to Section 6.16(a) below, the U.S. Employees (as defined in Section 4.13(a)(i)) listed on Schedule 6.16(a), and subject to Section 6.16(c)(i) below, the Non-U.S. Employees (as defined in Section 4.14(a)(i)).

        2.2    Excluded Assets.    Notwithstanding anything to the contrary contained in this Agreement, the following assets, properties and rights (the "Excluded Assets") shall not be sold, assigned, transferred or conveyed to Purchaser hereunder, and such assets, properties and rights shall not be deemed Purchased Assets hereunder:

        (a)  all cash (including without limitation cash overdrafts), bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities, but excluding any prepaid expenses and deposits relating to the Business;

        (b)  all general corporate overhead services and assets set forth on Schedule 4.18(c);

        (c)  prepaid insurance premiums and all contracts of insurance (including any return of charges or premiums under retrospective rating plans) and all rights thereunder;

        (d)  all intercompany receivables;

        (e)  all Tax refunds (and credits) attributable to the Business for periods prior to the Effective Time that are not reflected on the Closing Balance Sheet;

        (f)    all rights of Sellers under this Agreement;

        (g)  any employee data which relates to employees of the Business who are not transferred to Purchaser pursuant to this Agreement or applicable law or which Sellers are prohibited by law or legal agreement from disclosing or delivering to Purchaser;

        (h)  assets of employee benefit plans of Sellers except to the extent expressly provided herein;

        (i)    all of Sellers' equity interests in, and, subject to Section 6.11 below, the right to engage in business activities through, any legal entity (including but not limited to any Subsidiary);

        (j)    Ultrak's 72,000-square foot manufacturing facility (the "Carroll Facility") in Carroll (Columbus), Ohio;

        (k)  all Sellers' leases for real property other than the Transferred Leases;

        (l)    Sellers' SAP computer software system;

        (m)  Ultrak's 170,000-square foot headquarters facility in Lewisville, Texas (the "Lewisville Headquarters");

        (n)  the Excluded Businesses, including all Excluded Intellectual Property and Shared Intellectual Property in connection therewith;

        (o)  the Excluded Employment Contracts (as defined below in Section 3.2(b)) and the contracts, arrangements, licenses and commitments of the Sellers listed on Schedule 2.2(o) (collectively, the "Excluded Contracts");

        (p)  except as expressly provided herein, all of the assets and liabilities of (i) Ultrak France, SA (f/k/a Groupe Bisset, S.A.), a French limited liability company, (ii) Security Procurement, B.V., a Dutch private limited liability company, (iii) Ultrak Europe, N.V., a Belgium limited liability company, (iv) Ultrak Benelux, N.V., a Belgium limited liability company, (v) Ultrak (Switzerland), S.A., a Swiss company, (vi) Security Procurement France, S.A., a French limited liability company, (vii) Security Warranty, Inc., a Texas corporation, (viii) Security Warranty BVI, Ltd., a British Virgin Islands company

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(ix) ABM Data Systems, Inc. and (x) Videosys Ltd., a United Kingdom private limited liability company;

        (q)  the items listed on Schedule 2.2(q);

        (r)  the Excluded Intellectual Property and the Shared Intellectual Property;

        (s)  the names "Ultrak" and "Ultrak, Inc.";

        (t)    the corporate books and records and seals of the Sellers; and

        (u)  all claims, rights, benefits and interests arising under or resulting from any Excluded Asset or Excluded Liability.

        2.3    Assignment of Purchased Assets.

        (a)  Notwithstanding anything to the contrary in this Agreement, to the extent that any sale, conveyance, transfer or assignment or attempted sale, conveyance, transfer or assignment of any Purchased Asset, or any claim, right or benefit arising thereunder or resulting therefrom (collectively, the "Interests"), would constitute a violation of any applicable law or such Interest is not capable of being sold, conveyed, transferred or assigned without any Consent which has not been obtained by (or does not remain in full force and effect as set forth on Schedule 4.10(a), at) the Effective Time, this Agreement shall not constitute a sale, conveyance, transfer or assignment thereof, or an attempted sale, conveyance, transfer or assignment thereof, unless and until such Interest (a "Retained Interest") can be sold, conveyed, transferred and assigned in accordance with Section 2.1 without such a breach or violation of law or such Consent is obtained, at which time such Retained Interest shall be deemed to be sold, conveyed, transferred and assigned in accordance with Section 2.1 and shall cease to be a Retained Interest; provided, however, that if such Retained Interest was included in the Reference Balance Sheet, the value of such Retained Interest shall be included in the Closing Balance Sheet for purposes of calculating the Closing Deficit and the Closing Surplus, as applicable.

        (b)  To the extent that any Interest cannot be sold, conveyed, transferred or assigned without a breach or violation of law, or any of the Consents necessary to sell, convey, transfer or assign any Interest has not been obtained by (or does not remain in full force and effect as set forth on Schedule 4.10(a), at) the Effective Time, Sellers and Purchaser shall, while such Interest remains a Retained Interest, use their reasonable best efforts to (i) cooperate in any reasonable and lawful arrangements designed to provide the benefits of such Retained Interest to Purchaser, and Purchaser shall promptly pay or satisfy the corresponding liabilities and obligations and to the extent Purchaser would have been responsible therefor if there had been no such breach or violation of law, or such Consent had been obtained, and such Retained Interest had been transferred to Purchaser as of the Closing, (ii) enforce, at the request and expense of Purchaser, any rights of Sellers arising from such Retained Interest against the issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Retained Interest in accordance with the terms thereof upon the advice of Purchaser).

        2.4    Without Recourse.    The Purchaser acknowledges and agrees that all Accounts Receivable and other rights to payment from customers that will be transferred to the Purchaser pursuant to this Agreement will be transferred without any recourse to any Seller, except (i) as contemplated by Section 1.3 above, (ii) for the Purchaser's rights pursuant to Article VIII hereof (including without limitation with respect to Section 4.19 below) and (iii) for any Retained Liability.

        2.5    Settlement of Intercompany Accounts.    On or prior to the Effective Time, the Sellers shall have settled, cancelled or otherwise terminated without further obligation all intercompany accounts payable, notes payable, trade payables, accounts receivable, notes receivable, and the like of or relating to the Business.

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ARTICLE III
ASSUMPTION OF LIABILITIES AND OBLIGATIONS.

        3.1    Assumed Liabilities.    From and after the Effective Time, Purchaser shall, without any further responsibility of or recourse to Sellers, any of their Affiliates, or any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors or assigns, absolutely and irrevocably assume and be solely liable and responsible for any and all Liabilities arising from or relating to the conduct of the Business or the ownership of the Purchased Assets after the Effective Time, except the Retained Liabilities, but including without limitation the following (the "Assumed Liabilities"):

        (a)  all Liabilities related to the ownership, use, possession or condition of the Purchased Assets or operation or conduct of the Business arising after the Effective Time;

        (b)  Sellers' obligations under the Transferred Contracts to be performed after the Effective Time;

        (c)  Sellers' obligations under the Transferred Leases to be performed after the Effective Time;

        (d)  all Liabilities related to the Business to the extent reflected or reserved for on Closing Balance Sheet;

        (e)  all Liabilities of a nature and to the extent expressly assumed by the Purchaser pursuant to Section 6.16(d)(iv) below; and

        (f)    all Liabilities for Taxes related to the ownership, use, possession or condition of the Purchased Assets or operation or conduct of the Business with respect to any period or part thereof commencing immediately after the Effective Time.

        3.2    Retained Liabilities.    Sellers shall at all times, without any responsibility of or recourse to, Purchaser, any of its Affiliates or any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors or assigns, absolutely and irrevocably be and shall remain solely liable and responsible for any and all Liabilities to the extent arising from or relating to the conduct of the Business or the ownership of the Purchased Assets prior to the Effective Time (collectively the "Retained Liabilities") unless the terms of this Agreement explicitly state that such Liability or obligation shall transfer to or be the responsibility of Purchaser. The Retained Liabilities shall also include, without limitation:

        (a)  all Liabilities related to the ownership, use, possession or condition of the Purchased Assets or operation or conduct of the Business to the extent arising from or relating to any action, omission, fact, matter, event or circumstance occurring before the Effective Time;

        (b)  Except as otherwise expressly provided in Section 6.16 below, all Liabilities to any current or former employee of the Sellers and their dependents or beneficiaries relating to or arising (i) under any U.S. Plans or Non-U.S. Plans of the Sellers (as defined in Sections 4.13 and 4.14 below), (ii) out of the employment or termination of employment by any Seller or any Affiliate of any Seller of any such current or former employee of any Seller or any Affiliate of any Seller, (iii) out of the failure of any employee to accept the Purchaser's offer of employment in connection with the transactions contemplated by this Agreement and (iv) under all employment, consulting or other individual service contracts between any Seller and any U.S. Employee, Non-U.S. Employee or former employee thereof, including without limitation any retention agreements or loyalty or "stay" bonus arrangements (the "Excluded Employment Contracts");

        (c)  all intercompany payables;

        (d)  all Liabilities for Taxes related to the ownership, use, possession or condition of the Purchased Assets or operation or conduct of the Business with respect to any period or part thereof occurring

8

prior to the Effective Time, or relating to the consummation of the transactions contemplated by this Agreement, except as expressly provided in Section 6.15 below;

        (e)  all Liabilities for any design defect or product liability including, without limitation, by operation of applicable law, in connection with any product or good of the Business manufactured by or on behalf of Sellers prior to the Effective Time;

        (f)    with respect to any product or good of the Business manufactured by or on behalf of Sellers prior to the Effective Time, (x) all product warranty Liabilities relating to the Business in excess of those reflected on the Closing Balance Sheet, and (y) all Liabilities for any product recall, product liability claim, express or implied representation, warranty contract or guarantee made or allegedly made or which is imposed or allegedly imposed, including without limitation by operation of applicable law;

        (g)  all Liabilities arising out of or related to any violation or alleged violation of any Environmental Law by the Sellers, including any of their predecessors in interest;

        (h)  all Liabilities resulting out of any violation or alleged violation by any Seller of any law relating or applicable to the ownership, use or possession of the Purchased Assets or operation or conduct of the Business prior to the Effective Time;

        (i)    all Liabilities arising from any litigation, proceeding, consent order or investigation relating to the ownership, use or possession of the Purchased Assets or operation or conduct of the Business to the extent arising from or relating to any action, omission, fact, matter, event or circumstance occurring prior to the Effective Time;

        (j)    all Liabilities under the Transferred Contracts, the Transferred Leases, and other commitments of Sellers constituting Purchased Assets (x) for which the Sellers received the benefit prior to the Effective Time or (y) to the extent arising out of any breach thereof by any Seller prior to the Effective Time;

        (k)  Other than with respect to the Sublease (as defined in Section 7.3(o) below), Sellers' Liabilities under the Excluded Contracts and any leases for real property other than the Transferred Leases;

        (l)    Sellers' Liabilities under all contracts related to (i) Sellers' acquisition prior to the Effective Time of assets and equity interests of any business or business segment that are not Purchased Assets and (ii) Sellers' divestiture prior to the Effective Time of assets and equity interests of any business or business segment, in each case including but not limited to those contracts set forth on Schedule 3.2(l);

        (m)  all Liabilities arising out of or relating to any infringement by any Seller of any intellectual property right or interest to the extent arising from or relating to any action, omission, fact, matter, event or circumstance occurring prior to the Effective Time, including without limitation all costs related to the investigation and defense of any past claims of infringement;

        (n)  all indebtedness for borrowed money and capital lease obligations of the Business;

        (o)  all Liabilities arising from any litigation, proceeding, consent order or investigation which arises from or relates to any action, omission, fact, matter, event or circumstance in connection with Sellers' sale to Bisset Technologie Systemes and Audio Club, respectively, of the Sellers' French closed circuit television inventory and the Sellers' French audio inventory, each in the year 2000, and the sale to Norbain SD ("Norbain") of the Sellers' UK closed circuit television inventory in the year 2000, including but not limited to any litigation or proceeding initiated by any of the employees dismissed in connection with such sales;

        (p)  all Liabilities arising from (i) the Sellers' closure of the Carroll Facility and operations in Brussels, Belgium, including but not limited to any such Liabilities arising from the termination of any

9

employees of the Sellers at such facility or location, and (ii) the Sellers' dismissal or termination of employment of any employee at any time prior to the Effective Time;

        (q)  all Liabilities arising out of or relating to the violation or alleged violation by any Seller of any U.S. or foreign customs law; and

        (r)  all Liabilities related to the ownership, use, possession or condition of the Excluded Assets.

        3.3    No Third Party Beneficiaries.    The parties intend that Sections 3.1 and 3.2 set forth their mutual agreements, as between the Purchaser, on the one hand, and the Sellers, on the other, with respect to responsibility for certain Liabilities. Nothing in Sections 3.1 or 3.2 is intended to (a) benefit any third party (other than a permitted assignee under this Agreement) or (b) limit the right of the Purchaser and the Sellers to pursue rights and remedies against other Persons (including, without limitation, insurers, co-obligors and suppliers).

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        The Sellers represent and warrant to the Purchaser as follows:

        4.1    Organization, Authority and Related Matters.

        (a)    Each of the Sellers is a legal entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own the Purchased Assets, to operate the Business and to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Sellers, subject to receipt of the Stockholder Approval (as defined in Section 4.1(c) below). The Sellers are duly qualified to transact business in any jurisdiction where the ownership of the Purchased Assets and the conduct of the Business require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

        (b)    The Board of Directors of Ultrak (the "Ultrak Board"), at a meeting duly called and held, duly and unanimously (by all members present) adopted resolutions (i) approving this Agreement and the transactions contemplated thereby, (ii) determining that the terms of this Agreement are fair to and in the best interests of Ultrak and its shareholders and (iii) subject to the terms of this Agreement, recommending that the Ultrak shareholders approve this Agreement. Such resolutions are the only resolutions necessary in order for the transactions contemplated by this Agreement to comply with Ultrak's charter and bylaws.

        (c)    The only vote of holders of any class or series of Ultrak's capital stock necessary to approve and adopt this Agreement is the approval of this Agreement by the holders of a majority or more of the votes represented by the outstanding voting shares of Ultrak common stock and Series A Convertible Preferred Stock (the "Stockholder Approval"). The only vote of holders of any class or series of capital stock of any Seller other than Ultrak necessary to approve and adopt this Agreement is the approval of this Agreement by Ultrak or another wholly-owned subsidiary of Ultrak.

        (d)    This Agreement has been duly executed and delivered by the Sellers, and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against each of them in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) specific performance may not be available in certain jurisdictions outside the United States (the foregoing clauses (i) and (ii), collectively, the "Enforceability Exceptions"). As of the Effective Time, each of the documents delivered by the Sellers at Closing pursuant to Section 7.3 hereof will have been duly and validly executed and delivered by the Sellers and will be enforceable against the Sellers in accordance with its terms, except to the extent of the Enforceability Exceptions.

        (e)    Ultrak has taken all action necessary to render Section 203 of the Delaware General Corporation Law, as amended, inapplicable to the transactions contemplated by the Voting Agreement.

        (f)    Schedule 4.1(f) sets forth a correct and complete list of (i) the current directors and executive officers of Ultrak and each Seller Subsidiary, and the amount of Ultrak common and preferred stock owned by each director and executive officer of Ultrak, (ii) the current holders of 5% or more of Ultrak's outstanding common stock and (iii) the holders of any class of Ultrak's preferred stock, and the amount of such stock owned by each of them.

        (g)    Schedule 4.1(g) sets forth a correct and complete list of (i) the Seller Subsidiaries, (ii) the jurisdiction in which each Seller Subsidiary is incorporated or organized, (iii) each jurisdiction in which Ultrak and each Seller Subsidiary is or is required to be qualified or licensed to do business as a

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foreign Person, except where the failure to so qualify would not have a Material Adverse Effect, and (iv) the holders of the outstanding capital stock or other equity interests of each Seller Subsidiary.

        4.2    No Conflicts, Consents and Approvals, etc.

        (a)    Except as set forth on Schedule 4.2(a), the execution, delivery and performance of this Agreement by the Sellers, and the consummation of the transactions contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon any of the properties or assets of the Sellers under:

          (i)    any provision of the charter, by-laws or any other formative document of any Seller;

          (ii)  any statute, rule or regulation or judgment, order or decree of any court or other Governmental Authority or Permit applicable to the Sellers or any of their properties or assets; or

          (iii)  any contract, agreement, or other instrument to which any Seller is a party or by which any of their respective properties or assets may be bound,

except, in the case of clauses (ii) and (iii), for conflicts, violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of the Sellers to perform their obligations hereunder.

        (b)    Except as set forth on Schedule 4.2(b), no Consent or filing with any Governmental Authority is required on the part of any Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except filings for (i) a proxy or information statement (the "Proxy Statement") relating to the approval of this Agreement by Ultrak's stockholders, (ii) such reports (the "Exchange Act Reports") under, or other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated thereby and (iii) Consents that, if not made or obtained, would not materially impair the ability of any Seller to perform its obligations hereunder.

        4.3    Title to Purchased Assets.    Sellers have good and marketable title to the Purchased Assets and full legal right and power to transfer and deliver the Purchased Assets to Purchaser in the manner contemplated by this Agreement; upon delivery of the Purchased Assets against payment therefor pursuant to the terms of this Agreement, Purchaser will receive good and marketable title thereto, free and clear of all Liens.

        4.4    Financial Statements.

        (a)    Schedule 4.4(a) sets forth (i) a combined statement of income of the Business and a combined balance sheet of the Business for the year ended December 31, 2001 and the six-month period ended June 30, 2002, together with the schedules thereto supporting carve-outs to Ultrak's audited financial statements and (ii) a combined balance sheet of the Business as of March 31, 2002, together with the schedules thereto supporting carve-outs to Ultrak's audited financial statements (hereinafter referred to as the "Reference Balance Sheet", and all financial statements referred to in this Section 4.4(a) hereinafter referred to as the "Business Financial Statements").

        (b)    The Business Financial Statements have been prepared from the books and records of Ultrak and, except as disclosed on Schedule 4.4(a), have been prepared in accordance with GAAP and the terms of this Agreement, consistently applied. The Business Financial Statements present fairly in all material respects the financial condition, results of operations and the assets and liabilities of the Business in each case at the respective dates and for the respective periods indicated.

        4.5    Absence of Undisclosed Liabilities.    With respect to the Business, the Sellers have no Liabilities of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, as of the date of this Agreement or as of the Effective Time, except (a) as set forth on

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Schedule 4.5, (b) as disclosed or reserved against on the Reference Balance Sheet and (c) for Liabilities that were incurred in the ordinary course of business since June 30, 2002.

        4.6    Absence of Changes.    Except as set forth on Schedule 4.6, other than in connection with the transactions contemplated by this Agreement, since December 31, 2001, the Business taken as a whole has been conducted in the ordinary course consistent with past practice, there has been no Material Adverse Effect, and no Seller has:

        (a)    with respect to the Business incurred any material Liabilities, except Liabilities incurred in the ordinary course of business;

        (b)    mortgaged, pledged or subjected to any Lien any of the Purchased Assets, except in the ordinary course of business;

        (c)    incurred capital expenditures in excess of the total capital expenditure budget for the Business provided by the Sellers to Purchaser;

        (d)    disposed or agreed to dispose of any of the Purchased Assets, except in the ordinary course of business;

        (e)    canceled or forgiven any debts or claims of the Business;

        (f)    materially increased the compensation of any officer of the Business, U.S. Employee or Non-U.S. Employee, other than (i) consistent with past practice or as required by any agreement in effect on the date of this Agreement, or (ii) to comply with applicable law;

        (g)    made any change in any method of accounting or accounting practice with respect to the Business;

        (h)    incurred any damage, destruction or other casualty, loss (whether or not covered by insurance) which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect; or

        (i)    entered into any agreement to take any of the actions described in clauses (a) through (h).

        4.7    Governmental Authorizations; Compliance with Law.

        (a)    With respect to the Business and the Purchased Assets, the Sellers are in material compliance with all applicable laws, rules, regulations, judgments, orders, decrees and Permits. Except as set forth on Schedule 4.7(a), since January 1, 2001, there have been no outstanding orders, judgments or decrees issued by, and no Sellers has received notice alleging any defaults or violations of law from, any Governmental Authority with respect to the Business or the Purchased Assets.

        (b)    The Sellers hold all material Permits. Schedule 4.7(b) sets forth a list of all material Permits as of the date of this Agreement.

        (c)    Except as set forth on Schedule 4.7(c), there are no pending or, to the Sellers' Knowledge, threatened, proceedings with any Governmental Authority that may result in the revocation, cancellation or suspension or any modification of any Permit.

        (d)    Except as set forth on Schedule 4.7(d), all of the Permits are assignable and at the Closing will be assigned to Purchaser, and no Consents are required for such assignment.

        (e)    The sale of the Purchased Assets and the Business hereunder will not result in a default under, or the termination of, any Permit.

        4.8    Litigation.    Except as set forth on Schedule 4.8, since January 1, 2000, there has been no action, claim, suit or proceeding or as of the date hereof to the Sellers' Knowledge, threatened against any Sellers with respect to the Business and there is no investigation by any Governmental Authority pending or, to the Sellers' Knowledge, threatened against any Seller with respect to the Business.

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        4.9    Real Property.

        (a)    Schedule 4.9(a) lists all real property leased by any Seller in connection with the Business (the "Leased Real Property") and all real property leases and subleases relating to the Leased Real Property (the "Leases"). None of the Sellers owns any real property used in connection with the Business, except for the Carroll Facility.

        (b)    The Leased Real Property, together with easements appurtenant to such real property, include all of the real property used or held for use in connection with or otherwise required to carry on the Business taken as a whole, except for the Lewisville Headquarters and the Carroll Facility.

        (c)    The Sellers have a valid leasehold estate in each of the Transferred Leases, in each case free and clear of all Liens.

        (d)    The Sellers have delivered to the Purchaser correct and complete copies of the Transferred Leases. Except as set forth on Schedule 4.9(d):

          (i)    each Transferred Lease is a legal, binding and enforceable obligation against the applicable Seller, and no Seller is, and to the Sellers' Knowledge, no other party is, in default in any material respect under any such Transferred Lease;

          (ii)  each Transferred Lease grants the tenant under such Transferred Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder;

          (iii)  the Sellers enjoy peaceful and undisturbed possession under the Transferred Leases;

          (iv)  no condition exists which with notice or lapse of time or both would constitute a default by any Seller under any Transferred Lease;

          (v)  except for Permitted Liens, no Seller has subleased, assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any of its interests or any portion thereof in the Transferred Leases; and

          (vi)  except for the required Consents of the landlords and lessors described on Schedule 4.9(d), the consummation of the transactions contemplated hereby will not result in the loss or impairment of any rights of the Business to use any of the premises demised under the Transferred Leases or give rise to a right of any party thereto to cancel, modify, amend, accelerate or terminate.

        (e)    No Seller has received written notice of any material proceeding in eminent domain or other similar proceeding materially affecting any premises demised under any Transferred Lease. There exists no material writ, injunction, decree, order or judgment outstanding (i) relating to the lease, use, occupancy or operation by any Person of the premises demised under the Transferred Leases or (ii) to the Sellers' Knowledge, relating to the ownership of the premises demised under the Transferred Leases.

        (f)    To the Sellers' Knowledge, the premises demised under the Transferred Leases and the operations of the Business on such properties do not violate in any material respect any applicable building code, zoning requirement or classification. To the Sellers' Knowledge, the use and operation of such properties in the conduct of the Business, as currently conducted, do not violate in any material respect any instrument of record or agreement affecting such property. There is no material violation of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority (i) that affects the operation, use or occupancy of the premises demised under the Transferred Leases or (ii) to Sellers' Knowledge, that affects the properties or ownership of the premises demised under the Transferred Leases. There is no pending planning application, planning appeal or other planning proceedings in respect of the premises demised under the Transferred Leases which is likely to adversely affect such properties. There is no resolution, proposal, scheme or order, whether formally

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adopted or not, for the compulsory acquisition of the whole or any part of the premises demised under the Transferred Leases or any access thereto or for the alternation, construction or improvement of any road, underpass, elevated road, footbridge, dual carriageway or flyover upon or adjoining or passing within 200 meters of such properties or any access thereto. The buildings and other structures on such properties are in good and substantial repair and are fit for the purposes for which they are presently used.

        4.10    Contracts.

        (a)    Schedule 4.10(a) lists all agreements, contracts, purchase orders and commitments of the following types to which any Seller is a party or by which any Seller or any of its Purchased Assets is bound as of the date of this Agreement relating to the Business (other than Leases, IP License Agreements and labor or employment-related agreements, which are provided for in Sections 4.9, 4.11, 4.13 or 4.14, respectively) (collectively, the "Contracts"):

          (i)    loan agreements, notes, mortgages, indentures, security agreements, or guarantees of the obligations of a third party or Affiliate;

          (ii)  joint venture and limited partnership agreements relating to the Business;

          (iii)  contracts and other instruments and arrangements for the purchase by any Seller of materials, supplies, products or services, and contracts, agreements and other instruments in connection with the Business or arrangements for the sale or provision by any Seller of materials, supplies, products or services in connection with the Business (including, distribution and marketing agreements), in each case, (A) not terminable on notice of 120 days or less without penalty, and (B) under which the amount that would reasonably be expected to be paid or received by any Seller exceeds $100,000 per annum or $1,000,000 in the aggregate;

          (iv)  contracts prohibiting or restricting any Seller's use of the Purchased Assets or conduct of the Business to compete with any Person, engage in any business or operate in any geographical area;

          (v)  stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition, lease or disposition by any Seller of any of the Purchased Assets (other than in the ordinary course of business), in each case (A) which was entered into by any Seller after January 1, 1999, or (B) under which any Seller has any ongoing indemnification or other material obligations;

          (vi)  any contract entered into other than in the ordinary course of business involving aggregate payments in excess of $100,000, to be made by or to any Seller in connection with the Business after the date of this Agreement;

          (vii) contracts of the Sellers pertaining to the Business or the Purchased Assets with any Affiliate of the Sellers or any of their officers, directors, shareholders or members;

          (viii) contracts of any Seller with any sales representatives or distributors who perform services in connection with the Business;

          (ix)  settlement agreements to which any Seller is a party entered into in connection with the conduct of the Business or the ownership of the Purchased Assets;

          (x)  guaranteed sale, consignment or volume rebate contracts; and

          (xi)  contracts that are or could be material to the Business.

        (b)    The Sellers have delivered to the Purchaser complete and correct copies of the Contracts as in effect on the date of this Agreement.

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        (c)    Each Contract is a legal, binding and enforceable obligation, and no Seller is, and to the Sellers' Knowledge, no other party to any Contract is, in default in any material respect under any such Contract, other than as disclosed on Schedule 4.10(c).

        (d)    No condition exists which with notice or lapse of time or both would constitute a material default by any Seller under its respective Contracts.

        (e)    Except as set forth on Schedule 4.10(e), the consummation of the transactions contemplated hereby will not result in the loss or impairment of any rights or benefits under the Contracts or give rise to a right of any party thereto to cancel, modify, amend, accelerate or terminate, nor will such consummation require the Consent of any third party in respect of any Contract.

        4.11    Intellectual Property.

        (a)    Schedule 4.11(a)(i) sets forth for the Transferred Intellectual Property, and Schedule 4.11(a)(ii) sets forth for the Shared Intellectual Property, a complete and accurate list as of the date of this Agreement of all U.S. and foreign: (i) patents, patent applications, invention registrations and invention disclosures; (ii) trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and common law trademarks; (iii) copyright registrations and applications; and (iv) all trade secrets, technology and software that are material to the Business (but not including commercial off-the-shelf software used in the ordinary course).

        (b)    Schedule 4.11(b) lists as of the date of this Agreement all agreements relating to any Transferred Intellectual Property to which any Seller is a party or is otherwise bound (collectively, the "IP License Agreements").

        (c)    Schedule 4.11(c) lists as of the date of this Agreement all agreements relating to any Shared Intellectual Property to which any Seller is a party or is otherwise bound (collectively, the "Nonexclusive Third Party License Agreements").

        (d)    The Sellers own all right, title and interest in and to the Transferred Intellectual Property and the Shared Intellectual Property, free and clear of all Liens.

        (e)    Except as set forth in Schedule 4.11(e):

          (i)    no claims, or threats of claims, have been asserted by any third party against any Seller related to the use in the conduct of the Business of such third party's intellectual property rights or challenging or questioning the validity or effectiveness of any IP License Agreement or Nonexclusive Third Party License Agreement;

          (ii)  to the Sellers' Knowledge, the use of the Transferred Intellectual Property and the Shared Intellectual Property in the conduct of the Business does not infringe, misappropriate or violate any intellectual property rights of any third party, and no Seller has any obligation to indemnify any third party for any claims of any such infringement, misappropriation or violation;

          (iii)  no claims, demands or proceedings are pending charging any third party with infringement, misappropriation, dilution or violation of any Transferred Intellectual Property or Shared Intellectual Property owned by any Seller, and to the Sellers' Knowledge, no third party is misappropriating, infringing, diluting or violating any Transferred Intellectual Property or Shared Intellectual Property owned by any Seller;

          (iv)  no Seller has received any written claim from a third party asserting that Sellers are not the sole and exclusive owners of all right, title and interest in the Transferred Intellectual Property or Shared Intellectual Property;

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          (v)  no settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict any rights of any Seller in and to any Transferred Intellectual Property or Shared Intellectual Property;

          (vi)  each IP License Agreement and Nonexclusive Third Party License Agreement is a valid and binding obligation of the applicable Seller that is a party thereto, enforceable in accordance with its terms, and to the Sellers' Knowledge no event or condition has occurred that will result in a violation or breach of, or constitute a default by any Seller under any such license agreements;

          (vii) no condition exists which with notice or lapse of time or both would constitute a default by any Seller under any IP License Agreement or Nonexclusive Third Party License Agreement;

          (viii) the consummation of the transactions contemplated hereby will not result in the loss or impairment of any rights of the Business to own or use any of the Transferred Intellectual Property or Shared Intellectual Property that is material to the Business or give rise to a right of any party to any IP License Agreement that is material to the Business to cancel, modify, amend, accelerate or terminate any such IP License Agreement that is material to the Business, nor will such consummation require the Consent of any third party in respect of any Transferred Intellectual Property or Shared Intellectual Property;

          (ix)  (A) to the Sellers' Knowledge, none of the know-how relating to the Business, the value of which to Sellers is contingent upon maintenance of the confidentiality thereof, has been disclosed by Sellers or any of their Affiliates to any Person other than employees, representatives and agents of Sellers, and (B) all such employees, representatives and agents of Sellers are bound by written confidentiality agreements substantially in the form previously disclosed to Purchaser; and

          (x)  none of the Nonexclusive Third Party License Agreements prohibits Sellers from providing Purchaser and its Affiliates with a sublicense of the Intellectual Property licensed to Sellers pursuant to the Shared IP License Agreement.

        4.12    Taxes.    Except as set forth on Schedule 4.12:

        (a)    All Returns required to be filed by or with respect to the Sellers prior to the Effective Time, to the extent relating to the Business, have been (or will have been prior to the Effective Time) filed in a timely manner (taking into account all extensions of due dates), and such Returns were or shall be accurate and complete in all material respects as of the time of filing.

        (b)    Sellers have paid or caused to be paid, or will pay or cause to be paid, all Taxes required to be paid with respect to the Business with respect to periods ended before the Effective Time, whether such payment is due prior to or after the Effective Time.

        (c)    All Employment and Withholding Taxes required to be withheld or paid prior to the Effective Time have (or by the Effective Time will have) been duly paid to the proper Governmental Authority or properly set aside in accounts for such purpose, except as would be immaterial.

        (d)    There are no actions, proceedings, claims or investigations pending or, to the Sellers' Knowledge, threatened against any Seller (in relation to the Business) which action, proceeding, claim or investigation would be relevant to the Tax position or reporting requirements of the Business after the Effective Time, nor are there any matters which are the subject of written correspondence between any Seller (in relation to the Business) and any Governmental Authority regarding or relating to claims for additional Taxes, proposed or assessed penalties, interest or deficiencies which would be relevant to the Tax position or reporting requirements of the Business after the Effective Time.

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        (e)    No waiver or extension of any time period or applicable statute of limitations with respect to the assessment or payment of Taxes in any jurisdiction has been (or, as of the Effective Time, will have been) granted or agreed to by or on behalf of any Seller.

        (f)    None of the Purchased Assets is subject to any encumbrance in favor of any Governmental Authority arising as a result of failure (or alleged failure) to pay any Taxes.

        (g)    With respect to the conduct of the Business during any period or part thereof ending before the Effective Time, there will be no income after the Effective Time realized or recognized by Purchaser on account of a Code Section 481 adjustment, installment sales, income that economically accrued before Closing, or Subpart F or Section 956 of the Code.

        (h)    There is no tax-exempt use property as defined by Section 168(h) of the Code.

        (i)    There are no safe harbor leases as defined by Section 168(f)(8) of the Code.

        (j)    The Purchaser will not be required to deduct and withhold any amount pursuant to section 1445(a) of the Code upon the transfer of the Purchased Assets to the Purchaser under this Agreement.

        (k)    None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G.

        4.13    Employment and Benefits, etc.

        (a)    Schedule 4.13(a) sets forth a true, correct and complete list of the following:

          (i)    all arrangements, written or oral, which compel the employment of any person in the status of "employee" by any Seller with respect to the Business who is principally employed in the United States ("U.S. Employees");

          (ii)  separately by location, the names, job titles and current salary or wage rates of all of the U.S. Employees and their hourly or yearly salary, together with a summary of all bonus, incentive compensation or other additional compensation or similar benefits paid to such persons for the 2001 calendar year and estimated for the 2002 calendar year; and

          (iii)  separately by location, the names, job titles and current salary or wage rates of all independent contractors, including any consultants, and leased employees who principally perform services for the Business in the United States.

        (b)    Except as set forth on Schedule 4.13(b), (i) there have been no union organizing efforts with respect to the Business in the United States conducted within the last five years and there are none now being conducted; (ii) during the five years prior to the date of this Agreement there has not been, nor, to the Sellers' Knowledge, is there now threatened, a strike, work stoppage, work slowdown or other material labor dispute with respect to, or affecting, the Business in the United States; (iii) no U.S. Employee is represented by any union or other labor organization; (iv) there is no charge or complaint, including any unfair labor practice charge or any claim of discrimination, which is pending with any governmental agency or commission or, to the Sellers' Knowledge, threatened against any Seller relating to any of the U.S. Employees; and (v) there is no commitment or agreement to increase wages or modify the terms and conditions of employment of any U.S. Employee. Sellers have provided Purchaser with copies of any collective bargaining agreement or other agreement with any union or other labor organization representing any U.S. Employee.

        (c)    None of the Purchased Assets is subject to a lien under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code.

        (d)    To the Sellers' Knowledge, no event has occurred and no condition exists that could reasonably be expected to subject Purchaser or any of its employees, officers, directors, agents or

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affiliates to any tax, fine, penalty or other liability (including, but not limited to Title IV of ERISA) arising under, or with respect to, any employee benefit plan, arrangement or policy (whether or not written and whether or not subject to ERISA), including, without limitation, (i) any stock option, stock purchase, stock award, retirement, early retirement, pension, deferred compensation, profit sharing, savings, incentive, bonus, health, dental, hearing, vision, drug, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, retirement or termination indemnity, employee loan, educational assistance plan, policy or arrangement, and (ii) any employment, indemnification, consulting or severance agreement, in each case, maintained or contributed to by Sellers for any current or former U.S. Employee (collectively, the "U.S. Plans"). For purposes of the preceding sentence, a U.S. Plan includes any such plan, arrangement or policy of any entity that is, during the five (5) year period immediately preceding the Effective Time, or was a member of a controlled group with, under common control with, or otherwise required to be aggregated with, any Seller as set forth in Section 414(b), (c) or (m) of the Code.

        (e)    No U.S. Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA, and Sellers do not have any outstanding liability with respect to any such plan (contingent or otherwise).

        4.14    Employment and Benefits for Non-U.S. Employees.

        (a)    Employment. Schedule 4.14(a) sets forth a true, correct and complete list of the following:

          (i)    separately by location, the total number of employees who are engaged wholly or mainly in the Business outside the United States ("Non-U.S. Employees");

          (ii)  separately by location, the names, dates of birth, job titles, grade, dates of commencement of employment and (if different) dates of commencement of continuous employment, sex, notice period, current salary or wage rates of all of the Non-U.S. Employees and their hourly or yearly salary, together with a summary of all other benefits relevant to the Non-U.S. Employees (whether contractual or not), the particulars of any collective agreement affecting the terms and conditions of each Non-U.S. Employee, and any other information required by law to be included in written particulars of employment;

          (iii)  separately by location, the names of any Non-U.S. Employees who are on maternity or paternity leave or absent on the grounds of disability or other long-term leave of absence, or who have or may have a statutory, contractual or other right to return to work in the Business or a right to be reinstated or re-engaged in a job in connection with the Business;

          (iv)  the complete terms of each contract of employment of each Non-U.S. Employee entitled to salary at a rate, or at an average annual rate over the last three financial years, in excess of USD$75,000 a year (or local equivalent);

          (v)  separately by location, the names, job titles and current fees of all independent contractors or consultants performing services for the Business outside the United States as well as the complete terms of all agreements with such contractors or consultants;

          (vi)  separately by location, the names, job titles of any fees paid in relation to any seconded or agency workers performing services for the Business outside the United States, as well as the complete terms of all agreements relating to such secondees or agency workers;

          (vii) Where any Non-U.S. Employee has been continuously absent from work for a period in excess of one month, the reason for the absence and the likely future duration of such absence;

          (viii) any agreement or arrangement with any Non-U.S. Employee concerning the making of any payment or the provision of any benefit on the proposed or actual suspension or termination of employment, or retirement; and

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          (ix)  particulars of any redundancy or severance plans relevant to any Non-U.S. Employee, whether contractual or not.

        (b)    The Non-U.S. Employees will be the only employees whose contracts of employment will be transferred to Purchaser as a result of the Purchaser acquiring the Business.

        (c)    All Non-U.S. Employees are at the date of this Agreement employed by a Seller and all employees who were employed in the Business at any time during the past 12 months but are no longer so employed were employed by a Seller.

        (d)    Except as set forth on Schedule 4.14(d), there is no contract of employment with a Non-U.S. Employee, agreement with an independent contractor or consultant, or agreement in relation to any agency workers or secondees which cannot be lawfully terminated by 12 weeks' or less notice (or a payment in lieu of notice for a period not exceeding 12 weeks) without giving rise to any claim for damages or compensation except for any statutory claim (other than a breach of contract claim brought in an industrial tribunal).

        (e)    Except as set forth on Schedule 4.14(e), except in the ordinary course of business and consistent with past policy or procedure, no change, variation or amendment to, or purported change, variation or amendment to any term or condition of employment of, or remuneration or benefit receivable by, any Non-U.S. Employee has been made in the period of 12 months preceding the date of this Agreement.

        (f)    No Non-U.S. Employee has given notice which has not yet expired terminating his or her employment or will be entitled to give notice as a result of this Agreement.

        (g)    Except as set forth on Schedule 4.14(g), there are no terms of any contract with any Non-U.S. Employee, contractor or consultant, or in relation to any agency worker or secondee which provide that a change in control (however defined) shall entitle a party to the contract to claim breach of contract, or shall entitle it to any payment or other benefit.

        (h)    The Non-U.S. Employees constitute sufficient employees to carry on the Business in the Non-U.S. Jurisdictions immediately following the Effective Time.

        (i)    Except to the extent that they have been accounted for in the Closing Balance Sheet, no liability (which has not been discharged and which may be incurred by Purchaser as a result of acquiring the Business) has arisen or may arise out of or in connection with:

          (i)    the prospective employment of any person in connection with the Business;

          (ii)  the employment or termination of employment of any Non-U.S. Employee or any employee formerly employed by the Seller in the Business outside the United States ("Former Non-U.S. Employee"); and

          (iii)  the engagement or termination of engagement of any current or former contractors, consultants, agency workers or secondees;

    in each case including, but not limited to, liability for redundancy payments, compensation for failure to inform and consult with employees, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for reinstatement or re-engagement, compensation for any form of unlawful discrimination, breach of parental rights (however defined) or equal pay under any applicable laws, and claims arising out of any breach of any obligation owed to a labor organization (including but not limited to any works council, European Works Council, staff association or trade union).

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        (j)    Except as set forth on Schedule 4.14(j):

          (i)    there have been no union organizing efforts with respect to the Business conducted within the last five years and there are none now being conducted;

          (ii)  during the five years prior to the date of this Agreement there has not been, nor, to the Sellers' Knowledge, is there now or now threatened, a strike, work stoppage, work slowdown or other material labor dispute (including but not limited to any claim for statutory recognition by any trade union) with respect to, or affecting, the Business;

          (iii)  no Non-U.S. Employee is represented by any union or other labor organization;

          (iv)  there is no charge or complaint, including any unfair labor practice charge or any claim of discrimination, which is pending with any governmental agency or commission or, to the Sellers' Knowledge, threatened against any Seller relating to any of the Non-U.S. Employees; and

          (v)  except in the ordinary course of the Business consistent with past practice or pursuant to a written employment agreement described on Schedule 4.14(d), there is no commitment or agreement to increase wages or modify the terms and conditions of employment of any Non-U.S. Employee.

        (k)    Sellers have provided Purchaser with copies of any collective bargaining agreement or other agreement with any labor organization (including but not limited to, any works council, European works council, staff association or trade union) representing or entitled to represent any Non-U.S. Employee and there are no unwritten agreements or arrangements with same.

        (l)    Sellers have maintained current, adequate and suitable records regarding the service of each Non-U.S. Employee (including, but not limited to, details of terms of employment, payments of statutory sick pay and statutory maternity pay, disciplinary and grievance matters, health and safety matters, income tax and social security contributions) and regarding the termination of employment of each Former Non-U.S. Employee.

        (m)    Schedule 4.14(m) sets forth a true, correct and complete list of all the employee benefit plans, arrangements or policies (whether or not written) under which the Sellers make or could become liable to make payments for providing, any retirement, early retirement, pension, deferred compensation, life insurance, dependent care, disability, fringe benefit, severance pay, retirement or termination indemnity benefits for any Non-U.S. Employee, Former Non-U.S. Employee or Mr. Claude Juriens (collectively, the "Non-U.S. Plans"). No proposal has been announced to establish any other plan, arrangement or policy for providing such benefits and the Sellers do not provide and have not promised to provide any such benefits except under the Non-U.S. Plans.

        (n)    Schedule 4.14(n) contains copies of all agreements, deeds, declarations, insurance contracts, employee booklets and announcements and other relevant documents creating or otherwise relating to the Non-U.S. Plans and complete, accurate and up to date membership data with respect to each of the Non-U.S. Plans with all particulars relevant to the interests of the members in the Non-U.S. Plans and necessary to establish their entitlements to benefits.

        (o)    The documents and data referred to in 4.14(n) contain details of all benefits payable under the Non-U.S. Plans and the circumstances in which such benefits are payable. None of these benefits are paid under a discretionary power. No power to increase those benefits or to provide different benefits has been exercised, and there are no circumstances in which there is a practice of exercising such a power under the Non-U.S. Plans.

        (p)    Schedule 4.14(p) contains a true and complete copy of the most recent actuarial valuation in respect of each of the Non-U.S Plans where there is a legal requirement to have an actuarial valuation.

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        (q)    The Non-U.S Plans are in compliance with and have been managed in accordance with their terms and with all applicable laws, regulations and government taxation or funding requirements and have since the date of commencement of the Non-U.S. Plans been in compliance with and have been managed in accordance with their terms and with all applicable laws, regulations and government taxation or funding requirements. In particular, but without limitation, the Sellers are not aware of any failure to comply with any applicable law, regulation or requirement, or any other circumstance, which would or might result in the loss of tax approval or qualification of any of the Non-U.S. Plans.

        (r)    The assets of each Non-U.S. Plan or the provisions made by the Sellers for the liabilities under each Non-U.S. Plan are sufficient to discharge all benefits (whether or not yet payable) under each Non-U.S. Plan. Each of the Non-U.S. Plans is fully financed or provided for on a projected benefit obligation basis as determined under Financial Accounting Standard No. 87, No. 106 or 112 basis (or accounting principles consistent with such Financial Accounting Standards in the event such Standards are not applicable to any such Non-U.S. Plan).

        (s)    None of the Sellers has any outstanding liability (including, without limitation, liability for unpaid benefits, contributions or insurance premiums) with respect to any of the Non-U.S. Plans or any mandatory arrangement under any public law, statute or regulation or under an mandatory collective bargaining arrangement to which any of the Sellers contribute.

        (t)    Schedule 4.14(t) sets out the rate at which the contributions to the Non-U.S. Plans are being paid, the basis on which they are calculated and whether they are paid in advance or in arrears.

        (u)    Except as set forth on Schedule 4.14(u), the sale contemplated by this Agreement will not trigger any termination or severance payment obligations to any Non-U.S. Employee of the Sellers.

        (v)    Between the date hereof and the Effective Time, no U.S. Employee or Non-U.S. Employee will be granted further share options or awards under any of the Sellers' stock incentive, stock option, stock purchase, stock award or other incentive granted prior to the Effective Time or participate in any grant under any stock incentive, stock option, stock purchase or stock award or other incentive implemented by the Sellers between the date hereof and the Effective Time.

        4.15    Environmental Matters.

        (a)    Except as set forth on Schedule 4.15:

          (i)    the Sellers are and for the preceding five years have been in material compliance with all applicable Environmental Laws;

          (ii)  the Sellers have obtained and are in material compliance with all permits and authorizations required under applicable Environmental Laws ("Environmental Permits") and have made all appropriate filings for issuance or renewal of such Environmental Permits;

          (iii)  there are no pending or, to the Sellers' Knowledge, threatened claims, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings, notices of violation, alleged violation, non-compliance, liability or potential liability (including, without limitation, notices that any of Sellers, Sellers' Subsidiaries or predecessors, the Business or the Purchased Assets is or may be a potentially responsible party or otherwise liable in connection with any waste disposal or other site containing Hazardous Substances), in each case with respect to the Sellers, the Sellers' Subsidiaries or predecessors, the Business or the Purchased Assets, arising under or relating to any Environmental Laws;

          (iv)  no judicial proceeding or governmental or administrative action is pending or, to the Sellers' Knowledge, threatened under any applicable Environmental Law pursuant to which any Seller or any Subsidiary or predecessor of any Seller, has been named as a party;

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          (v)  no Seller, nor any Subsidiary or predecessor of any Seller, has entered into any agreement with any Governmental Authority or other third party pursuant to which any Seller, or any Subsidiary or predecessor of any Seller, has assumed responsibility for the remediation of any condition resulting from the release or threatened release of Hazardous Substances;

          (vi)  there has been no release by Sellers, including any of their predecessors in interest, during the operation of the Business of any Hazardous Substances at, on, or about, under or within any of the Leased Real Property (other than pursuant to and in accordance with Environmental Laws or Environmental Permits held by the Sellers or any of their Subsidiaries or predecessors);

          (vii) to the Sellers' Knowledge, there are no past or present conditions, events, circumstances or practices that may: (A) interfere with or prevent continued material compliance by the Leased Real Property with Environmental Laws and the requirements of Environmental Permits, (B) give rise to any material liability or other obligation under any Environmental Laws, or (C) form the basis of any material claim, action, suit, proceeding, hearing, investigation, inquiry or lien against or involving the Leased Real Property based on or related to any Environmental Law; and

          (viii) none of the Sellers nor any of their Subsidiaries or predecessors, has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Substances to any place or location in violation of any Environmental Laws or at any place listed on the National Priorities List or any foreign, state or local list or registry of contaminated sites.

        (b)    All environmental site assessments, compliance audits and similar environmental reports relating to environmental conditions of the Leased Real Property have been delivered to the Purchaser.

        (c)    Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, the sole representations and warranties regarding environmental matters are set forth exclusively in this Section 4.15 and no other representation in this Article IV shall be deemed to cover environmental matters.

        4.16    Suppliers and Customers.    Schedule 4.16 sets forth the ten largest suppliers and ten largest customers of the Business based on aggregate value of products and services purchased or supplied, as the case may be, for the annual period ended June 30, 2001 and for the annual period ended June 30, 2002. To the Sellers' Knowledge, none of such ten largest suppliers or customers of the Business has ceased, or given notice to any Seller of any intention to cease, to supply or purchase products and services from the Business.

        4.17    Personal Property.    Sellers' Personal Property has been maintained in accordance with normal industry practice and is suitable for the purposes for which it is presently used.

        4.18    Sufficiency of Assets; Intercompany Services.

        (a)    The Purchased Assets constitute all of the assets used, developed or held for use in the Business except for (i) the Excluded Assets and (ii) dispositions in the ordinary course of business and are sufficient to permit Purchaser to conduct the Business after the Effective Time substantially as conducted by Sellers prior thereto.

        (b)    All of the Purchased Assets used, developed or held for use in the business activities conducted as of the date hereof by the Seller Subsidiaries are either included in the CCTV Business or owned by the Seller Subsidiaries.

        (c)    Except as set forth on Schedule 4.18(c) and except for payments under an individual's compensation arrangements with Sellers, none of the officers, directors or other Affiliates of Sellers or members of their families is (or during the past thee (3) years has been) a party to any agreement, understanding, or transaction with, or has provided any material services (including the corporate

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offices of the Sellers) to or received any material services from any Seller or is (or during the past three (3) years has been) directly or indirectly interested in any material contract or transaction with any Seller. No Seller has guaranteed or assumed any obligations of its respective officers, or directors or other Affiliates or members of any of their families.

        4.19    Accounts Receivable.    All Accounts Receivable reflected on the books and records of the Business, and which will be reflected on the Closing Balance Sheet, represent or will represent valid obligations arising from sales made or services performed by the Business in the ordinary course of business and, to Sellers' Knowledge, are not subject to any offset (other than the reserve to be set forth on the Closing Balance Sheet).

        4.20    Foreign Corrupt Practices Act.    No Seller has at any time made or committed to make any payments for illegal political contributions or made any bribes, kickback payments or other illegal payments in connection with the conduct of the Business. To Sellers' Knowledge, with respect to the Business, no Seller has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for governmental office (or any Person that such Seller knows or has reason to know, will offer anything of value to any governmental official, political party or candidate for political office), such that such Seller has violated the Foreign Corrupt Practices Act of 1977, as amended from time to time, and all applicable rules and regulations promulgated thereunder. There is not now nor has there ever been any employment with respect to the Business by any Seller of any governmental or political official in any country while such official was in office.

        4.21    Product Liability.    Except as disclosed on Schedule 4.21, there are no existing or, to the Sellers' Knowledge, threatened product liability or other similar material claims against any Seller for products or services of the Business which are defective. No Seller has received any statements, citations or decisions or orders by any Governmental Authority stating that any product manufactured, sold, designed, marketed or distributed at any time by the Business ("Products"), is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority. Except as set forth on Schedule 4.21, there is no material latent or overt design, manufacturing or other defect in any Product. None of the Products has been subject to recall. All Products sold by the Business comply in all material respects with all industry and trade association standards and legal requirements, if any, applicable to such Products, including, without limitation, consumer product, manufacturing, labeling, quality and safety laws of the United States and each state in which the Business sells the Products and each other jurisdiction (including foreign jurisdictions) in which the Business sells the Products.

        4.22    Insurance.    The physical properties relating to the Business and the other Purchased Assets are insured to the extent disclosed on Schedule 4.22. Such insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Sellers are in compliance in all material respects with the terms thereof. To the Sellers' Knowledge, such insurance is adequate and customary for the Business and is sufficient for compliance with all requirements of applicable laws. No notice of cancellation or non-renewal of any such policies or binders has been received by any Seller, nor, to the Sellers' Knowledge, is any cancellation or non-renewal threatened.

        4.23    Equity and Debt Interests.    Except as set forth on Schedule 4.23, the Purchased Assets do not include any equity or debt interest in any domestic or foreign legal entity.

        4.24    Solvency.    Each of Sellers is, as of the date of this Agreement, solvent and will be solvent immediately following the consummation of the transactions contemplated by this Agreement.

        4.25    Brokers.    Other than as set forth on Schedule 4.25, all negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried out without the intervention of any Person acting on behalf of any Seller. Sellers have not (and as of the Effective Time, will not have) incurred or become liable for any brokerage or finders commission, fee or similar

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compensation for which the Purchaser shall be liable in connection with the negotiations relating to this Agreement and the transactions contemplated thereby.

        4.26    Information Supplied.    None of the information supplied or to be supplied by the Sellers for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Ultrak's shareholders or at the time of the Stockholders Meeting (as defined in Section 6.2(b) below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Sellers with respect to statements made or incorporated by reference therein based on information supplied by the Purchaser for inclusion or incorporation by reference therein.

        4.27    SEC Documents; Undisclosed Liabilities.    Ultrak has filed all reports, schedules, forms, statements and other documents (other than reports on Schedule 13D or Schedule 13G) required to be filed by it with the SEC since January 1, 1999 (together with and giving effect to any amendments, supplements and exhibits thereto and information incorporated by reference therein, the "SEC Documents"). As of its respective date, except as supplemented or amended prior to the date of this Agreement, each SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.28    Fairness Opinion.    Ultrak has received the written opinion of Frost Securities, Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the Sellers in connection with the transactions contemplated by this Agreement is fair from a financial point of view to the stockholders of Ultrak, a signed copy of which opinion has been or promptly will be delivered to the Purchaser.

        4.29    Fixed Assets.    All material fixed Purchased Assets of the Business are set forth on Schedule 4.29.

        4.30    Norbain.    No provision of the Ultrak Original Equipment Manufacturing/Supplier Agreement between Diamond Electronics, Inc. (predecessor of Ultrak Ohio, Inc.), Ultrak Operating, L.P. and Norbain SD Limited dated June 13, 2000 will prohibit the Purchaser or any of its Affiliates from selling Maxpro products in the United Kingdom after Closing.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Sellers as follows:

        5.1    Corporate Status and Authority.

        (a)  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement.

        (b)  This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except for the Enforceability Exceptions. As of the Effective Time, each of the documents delivered by Purchaser at Closing pursuant to Section 7.2 hereof will have been duly and validly executed and delivered by Purchaser and will be enforceable against Purchaser in accordance with its terms, except to the extent of the Enforceability Exceptions.

        5.2    No Conflicts.

        (a)  The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon any of the properties or assets of the Purchaser, under:

          (i)    any provisions of any of the charter, by-laws or other organization document of the Purchaser;

          (ii)  any statute, rule or regulation or judgment, order, decree, license, permit or other authorization of any court or other Governmental Authority applicable to the Purchaser or any of its properties or assets; or

          (iii)  any contract, agreement, or other instrument to which the Purchaser is a party or by which its properties or assets may be bound,

except, in the case of clauses (ii) and (iii), for conflicts, violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of the Purchaser to perform its obligations under this Agreement.

        (b)  No Consent of or filing with any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) the Exchange Act Reports and (ii) Consents which, if not made or obtained, would not impair the ability of the Purchaser to perform its obligations under this Agreement.

        5.3    Financial Ability to Perform.    The Purchaser has, and will have at the Closing, available cash or existing borrowing facilities that together are sufficient to enable it to consummate the transactions contemplated by this Agreement.

        5.4    Litigation.    There is no action, claim, suit or proceeding pending or, to the Purchaser's knowledge, threatened, and there is no investigation pending or, to the Purchaser's knowledge, threatened, in each case, by or before any Governmental Authority, that would reasonably be expected to materially impair the ability of the Purchaser to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

        5.5    Information Supplied.    None of the information supplied, or to be supplied, in writing by the Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Ultrak's shareholders or at the time of the Stockholders Meeting, contain any untrue

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statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        5.6    Brokers.    All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried out without the intervention of any Person retained by the Purchaser in such manner as to give rise to any valid claim against the Sellers or any of the Sellers' Affiliates for any brokerage or finder's commission, fee or similar compensation.

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ARTICLE VI
CERTAIN COVENANTS

        6.1    Conduct of Business.    From the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, as described in Schedule 6.1 or as consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed), the Sellers shall:

        (a)  carry on the Business in the ordinary course consistent with past practices, and use commercially reasonable efforts to preserve intact the Business, to keep available (subject to the restrictions set forth in Sections 6.1(m), (n) and (o) below) the services of the current officers of the Business, U.S. Employees and Non-U.S. Employees, and to preserve the relationships with customers, suppliers and others having material business dealings with the Business;

        (b)  utilize the Purchased Assets in the ordinary course consistent with past practice;

        (c)  not sell, pledge, dispose of, encumber or otherwise grant any right in any of the Purchased Assets, except (i) in the ordinary course of business and (ii) for Permitted Liens;

        (d)  with respect to the Business, continue to meet their contractual obligations and to pay such obligations in all respects as they mature, and to pay all of its accounts payable, in each case on a timely basis in the ordinary course;

        (e)  with respect to the Business, maintain in full force and effect all presently existing insurance coverage, or insurance comparable to such existing coverage, to the extent such coverage is reasonably available;

        (f)    notify the Purchaser of the occurrence of any event or the existence of any condition which could reasonably be expected to result in (i) a breach of a representation or warranty made by Sellers under this Agreement or (ii) a Material Adverse Effect;

        (g)  not allow the lapse of any of the rights of ownership of Intellectual Property (other than solely due to the expired term of any applicable agreement) or to the Sellers' Knowledge allow by act or failure to act use by a third party of any Intellectual Property rights which are material to the Business;

        (h)  with respect to the Business, not without the Purchaser's prior written consent enter into or amend any lease, license agreement or contract (i) outside of the ordinary course of business, (ii) involving aggregate payments by any Seller in excess of $100,000 per annum or (iii) involving aggregate payments as to any such lease, license agreement or contract by any Seller in excess of $250,000 over the lifetime of such lease, license agreement or contract;

        (i)    with respect to the Business, not cause, or take or omit to take any action to allow, any Transferred Lease, IP License Agreement or any Transferred Contract to lapse (other than in accordance with its terms), to be modified in any materially adverse respect, or otherwise to become impaired in any material manner;

        (j)    not acquire (by merger, consolidation or acquisition of stock) any Person or substantially all of, or any material portion of, the assets of any Person to the extent such acquisition would impair the Sellers' ability to consummate the transactions contemplated by this Agreement;

        (k)  not incur any indebtedness or assume, grant, guarantee or endorse, or make any other accommodation or arrangement making any Seller responsible for, the Liabilities of any other Person, in each case if such incurrence or assumption would impair the ability of Sellers to consummate the transactions contemplated hereunder;

        (l)    with respect to the Business, not incur any other liabilities other than in the ordinary course of the Business;

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        (m)  with respect to the Business, not enter into any employment agreement or make any loan to any U.S. Employee or Non-U.S. Employee or, except in accordance with past practices or pursuant to the terms of employment agreements, Plans, programs, arrangements or policies in effect on the date of this Agreement, grant any increase in the salary or other compensation of, grant any bonus to, or enter into any material transaction of any other nature with, any U.S. Employee or Non-U.S. Employee;

        (n)  with respect to the Business, not take any action to institute any new severance or termination pay practices with respect to any of their directors, officers, U.S. Employees or Non-U.S. Employees or to increase the benefits payable under the severance or termination pay practices applicable to any U.S. Employee or Non-U.S. Employee;

        (o)  with respect to the Business, not adopt or amend, in any material respect, except as contemplated hereby or as may be required by applicable law, order, rule or decree, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any of their directors, officers, U.S. Employees or Non-U.S. Employees;

        (p)  not make any change in accounting practices or policies with respect to the Business except as required by GAAP provided that the Sellers shall give the Purchaser prompt written notice of any such change;

        (q)  not (i) file or cause to be filed a change in accounting method for Tax purposes with respect to the Business, (ii) make any tax election with respect to the Business, or (iii) file or cause to be filed a request for a ruling from the IRS or any other Governmental Authority with respect to Taxes or Tax issues of the Business;

        (r)  not take any action prior to the Effective Time which would or could be reasonably likely to breach any of Sellers' representations, warranties, covenants or agreements contained in this Agreement; and

        (s)  not agree or otherwise commit to take any of the actions described in the foregoing paragraphs (a) through (r).

        6.2    Stockholders' Meeting and Proxy Statement.

        (a)  Ultrak shall, as soon as practicable following the execution of this Agreement, prepare, and after consultation with the Purchaser, file with the SEC the Proxy Statement in preliminary form, and Ultrak shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Purchaser agrees to provide to Ultrak, promptly following Ultrak's request, all information required of the Purchaser to be included in the Proxy Statement. Ultrak shall notify the Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Purchaser with copies of all correspondence between Ultrak or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Ultrak shall promptly prepare and mail to its shareholders such an amendment or supplement. Ultrak shall afford the Purchaser the opportunity to comment upon, and shall accept all reasonable comments to, the Proxy Statement and any amendment or supplement thereto. Ultrak shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Ultrak's shareholders as promptly as practicable after filing with the SEC.

        (b)  Ultrak shall, as soon as practicable following the execution of this Agreement, and whether or not the Ultrak Board has made an Adverse Recommendation Change (as defined in Section 6.13(b)

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below), duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of seeking the Stockholder Approval. Ultrak shall use its respective reasonable best efforts to take such steps as are necessary to hold the Stockholders Meeting within 60 days of the date of this Agreement. Ultrak shall, through the Ultrak Board, recommend to its stockholders that they give the Stockholder Approval (subject to Section 6.13(b) below). Without limiting the generality of the foregoing, Ultrak agrees that its obligations pursuant to the first two sentences of this Section 6.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to any Seller of any Takeover Proposal.

        6.3    Access and Information.

        (a)  From the date of this Agreement to the Effective Time:

          (i)    the Sellers shall give to the Purchaser and its representatives reasonable access during normal business hours to such of the offices, properties, books, contracts, commitments, reports and records relating to the Business, including without limitation access to the Business, the Purchased Assets and the Leased Real Property to conduct environmental studies and investigations, (including the performance of reasonable soil and/or groundwater sampling or testing; provided that the Purchaser shall restore any premises upon which such studies, investigations, sampling and/or testing is conducted to its original condition in the event the transactions contemplated by this Agreement are not consummated), and access to the work papers and written reports of Sellers' auditors and all other written communications from Sellers' auditors to the extent related to the Business or the Purchased Assets, and shall furnish them or provide them with access to all such documents, financial data, records and information with respect to the Business, as the Purchaser shall from time to time reasonably request;

          (ii)  the Sellers shall permit the Purchaser and its representatives reasonable access to such personnel of the Business during normal business hours as may be reasonably requested by the Purchaser for its review of the properties of the Business, the business affairs of the Business, and the above-mentioned documents and records; and

          (iii)  the Sellers shall deliver to Purchaser, upon reasonable request, for inspection and review, copies of all documents listed in the Schedules, and all files, records and papers to the extent pertaining to any proceedings and matters listed in the Schedules.

        (b)  All information and documents obtained by the Purchaser or the Sellers pursuant to this Agreement will be subject to the terms of the Confidentiality Agreement, dated April 30, 2002 (the "Confidentiality Agreement"), between the Purchaser and Ultrak.

        6.4    Financial Information.    From the date of this Agreement to the Effective Time, the Sellers shall deliver to the Purchaser, promptly after the same become available, copies of such monthly financial reports relating to the Business in a form reasonably satisfactory to the Purchaser.

        6.5    Public Announcements.    On and after the date of this Agreement, except as required by applicable law or stock listing requirements, each party shall not, and shall not permit any of their respective Affiliates or representatives to, make any public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party (which consent shall not be unnecessarily withheld or delayed); provided, however, that if disclosure shall be required pursuant to applicable law or a stock listing agreement, the parties shall seek to make such disclosure in a form mutually acceptable to them. The foregoing notwithstanding, the Purchaser and the Sellers shall mutually agree on the form and content of a press announcement to be issued upon the execution and delivery of this Agreement.

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        6.6    Further Actions.

        (a)  Each of the parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        (b)  Each of the parties shall, as promptly as practicable but no later than the seventh business day following the date of this Agreement, make their initial filing (and shall thereafter make any required filings (including responses to requests for additional information)) with any Governmental Authority whose acquiescence or Consent is necessary in order for the transactions contemplated by this Agreement to be consummated. The parties shall each use their reasonable best efforts to respond as promptly as practicable to any inquiries or requests for additional information by any such Governmental Authority. The parties shall each use their reasonable best efforts to demonstrate that such transactions should not be opposed by any such Governmental Authority, and Purchaser and each Seller shall use their reasonable best efforts to eliminate as promptly as practicable any objection that any such Governmental Authority may have to the transactions contemplated hereby. Subject to applicable law, each party shall provide the other parties such information as the other parties may reasonably request in order to enable them to prepare the filings, reports, documents and other materials referred to in this section.

        (c)  Sellers shall use reasonable best efforts to obtain all Consents required in connection with the transactions contemplated by this Agreement. Purchaser shall cooperate with Sellers in their efforts to obtain such Consents.

        (d)  Each party shall pay its respective costs and expenses in connection with obtaining any Consents required by it to consummate the transactions contemplated by this Agreement.

        6.7    Payments Received.

        (a)  Sellers agree that, after the Effective Time, they shall hold and shall promptly transfer and deliver to the Purchaser, from time to time as and when received by them and in the currency received by them, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert such checks into cash), or other property that they may receive after the Effective Time which properly belongs to the Purchaser, including any payments of accounts receivable and insurance proceeds, and shall account to the Purchaser for all such receipts. In the event of a dispute between the parties regarding the Sellers' obligations hereunder, the parties shall cooperate and act in good faith to promptly resolve such dispute and, in connection with such cooperation, allow each other reasonable access to the records of the other relating to such disputed item.

        (b)  The Purchaser agrees that, after the Effective Time, it shall hold and shall promptly transfer and deliver to the Sellers, from time to time as and when received by it and in the currency received by it or any Purchaser Designee, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert such checks into cash), or other property that it may receive after the Effective Time which properly belongs to the Sellers, does not constitute a Purchased Asset and is not otherwise related to the Business, including any payments of accounts receivable and insurance proceeds, and shall account to the Sellers for all such receipts. In the event of a dispute between the parties regarding the Purchaser's obligations hereunder, the parties shall cooperate and act in good faith to promptly resolve such dispute and, in connection with such cooperation, allow each other reasonable access to the records of the other relating to such disputed item.

        6.8    Acquisition of Rights to Confidentiality.    At the Closing, the Sellers shall assign to the Purchaser, to the extent assignable, all rights, if any, of the Sellers and their Affiliates under any confidentiality agreements, standstill agreements, non-solicitation agreements or like agreements ("confidentiality agreements") between any Seller or any Affiliate of any Seller and Persons other than the Purchaser that were entered into within the last two years in connection with or relating to the possible purchase or sale of all or any portion of the Business or the Purchased Assets, including,

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without limitation, the right to enforce all terms of such confidentiality agreements. At the Closing, Sellers shall deliver to the Purchaser the original executed copies of all such confidentiality agreements. If the rights of the Sellers or their Affiliates under any confidentiality agreement are not assignable, Sellers and their Affiliates shall cooperate in a commercially reasonable manner with the Purchaser at the Purchaser's expense in taking any action reasonably requested by the Purchaser, including, without limitation, instituting litigation, to enforce for the benefit of the Purchaser any and all rights of the Sellers and their Affiliates against a third party thereto.

        6.9    Non-Solicitation for Employment.    For a period of two (2) years after the Effective Time, without the prior approval of Purchaser, the Sellers shall not, and shall cause their Affiliates not to, solicit for employment or hire any Transferred Employee employed by the Business on the date hereof, or at the Effective Time or on the date of such proposed solicitation or hiring, except for persons whose employment is solicited or procured through general newspaper, general Internet or other general ads; provided, however, that the restrictions set forth in this Section 6.9 shall not prohibit any Seller from retaining or hiring at a later time any employee who elects not to be employed by Purchaser.

        6.10    Cooperation in Litigation.    Purchaser and Sellers shall reasonably cooperate with each other at the requesting party's expense in the prosecution or defense of any claim, litigation or other proceeding arising from their respective conduct of the Business acquired by Purchaser pursuant to this Agreement and involving one or more third parties. Unless the party requesting such cooperation is entitled to indemnification from the other party under the terms of Article VIII hereof with respect to such matter for which cooperation is requested, the requesting party shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including reasonable legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents for their time spent in such cooperation.

        6.11    Covenant Not to Compete.    For a period of two years from and after the Closing Date (the "Covenant Period"), Sellers and their Affiliates will not directly or indirectly anywhere in the world (i) engage in any aspect of the CCTV Business, (ii) enter into any sales arrangement or sales alliance relating to the CCTV Business or the Business with any distributor of products sold by the CCTV Business (the "Competitive Products"), (iii) utilize any of the Shared Intellectual Property in the design, manufacture, sale or distribution of CCTV or digital video products and systems, including without limitation products and systems which function to acquire, store, retrieve, transmit, route or control images and related data in a private network, or (iv) own or have a financial interest in (whether stock, shares, beneficial partnership or other similar financial interest) a Person that engages in the design, manufacture, distribution, marketing or sale of Competitive Products ("Competitive Activities"); provided, however, that the foregoing shall not prohibit:

        (a)  Sellers or any of their Affiliates, including any pension or other benefit plan of Sellers, from owning any outstanding capital stock or other equity interests of any public company engaging in any Competitive Activities, provided the aggregate beneficial ownership of Sellers and their Affiliates (without reference to pension or other benefit plan assets) does not exceed more than five percent (5%) of all issued and outstanding equity interests of any such Person;

        (b)  Sellers or any of their Affiliates from acquiring (by way of merger, reorganization, purchase of stock, acquisition of assets, formation of or investment in a joint venture or any other similar acquisition transaction) any Person or business that engages in Competitive Activities, provided that (i) such activities do not account for more than ten percent (10%) of the revenues of the Person or business invested in or to be acquired and (ii) neither Sellers nor any of their Affiliates shall acquire, in the aggregate, Persons or businesses which sell Competitive Products generating revenue in excess of $20,000,000 per annum;

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        (c)  subject to the terms and conditions of the CCTV Products Supply Agreement, Sellers or any of their Affiliates from designing, manufacturing, selling, distributing and installing access control products and systems;

        (d)  subject to the terms and conditions of the CCTV Products Supply Agreement, Sellers or any of their Affiliates from acting as a system integrator and in such capacity selling, distributing or installing Competitive Products designed, manufactured or sold by Purchaser and its Affiliates;

        (e)  subject to the terms and conditions of the CCTV Products Supply Agreement, Sellers or any of their Affiliates from selling, distributing or installing Competitive Products designed, manufactured or sold by Purchaser and its Affiliates which are part of an access control system;

        (f)    subject to the terms and conditions of the CCTV Products Supply Agreement, Sellers or any of their Affiliates from selling, distributing or installing Competitive Products designed, manufactured or sold by Purchaser and its Affiliates to any Governmental Authority; or

        (g)  Sellers or any of their Affiliates from conducting the Excluded Businesses.

Based on the present ownership holdings of Victoria and Eagle Strategic Fund, Cayman Island ("VESF") in Ultrak, on VESF's disclosures in its Schedule 13D as amended through the date hereof filed with the S.E.C. with respect to such holdings, and on the absence of any requests or other efforts by VESF to appoint or elect any members of the Ultrak Board other than Mr. Zenger, the parties hereto acknowledge that VESF is not presently an Affiliate of Ultrak for purposes of this Section 6.11.

        6.12    Confidentiality.

        (a)  For a period of three (3) years from the Effective Time, Sellers and their Affiliates shall maintain the confidentiality of, and shall not use for the benefit of themselves or others, any confidential information concerning the Business or the Purchased Assets (the "Confidential Information"); provided, however, that the immediately foregoing restriction shall not restrict (i) disclosure by the Sellers or Affiliate thereof of any Confidential Information (x) insofar as it relates to the Excluded Assets, Excluded Businesses or the Excluded Liabilities or (y) required by applicable Law or any court of competent jurisdiction, (ii) any disclosure on a confidential basis to Sellers' attorneys, accountants, lenders and investment bankers, (iii) any disclosure of information (w) which is available publicly as of the date of this Agreement, (x) which, after the date of this Agreement, becomes available publicly through no fault of the disclosing party, (y) which is disclosed to any Seller or any Affiliate thereof by another Person who acquired it from a third party without an obligation of confidentiality to Purchaser or Sellers or (z) which is independently developed by an employee of the Sellers or any Affiliate thereof who had no access to such information, (iv) Sellers' use of such Confidential Information to protect or enforce its rights or perform their obligations under this Agreement or in connection with tax or other regulatory filings, litigation, financial reporting or other reasonable business purposes, and (v) Sellers' and their Affiliates' use of such Confidential Information in the conduct of their own businesses if and to the extent not otherwise prohibited by Sections 6.9 and 6.11.

        (b)  Any and all information disclosed by Purchaser to Sellers or by Sellers to Purchaser as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to Sellers or to Purchaser, as the case may be, shall for a period of three (3) years remain confidential to Sellers and Purchaser and their respective employees and agents; provided, however, that this paragraph (b) shall not restrict (i) disclosure of any such information required by applicable statute, rule or regulation or any court of competent jurisdiction, provided that the non-disclosing party is given notice and an adequate opportunity to contest such disclosure, (ii) any disclosure on a confidential basis to the parties' attorneys, accountants, lenders and investment bankers, (iii) any disclosure of information (w) which is available publicly as of the date of this Agreement, (x) which, after the date hereof, becomes available publicly through no fault of the disclosing party or

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any Person controlled directly or indirectly by the disclosing party, (y) which is disclosed to the disclosing party by another Person who acquired it from a third party without an obligation of confidentiality to Purchaser or Sellers, as the case may be, or (z) which is independently developed by an employee of the disclosing party who had no access to such information, (iv) the use of such information to protect such party's rights under this Agreement or in connection with tax or other regulatory filings, financial reporting or other reasonable business purpose or such party's use of such information to protect its rights against any third party and (v) the use by Purchaser and its Affiliates of any such information in the operation of their businesses after the Effective Time.

        6.13    No Solicitation.

        (a)  From the date hereof and continuing until the Effective Time, the Sellers shall not, and shall not permit the Subsidiaries to, or authorize any of their officers, directors, employees, accountants, counsel, investment bankers, financial advisors or other advisors, agents or representatives ("Representatives") to, (i) directly or indirectly, initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal (as defined below), or (ii) directly or indirectly engage or participate in discussions or negotiations regarding or provide any information or data to any Person or otherwise cooperate in any way with, any Takeover Proposal. The Sellers shall not waive the benefit of any provision contained in any confidentiality or standstill agreement in effect on the date hereof. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Sellers or any of the Subsidiaries shall be a breach of this Section 6.13(a) by the Sellers. The Sellers shall, and shall cause the Subsidiaries to, immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Takeover Proposal and request the prompt return of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Ultrak Board determines in good faith (after consultation with outside counsel and any of RBC Dain Rauscher Corporation, Morgan Keegan & Co. or Wachovia Securities) constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal was not solicited, initiated or encouraged by any Seller after May 21, 2002 and did not otherwise result from a breach of this Section 6.13(a), the Sellers may, if the Ultrak Board determines in good faith (after consultation with outside counsel and any of RBC Dain Rauscher Corporation, Morgan Keegan & Co. or Wachovia Securities) that it is required to do so in order to comply with its fiduciary duties to the stockholders of Ultrak under Delaware law, and subject to compliance with Section 6.13(c) and after giving the Purchaser oral and written notice of such determination, (x) furnish information with respect to the Sellers and the Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement, provided that all such information has previously been provided to the Purchaser or is provided to the Purchaser prior to or at the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

        (b)  Neither the Ultrak Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval, recommendation or declaration of advisability by the Ultrak Board or any such committee of this Agreement or the transactions contemplated thereby, or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal or Superior Proposal or (iii) approve or recommend, or propose to approve or recommend, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "Acquisition Agreement") constituting or related to any Takeover Proposal or Superior Proposal (any action described in the foregoing clauses (i), (ii) or (iii) of this Section 6.13(b) being referred to as an "Adverse

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Recommendation Change"). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Ultrak Board may make an Adverse Recommendation Change and terminate this Agreement and enter into an Acquisition Agreement for a Superior Proposal, if such Ultrak Board determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of Ultrak under Delaware law; provided, however, that no Adverse Recommendation Change may be made in response to a Superior Proposal, until after the fifth business day following the Purchaser's receipt of written notice (a "Notice of Adverse Recommendation") from Ultrak advising the Purchaser that the Ultrak Board intends to make such an Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five business day period). Following receipt of a Notice of Adverse Recommendation, the Purchaser shall have the opportunity to present to the Ultrak Board revised terms for the consummation of the transactions contemplated by this Agreement, including any proposed amendments or modifications to this Agreement in respect of such revised terms. The Ultrak Board shall consider in good faith any such revised terms and amendments or modifications submitted to it by the Purchaser. In determining whether to make an Adverse Recommendation Change in response to a Superior Proposal, the Ultrak Board shall take into account the Purchaser's revised terms and any proposed changes to the terms of this Agreement proposed by the Purchaser in response to a Notice of Adverse Recommendation or otherwise. Before making any Adverse Recommendation Change, the Ultrak Board shall consider whether the revised terms offered by the Purchaser are reasonably equivalent or superior from the financial point of view of Ultrak and its stockholders to the terms of the Superior Proposal and, if such terms are determined by a vote of the full Ultrak Board to be reasonably equivalent or superior from the financial point of view of Ultrak and its stockholders to the terms of the Superior Proposal, the Ultrak Board shall accept at a meeting duly called and held, duly adopted resolutions (x) approving and declaring advisable the terms of any such revised proposal by the Purchaser and any definitive agreement proposed in connection therewith, (y) directing that the adoption of the terms of any such revised proposal by the Purchaser and any definitive agreement proposed in connection therewith be submitted to a vote at a meeting of the stockholders of Ultrak and (z) recommending that the stockholders of Ultrak approve and adopt the terms of any such revised proposal by the Purchaser and any definitive agreement proposed in connection therewith. If Ultrak has elected to terminate this Agreement after making an Adverse Recommendation Change as provided in this Section 6.13(b) and after determining by a vote of the full Ultrak Board that any revised terms and proposed changes of the Purchaser are not reasonably equivalent or superior from the financial point of view of Ultrak and its stockholders to the terms of the Superior Proposal, Ultrak shall deliver to the Purchaser (i) a written notice of termination of this Agreement pursuant to this Section 6.13(b), (ii) a wire transfer of immediately available funds in the amount of the Termination Fee, (iii) a written acknowledgment that Ultrak and the Ultrak Board have complied with all of their covenants and obligations pursuant to this Section 6.13(b) and that Ultrak is obligated to pay the Termination Fee and (iv) a written acknowledgment from each other party to the Superior Proposal that it has read Ultrak's acknowledgement referred to in the preceding clause (iii) and will not contest the matters thus acknowledged by Ultrak, including the payment of the Termination Fee.

        (c)  In addition to the obligations of the Sellers set forth in paragraphs (a) and (b) of this Section 6.13, the Sellers shall promptly, and in any event within twenty-four (24) hours, advise the Purchaser orally and in writing of any bona fide Takeover Proposal or Superior Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal or Superior Proposal, the material terms and conditions of any such Takeover Proposal or Superior Proposal (including any changes thereto) and the identity of the Person making any such Takeover Proposal or Superior Proposal. The Sellers shall (i) keep the Purchaser fully informed of the status and details (including any change to the terms thereof) of any such Takeover Proposal or Superior Proposal or

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inquiry and (ii) provide to the Purchaser as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Sellers or any of the Subsidiaries from any Person that describes any of the terms or conditions of any Takeover Proposal or Superior Proposal.

        (d)  Nothing contained in this Section 6.13 shall prohibit Ultrak from (i) taking and disclosing to its stockholders a.position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the stockholders of Ultrak if, in the good faith judgment of the Ultrak Board (after consultation with outside counsel) failure to so disclose would constitute a violation of Delaware law; provided, however, that in no event shall Ultrak or the Ultrak Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.13(b).

        For purposes of this Agreement, a "Takeover Proposal", means any inquiry, proposal or offer from any Person relating to (i) any direct or indirect acquisition, purchase or license of a business or assets that constitutes 25% or more of the net revenues, net income or net assets of Ultrak and the Subsidiaries, taken as a whole, or 25% or more of any class of equity securities of Ultrak or any of the Subsidiaries, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 25% or more of any class of equity securities of Ultrak or any of the Subsidiaries, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ultrak or any of the Subsidiaries that constitutes 25% or more of the net revenues, net income or net assets of Ultrak and the Subsidiaries taken as a whole, in each case other than the transactions contemplated by this Agreement and transactions permitted under Section 6.1. Each of the transactions referred to in clauses (i)-(iii) of the foregoing definition of Takeover Proposal, other than the transactions contemplated by this Agreement and transactions permitted under Section 6.1, is referred to herein as an "Acquisition Transaction."

        For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash, all or substantially all of the equity securities of Ultrak then outstanding or all or substantially all of the assets of Ultrak and the Subsidiaries, taken together, and if (i) the proposal is otherwise on terms which the Ultrak Board determines in its good faith judgment (based on the advice of any of RBC Dain Rauscher Corporation, Morgan Keegan & Co. or Wachovia Securities and such other matters as the Ultrak Board deems relevant) to be (x) more favorable to Ultrak's stockholders from a financial point of view than the transactions contemplated by this Agreement (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by the Purchaser in response to such offer or otherwise)), (y) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Ultrak Board is reasonably capable of being obtained by such third party and (z) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal and (ii) the Ultrak Board, after considering such matters as the Ultrak Board deems relevant in good faith (including the advice of outside counsel), determines in good faith that withdrawing or modifying its recommendation or recommending such Superior Proposal, as applicable, is required for the Ultrak Board to comply with its fiduciary duties to Ultrak and its stockholders under Delaware law.

        6.14    Tax Matters.

        (a)    Purchase Price Allocation.    Sellers and Purchaser mutually agree to the allocation of the Purchase Price (plus those Assumed Liabilities that, at the Effective Time, constitute liabilities for federal income tax purposes) among the Purchased Assets as set forth on Schedule 6.14, in accordance with Code Section 1060. In the event of an adjustment to the Purchase Price pursuant to Section 1.3, any such adjustment shall be allocated on a dollar for dollar basis to the particular class of Purchased

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Assets that gave rise to the Adjustment. Each of the parties agrees to report this transaction for Tax purposes in accordance with such allocation of the Purchase Price or the adjusted Purchase Price, including, without limitation, for all purposes on any federal, foreign, state income or franchise Tax return filed by any party after the Effective Time.

        (b)    Taxes.    All Taxes attributable to the Business which relate to events or conditions occurring prior to the Effective Time shall be borne by Sellers. For this purpose, the Effective Time shall be treated as the last day of a taxable period, whether or not the taxable period in fact ends on such date.

        (c)    Allocations and Adjustments.    Purchaser shall be responsible for and pay all Taxes attributable to the Business for all taxable periods ending after the Effective Time, except to the extent Sellers are responsible, pursuant to Sections 6.14(b) and 6.15, for Taxes attributable to the Business with respect to taxable periods including and ending after the Effective Time, whether or not the taxable period in fact ends on such date. Sellers shall be entitled to all refunds of Taxes with respect to all taxable periods ending before the Effective Time. Purchaser also shall assume as of the Effective Time the portion of each and every liability for any state, provincial, foreign, county or local personal property tax or other similar ad valorem state, provincial, foreign, county or local tax on the Purchased Assets for any taxable period that spans the Closing Date determined by multiplying each such liability by a ratio, the numerator of which is the total number of days in such taxable period after the Effective Time, and the denominator of which is the total number of days in such taxable period. Sellers shall remain liable for the remainder of such taxes.

        (d)    Cooperation and Exchange of Information.    Sellers and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Notwithstanding the foregoing, neither party shall be required to prepare any documents, or determine any information not then in its possession, in response to a request under this Section 6.14(d). Except as otherwise provided in this Agreement, the party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party will retain all returns, schedules and workpapers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement and to give the other party reasonable notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall allow the other party to take possession of such books and records. Any information obtained under this Section 6.14(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding. Purchaser and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Purchaser and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code Section 6043 and all Treasury Regulations promulgated thereunder.

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        6.15    Transfer Taxes.

        (a)  The Purchaser, on the one hand, and the Sellers, on the other hand, agree to pay to the other party an amount equal to fifty percent (50%) of any and all Transfer Taxes paid or to be paid by that other party.

        (b)  Each of the Purchaser and the Sellers will be responsible for the preparation and filing of any Tax Return with respect to any Transfer Taxes for which such party is legally responsible under applicable law. If the filing party is one of the Sellers, the Purchaser shall pay that Seller that portion of the amount of any Transfer Taxes shown due on any Tax Return relating to Transfer Taxes which the Purchaser has agreed to pay under Section 6.15(a) of this Agreement within five (5) business days of demand therefor by that Seller. If the filing party is the Purchaser, the Sellers shall pay the Purchaser that portion of the amount of any Transfer Taxes shown due on any Tax Return relating to Transfer Taxes which the Sellers have agreed to pay under Section 6.15(a) hereof within five (5) business days of demand therefor by the Purchaser. A party may make a demand for payment as follows: (1) if the demand for payment would exceed $100,000, a party may make the demand for payment immediately after the demanding party makes the payment, and (2) if the demand for payment would not exceed $100,000, a party shall aggregate that payment with other such payments and make the demand for payment of the aggregate amount at the beginning of the next calendar month.

        6.16    Employees.    The provisions of this Section 6.16 relating to the employees of the Business are arranged as follows:

          Section 6.16(a) deals with the U.S. Employees;

          Section 6.16(b) deals with the Non-U.S. Employees principally employed in countries with Transfer Provisions;

          Section 6.16(c) deals with Non-U.S. Employees principally employed in countries with no Transfer Provisions; and

          Section 6.16(d) deals with all Employees.

          In each case, Sections 6.16(a) through and including 6.16(d) shall be interpreted as applying only to the employees to which those sections are intended to apply, and any defined term shall be construed accordingly (whether more broadly defined or otherwise).

        For the purposes of this Section 6.16, "Transfer Provisions" means in the European Union the national legislation implementing the provisions of the European Community's Directive 2001/23/EC of 12 March 2001 or any equivalent national legislation, and outside the European Union any legislation applicable to an Employee's employment the effect of which is to transfer an Employee's employment by operation of law.

        (a)    U.S. Employees.    The following provisions shall apply to U.S. Employees only:

          (i)    Purchaser shall offer employment effective as of the Effective Time to each of the Employees listed on Schedule 6.16(a). The period of such employment shall begin at the Effective Time or such later date as may be agreed to by Purchaser and Sellers. Employees who accept the Purchaser's offer of employment and who become employees of Purchaser effective as of the Effective Time shall be referred to herein collectively as the "Transferred U.S. Employees." Sellers shall be responsible for any obligation to provide employee benefits to a Transferred U.S. Employee prior to such Employee's date of hire by Purchaser.

          It is expressly agreed and understood that nothing in this Agreement shall, or shall be construed to, limit the ability of Purchaser to terminate the employment of any Transferred Employee listed on Schedule 6.16(a) at any time or to amend or terminate any such Transferred Employee's benefit plan or arrangement.

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          (ii)  The Purchaser shall provide Transferred U.S. Employees with compensation and employee benefits (other than coverage under a defined benefit pension plan maintained by Purchaser) that are substantially comparable to those provided to similarly situated employees of the Purchaser.

          (iii)  The Purchaser shall (A) recognize each Transferred U.S. Employee's length of service with Sellers up to the Effective Time for vesting and eligibility purposes but not for benefit accrual under any pension or savings plan of the Purchaser (except as may otherwise be required by law), (B) recognize the co-payments and deductible expenses of each Transferred U.S. Employee and each Transferred U.S. Employee's eligible dependents incurred under Sellers' generally applicable accident and health plans under which such Transferred U.S. Employee participated immediately prior to the Effective Time (provided that a Transferred Employee or eligible dependent shall provide documentation of any such co-payment or deductible as may be reasonably required by the Purchaser), and (C) waive all pre-existing conditions and exclusions under Purchaser's applicable accident and health plan for each Transferred U.S. Employee and each Transferred U.S. Employee's eligible dependents.

          (iv)  Sellers shall be responsible for any claims for medical or dental benefits incurred by a Transferred U.S. Employee or his or her covered dependents prior to the Effective Time in accordance with the terms of Sellers' medical and dental plans, and Purchaser shall be responsible for any medical or dental claims incurred by any Transferred U.S. Employee or his or her covered dependents after the Transferred U.S. Employee's date of hire by Purchaser in accordance with the terms of Purchaser's medical and dental plans. For purposes of the preceding sentence, a medical or dental claim shall be deemed to be incurred when the services giving rise to the claim are performed and not when the Transferred U.S. Employee is billed for such services or submits a claim for benefits.

          Purchaser shall be responsible in accordance with its applicable disability plans for all short-term and long-term disability income benefits payable to any Transferred U.S. Employee with respect to a disability incurred after such Transferred U.S. Employee's date of hire by Purchaser. Sellers shall be responsible in accordance with their applicable disability plans for any short-term and long-term disability benefits payable under such plans with respect to a disability incurred prior to the Effective Time by any Transferred U.S. Employee or any current or former U.S. Employee.

          (v)  Transferred U.S. Employees shall be eligible to effect a direct rollover (as described in Section 401(a)(31) of the Code) of all or a portion of any such Transferred U.S. Employee's balance under any defined contribution plan (as defined in Section 3(34) of ERISA) of Sellers, subject to the terms and conditions of each such plan, to the defined contribution plan maintained by Purchaser for Transferred U.S. Employees, provided, however, that any such direct rollover shall be subject to the terms and conditions of Purchaser's defined contribution plan applicable to rollover contributions.

          (vi)  Sellers shall be responsible for providing any COBRA coverage required under Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to any current or former U.S. Employee of the Sellers and any "qualified beneficiary" (as defined in Section 4980B of the Code) of any such current or former U.S. Employee who incurred a "qualifying event" (as defined in Section 4980B of the Code) before the Effective Time.

          (vii) Sellers agree to pay and be responsible for all liability, cost or expense for severance, retirement or termination indemnity payments, salary continuation, special bonuses and like costs arising under any severance pay plan, policy, agreement or arrangement with respect to any current or former U.S. Employee, including, but not limited, to any such liability, cost or expense that arises out of or relates to the transactions described in or contemplated by this Agreement.

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  For the avoidance of doubt, Sellers shall be responsible for and pay any severance or other liability that may arise under any agreements between any Seller and any U.S. Employee (including any Transferred U.S. Employee) and any payments due as a direct or indirect result of (A) the entry of any Seller into any such agreement, (B) approval of any such agreement by the Ultrak stockholders, or (C) the consummation of the transactions contemplated by this Agreement.

          (viii)  Sellers agree to pay and be responsible for all liability, cost, expense and sanctions resulting from any failure to comply with the WARN Act prior to the Effective Time, or any similar state or local law, in connection with the consummation of the transactions described in or contemplated by this Agreement.

          (ix)  Sellers shall be responsible for all workers compensation claims filed by or on behalf of a Transferred U.S. Employee to the extent attributable to events, occurrences or exposures while such Transferred U.S. Employee was employed by any Seller.

          (x)  Except as expressly provided otherwise in this Section 6.16(a), Sellers shall retain all Liabilities arising under or with respect to any U.S. Plans sponsored, maintained or contributed to by Sellers for current or former U.S. Employees and their dependents and beneficiaries, including, but not limited to, any retirement, pension, savings, deferred compensation, incentive, bonus, retention, severance, stock option, welfare or fringe benefit plan or arrangement, and Purchaser shall have no liability or obligation under or with respect to any such plan or arrangement.

          (xi)  Sellers and Purchaser agree that, to the extent permissible under applicable law, Purchaser shall be a successor employer for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. §§ 3101-3128, the Federal Unemployment Tax Act, as codified at 26 U.S.C. §§ 3301-3311, and, to the extent elected by Purchaser, for purposes of any applicable state workers compensation, disability or unemployment compensation laws. Sellers agree to provide Purchaser with such wage, tax and other information in Sellers' possession with respect to Transferred U.S. Employees as Purchaser may reasonably require for such purposes.

          (xii) Sellers and Purchaser agree to furnish each other with such information within such party's possession (or which may be obtained upon request to a third party) concerning U.S. Employees and Plans and to take all such other action as is necessary and appropriate to effect the transactions contemplated by this Section 6.16(a).

        (b)    Non-U.S. Employees Employed in Transfer Provision Countries.    The following provisions shall only apply with respect to Non-U.S. Employees and other employees principally employed in countries with Transfer Provisions.

          (i)    Transfer Provisions.

      (A)    The Sellers and Purchaser accept and agree that the Transfer Provisions apply to the sale of the Non-U.S. Business and also that the contract of employment of each Non-U.S. Employee (other than in respect of occupational pension scheme rights) shall have effect at the Effective Time as if originally made between the Non-U.S. Employee and the Purchaser.

      (B)    The Sellers shall be responsible for all wages, salaries, emoluments and other amounts due or accruing and applicable social and employment taxes payable in respect of the Non-U.S. Employees and will discharge all such obligations in respect of the Non-U.S. Employees prior to the Effective Time when they become payable and whether or not the obligations fall due for payment prior to the Effective Time.

      (C)    The Sellers undertake that they shall not do or omit to do anything prior to the Effective Time unless agreed by the Purchaser which would cause any Non-U.S.

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      Employee to terminate their employment with the Sellers before the Effective Time or with the Purchaser after the Effective Time.

      (D)    The Sellers shall not take any steps to terminate the contracts of employment or the employment relationship of any Non-U.S. Employee or any collective agreement concerning any Non-U.S. Employee.

      (E)    The Sellers shall deliver to each of the Non-U.S. Employees a letter from the Purchaser in agreed terms.

          (ii)  Indemnities.

      (A)    The Sellers will indemnify the Purchaser and keep the Purchaser indemnified against any loss, expense, and/or other costs which relate to, arise out of or are connected with any act or omission by the Seller or any event, matter or any other occurrence having its origin prior to the Effective Time and which the Purchaser incurs in relation to any contract of employment, or the employment relationship or collective agreement of one or more of the Non-U.S. Employees pursuant to the Transfer Provisions and the provisions of this Agreement.

      (B)    The Purchaser will indemnify the Sellers and keep the Sellers indemnified against any loss, expense and/or other costs which relate to or arise out of or are connected with any act or omission by the Purchaser after the Effective Time and which the Seller incurs in relation to any contract of employment, employment relationship or collective agreement.

          (iii)  Undisclosed Non-U.S. Employees.

      (A)    If any contract of employment, employment relationship or collective agreement not disclosed to the Purchaser shall have effect as if originally made between the Purchaser and any Non-U.S. Employee ("Undisclosed Non-U.S. Employee") or a trade union or other body that represents employees as a result of the Transfer Provisions and this Agreement (without prejudice to any other rights or remedies which may be available to the Purchaser):

        (I)    the Purchaser may, upon becoming aware of the application of the Transfer Provisions or this Agreement to any such contract of employment or collective agreement, terminate such contract or agreement immediately; and

        (II)    the Seller shall indemnify the Purchaser and keep the Purchaser indemnified against all loss, expense and/or other costs relating to or arising out of such termination and reimburse the Purchaser for all costs and expenses (including, without limitation, any social, employment or other taxes) incurred in employing such Undisclosed Non-U.S. Employee in respect of his employment after the Effective Time; and

        (III)    the Sellers shall indemnify the Purchaser and keep the Purchaser indemnified in respect of any Undisclosed Non-U.S. Employee on the same terms mutatis mutandis as the Sellers have indemnified the Purchaser in respect of a Non-U.S. Employee pursuant to the terms of this Agreement;

      (B)    The Sellers shall indemnify the Purchaser and keep the Purchaser indemnified against all loss, expense, and/or other costs which relate to or arise out of any dismissal by the Sellers of any employee (not being a Non-U.S. Employee) and which the Purchaser may incur pursuant to the provisions of the Transfer Provisions and this Agreement.

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    (iv)    If the relevant Transfer Provisions do not in fact apply in respect of any Non-U.S. Employees to which this Section 6.16(b) relates:

      (A)    on either the Sellers or the Purchaser becoming aware that the Transfer Provisions have not applied, it shall inform the other party, as soon as reasonably practicable, of that fact;

      (B)    within seven (7) days of being so informed or becoming so aware, the Purchaser may offer each of the Non-U.S. Employees employment on the same terms and conditions including, for the avoidance of doubt, full continuity of employment (save insofar as those terms and conditions relate to an occupational pension scheme) as they enjoyed immediately prior to the Effective Time (the "Offer");

      (C)    any Offer will be in writing and will be open for acceptance by the relevant Non-U.S. Employees for a period which is not less than fourteen (14) days; and

      (D)    if any such Non-U.S. Employee declines or does not take up the Offer, the Sellers will indemnify the Purchaser against any losses, costs or other expenses which arise out of or in connection with the employment of such Non-U.S. Employee, the Transfer Provisions not applying, and the dismissal of that Non-U.S. Employee and such a person will not be regarded as a Non-U.S. Employee for the purposes of this Agreement or any other agreement between the parties to this Agreement.

        (c)    Non-U.S. Employees Employed in Countries with no Transfer Provision.    The following provisions shall only apply with respect to Non-U.S. Employees and other Employees principally employed in countries with no Transfer Provisions:

          (i)    On the signing of this Agreement the Seller shall by notice in writing terminate the employment of each of the Non-U.S. Employees with effect from the Effective Time and the Purchaser shall make a written offer of employment (the "Purchaser's Offer") to such Non-U.S. Employees as it may determine in its sole discretion. The notice of termination to be served by the Sellers and the Purchaser's Offer shall be in the forms agreed by the Sellers and the Purchaser prior to the Effective Time and shall be delivered together by the Seller and Purchaser to each such Non-U.S. Employee.

          (ii)  The Purchaser's Offer to each Non-U.S. Employee described above shall be made on terms and conditions as determined by the Purchaser in its sole discretion. The Purchaser agrees with the Sellers that in respect of each Non-U.S. Employee who accepts the Purchaser's Offer the date upon which his employment commenced or is deemed to have commenced with the Sellers (only to the extent previously disclosed to Purchaser) shall for all purposes other than his pension and holiday entitlement, be taken to be the effective date of the commencement of his employment with the Purchaser. The Sellers shall use all reasonable endeavours to persuade each of the Non-U.S. Employees to accept the Purchaser's Offer.

          (iii)  The Purchaser shall inform the Sellers of the name of each Non-U.S. Employee who does not accept the Purchaser's Offer or who initially accepts such offer but whose employment with the Purchaser terminates or who gives or received notice of termination of such employment during his trial period (if any) (a "Refusing Non-U.S. Employee"). If any Refusing Non-U.S. Employee brings a claim against the Sellers arising out of or in connection with the termination of his employment with the Purchaser, the Purchaser shall give the Sellers as soon as practicable after any written request by the Sellers all information which may be relevant to such claim and the Purchaser shall supply to the Sellers (at the Sellers' expense) a copy of the Purchaser's Offer and of any letter or notice of termination of employment with the Purchaser or any subsidiary of the Purchaser.

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          (iv)  The Sellers will indemnify the Purchaser and keep the Purchaser indemnified against any loss, expense, and/or other costs which relate to, arise out of or are connected with any act or omission by the Seller or any event, matter or any other occurrence having its origin prior to the Effective Time and which the Purchaser incurs in relation to any contract of employment, or the employment relationship or collective agreement of one or more of the Non-U.S. Employees pursuant to the provisions of this Agreement.

          (v)  Subject to paragraph (vi) below, the Purchaser will indemnify the Sellers and keep the Sellers indemnified against any loss, expense and/or other costs which relate to or arise out of or are connected with any act or omission by the Purchaser after the Effective Time and which the Seller incurs in relation to any contract of employment, employment relationship or collective agreement (save for any such loss, expense and/or other costs which relate to, arise out of or are connected with any offer of employment by the Purchaser, or any omission to offer employment by the Purchaser).

          (vi)  The Sellers will indemnify the Purchaser and keep the Purchaser indemnified against any loss, expense, and/or other costs brought by any Refusing Non-U.S. Employee and which the Purchaser incurs pursuant to the provisions of this Agreement.

        (d)    All Employees.    The following provisions shall apply to all employees of the Business ("Employees").

          (i)    Sellers agree to use reasonable efforts to facilitate the transition to employment with Purchaser of any relevant Employees (whether U.S. Employees listed on Schedule 6.16(a) or any Non-U.S. Employee transferring to Purchaser by operation of the Transfer Provisions or by Purchaser offering new employment pursuant to Section 6.16(c)(i)). Such reasonable efforts shall include affording Purchaser reasonable opportunities to review employment and personnel records of the Employees, to discuss with such Employees terms and conditions of employment with Purchaser as of the Effective Time and to distribute to such Employees forms and documents relating to employment with Purchaser.

          (ii)  Except to the extent prohibited by law, Sellers shall deliver to Purchaser originals or copies of all personnel files and relevant employment records relating to U.S. Employees listed in Schedule 6.16(a) who are expected to transfer to Purchaser or any Non-U.S. Employee transferring to Purchaser by operation of the Transfer Provisions or by Purchaser offering new employment pursuant to Section 6.16(c)(i), and Sellers shall have reasonable continuing access to such files and records thereafter.

          (iii)  The Sellers shall duly fulfill any obligation to consult with any relevant staff association, works council, trade union or other representative employee body (howsoever described) in relation to the transfer of the Employees and to notify any appropriate governmental department or authority as appropriate. The Sellers will indemnify the Purchaser and keep the Purchaser indemnified against any loss, expense, and/or other costs which relate to, arise out of or are connected with any failure by a Seller to comply with its said consultation obligations.

          (iv)  Except as provided under Section 3.2(b)(iv) and Section 6.16(a)(vii), Purchaser shall be responsible for any severance or similar termination obligations attributable to the termination of employment of any Employee whose employment transfers to Purchaser (whether by operation of the Transfer Provisions or otherwise) (any such person, a "Transferred Employee") by Purchaser after the Effective Time and shall indemnify Sellers and keep Sellers indemnified against any loss, expense or other costs attributable to any claim by a Transferred Employee for severance or similar termination payments resulting from such termination of employment.

        6.17    Assignment of Contracts, Leases and Permits.    From and after the date hereof, the Sellers shall use commercially reasonable efforts to obtain prior to Closing the Consent of each applicable

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customer, supplier, lessor and Governmental Authority to the assignment to the Purchaser of each of the Transferred Contracts, Transferred Leases, IP License Agreements and Permits.

        6.18    Customer Referrals.    The Sellers agree that for a period of two years from and after the Effective Time, the Sellers will refer solely to the Purchaser any and all customer inquiries concerning the purchase of CCTV systems and products from customers who (x) have historically purchased from Sellers predominantly CCTV Business products and (y) would not reasonably be expected to purchase access control systems and products from the Sellers.

        6.19    Physical Inventory.    Sellers and Purchaser, and their duly appointed representatives, shall perform a joint physical count of the Inventory as of the Effective Time. The date and methodology of the physical inspection shall be agreed to by Purchaser and Ultrak prior to the Effective Time.

        6.20    UPC.    To the extent necessary to make an orderly transfer of the goodwill of the Business, the Purchaser may use on all products sold by the Business the Ultrak Uniform Product Code prefix number currently used on such products for a period not to exceed 15 months after the Effective Time (which 15 month period may be extended with the consent of Ultrak, which consent shall not be unreasonably withheld); provided, however, that the Purchaser shall not use the Ultrak prefix as part of any Uniform Product Code number for any product which is first produced 90 days after the Effective Time. During such 15 month period and for the five year period thereafter, the Sellers shall not use as a Uniform Product Code the Ultrak prefix together with any of the five digit product identification codes used on products sold by the Business as of the Effective Time unless Sellers first obtain the Purchaser's consent, which consent shall not be unreasonably withheld. With respect to the matters set forth in this Section 6.20, both parties shall use commercially reasonable efforts to cooperate to avoid retailer confusion in the marketplace and to address any concerns raised by the Uniform Code Council, Inc.

        6.21    Maintenance of Carroll Facility.    Sellers shall cause the Carroll Facility to continue operations for the production of each product listed on Schedule G-1 which is not capable of being produced at the Richardson, Texas manufacturing facilities of LeeMAH Electronics, Inc.(the "LeeMAH Facility") in quantities and of a quality sufficient to meet the ordinary course operations of the Business. Until October 31, 2002, the Sellers shall cause the Carroll Facility to fill the Purchaser's orders for each such product referred to in the preceding sentence at the direct labor cost currently incurred to produce each such product under the LeeMAH Agreement.

        6.22    Stock Options.    Any right of an Employee to acquire stock of any Seller other than Ultrak, and any right of any employee of either Ultrak Holdings Limited or Ultrak (UK) Limited to acquire stock of any Seller, under any stock option or stock purchase plan (or similar arrangement) of such Seller shall terminate no later than thirty (30) days following the date that any Employee terminates employment with any Seller as a result of the transactions contemplated by this Agreement.

        6.23    Transfer of Swiss Employee.    From and after the date hereof, the Sellers shall use their commercially reasonable efforts to cause, and shall cooperate with the Purchaser to effect, Claude Juriens's employment with the Purchaser effective as of the Closing Date.

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ARTICLE VII
CONDITIONS PRECEDENT

        7.1  Conditions to Obligations of Each Party. The obligations of the Sellers and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to the Effective Time of the following conditions:

        (a)  Stockholder Approval. Ultrak shall have obtained the Stockholder Approval.

        (b)  No Injunction, etc. Consummation of the transactions contemplated by this Agreement shall not have been restrained, enjoined or otherwise prohibited in any material respect by any applicable law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and there shall not have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement any applicable law making illegal the consummation of the transactions contemplated by this Agreement.

        (c)  Governmental Consents. All Consents of Governmental Authorities shall have been made or obtained.

        7.2  Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to the Effective Time, of the following additional conditions:

        (a)  Representations and Warranties and Obligations of the Purchaser. The representations and warranties in Article V shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of such time, except that those representations and warranties which are made as of a specific date shall be true and correct in all material respects only as of such date; provided, however, that if a representation or warranty has a reference to "materially," "material," "in all material respects" or similar expressions, such representation or warranty shall be true and correct in all respects. The Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it at or before the Closing.

        (b)  Officer's Certificate. The Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and signed by a duly authorized officer, as to the fulfillment of the conditions set forth in Section 7.2(a).

        (c)  Corporate Proceedings. All corporate proceedings of the Purchaser in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Sellers and their counsel, and the Sellers and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested. The Purchaser shall have delivered to the Sellers a secretary's certificate certifying to (i) resolutions adopted by Purchaser evidencing the authorizations described in this Section 7.2(c), (ii) the constituent documents of Purchaser, and (iii) incumbency of the officers of Purchaser executing this Agreement and documents required hereunder.

        (d)  Assignments. The Purchaser shall have delivered to the Sellers executed copies of the Leased Real Property Assignments, the Contract Assignments and the IP License Assignments (each as defined below in Sections 7.3(g), (h) and (i), respectively).

        (e)  Transition Services Agreement. The Purchaser shall have delivered to the Sellers the executed Transition Services Agreement (as defined below in Section 7.3(m)).

        (f)    CCTV Products Supply Agreement. The Purchaser shall have delivered to the Sellers the executed CCTV Products Supply Agreement (as defined below in Section 7.3(n)).

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        (g)  Sublease. The Purchaser shall have delivered to the Sellers the executed Sublease (as defined below in Section 7.3(o)).

        (h)  Trademark and Copyright License Agreement. The Purchaser shall have delivered to the Sellers the executed Trademark and Copyright License Agreement (as defined below in Section 7.3(p)).

        (i)    Shared IP License Agreement. The Purchaser shall have delivered to the Sellers the executed Shared IP License Agreement (as defined below in Section 7.3(q)).

        (j)    Access Control Products Supply Agreement. The Purchaser shall have delivered to the Sellers the executed Access Control Products Supply Agreement (as defined below in Section 7.3(r)).

        (k)  Other Documentation and Instruments of Transfer. The Purchaser shall have delivered to the Sellers all such other documents and instruments of assumption, in form reasonably acceptable to the Sellers, as shall be reasonably necessary for Purchaser to assume the Assumed Liabilities in accordance herewith.

        7.3  Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to the Effective Time of the following additional conditions, which the Sellers agrees to use commercially reasonable efforts to cause to be fulfilled:

        (a)  Representations and Warranties and Obligations of the Sellers. The representations and warranties in Article IV shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of such time, except that those representations and warranties which are made as of a specific date shall be true and correct in all material respects only as of such date, provided, however, that if a representation or warranty has a reference to "materially," "material," "in all material respects," "Material Adverse Effect" or similar expressions, such representation or warranty shall be true and correct in all respects. The Sellers shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it at or before the Closing.

        (b)  No Material Adverse Effect. Between the date hereof and the Closing, there shall have been no event, change or other occurrence that has or would result in a Material Adverse Effect.

        (c)  Officer's Certificate. Each Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by a duly authorized officer, as to the fulfillment of the conditions set forth in Section 7.3(a).

        (d)  FIRPTA Certificate. The Sellers shall have duly executed and delivered to the Purchaser a certificate of non-foreign status as to the sale of the Purchased Assets as provided in Treasury Regulation Section 1.1445-2(b).

        (e)  Delivery of Purchased Assets. The Sellers shall have delivered the Purchased Assets free and clear of all Liens.

        (f)    Corporate Proceedings. All corporate and other proceedings of the Sellers in connection with this Agreement and the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested. Each Seller shall have delivered to the Purchaser a secretary's certificate certifying to (i) resolutions adopted by such Seller evidencing the authorizations described in Section 7.3(f), (ii) the constituent documents of such Seller, and (iii) incumbency of the officers of such Seller executing this Agreement and documents required hereunder.

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        (g)  Leased Real Property Assignments. The Sellers shall have delivered to the Purchaser (or the Purchaser Designees as provided in Section 1.2(d) above) executed Assignment and Assumption Agreements, between the Sellers and the Purchaser, in forms reasonably acceptable to the Purchaser with respect to the Transferred Leases (collectively, the "Leased Real Property Assignments").

        (h)  Contract Assignments. The Sellers shall have delivered to the Purchaser (or the Purchaser Designees as provided in Section 1.2(d) above) executed Assignment and Assumption Agreements, between the Sellers and the Purchaser, in forms reasonably acceptable to the Purchaser, with respect to the Transferred Contracts (collectively, the "Contract Assignments").

        (i)    IP License Assignments. The Sellers shall have delivered to the Purchaser (or the Purchaser Designees as provided in Section 1.2(d) above) executed Assignment and Assumption Agreements, between the Sellers and the Purchaser, in forms reasonably acceptable to the Purchaser, with respect to the IP License Agreements (collectively, the "IP License Assignments").

        (j)    Intellectual Property Assignments. The Sellers shall have delivered to the Purchaser (or the Purchaser Designees as provided in Section 1.2(d) above) separately executed and acknowledged Assignments, in recordable form and reasonably acceptable to Purchaser, sufficient to transfer the Transferred Intellectual Property (collectively, the "Intellectual Property Assignments") and powers of attorney or authorization in forms reasonably acceptable to Purchaser executed by Sellers authorizing Purchaser to prosecute any pending applications to register any of the Transferred Intellectual Property.

        (k)  Bills of Sale. The Sellers shall have delivered to the Purchaser (or the Purchaser Designees as provided in Section 1.2(d) above) executed bills of sale or other appropriate instruments of transfer, in form reasonably acceptable to Purchaser, with respect to all of the Inventory, Personal Property, Permits and any other Purchased Assets not transferred or assigned by any other document or instrument described in this Section.

        (l)    Consents. The Sellers shall have obtained and delivered to the Purchaser, in form reasonably acceptable to Purchaser, the Consents to the assignment of each of the Transferred Contracts, Transferred Leases and IP License Agreements, and Consents to the sublicenses contemplated by this Agreement, listed on Schedule 7.3(l).

        (m)  Transition Services Agreement. The Sellers shall have delivered to the Purchaser an executed transition services agreement (the "Transition Services Agreement") in the form attached hereto as Exhibit A.

        (n)  CCTV Products Supply Agreement. The Sellers shall have delivered to the Purchaser an executed supply agreement (the "CCTV Products Supply Agreement") in the form attached hereto as Exhibit B.

        (o)  Lewisville Sublease. The Sellers shall have delivered to the Purchaser an executed sublease (the "Sublease") for a portion of the Lewisville Headquarters in the form attached hereto as Exhibit C.

        (p)  Trademark and Copyright License Agreement. The Sellers shall have delivered to the Purchaser an executed perpetual, royalty-free exclusive trademark and copyright license agreement (the "Trademark and Copyright License Agreement") in the form attached hereto as Exhibit D.

        (q)  Shared IP License Agreement. The Sellers shall have delivered to the Purchaser an executed perpetual, royalty-free exclusive license agreement (the "Shared IP License Agreement") to (x) use certain network technology developed by Sellers and the Subsidiaries on an exclusive basis in the Business and (y) sublicense the Intellectual Property used by the Sellers in connection with the Nonexclusive Third Party License Agreements, in the form attached hereto as Exhibit E.

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        (r)  Access Control Products Supply Agreement. The Sellers shall have delivered to the Purchaser an executed supply agreement (the "Access Control Products Supply Agreement") in the form attached hereto as Exhibit F.

        (s)  Indigovision License Agreement. The License Agreement dated August 1, 2002 between the Purchaser and Indigovision Limited shall remain in full force and effect unless terminated by Indigo as a result of a breach by the Purchaser or terminated by or with the consent of the Purchaser.

        (t)    Additional Consents and Waivers. The Sellers shall have delivered to the Purchaser executed Consents of each of Guy Levy ("Levy") and Bisset Technologie Systemes ("Bisset") to the termination of any existing agreements between Levy or Bisset and any Ultrak entity, and a waiver of any claims by Levy or Bisset against the Purchaser, in form and substance satisfactory to the Purchaser.

        (u)  Seller Subsidiary Name Changes. As of the Effective Time, each of the Seller Subsidiaries shall have changed its name to remove "Ultrak" from its name, and shall not use the word "Ultrak" or any derivative thereof in its name or in the name of any of its subsidiaries for not less than 5 years from and after the Effective Time.

        (v)  LeeMAH. The LeeMAH Operating Targets and the LeeMAH Financial Target shall each have been met or exceeded.

        (w)  Non-infringement Opinions. Not less than twenty (20) days prior to Closing, the Sellers shall have delivered to the Purchaser executed legal non-infringement opinions of George R. Schultz addressed to the Purchaser with respect to Patent No. 5627616 and Patent No. 4874088, in form and substance satisfactory to the Purchaser in its reasonable discretion.

        (x)  No Governmental Orders. As of the Effective Time, no litigation shall have been instituted before any court or Governmental Authority, or instituted or threatened by any Governmental Authority, that would (i) materially and adversely affect the Purchaser's ability to own the Purchased Assets or operate or conduct the Business after the Effective Time in the manner operated and conducted prior to the Effective Time or (ii) require the Purchaser to divest any material portion of the Business or the Purchased Assets or any other material assets or interests of the Purchaser.

        (y)  Other Documentation and Instruments of Transfer. The Sellers shall have delivered to the Purchaser all such other documents and instruments of assignment as shall be reasonably necessary to transfer to the Purchaser the Purchased Assets in accordance herewith.

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ARTICLE VIII
INDEMNIFICATION

        8.1  Survival of Representations and Warranties and Covenants. The parties agree that, regardless of any investigation made at any time by the parties, the representations and warranties made by Sellers in this Agreement (and any related indemnity obligations) shall survive the Closing and shall terminate, and be of no further force and effect, and no claims with respect thereto may be made by the Purchaser, after the date which is eighteen (18) months from the Effective Time; provided, however, that, notwithstanding the foregoing, (i) claims for indemnification relating to Losses (as defined in Section 8.2 below) arising out of any breach of the representations and warranties set forth in Section 4.15 (Environmental), Sections 4.13 and 4.14 (Employment and Benefits) and Section 4.12 (Taxes) shall survive to the expiration of the applicable statute of limitations including any extensions or waivers thereof and (ii) claims for indemnification relating to Losses arising out of any defect in the title to any Purchased Assets shall survive indefinitely. Further, if any claim for indemnification hereunder, which has been previously asserted by either party to this Agreement pursuant to a notice of claim in accordance with Section 8.5 below, is still pending at the expiration of the applicable survival period, such claim shall continue to be subject to the indemnification provisions of this Agreement until resolved. For the avoidance of doubt, all covenants and agreements made hereunder shall survive until satisfied in full unless the Agreement explicitly provides for a specific termination date.

        8.2  Indemnification by Sellers. On and after the Closing, Sellers shall, jointly and severally, defend and indemnify and hold harmless Purchaser and its directors, officers, employees and Affiliates from and against and in respect of any and all claims, Liabilities, losses and damages (including, without limitation, legal, accounting and similar expenses reasonably incurred) (individually, a "Loss" and, collectively, "Losses") which any of them may incur which are the direct and proximate result of any one or more of the following:

        (a)  any breach of any covenant or agreement on the part of any Seller in this Agreement;

        (b)  any breach of any representation or warranty on the part of any Seller in this Agreement;

        (c)  any of the Retained Liabilities; and

        (d)  any claim that a product first designed, manufactured, sold or offered for sale by any Seller or a method first used by any Seller before the Effective Time infringes any patent, copyright, trademark or other intellectual property right, except where and to the extent that such claim is based upon any modifications to a product or method made by the Purchaser after the Effective Time where such claim would not have been made but for such modification.

        Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be entitled at its sole discretion to set off any amounts owed to the Purchaser under this Section 8.2, and any amounts for Unresolved Claims, against the Deferred Purchase Price, as more fully described in Section 1.1 above.

        8.3  Indemnification by Purchaser. On and after the Closing, the Purchaser shall defend, indemnify and hold harmless Sellers and their directors, officers, employees and Affiliates from and against and in respect of any and all Losses which any of them may incur which are the direct and proximate result of any one or more of the following:

        (a)  any breach of any covenant or agreement on the part of Purchaser in this Agreement;

        (b)  any breach of any representation or warranty on the part of Purchaser in this Agreement; and

        (c)  any of the Assumed Liabilities.

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        8.4  Limitations on Indemnity.

        (a)  Except for claims related to Taxes and except as provided in this Section 8.4, Sellers shall not be required to indemnify and hold harmless the Purchaser with respect to a claim pursuant to Section 8.2(b) unless and until the cumulative aggregate amount of all Losses which are otherwise recoverable by the Purchaser under Section 8.2(b) exceeds $300,000 (the "Deductible"). If the Purchaser brings an eligible claim or eligible claims for an amount in excess of the Deductible, Sellers shall be obligated to indemnify the Purchaser for the full amount of all Losses under Section 8.2(b) in excess of the Deductible; provided, however, that the Sellers shall in no event be liable to the Purchaser for any aggregate Losses under Section 8.2(b) in excess of $18,000,000 (the "Cap"). Notwithstanding the foregoing, the Deductible shall not be applicable with respect to any eligible claim brought by the Purchaser under Section 8.2(b) with respect to any breach of the representations contained in Section 4.3 of this Agreement.

        (b)  The Indemnitee (as defined below in Section 8.5(a)) will use commercially reasonable efforts to mitigate damages in respect of any claim for which it is seeking indemnification under this Article VIII; provided, however, that in the case of the Purchaser as Indemnitee, the Purchaser need take no action in connection with any mitigation efforts that is out of the ordinary course of the Business or change in any respect the manner in which it conducts the Business.

        (c)  With respect to the amount of any Losses subject to indemnification under Section 8.2 or 8.3 of any claim therefor:

          (i)    such Losses shall be calculated net of any actual recoveries obtained by the Purchaser, the Business or any of the Purchaser's Affiliates, on the one hand, or the Sellers or any of the Sellers' Affiliates, on the other hand, as applicable, from any other third party; provided, however, that notwithstanding the foregoing, nothing herein shall be deemed to require any Indemnitee to use efforts to effect recovery of available insurance claims in connection with any claim for any Losses, or to purchase insurance with respect to matters subject to indemnification hereunder, and decisions regarding the purchase of such insurance shall be at each party's sole discretion; and

          (ii)  such Losses shall be calculated net of any actual Tax Benefit inuring to the Purchaser, the Business or any of the Purchaser's Affiliates on account of such Losses. If the Purchaser, the Business or any of the Purchaser's Affiliates receives a Tax Benefit after an indemnification payment is made, the Purchaser shall promptly pay to the Sellers the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized. For purposes hereof, "Tax Benefit" shall mean the present value (computed using an interest rate equal to "prime rate" as set forth in The Wall Street Journal on the Closing Date) of any refund of Taxes paid or reduction in the amount of Taxes which otherwise would have been paid, net of any increase in Taxes paid by the Purchaser, the Business or any of the Purchaser's Affiliates on account of receipt of the indemnification payment, in each case computed at the highest applicable marginal statutory tax rates.

        8.5  Indemnification Procedure.

        (a)  Any party making a claim for indemnification hereunder (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts which may reasonably be expected to give rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof (a "Notice of Claim"), provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor.

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        (b)  With respect to any third party action, lawsuit, proceeding, investigation or other claim which is the subject of a Notice of Claim (a "Third Party Claim"), an Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of such Third Party Claim at the Indemnitor's expense and at its option by sending written notice of its election to do so within fifteen (15) days after receiving the Notice of Claim from the Indemnitee as aforesaid; provided, however, that:

          (i)    The Indemnitee shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose;

          (ii)  The fees and expenses of such separate counsel shall be borne by Indemnitee unless (x) the Indemnitor and the Indemnitee have agreed to the retention of the same counsel or (y) the named parties to the Third Party Claim include both the Indemnitor and the Indemnitee and representation of such parties by the same counsel would be inappropriate (due to actual or potential differing interests between them as determined by Indemnitee in its reasonable discretion);

          (iii)  The Indemnitee shall be entitled to assert against any third party (other than Indemnitor or any of its subsidiaries or Affiliates) any and all crossclaims and counterclaims Indemnitee may have, subject to Indemnitor's consent, which consent shall not be unreasonably withheld;

          (iv)  If the Indemnitor elects to assume the defense of any such Third Party Claim, the Indemnitor shall be entitled to compromise or settle such Third Party Claim in its sole discretion so long as either (x) such compromise or settlement is purely monetary and provides an unconditional release of the Indemnitee with respect to such claim or (y) the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld); and

          (v)  If the Indemnitor shall not have assumed the defense of such Third Party Claim within the fifteen (15) day period set forth above, the Indemnitee may assume the defense of such Third Party Claim with counsel selected by it and may make any compromise or settlement thereof or otherwise protect against the same and be entitled to all amounts paid as a result of such Third Party Claim or any compromise or settlement thereof, provided that, in the case of any such compromise or settlement, (x) such compromise or settlement is purely monetary and provides an unconditional release of the Indemnitor with respect to such claim or (y) the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld). The Indemnitee shall give the Indemnitor notice of the name of counsel selected by it prior to the time of assuming the defense and the Indemnitor shall have five (5) business days in which to object to such counsel. In the event of such objection, the Indemnitor shall have the obligation to defend on the terms specified in Section 8.5(b)(ii).

        (c)  Notwithstanding anything herein to the contrary, the Purchaser shall be entitled to assume and control (with counsel of its choice) the defense of any matter giving rise to a claim for indemnification against Sellers based on the breach of any representation or warranty set forth in Section 4.15.

        (d)  The Indemnitee shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. The Indemnitor shall provide, at the Indemnitee's request, copies of all documents relevant to any Third Party Claim for which an indemnification is provided hereunder.

        8.6  Exclusive Remedy. If any Seller breaches any covenant in Section 6.11 (Covenant not to Compete) or 6.12 (Confidentiality), Sellers acknowledge such violation or breach will cause irreparable injury to Purchaser, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, if any Seller breaches any covenant in Section 6.11 or 6.12, Purchaser shall be entitled to specific performance, temporary and permanent injunctive relief or such

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other equitable remedies as may be available from any court of competent jurisdiction without the necessity of proving actual damage.

        8.7  AS IS, WHERE IS. OTHER THAN THE SPECIFIC REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE PURCHASED ASSETS ARE BEING SOLD, CONVEYED, TRANSFERRED, AND ASSIGNED IN AN "AS IS" AND "WHERE IS" CONDITION, AND SELLERS EXPRESSLY DISCLAIM ANY AND ALL OTHER WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THERE ARE NO IMPLIED REPRESENTATIONS, WARRANTIES, OR COVENANTS OF ANY SELLER IN THIS AGREEMENT OR IN ANY DOCUMENT OR AGREEMENT EXECUTED BY ANY SELLER PURSUANT HERETO. THE PROVISIONS OF THIS SECTION SHALL GOVERN IN THE EVENT OF ANY CONFLICT WITH ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED BY ANY SELLER PURSUANT HERETO.

        8.8  INSPECTION. THE PURCHASER REPRESENTS TO THE SELLERS THAT THE PURCHASER HAS REVIEWED THE BUSINESS AND THE PURCHASED ASSETS. THE PURCHASER ACKNOWLEDGES AND AGREES THAT (I) THE PURCHASER IS FAMILIAR WITH THE BUSINESS AND THE PURCHASED ASSETS AND (II) THE PURCHASER HAS CONDUCTED THE PURCHASER'S OWN EVALUTION OF THE BUSINESS AND THE PURCHASED ASSETS.

        8.9  LIABILITY LIMITATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO OBLIGATION OF ANY SELLER TO INDEMNIFY THE PURCHASER UNDER THIS AGREEMENT SHALL INCLUDE PUNITIVE OR EXEMPLARY DAMAGES EVEN IF SELLERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WITHOUT REGARD TO THE NATURE OF THE CLAIM OR THE UNDERLYING THEORY OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE).

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ARTICLE IX
GENERAL PROVISIONS

        9.1  Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties. Any of the terms and conditions of this Agreement may be waived in writing at any time prior to the Effective Time by the party entitled to their benefits.

        9.2  Entire Agreement. This Agreement, including the Schedules (which are hereby incorporated by reference and made a part of this Agreement), the Exhibits hereto, the Transition Services Agreement, the CCTV Products Supply Agreement, the Sublease, the Trademark and Copyright License Agreement, the Shared IP License Agreement, the Access Control Products Supply Agreement and the Confidentiality Agreement contain the entire agreement of the parties with respect to the subject matter of this Agreement, the Transition Services Agreement, the CCTV Products Supply Agreement, the Sublease, the Trademark and Copyright License Agreement, the Shared IP License Agreement, the Access Control Products Supply Agreement and the Confidentiality Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective Affiliates, representatives and agents in respect of the subject matter of this Agreement; provided, however, that the Confidentiality Agreement shall terminate and be of no further force or effect at the Closing.

        9.3  Bulk Sales. Purchaser hereby waives compliance with any applicable bulk sales law; provided, however, that Sellers hereby agree to indemnify Purchaser against, and to hold Purchaser harmless from, at all times after the Effective Time, any and all loss, damage or liability, and all expenses (including reasonable legal fees) incurred or arising out of the failure to comply with such bulk sales laws. Nothing in this Agreement shall be construed as an admission by any party as to the applicability of any bulk sales laws.

        9.4  Termination.

        (a)  This Agreement may be terminated at any time, whether before or after receipt of the Stockholder Approval:

          (i)    by mutual consent of the Purchaser and the Sellers;

          (ii)  by either Purchaser, on the one hand, or Sellers, on the other, if, upon a vote taken at a duly held meeting called to obtain the Stockholder Approval (including any adjournments or postponements thereof), Stockholder Approval is not obtained;

          (iii)  by Purchaser if the Ultrak Board or any committee thereof, whether or not permitted pursuant to the terms hereof, (A) shall fail to reaffirm its approval or recommendation of advisability of this Agreement or the transactions contemplated hereby within 10 days after a request by the Purchaser or (B) shall make an Adverse Recommendation Change;

          (iv)  by the Purchaser, on the one hand, or the Sellers, on the other, if the Closing has not taken place on or before November 30, 2002, or such later date as the parties may have agreed to in writing, provided that the non-occurrence of the Closing is not attributable to a breach of the terms of this Agreement by the party seeking termination;

          (v)  by the Purchaser, on the one hand, or the Sellers, on the other, if a breach by the other of its representations, warranties, covenants or agreements contained herein would, if not cured, cause the conditions contained in Section 7.3 or Section 7.2, as applicable, not to be satisfied and such breach has not been cured to the reasonable satisfaction of the other party within fifteen (15) business days after receiving written notice thereof; or

          (vi)  by the Sellers, in accordance with Section 6.13(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.4(a)(vi) to be deemed effective, the

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  Sellers shall have complied in all respects with all provisions contained in Sections 6.13(a), 6.13(b) and 6.13(c), including the notice provisions therein, and with applicable requirements of Section 9.5, including payment of the Termination Fee (as defined in Section 9.5 below).

        (b)  In the event of termination by the Sellers or the Purchaser under this Section 9.4, written notice of termination must forthwith be given to the other party, and the transactions contemplated by this Agreement will be terminated without further action by either party.

        (c)  If the transactions contemplated by this Agreement are terminated as provided in this Section 9.4:

          (i)    the Purchaser will return to the Sellers, or at its election destroy, all documents and other materials received from the Sellers, its Affiliates or its agents (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement; and

          (ii)  all confidential information received by the Purchaser with respect to the Sellers and its Affiliates will be treated in accordance with the Confidentiality Agreement, which will remain in full force and effect notwithstanding the termination of this Agreement.

        (d)  If this Agreement is terminated as provided in this Section 9.4, this Agreement will become null and void and of no further force or effect, except for Section 6.5 (relating to public announcements), and Section 9.6 (relating to certain expenses). Nothing in this Section 9.4 will be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

        9.5  Effect of Termination.

        (a)  In the event that (x) (1) any Person (the "Proposing Party") shall have made a Takeover Proposal or Superior Proposal to the Sellers or to their stockholders or publicly announces any Takeover Proposal or Superior Proposal relating to the Sellers or any of the Subsidiaries after the date hereof and thereafter this Agreement is terminated by either party pursuant to Section 9.4(a)(ii) and (2) within 12 months after the termination of this Agreement any Acquisition Transaction involving the Sellers or any of the Subsidiaries shall have been entered into and subsequently consummated with the Proposing Party, (y) this Agreement is terminated by the Purchaser pursuant to Section 9.4(a)(iii), or (z) this Agreement is terminated by the Sellers pursuant to Section 9.4(a)(vi), then, in any such case, the Sellers shall in no event later than (i) the date an Acquisition Agreement is entered into with respect to an Acquisition Transaction involving the Sellers or any of the Subsidiaries, or if no such agreement is entered into, upon the date of consummation of an Acquisition Transaction involving the Sellers or any of the Subsidiaries, in the case of a termination described in clause (x), or (ii) two days after such termination, in the case of a termination described in clause (y) or (iii) concurrently with such termination, in the case of a termination described in clause (z), pay the Purchaser a fee of $2,000,000 (the "Termination Fee"), which amount shall be payable by wire transfer of same day funds to a bank account designated by the Purchaser at least two (2) business days earlier.

        (b)  Each of the parties acknowledges that the agreements contained in this Section 9.5 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Sellers fail to promptly pay the amount due from it pursuant to this Section 9.5, and in order to obtain such payment the Purchaser commences a suit which results in a judgment for the fees and expenses set forth in this Section 9.5, the Sellers shall pay to the Purchaser its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

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        9.6  Expenses. Except as expressly provided in this Agreement, whether or not the transactions contemplated in this Agreement are consummated, each party hereto will be responsible for its own fees and expenses incident to the preparation and performance of this Agreement and the transactions contemplated hereby.

        9.7  Further Assurances. Each party will execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated by this Agreement. Without limiting the provisions of this Section 9.7, to the extent that Purchaser or any of its Affiliates or Sellers discover any additional Intellectual Property which should have been transferred to Purchaser as Transferred Intellectual Property or IP License Agreements, Sellers shall cooperate with Purchaser and its Affiliates and execute and deliver any instruments of transfer or assignment reasonably necessary to transfer and assign such Intellectual Property to Purchaser and/or the relevant Affiliate, and Sellers shall be solely responsible for all costs relating to the preparation and filing or other recordation of any such instruments of transfer or assignment.

        9.8  Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

    if to the Sellers:

    Ultrak, Inc.
    1301 Waters Ridge Drive
    Lewisville, Texas 75057
    Attention: General Counsel
    Facsimile: (972) 353-6654

    with a copy to:

    Gardere Wynne Sewell LLP
    1601 Elm Street, Suite 3000
    Dallas, Texas 75201-4761
    Attention: Richard L. Waggoner, Esq.
    Facsimile: (214) 999-3510

    if to the Purchaser:

    Honeywell International Inc.
    Automation & Control Solutions
    MN10-2500
    1985 Douglas Drive North
    Golden Valley, MN 55422
    Attention: Vice President and General Counsel
    Telephone: (612) 951-1000
    Facsimile: (763) 954-5558

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    with a copy to each of:

    Honeywell International Inc.
    101 Columbia Road
    P.O. Box 1219
    Morristown, NJ 07962-1219
    Attention: Senior Vice President, Chief Counsel
    Telephone: (973) 455-2000
    Facsimile: (973) 455-4217

    and

    Fried, Frank, Harris, Shriver & Jacobson
    350 S. Grand Avenue, 32nd Floor
    Los Angeles, CA 90071
    Attention: David K. Robbins, Esq.
    Facsimile: (213) 473-2222

or to such other address or to such other Person as either party may have last designated by notice to the other party.

        9.9  Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other party and any purported assignment or other transfer will be void and unenforceable; provided, however, that the Purchaser may assign this Agreement in whole or in part or any of its rights hereunder without Sellers' consent to one or more subsidiaries of the Purchaser provided that the Purchaser shall remain liable for the obligations of the assignee or assignees under this Agreement.

        9.10 No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, nothing in this Agreement will confer any rights upon any Person which is not a party or a successor or permitted assignee of a party to this Agreement.

        9.11 Counterparts. This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

        9.12 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

        9.13 Arbitration. In the event of any dispute between Purchaser and Sellers arising after the Effective Time in connection with this Agreement or the transactions contemplated hereby or the breach, termination, enforcement, interpretation or validity hereof, the parties shall first use their reasonable efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days of the initiation of such procedure, the dispute shall be settled by arbitration as hereinafter provided which shall be the sole and exclusive procedure for the resolution of any such dispute. Within ten (10) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within twenty (20) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in commercial and business affairs who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement during the

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two (2) year period preceding the Effective Time. The arbitration shall be governed by the rules of the American Arbitration Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this Section 9.13 shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Any party may seek from any court interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator or pending the arbitrator's determination of the merits of the controversy. None of the parties shall be required to use the foregoing procedures to enforce the provisions of Sections 6.9, 6.11 or 6.12 above.

        9.14 Consent to Jurisdiction, etc.

        (a)  Subject to Section 9.13 above, each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (b)  Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any Delaware State or Federal court sitting in Delaware. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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ARTICLE X
DEFINITIONS AND INTERPRETATION

        10.1    Definitions.    As used in this Agreement, the following terms have the following meanings:

        Accounts Receivable: as defined in Section 2.1(i).

        Affiliate: of a Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person. The terms "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

        Acquisition Agreement: as defined in Section 6.13(b).

        Acquisition Transaction: as defined in Section 6.13.

        Adverse Recommendation Change: as defined in Section 6.13(b).

        Agreement: this Agreement, including the Schedules to this Agreement.

        Assumed Liabilities: as defined in Section 3.1.

        Base Rate: as defined in Section 1.3(d).

        Bisset: as defined in Section 7.3(v).

        Business: as defined the preamble hereto.

        Business Financial Statements: as defined in Section 4.4(a).

        Carroll Facility: as defined in Section 2.2(j).

        CCTV Business: as defined the preamble hereto.

        CCTV Products Supply Agreement: as defined in Section 7.3(n).

        Closing: as defined in Section 1.2(a).

        Closing Balance Sheet: as defined in Section 1.3(b).

        Closing Date: as defined in Section 1.2(a).

        Closing Deficit: as defined in Section 1.3(d).

        Closing Surplus: as defined in Section 1.3(d).

        Code: the Internal Revenue Code of 1986, as amended.

        Competitive Activities: as defined in Section 6.11.

        Competitive Products: as defined in Section 6.11.

        Confidential Information: as defined in Section 6.12(a).

        Confidentiality Agreement: as defined in Section 6.3(b).

        Consent: any action, approval, consent or authorization.

        Contract Assignments: as defined in Section 7.3(h).

        Contracts: as defined in Section 4.10(a).

        Covenant Period: as defined in Section 6.11.

        Deductible: as defined in Section 8.4.

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        Deferred Purchase Price: as defined in Section 1.1.

        DOJ: the United States Department of Justice.

        Effective Time: as defined in Section 1.2(d).

        Employees: as defined in Section 6.16(d).

        Employment and Withholding Taxes: any federal, state, provincial, local, foreign or other employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of the Sellers in connection with amounts paid or owing to any employee, independent contractor, creditor or other party, in each case, on or in respect of the business or assets thereof.

        Enforceability Exceptions: as defined in Section 4.1(d).

        Environmental Law: any currently or formerly applicable foreign, federal, state, or local law, statute, rule, regulation, ordinance, code, order or common law cause of action applicable to any Seller and relating to (a) the manufacture, transport, use, treatment, storage, disposal, emission, release or threatened release of Hazardous Substances, or (b) the pollution, contamination or protection of the environment (including, without limitation, natural resources, air, surface or subsurface land or waters and buildings), human health and safety or occupational health and safety.

        Environmental Permits: as defined in Section 4.15(a)(ii).

        ERISA: as defined in Section 4.13(c).

        Escrow Agent: as defined in Section 1.1(b).

        Escrow Agreement: as defined in Section 1.1(b).

        Escrow Election: as defined in Section 1.1(b).

        Escrow Election Date: as defined in Section 1.1(b).

        Exchange Act: as defined in Section 4.2(b).

        Exchange Act Reports: as defined in Section 4.2(b).

        Excluded Assets: as defined in Section 2.2.

        Excluded Businesses: (i) in the United States, Canada and Mexico, the Sellers' police, public transport and school transport mobile video products business, (ii) in the United States, Canada and Mexico, the Sellers' industrial vision source business, (iii) in the United States, Canada and Mexico, the Sellers' consumer/do-it-yourself security business (which includes Internet sales consistent with the Sellers' past practice), (iv) in the United States, Canada, Mexico and in each jurisdiction other than the Non-U.S. Jurisdictions, the Sellers' access control business and (v) the Sellers' personal protection business.

        Excluded Contracts: as defined in Section 2.2(o).

        Excluded Employment Contracts: as defined in Section 3.2(b).

        Excluded Intellectual Property: all Intellectual Property used exclusively in connection with the Excluded Assets.

        Fifteen Day Period: as defined in Section 1.3(b).

        Final Net Book Value: as defined in Section 1.3(b).

        Firm: as defined in Section 1.3(b).

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        Foreign Employee: as defined in Section 6.16(m).

        Former Non-U.S. Employee: as defined in Section 4.14(i)(ii).

        Frost Loan Agreement: the Loan Agreement dated as of April 19, 2002 between Ultrak and the other parties thereto, as borrower, and The Frost National Bank and the other parties thereto, as lender.

        FTC: the Federal Trade Commission.

        GAAP: United States generally accepted accounting principles.

        Governmental Authority: any foreign or national government, any state, local or other political subdivision thereof, and any entity, commission, board, bureau, agency, authority or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        Hazardous Substance: any material or substance that is: (a) a pollutant, contaminant, toxic or hazardous or extremely hazardous substance, material, waste or chemical that is regulated by, or may now or in the past form the basis of liability under, any Environmental Laws, including materials or substances listed, classified or regulated as a "hazardous waste," "hazardous substance," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect pursuant to any applicable Environmental Law, or (b) any petroleum product or by-product, asbestos, radioactive materials, urea formaldehyde insulation or polychlorinated biphenyls.

        Indemnitee: as defined in Section 8.5(a).

        Indemnitor: as defined in Section 8.5(a).

        Initial Purchase Price: as defined in Section 1.1.

        Intellectual Property: the United States and foreign trademarks, service marks, trade names, domain names, trade dress, copyrights, and similar rights, including registrations and application to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, and inventions conceived and/or reduced to practice, research, development, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, mask works, business methods, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media).

        Intellectual Property Assignments: as defined in Section 7.3(j).

        Interests: as defined in Section 2.3(a).

        Inventory: as defined in Section 2.1(a).

        IP License Agreements: as defined in Section 4.11(b).

        IP License Assignments: as defined in Section 7.3(i).

        IRS: the U.S. Internal Revenue Service.

        Leased Real Property: as defined in Section 4.9(a).

        Leased Real Property Assignments: as defined in Section 7.3(g).

        Leases: as defined in Section 4.9(a).

        LeeMAH Agreement: the Master Services Agreement dated as of June 3, 2002 between Ultrak Operating L.P. and LeeMAH and any task orders issued pursuant thereto.

        LeeMAH Facility: as defined in Section 6.22.

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        LeeMAH Financial Target: invoiced parts and material costs from LeeMAH related to Manufactured Products invoiced to Sellers at any time during the 45-day period ending on the fifth day prior to Closing shall be no greater than the amounts set forth opposite each Manufactured Product listed in Exhibit G attached hereto.

        LeeMAH Operating Targets: satisfaction of each of the following operating metrics for the Manufactured Products at the LeeMah Facility; provided, however, that the following metrics shall be subject to reduction for any Manufactured Product in the event and to the extent any worldwide shortage of raw materials required for such Manufactured Product delays the production of such Manufactured Product:

        (i)    on or not more than five (5) days prior to the Closing Date, representatives of the Sellers and the Purchaser shall have jointly conducted an audit that confirms the LeeMAH Facility's compliance with the quality standards set forth in the LeeMAH Agreement;

        (ii)  as of the Closing Date, Sellers shall have an inventory of finished Manufactured Products equal to (i) Seller's unfilled customer sales or purchase orders for Manufactured Products and (ii) two weeks of excess inventory for Manufactured Products, determined by reference to the Normal Sales Rate;

        (iii)  as of the Closing Date, Sellers shall have at the LeeMAH Facility six weeks of parts and raw material required to produce the Manufactured Products determined by reference to the Normal Run Rate; and

        (iv)  the LeeMAH Facility shall be operating at the Normal Run Rate.

        Levy: as defined in Section 7.3(v).

        Lewisville Headquarters: as defined in Section 2.2(m).

        Liabilities: liabilities, claims, obligations, costs and expenses of any kind or nature whatsoever whether known or unknown, fixed or contingent, matured or unmatured.

        Lien: any mortgage, pledge, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, charge or other similar restriction, lease, sublease, claim, title retention agreement, option, easement, covenant, encroachment or other adverse claim, except for Permitted Liens.

        Losses: as defined in Section 8.2.

        Manufactured Products: the products manufactured by Sellers and listed on Exhibit G-2 hereto.

        Material Adverse Effect: a material adverse effect on the Purchased Assets, operations, financial condition, results of operations, or conduct of the business of the Business taken as a whole, but excluding effects attributable to (a) the announcement by the Sellers of their intention to sell the Business or to enter into this Agreement, (b) the transactions contemplated by this Agreement, or (c) changes in general economic or market conditions or prevailing interest rates, including, without limitation, changes affecting the industries in which the Business operates (provided that such changes do not adversely affect the Business or the Purchased Assets in a disproportionate manner).

        Non-U.S. Employees: as defined in Section 4.14(a)(i).

        Non-U.S. Jurisdiction: as defined in Section 1.2(d).

        Non-U.S. Plans: as defined in Section 4.14(m).

        Nonexclusive Third Party License Agreements: as defined in Section 4.11(c).

        Norbain: as defined in Section 3.2(o).

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        Normal Run Rate: for each of the Manufactured Products, the greater of (x) the number of such products manufactured by Sellers in the period commencing January 1, 2002 and ending March 31, 2002 and (y) the number of such products manufactured by Sellers in the three full calendar months preceding the proposed Closing Date, in either case excluding products which are obsolete or subject to salvage sales.

        Normal Sales Rate: for each of the Manufactured Products, the greater of (x) the weekly average number of such products shipped by Sellers to customers in the period commencing January 1, 2002 and ending March 31, 2002 and (y) the weekly average number of such products shipped by Sellers to customers in the three full calendar months preceding the proposed Closing Date, in either case excluding products which are obsolete or subject to salvage sales.

        Notice of Adverse Recommendation: as defined in Section 6.13(b).

        Notice of Claim: as defined in Section 8.5(a).

        Offer: as defined in Section 6.16(b)(iv)(B).

        Permits: licenses, permits, waivers and other authorizations from all Governmental Authorities necessary to own the Purchased Assets or conduct the Business as currently conducted.

        Permitted Liens: (a) Liens for Taxes (i) not due and payable or (ii) which are being contested in good faith by appropriate proceedings, (b) Liens granted in favor of The Frost National Bank under the Frost Loan Agreement that will be released at or before the Effective Time, (c) Liens of warehousemen, mechanics and materialmen and other similar statutory Liens, including statutory landlord liens, incurred in the ordinary course of business and (d) rights of third parties under certain real property leases and personal property leases as described on Schedule 9.5(b).

        Person: any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.

        Personal Data: any information relating to an identified or identifiable person (who, in this Agreement shall be referred to as the data subject).

        Personal Property: all furnishings, furniture, computer equipment, office equipment and supplies, vehicles, tooling, patterns, dies, jigs, machinery and equipment and other tangible personal property (other than Inventory and any items disposed of after the date hereof in the ordinary course of business in accordance with Section 6.1).

        Products: as defined in Section 4.21.

        Proposed Closing Balance Sheet: as defined in Section 1.3(a).

        Proposing Party: as defined in Section 9.5(a).

        Proxy Statement: as defined in Section 4.2(b).

        Purchase Price: as defined in Section 1.1.

        Purchased Assets: as defined in Section 2.1.

        Purchaser: as defined in the preamble hereto.

        Purchaser Designee: as defined in Section 1.2(d).

        Purchaser's Offer: as defined in Section 6.16(c)(i).

        Reference Balance Sheet: as defined in Section 4.4(a).

        Refusing Non-U.S. Employee: as defined in Section 6.16(c)(iii).

62

        Representatives: as defined in Section 6.13(a).

        Retained Interest: as defined in Section 2.3(a).

        Retained Liabilities: as defined in Section 3.2.

        Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        SEC: the U.S. Securities and Exchange Commission.

        SEC Documents: as defined in Section 4.29.

        Seller Subsidiaries: as defined in the preamble hereto.

        Sellers: as set forth in the preamble hereto.

        Sellers' Knowledge: the actual knowledge after due inquiry of any executive officer of any Seller or any individual actively involved in the management of the Business.

        Shared Intellectual Property: all Intellectual Property used both in connection with the Business and in connection with the Excluded Assets, all of which is subject to the Shared IP License Agreement and the Trademark and Copyright License Agreement, but Shared Intellectual Property specifically excludes the Excluded Intellectual Property.

        Shared IP License Agreement: as defined in Section 7.3(q).

        Stockholder Approval: as defined in Section 4.1(c).

        Stockholders Meeting: as defined in Section 6.2(b).

        Sublease: as defined in Section 7.3(o).

        Subsidiary: any Person in which Ultrak has a direct or indirect equity or ownership interest in excess of 35% or which is controlled, directly or indirectly, by contract or otherwise, by Ultrak.

        Superior Proposal: as defined in Section 6.13.

        Takeover Proposal: as defined in Section 6.13.

        Tax: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, sales, use, value added, registration, stamp, premium, excise, customs duties, severance, real property, personal property, ad valorem, occupancy, license, occupation, business and occupation, employment, payroll, social security, disability, unemployment, workers' compensation, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (together with all interest and penalties thereon and additions thereto).

        Tax Benefit: as defined in Section 8.4(c)(ii).

        Tax Returns: any and all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

        Termination Fee: as defined in Section 9.5(a).

        Third Party Claim: as defined in Section 8.5(b).

        Trademark and Copyright License Agreement: as defined in Section 7.3(p).

        Transfer Provisions: as defined in Section 6.16.

63

        Transfer Taxes: all sales, use, registration, transfer, documentary, stamp, duties, recording and similar taxes or fees of or imposed by any Governmental Authority, in each case including interest and penalties thereon, imposed or incurred in connection with the transactions contemplated by this Agreement.

        Transferred Contracts: as defined in Section 2.1(d).

        Transferred Employee: as defined in Section 6.16(d)(iv).

        Transferred Intellectual Property: all Intellectual Property used exclusively in connection with the Business.

        Transferred Leases: as defined in Section 2.1(k).

        Transferred U.S. Employees: as defined in Section 6.16(a).

        Transition Services Agreement: as defined in Section 7.3(m).

        Ultrak: as defined in the preamble hereto.

        Ultrak Board: as defined in Section 4.1(b).

        Undisclosed Non-U.S. Employee: as defined in Section 6.16(b)(iii)(A).

        Unresolved Claims: as defined in Section 1.1.

        U.S. Employees: as defined in Section 4.13(a)(i).

        U.S. Plans: as defined in Section 4.13(e).

        VESF: as defined in Section 6.11.

        Voting Agreement: as defined in the preamble hereto.

        10.2    Interpretation.

        In this Agreement, the following rules of interpretation apply:

        (a)  references to Sections, Schedules and parties are references to sections or sub-sections of, schedules and parties to this Agreement;

        (b)  references to any law, regulation or statutory provision include references to such law or regulation or provision as modified, codified or re-enacted;

        (c)  words importing the singular include the plural and vice versa;

        (d)  words importing one gender include the other genders;

        (e)  references to the word "including" do not imply any limitation; and

        (f)    references to months are to calendar months.

        10.3    Schedules.

        Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement, and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Sellers or the Purchaser, as the case may be, in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

64

        IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

SELLERS:
ULTRAK, INC.
By:
Name: Title:
ULTRAK OPERATING, L.P. By: Ultrak GP, Inc., its sole General Partner
By:
Name: Title:
ULTRAK GP, INC.
By:
Name: Title:
ULTRAK LP, INC.
By:
Name: Title:
ULTRAK OHIO, INC.
By:
Name: Title:
ULTRAK (ASIA PACIFIC) PTY. LTD.
By:
Name: Title:
ULTRAK DEUTSCHLAND GMBH
By:
Name: Title:

ULTRAK (SA) (PROPRIETARY) LIMITED
By:
Name: Title:
ULTRAK ITALIA, SpA
By:
Name: Title:
ULTRAK (ASIA) PTE. LTD.
By:
Name: Title:
ULTRAK POLSKA, Sp.z. O.O
By:
Name: Title:
ULTRAK HOLDINGS LIMITED
By:
Name: Title:
ULTRAK (UK) LIMITED
By:
Name: Title:
PURCHASER:
HONEYWELL INTERNATIONAL INC.
By:
Name: Title:

Exhibit A

TRANSITION SERVICES AGREEMENT

        THIS TRANSITION SERVICES AGREEMENT ("Services Agreement") is made as of the    day of             2002, by and between (i) Ultrak, Inc., a Delaware corporation ("Seller"), and each of the other Seller Entities (as defined below), and (ii) Honeywell International Inc., a Delaware corporation ("Buyer"), and each of the other Buyer Entities (as defined below).

        Seller and Buyer have entered into an Asset Purchase Agreement dated as of August 8, 2002 (as it may be amended from time to time, the "Asset Purchase Agreement"), pursuant to which Seller and certain of the Seller Entities are selling the Purchased Assets to Buyer and certain of its Affiliates on the date hereof.

        Seller and Buyer desire to enter into this Services Agreement pursuant to which the Seller Entities will provide certain transition services to the Buyer Entities on the terms and conditions set forth herein.

        In consideration of the mutual undertakings contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions Incorporated.    All capitalized terms not otherwise defined in this Services Agreement shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

        1.2    Additional Definitions.    Unless the context otherwise requires, the following terms, and their singular or plural, used in this Services Agreement shall have the respective meanings set forth below:

          (a)    "Acquired Business"    means the Business as defined in the Asset Purchase Agreement.

          (b)    "Buyer"    shall have the meaning set forth in the preamble to this Services Agreement.

          (c)    "Buyer Entities"    means, collectively, Buyer and its Affiliates.

          (d)    "Confidential Information"    shall have the meaning set forth in Section 7.1 of this Services Agreement.

          (e)    "Party" or "Parties"    means each of the entities set forth on the signature pages to this Services Agreement.

          (f)    "Person"    means an individual, partnership, corporation, trust, unincorporated association, or other entity or association.

          (g)    "Provider"    means the particular Seller Entity providing Services pursuant to this Services Agreement.

          (h)    "Recipient"    shall mean the particular Buyer Entity receiving Services pursuant to this Services Agreement.

          (i)    "Seller"    shall have the meaning set forth in the preamble to this Services Agreement.

          (j)    "Seller Entities"    means, collectively, Seller and the entities Affiliated with Seller.

          (k)    "Services"    means the transition services set forth in Schedule A hereto and any additional services agreed to by the Parties pursuant to Section 2.2.

          (l)    "Term"    shall have the meaning set forth in Section 4.1 of this Services Agreement.

        Other terms are used as defined elsewhere herein.

ARTICLE 2

SERVICES

        2.1    Services.    Pursuant to the terms of this Services Agreement, during the Term, the Seller Entities agree to provide, or cause to be provided, to the Buyer Entities the Services.

        2.2    Other Services.    The Services provided under this Services Agreement shall be consistent in all material respects (including, but not limited to, quality, scope and functionality) with the services provided to the Acquired Business prior to the Closing Date. If, after the execution of this Services Agreement, the Parties determine that a service provided by or to the Acquired Business as conducted by Sellers prior to the Closing Date was inadvertently omitted from Schedule A to this Services Agreement, then the Parties shall negotiate in good faith to attempt to agree to the terms and conditions upon which any such additional services would be added to Schedule A to this Services Agreement, it being agreed that the charges for such services should be determined on a basis consistent with the methodology for determining the initial prices for Services described in Section 3.2 below.

ARTICLE 3

COMPENSATION

        3.1    Compensation for Services.    Subject to Section 3.3, the compensation for the Services for the duration of the Term shall be as set forth on Schedule A.

        3.2    Pricing Methodology.    The Parties hereby acknowledge and agree that as of the date hereof the initial prices set forth on Schedule A hereto with respect to any Service represent amounts which the Parties agree (i) will be sufficient to cover the Provider's reasonable estimate of its actual costs incurred in the provision of such Service to the Recipient and (ii) shall be consistent with past practice or the historical pricing methodology that the Provider used in charging its Affiliates for comparable services or, if no such past practice or historical pricing methodology exists, as the Parties may otherwise reasonably agree.

        3.3    Terms of Payment; Dispute Resolution.

          (a)    Invoices.    Except as expressly provided otherwise herein, Providers shall invoice Recipients monthly in arrears for the Services provided under this Services Agreement. Payment shall be made by Recipients within 30 days after the date of any invoice.

          (b)    Payment.    All amounts due for Services rendered pursuant to this Services Agreement shall be billed and paid in the currency in which the rate for such Service is quoted, as stated herein or as shown on Schedule A hereto.

          (c)    Dispute Resolution.    If there is a dispute between any Recipient and any Provider regarding the amounts shown as billed to such Recipient on any invoice, such Provider shall furnish to such Recipient reasonable documentation to substantiate the amounts billed including, but not limited to, listings of the dates, times and amounts of the services in question where applicable and practicable. Upon delivery of such documentation, such Recipient and such Provider shall cooperate and use their best efforts to resolve such dispute among themselves. If such disputing Parties are unable to resolve their dispute within thirty (30) calendar days of the initiation of such procedure, and such Recipient believes in good faith and with a reasonable basis that the amounts shown as billed to such Recipient are inaccurate or are otherwise not in accordance with the terms of this Services Agreement, then such Recipient shall have the right, at its own expense, to commence arbitration in accordance with Section 8.1 of this Services Agreement.

ARTICLE 4

TERM AND TERMINATION

        4.1    Term.    Except as expressly provided otherwise in this Services Agreement, or with respect to specific Services as indicated on Schedule A hereto, the term of this Services Agreement shall be for 180 days commencing at the Effective Time (the "Initial Term"). Upon mutual written agreement of the Parties, the Initial Term may be extended for an additional period of up to 180 days at the request of a Recipient by written notice from such Recipient to its Provider, with copies to Seller and Buyer; any such written request shall be made at least 30 days prior to the expiration of the Initial Term (the Initial Term plus any extension thereof may be referred to herein as the "Term"). The obligation of any Recipient to make a payment for services previously rendered shall not be affected by the expiration of the Term or any termination of this Services Agreement pursuant to Section 4.2 and shall continue until full payment is made.

        4.2    Termination of Individual Services.    Notwithstanding anything to the contrary contained herein or in Schedule A hereto, a Recipient may terminate at any time during the Term any individual Service provided under this Services Agreement on a service-by-service basis (and/or location-by-location basis where an individual service is provided to multiple locations of a Recipient) upon written notice to the Provider identifying the particular Service (or location) to be terminated and the effective date of termination, which date shall not be less than 20 days after receipt of such notice unless the Provider otherwise agrees. Effective upon the termination of such Service, an appropriate reduction will be made in the fees charged to such Recipient.

ARTICLE 5

CERTAIN COVENANTS

        5.1    Points of Contact.    Each Provider and Recipient shall name an individual who shall serve as a point of contact and each point of contact shall be deemed added to Schedule A hereto. Each point of contact shall be responsible for the implementation of this Services Agreement between the respective Provider and its Recipient, including resolution of any issues which may arise during the performance hereunder on a day-to-day basis.

        5.2    Cooperation; Reasonable Care.

          (a)  The Parties will cooperate (using reasonable commercial efforts) to effect a smooth and orderly transition of the Services provided hereunder from the Providers to the respective Recipients including, without limitation, the separation of the Acquired Business from the Excluded Businesses; provided, however, that this Section 5.2 shall not require any Party hereto to incur any out-of-pocket expenses unless and except as expressly provided otherwise herein.

          (b)  Each Provider shall perform the Services that it is required to provide to its respective Recipient(s) under this Services Agreement with reasonable skill and care and shall use at least that degree of skill and care that it would exercise in similar circumstances in carrying out its own business. Each Provider shall take necessary measures to protect the respective Recipient's data that is processed by such Provider from destruction, deletion or unauthorized change; provided, however, that a Provider shall be deemed to have satisfied this obligation if the measures taken to protect and recover Recipient's data are equivalent to what the Provider uses in carrying out such Provider's own business.

        5.3    Migration Projects.    At the end of the Term, each Provider will provide the respective Recipient with reasonable support necessary to transition the Services, which may include

(a) consulting, (b) training, (c) providing reasonable access to data and other information in Provider's standard format and medium (whether electronic or otherwise) and (d) reasonable access to Provider's employees. Recipient shall bear any costs incurred as a result of requests by Recipient for services, data elements, data manipulation or data production/processing schedules that differ from Provider's standard internal practices and policies (all such data, activities or requests are hereinafter referred to as "Project Work"). Where required for transitioning the Services, the Recipient's employees or approved representatives will be granted reasonable access to the respective Provider's facilities during normal business hours. Certain Project Work may be out-sourced to external service partners (including those involving conversion programs or other programming, or extraordinary management supervision and/or coordination). The Recipient shall pay Provider's actual costs incurred in connection with all Project Work, whether performed by Provider's personnel or external service providers. Prior to commencing any Project Work, Provider shall provide Recipient with an estimate of the cost and scope of such Project Work to be mutually approved by Seller and Buyer.

        5.4    Further Assurances.    From time to time after the date hereof, without further consideration, each Party shall execute and deliver such formal license agreements as another Party may reasonably request to evidence any license provided for herein or contemplated hereby.

        5.5    Certain Disbursements/Receipts.    The Parties hereto contemplate that, from time to time on or after the Closing Date, the Seller Entities or their Affiliates (each a "Seller Party" and collectively, the "Seller Parties") and/or the Buyer Entities (each a "Buyer Party" and collectively, the "Buyer Parties") (any such party, the "Paying Party"), as a convenience to another Buyer Party or Seller Party, as the case may be (the "Responsible Party"), in connection with the transactions contemplated by this Services Agreement or the Asset Purchase Agreement, may make certain payments that are properly the responsibility of the Responsible Party (whether pursuant to the Asset Purchase Agreement, this Services Agreement, any other agreement contemplated thereby) (any such payment made, a "Disbursement"). Similarly, from time to time on or after the Closing Date, Seller Parties and/or Buyer Parties (any such party, the "Receiving Party") may receive from third parties certain payments to which another Buyer Party or Seller Party, as the case may be, is entitled (any such Party, the "Other Party", and any such payment received, a "Receipt"). Accordingly, with respect to Disbursements and Receipts, the Parties hereto agree as follows:

          (a)  Disbursements.

              (i)  For Disbursements made by check, the Responsible Party will reimburse the Paying Party within seven business days after written notice of such Disbursement has been given to the Responsible Party.

            (ii)  In case of a Disbursement by wire, if written notice has been given by 2 p.m. of the Responsible Party's local time at least one business day prior to the payment of such Disbursement, the Responsible Party shall reimburse the Paying Party for the amount of such payment (in the local currency equivalent paid by the Paying Party) on the date the Disbursement is made by the Paying Party. If notice as provided above has not been given prior to the payment of such Disbursement, the Responsible Party shall reimburse the Paying Party for the amount of such payment (in the local currency equivalent paid by the Paying Party) within one business day after receipt by the Responsible Party of such notice from the Paying Party.

            (iii)  A Paying Party shall provide such supporting documentation regarding Disbursements for which it is seeking reimbursement as the Responsible Party may reasonably request.

          (b)  Receipts. A Receiving Party shall remit Receipts to the Other Party (in the same currency as such payment is received) within one business day of receipt thereof.

          (c)  Certain Exceptions. Notwithstanding anything to the contrary set forth above, if, with respect to any particular transaction(s), it is impossible or impracticable under the circumstances to comply with the procedures set forth in subsections (a) and (b) of this Section 5.5 (including the time periods specified therein), the Parties will cooperate to find a mutually agreeable alternative that will achieve substantially similar economic results from the point of view of the Paying Party or the Other Party, as the case may be; including the paying of interest at the rate set forth in Section 1.3(d) of the Asset Purchase Agreement by the Paying Party to the Other Party for the period of time starting on the date such payment was due and ending on the date such payment is made such that the Paying Party will not incur any material interest expense or the Other Party will not be deprived of any material interest income; provided, however, that if a Receiving Party cannot comply with the procedures set forth in subsection (b) of this Section because it does not become aware of a Receipt on behalf of the Other Party in time (e.g. because of the commingling of funds in an account), such Receiving Party shall remit such Receipt without interest thereon to the Other Party within one business day after it becomes aware of such Receipt.

        5.6    Collection of Receivables.    Accounts receivable collected by any Seller Entity as part of the Services shall be remitted weekly in arrears to an account designated by the Recipient set forth on Schedule A hereto such Service. If some trade receivables of the Acquired Business are retained by the Seller Entities either as owner or as collection agent, the Buyer Entities agree to collect such trade receivables on Seller's behalf using the same degree of care and diligence as if such receivables were their own.

        5.7    No Implied Duties.    No Seller Entity or Provider shall have any implied duties or obligations arising from this Services Agreement except as may be expressly set forth herein.

ARTICLE 6

INDEMNITY

        6.1    Indemnity.

          (a)  The Seller Entities (jointly and severally) will each indemnify and hold harmless the Buyer Entities, their agents, employees and invitees, against all liabilities, claims, losses, damages, death or personal injury of whatever nature or kind, arising out of their performance of Services or other obligations under this Services Agreement or the entry of their agents, employees or invitees onto the premises of the other, to the extent occasioned by the willful misconduct or grossly negligent actions or omissions of the Seller Entities or their agents, employees or invitees.

          (b)  Notwithstanding the foregoing, no Party shall be entitled to any damages with respect to lost profits or consequential damages or punitive damages with respect to the performance by any other Party under this Services Agreement.

ARTICLE 7

CONFIDENTIALITY

        7.1    Obligations.    With respect to any information disclosed by one Party to another Party for the purpose of this Services Agreement or otherwise accessible to such other Party during the performance hereunder ("Confidential Information"), the receiving Party agrees that it will use at least that degree of skill and care that it would exercise in similar circumstances in carrying out its own business to prevent the disclosure or accessibility to others of the disclosing Party's Confidential Information and will use such Confidential Information only for the purpose of this Services Agreement. No Party shall disclose, publish, release or otherwise make available the Confidential Information of the other Party. The receiving Party shall limit dissemination of and access to the other's Confidential Information to only such of the receiving Party's employees who have a need to know.

        7.2    Exclusions.    Specifically excluded from the foregoing obligation is any and all information that:

          (a)  is already known to the receiving Party at the time of disclosure or thereafter is independently developed by the receiving Party without breach of this Services Agreement;

          (b)  is already in the public domain at the time of disclosure, or thereafter becomes publicly known other than as the result of a breach by the receiving Party of its obligations under this Services Agreement or any other confidentiality obligation under another binding agreement between the Parties;

          (c)  is rightfully received from a third party without breach of this Services Agreement;

          (d)  is furnished by the disclosing Party to a third party without a similar restriction on its rights; or

          (e)  upon advice of counsel, must be produced by the receiving Party as a matter of law; provided, however, that in such case the receiving Party shall promptly notify the disclosing Party and, insofar as is permissible and reasonably practicable without placing the receiving Party under penalty of law, give it an opportunity to appear and to object to such production before producing the requested information.

ARTICLE 8

MISCELLANEOUS

        8.1    Arbitration; Continuation of Services Pending Outcome of Dispute.    In the event of any dispute, controversy or claim between the Parties or between Providers and Recipients arising out of or relating to this Services Agreement, such disputing Parties shall first attempt to resolve such disputes among themselves within thirty (30) calendar days from the date any disputing Party sends written notice of such dispute to the other disputing Party or Parties. If the disputing Parties fail to resolve such dispute within such period, the Parties shall follow the dispute resolution and arbitration procedures set forth in Section 9.13 of the Asset Purchase Agreement, which Section is incorporated herein by reference as if stated herein in its entirety. No Provider shall discontinue the supply of any Service provided for herein, unless so provided in an arbital determination that the respective Recipient is in default of an obligation under this Services Agreement.

        8.2    Notices.    Any notice provided or permitted to be given to a Party under this Services Agreement must be in writing, and may be served by depositing same in the mail, addressed to the Person to be notified, postage prepaid, and registered or certified, with return receipt requested. Notice given by registered or certified mail shall be deemed given and effective on the date of delivery as shown on the return receipt. Notice may be served in any other manner including telex, telecopy or telegram but shall be deemed given and effective as of the time of actual delivery thereof to the addressees. For purposes of the giving of notice, Recipients and Providers shall be notified at the addresses used for billing purposes (which shall be added to Schedule A hereto), real estate occupants shall be notified at the addresses of their respective occupied premises and Seller and Buyer shall be notified at the addresses listed below:

  If to Buyer or any Buyer Entity:

    Honeywell International Inc.
    P.O. Box 2245
    101 Columbia Road
    Morristown, New Jersey 07962-2245
    Attention: Director, Acquisitions and Divestitures
    Global Business Services

    Telephone: (973) 455-4522
    Telecopy: (973 455-4902

  With a copy to:

    Honeywell International Inc.
    101 Columbia Road Morristown, New Jersey 07962
    Attention: Deputy General Counsel—Corporate Finance
    Telephone: (973) 455-5208
    Telecopy: (973) 455-5350

  If to Seller:

    Ultrak, Inc.
    1301 Waters Ridge Drive
    Lewisville, Texas 75057
    Attention: General Counsel
    Facsimile: (972) 353-6654

  With a copy to:

    Gardere Wynne Sewell LLP
    601 Elm Street, Suite 3000
    Dallas, Texas 75201-4761
    Attention: Richard L. Waggoner, Esq.
    Facsimile: (214) 999-3510

Any Party may change its respective address for notice by the giving of notice of such change in the manner provided above.

        8.3    Entire Agreement.    Except for those matters provided for in the Asset Purchase Agreement or the other agreements contemplated therein, this Services Agreement sets forth the entire agreement of the Parties with respect to its subject matter. This Services Agreement shall not be modified or amended except by written instrument executed by each Party provided, however, that a modification or amendment affecting only the relationship between a certain Provider and its Recipient, or between a lessor and its lessee, does not require signature by the other Parties. Schedule A to this Services Agreement shall be deemed incorporated in this Services Agreement and shall form a part of it.

        8.4    Waiver.    The failure of a Party to insist upon strict performance of any provision of this Services Agreement shall not constitute a waiver of, or estoppel against, asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

        8.5    Severability.    If any of the terms and conditions of this Services Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter of this Services Agreement, such contravention or invalidity shall not invalidate the entire Services Agreement. Instead, this Services Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provisions added so as to give effect to the intention of the Parties as expressed in this Services Agreement at the time of the execution of this Services Agreement and of any amendments to this Services Agreement.

        8.6    Governing Law; Construction; Jurisdiction.    This Services Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without reference to its conflicts of law rules or principles. The headings in this Services Agreement are not to be considered part of this Services Agreement and are inserted for convenience, identification and reference only and are not intended to interpret, define, or limit the scope, extent, or intent of this Services Agreement or any provision of this Services Agreement. Whenever the context requires, the gender of all words used in this Services Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural. The Parties agree that jurisdiction will be governed by Section 9.14 of the Asset Purchase Agreement.

        8.7    Counterpart Execution.    This Services Agreement may be executed in counterparts with the same effect as if all of the Parties had signed the same document. Such counterparts shall be construed together and shall constitute one and the same instrument, notwithstanding that all of the Parties are not signatories to the original or the same instrument, or that signature pages from different counterparts are combined. The signature of any Party to one counterpart shall be deemed to be a signature to and may be appended to any other counterpart.

        8.8    Successors and Assigns.

          (a)  This Services Agreement shall inure to the benefit of and shall be binding upon the Parties, their respective legal representatives, successors, and permitted assignees, and all Persons claiming by, through, or under right of any of the aforesaid Persons. This Services Agreement may not be assigned by any Party without the prior written consent of the other Parties.

          (b)  At the request of any Provider, Recipient, lessor or lessee that is a Party hereto, any other Provider or Recipient that is receiving benefits or has obligations hereunder and is not a signatory hereto, shall execute and deliver to the other Parties a counterpart hereof. The failure of any Person that is receiving benefits or has obligations hereunder to execute a counterpart hereof shall not affect the enforceability of this Services Agreement against such Person or against any other Party hereto.

        8.9    No Third Party Rights.    The provisions of this Services Agreement are intended to bind the Parties to each other and are not intended and do not create rights in any other person, including any employee of the Acquired Business or Seller, and no Person is intended to be or is a third party beneficiary of any of the provisions of this Services Agreement.

        8.10    Independence.    All employees and representatives of a Party providing Services will be deemed for purposes of all compensation and employee benefits to be employees or representatives of the Party providing such Services (or its subcontractors) and not employees or representatives of the Party receiving such Services. In performing Services, such employees and representatives will be under the direction, control and supervision of the Party providing the Services (or its subcontractors) (and not of the Party receiving such Services) and the Party providing the Services (or its subcontractors) will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

        8.11    Nonexclusivity.    Nothing in this Services Agreement shall prevent either Party from providing any Service to any other Person. Nothing in this Services Agreement shall prevent either Party from obtaining all or any part of the Services from its own employees and facilities or from providers other than the other Party, subject to the policies and procedures of the Provider where the Recipient occupies the facilities of the other Party.

        8.12    No Agency or Partner Relationship.    Nothing in this Services Agreement shall be deemed to make either Party the agent or partner of the other Party.

        8.13    Survival.    The following sections of this Services Agreement and the obligations thereunder shall survive termination hereof: Sections 3.3, 5.5, 5.6, the last sentence of Section 4.1, and Articles 6, 7 and 8.

        8.13    Conflict.    This Services Agreement does not supersede the Asset Purchase Agreement, the Sublease, the Trademark License Agreement, the CCTV Products Supply Agreement, the Access

Control Supply Agreement or the Trademark and Copyright License Agreement (collectively, the "Superior Documents"). Any conflicts between the terms of this Services Agreement and the Superior Documents shall be resolved in favor of the Superior Documents.

        IN WITNESS WHEREOF, the duly authorized officers or representatives of the Parties hereto have duly executed this Services Agreement as of the date first written above.

SELLER ENTITIES:	BUYER ENTITIES:
HONEYWELL INTERNATIONAL INC.

Name: Title:	Name: Title:

Name: Title:

SCHEDULE A

Services and Compensation for Services

A.
United States

1.
Information Technology

          Provider:

      Contact Person:
      Telephone:

          Recipient:

      Contact Person: Ben Juarez
      Telephone: (480) 592-7089

          Services and Charges: See Annex 1

            Term: Services will be provided for an Initial Term of 180 days, from the Effective Time. Recipient may request one extension of the Initial Term for up to an additional 180 days. The grant of any such extension (including its duration and scope) is subject to the mutual agreement of the Seller and the Purchaser. Recipient shall submit such a request by providing written notice to the Provider (with a copy to the Purchaser and the Seller) at least 30 days prior to the end of the Initial Term. Such notice shall indicate Recipient's request to extend the Initial Term and specify the desired number of days of such extension, up to a maximum of 180 days. If Provider does not accept such request in writing within 10 days from receipt of such notice, Provider shall be deemed to have rejected such request.

          Notes:

  1.
  Telecom, Internet and VPN services will continue to be billed by existing vendors and approved by local site management until transition is completed. Seller will retain license agreements with MCI WorldCom.

  2.
  Services will be billed on actual usage for Desktop and Copier Leasing via U.S. vendors. Recipient will assume all liability for these services as of the Closing Date.

  3.
  Software Licenses: licenses, which can be transferred, will be identified and become the property of the recipient. The Recipient will not be entitled to SAP client or server licenses.

  4.
  Software Consent Fees: during transition period, Seller will be responsible for paying all vendors consent and maintenance fees during the transition period.

  5.
  Within 90 days following the Closing Date, Recipient shall have the option, with respect to the leased Computer Equipment and Copier Machines used by the Affected Business, to (a) enter into an assignment of the leased Equipment to Recipient to be effected such that the Recipient shall have use of the Equipment on the same terms following the Equipment Lease assignment as the Affected Business did prior to such assignment, (b) negotiate and exercise a buy-out of the Equipment Lease and the purchase of the Equipment on terms agreed to by the Recipient and the equipment lessor or (c) exercise an early lease termination and return leased Equipment to the equipment lessor(s). Provider agrees to assist the Recipient in exercising any of the options in the preceding sentence by facilitating discussions between the equipment lessor and the Recipient.)

  6.
  Within 90 days following the Closing Date, Provider will assign ownership of Toll Free telephone numbers and Internet Domain Names to Recipient.

  7.
  Cell phones, pagers and calling cards will be provided for 30 days.

  8.
  Within 30 days following the Closing Date, Provider will physically secure Recipient owned and managed equipment. Unless otherwise provided in the Sublease, Provider will be responsible for all building structural modifications and utility alterations required. Recipient will be responsible for moving owned and managed equipment.

  9.
  Videoconferencing: Provider will provide Recipient with access to Videoconferencing facility owned and managed by Provider on a requested basis subject to availability. Services will be billed on Recipient usage of the facility and actual cost.

Annex 1 to Schedule A
USA—Services and Charges

Service	Monthly Billing Amount (in US Dollars)	Applicable Notes
SAP & SalesForce.com	$56,000	(1)(2)
Local Area Network	$3,000	(1)(3)
Local Phone Service (PBX, ACD, Depreciation)	$7,000	(1)(3)
Long Distance Services	$5,000	(7)
Enterprise-Wide Network (EWN)	$1,041	(1)(4)
Help Desk Support and E-Mail	$0	(5)
Intel and Unix Servers	$0	(6)
Desktop Leasing	$1,000	(7)
Cell Phones and Pagers	$500	(7)
Remote Access	$500	(7)
Videoconferencing	$400	(7)
Copier Leasing	$500	(7)
SAP Consultant	TBD	(8)
Information Technology Group	$74,941

(1)
Costs shown for these services will be billed at fixed monthly cost. Additional services required by Recipient (such as re-configuration of the Advanced Call Dist, or assistance with SAP conversion), will be billed at rate of $55/Hr and will require written financial pre-approval from Recipient before work is initiated.
(2)
Applicable contracts for the support of SAP, Oracle and SalesForce.com. Monthly amount includes an allocated portion of contract costs, internal resources for the maintenance of the applications, outsource costs and network connectivity to outsource service provider.
(3)
Monthly amount includes hardware/software leases, depreciation of local area wiring, hubs, switches, local and long distance charges and phone system that will remain the property of Provider.
(4)
Includes frame charges to Maryland ($382) and LasVegas ($659)
(5)
No charges will be incurred since Recipient will provide helpdesk and Email support.
(6)
Server assets will be divided between Recipient and Provider to adequately support the Recipient and Provider businesses.
(7)
Costs shown for these services will be billed at actual monthly cost; figures given above are estimates. Long Distance charges will be based on actual PBX usage reporting and extensions assigned to Recipient.
(8)
Provider to allow Recipient access to SAP Consultant for special projects.

Exhibit B

CCTV PRODUCTS SUPPLY AGREEMENT

        This CCTV Products Supply Agreement (this "Agreement"), entered into as of this            day of            2002 by and between Ultrak, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Lewisville, Texas (together with the Purchaser Affiliated Entities, hereinafter referred to as "Ultrak" or "Purchaser") and Honeywell International Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Morristown, New Jersey (hereinafter referred to as "Honeywell" or "Supplier").

RECITALS:

        A.    Honeywell, Ultrak and certain Affiliates of Ultrak have entered into that certain Asset Purchase Agreement dated as of August 8, 2002 (the "Asset Purchase Agreement") pursuant to which Honeywell has agreed to purchase, and Ultrak has agreed to sell, on the terms and conditions set forth in the Asset Purchase Agreement, certain business assets of Ultrak involved in the manufacture and sale of CCTV Products (as herein defined).

        B.    Following the Closing under the Asset Purchase Agreement, Ultrak will, among other things, (v) engage in the business of designing, manufacturing, selling and distributing access control systems, (x) act as a systems integrator of security systems, (y) seek to sell CCTV Products to certain Governmental Authorities, and (z) engage in the Excluded Businesses (as herein defined), in each case in accordance with the terms of Section 6.11 of the Asset Purchase Agreement.

        C.    As a condition to the Closing under the Asset Purchase Agreement and the purchase by Honeywell of the business assets to be purchased thereunder, and except as otherwise provided herein, (x) Honeywell requires Ultrak, and Ultrak has agreed as an inducement to Honeywell, to purchase from Honeywell and to cause each Purchaser Affiliated Entity to purchase from Honeywell, all of Ultrak's and such Purchaser Affiliated Entities' requirements for CCTV Products and (y) Ultrak requires Honeywell, and Honeywell has agreed, to supply all of Ultrak's and each Purchaser Affiliated Entity's requirements for CCTV Products, in each case on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

1.
Certain Definitions. Capitalized terms used herein but otherwise not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement.

(a)
"Asset Purchase Agreement" has the meaning set forth in Recital A.

(b)
"CCTV Product(s)" shall mean closed circuit television, products, equipment and systems, including, without limitation, (i) analog video products, (ii) digital video products, (iii) cameras, domes and telemetry devices, (iv) video management and transmission devices, (v) monitors and (vi) public address systems and equipment.

(c)
"Excluded Businesses" shall mean (i) in the United States, Canada and Mexico, the Purchaser's police, public transport and school transport mobile video products business, (ii) in the United States, Canada and Mexico, the Sellers' industrial vision source business, (iii) in the United States, Canada and Mexico, the Purchaser's consumer/do-it-yourself security business (which includes Internet sales consistent with the Purchaser's past practice) and (iv) the Purchaser's personal protection business. For the avoidance of doubt, the Excluded Businesses shall not include the Purchaser's access control business.

  (d)
  "Limited Warranty" shall have the meaning set forth in Section 9(a).

  (e)
  "Person" shall mean any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.

  (f)
  "Purchaser Affiliated Entity" shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, the Purchaser. The terms "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

  (g)
  "Term" shall have the meaning set forth in Section 3.

2.    Purchase Requirements.

  (a)
  Subject to Section 2(b), Purchaser agrees to purchase (and cause the Purchaser Affiliated Entities to purchase), upon the terms and conditions set forth herein, all of the requirements of Purchaser and the Purchaser Affiliated Entities for CCTV Products. Accordingly, and subject to Section 2(b), in connection with Purchaser's or any Purchaser Affiliated Entities' sales or installations of security systems that incorporate or utilize CCTV Products, whether digital or analog, regardless of the identity of the customer and regardless of whether Purchaser or any Purchaser Affiliated Entity is acting as a systems integrator or designer, manufacturer, seller or distributor of access control products and systems, Purchaser agrees that neither Purchaser nor any of the Purchaser Affiliated Entities shall, during the Term of this Agreement, purchase from any source other than Supplier, or otherwise acquire or manufacture, any CCTV Products, except as otherwise permitted by this Agreement.

  (b)
  Purchaser shall deliver to Supplier on or before the first day of each calendar quarter during the Term a non-binding forecast of the quantity and description of CCTV Products anticipated to be required by Purchaser during such calendar quarter.

  (i)
  Orders in the Ordinary Course. Purchaser's orders in the ordinary course of business for CCTV Products shall be filled (generally from inventory) consistent with Supplier's customary business practices. If Purchaser delivers to Supplier a written purchase order (including via electronic transmission) in the ordinary course of business for CCTV Products, such order will be deemed to be rejected by Supplier if Supplier fails to respond to Purchaser by either filling the order or confirming in writing within five (5) business days after receipt of such order a reasonable delivery time schedule.

  (ii)
  Orders Outside the Ordinary Course. Supplier and Purchaser shall cooperate with each other and use commercially reasonable efforts to coordinate delivery time schedules with respect to orders outside the ordinary course of business (generally involving large projects or contracts).

  (iii)
  Any term or condition in a purchase order which contradicts this Agreement shall be void and the provisions of this Agreement shall control.

        Supplier shall use all commercially reasonable efforts to sell to Purchaser its requirements for CCTV Products as contemplated in Section 2(a) herein. In the event Supplier is unable to supply a CCTV Product in sufficient quantity and within a commercially reasonable time to fulfill Purchaser's requirements for such CCTV Product or a customer of Purchaser or a Purchaser Affiliated Entity requests a CCTV Product not manufactured by Supplier, Purchaser or such Purchaser Affiliated Entity may procure such CCTV Product from an alternative source until such time as Supplier is able to meet Purchaser's or the Purchaser Affiliated Entity's requirements for such CCTV Product within a commercially reasonable time; provided, however, that Purchaser and each Purchaser Affiliated Entity shall be permitted to procure CCTV Products from an alternative source only after (i) using commercially reasonable efforts to encourage its customer to purchase CCTV Products either manufactured by Supplier or which Supplier is able to source within a commercially reasonable time from third parties (including CCTV Products available through Supplier which are the functional equivalent of the CCTV Product requested by Purchaser's or the Purchaser Affiliated Entity's customer), and (ii) providing Supplier with reasonable written notice (including email) that a customer of Purchaser or such Purchaser Affiliated Entity requires CCTV Products which Supplier is unable to manufacture or source from third parties. Such procurement from alternative sources shall be Purchaser's sole remedy in the event Supplier is unable to supply CCTV Products to Purchaser.

        (c)  Notwithstanding anything to the contrary in this Agreement, the terms of this Agreement shall not apply with respect to the Sellers' purchase of products in connection with the Excluded Businesses.

3.    Term.

        This Agreement is effective from the date hereof and shall continue for an initial period of twenty-four (24) months. Upon the written consent of Ultrak and Honeywell given at least ninety (90) days prior to the end of the then-applicable period, this Agreement shall renew for successive one (1) year periods. The initial period and all renewal periods shall be referred to as the "Term" of this Agreement.

4.    Pricing of CCTV Products.

        Prices for purchases of CCTV Products by Purchaser shall be as set forth on Appendix A.

5.    Payment.

        Purchaser shall make payment to Supplier for CCTV Products within 30 days after shipment in United States dollars by wire transfer or check written upon a United States money center bank subject to collection; provided, however, in the event Purchaser shall fail to honor such payment terms with respect to any shipment by Supplier, Supplier may thereafter sell upon such shorter or other payment terms, including shipment against letter of credit, consistent with Supplier's credit practices then in effect.

6.    Shipment.

        (a)  Supplier shall use commercially reasonable efforts consistent with Supplier's practices for its other significant customers to promptly deliver CCTV Products to Purchaser in accordance with the terms of the Purchase Order. Shipment of such CCTV Products will be made to Purchaser, to the extent commercially reasonable, from Supplier's nearest source of such CCTV Products.

        (b)  Supplier shall effect shipments by any ground transportation, vessel or airfreight of any flag at any port or airport in the country of Supplier's plant point of shipment. The delivery terms for all shipments shall be FOB Supplier's plant point of shipment (as defined in the Uniform Commercial Code of the State of Delaware). Title to and risk of loss or damage to all or any part of CCTV Products shall pass to Purchaser upon delivery of CCTV Products to the carrier for shipment.

        (c)  All costs of shipping, transporting and/or insuring CCTV Products, including all applicable stamp, duties, tariffs and similar import and export charges, and all sales and use taxes, VAT and any other transfer taxes, shall be paid by Purchaser.

        (d)  Supplier shall be responsible for all franchise, income and similar taxes imposed on or assessed to Supplier as a result of fulfillment of its obligations under this Agreement.

7.    Inspection.

        Upon arrival of the CCTV Products to the point of destination, Purchaser shall inspect CCTV Products under such shipment. Claims for shortages, incorrect materials or invoicing errors must be made by Purchaser to Supplier within fifteen (15) days of the arrival of the CCTV Products to the point of destination. In the event of any such shortages, incorrect materials or invoicing errors, Purchaser shall follow the procedure set forth in Appendix C attached hereto and shall be limited to the remedies set forth in Appendix C.

8.    Specifications and Technical Documents.

        CCTV Products to be supplied by Supplier to Purchaser under this Agreement shall be in accordance with the specifications to be agreed by the parties at the time of invoicing. Purchaser may provide specification requirements for countries outside of the United States, and at Purchaser's written request, Supplier will use its best efforts to provide assistance in obtaining all necessary approvals (any expenses including obtaining such approvals to be borne by Purchaser).

9.    Limited Warranty.

        (a)  Supplier shall grant to Purchaser a limited warranty in accordance with its customary product warranty policies in effect as of the day a CCTV Product is shipped to Purchaser (the "Limited Warranty"). Notwithstanding anything to the contrary in this Agreement, the Limited Warranty shall not apply with respect to CCTV Products manufactured or acquired by Ultrak or any Purchaser Affiliated Entity prior to the date hereof.

        (b)  Purchaser shall be entitled to offer, as an exclusive limited warranty to Purchaser's customers, the Limited Warranty. Purchaser covenants and agrees not to make or offer any other warranty with respect to CCTV Products unless Purchaser retains full responsibility for such additional warranty.

        (c)  EXCEPT FOR ANY LIMITED WARRANTY TO BE GRANTED IN ACCORDANCE WITH SUPPLIER'S CUSTOMARY PRODUCT WARRANTY POLICIES IN EFFECT AS OF THE DAY A CCTV PRODUCT IS SHIPPED TO PURCHASER, SUPPLIER SHALL NOT, AND DOES NOT, GRANT ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING CCTV PRODUCTS, THE FITNESS FOR ANY PURPOSE, THE QUALITY, THE MERCHANTABILITY, OR OTHERWISE AND DISCLAIMS ANY LIABILITY WITH RESPECT TO CCTV PRODUCTS.

        (d)  In the event a CCTV Product under the Limited Warranty is found to be defective by the Purchaser, Purchaser shall follow the procedures shown in Appendix C for return or replacement of the defective CCTV Product, which shall serve as Purchaser's exclusive remedy.

        (e)  LIABILITY OF EACH PARTY IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE RECOVERY OF DIRECT DAMAGES, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ANY DAMAGES RESULTING FROM LOSS OF GOODWILL, ANY PENALTIES OF ANY KIND, ANY LOSS OF PROFITS OR ANY OTHER ECONOMIC LOSS, WHETHER OR NOT FORESEEABLE, TO ANY PERSON, PROPERTY OR ENTITY, IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE CCTV PRODUCTS, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE. A PARTY'S LIABILITY ON ANY CLAIM, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE, OF ANY KIND FOR ANY LOSS OR DAMAGE ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR

THE CCTV PRODUCTS OR THEIR PERFORMANCE OR USE IS LIMITED SOLELY AND EXCLUSIVELY TO THE REMEDIES PROVIDED IN THIS AGREEMENT AND NO OTHER RIGHT OR REMEDY WILL BE AVAILABLE TO ANY PERSON OR ENTITY. FOR PURPOSES OF CLARIFICATION, THE PARTIES ACKNOWLEDGE AND AGREE THAT IN THE CASE OF INDEMNIFICATION FOR ANY THIRD PARTY CLAIMS UNDER THIS AGREEMENT, DIRECT DAMAGES SHALL INCLUDE ALL AMOUNTS PAYABLE IN SETTLEMENT OF SUCH CLAIM OR TO SATISFY A FINAL JUDGMENT ENTERED THEREON.

10.  Governmental Regulations.

        Purchaser shall not knowingly sell any CCTV Product to any person for use in any country to whom or for which export or sale of such product is restricted by any law or regulation of the United States or any agency thereof, and Purchaser shall comply with all applicable export and sale laws in each applicable jurisdiction.

11.  Confidentiality.

        Neither Supplier nor Purchaser shall divulge to a third party any confidential or proprietary information of the other that may have become known as a result of the performance of this Agreement. This confidentiality obligation shall continue for a period of five (5) years after termination of this Agreement.

12.  Shipments After Termination.

        The obligations of Supplier to deliver and Purchaser to purchase any CCTV Product in accordance with purchase orders exchanged prior to the termination of this Agreement shall survive such termination of this Agreement, and such purchase and sale shall occur in accordance with the terms and conditions hereof.

13.  Certain Representations of Purchaser.

        Appendix B sets forth as of the date hereof an accurate and complete list of (x) all bids and proposals submitted by Purchaser prior to the date hereof to any Person involving in anyway the sale of CCTV Products and (y) all unfilled orders for the purchase of CCTV Products in existence as of the date hereof in respect of which Purchaser is required to make delivery on or after the date hereof.

14.  Notices.

        All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

        If to Purchaser:

  Ultrak, Inc.
  1301 Waters Ridge Drive
  Lewisville, Texas 75057
  Attention: General Counsel
  Facsimile: 972-353-6654

  If to Supplier:
  Honeywell International Inc.
  Security & Fire Solutions
  165 Eileen Way
  Syosset, New York 11791
  Attention: Ed Freeman
  Facsimile: 516-364-5344

  with a copy to:

  Honeywell International Inc.
  Security & Fire Solutions
  165 Eileen Way
  Syosset, New York 11791
  Attention: General Counsel
  Facsimile: 516-364-5344

or to such other address or to such other Person as either party may have last designated by notice to the other party.

15.  Arbitration.

        Supplier and Purchaser shall discuss mutually and make the best effort to resolve any dispute under this Agreement. In the event such negotiations are not successful within thirty (30) calendar days, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration. Within ten (10) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within twenty (20) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in commercial and business affairs who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement during the two (2) year period preceding the date of this Agreement. The arbitration shall be governed by the rules of the American Arbitration Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this Section 15 shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Any party may seek from any court interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator or pending the arbitrator's determination of the merits of the controversy. None of the parties shall be required to use the foregoing procedures to enforce the provisions of Section 15 of this Agreement.

16.  Waiver.

        No delay or failure of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise thereof or the exercise of any other right, power or remedy.

17.  Severability.

        If under any applicable and binding law or rule of any applicable jurisdiction, any provision of this Agreement is held to be invalid or unenforceable, the invalid or enforceable provision, or any portion thereof, shall be modified to the extent required to be valid and enforceable and the remaining provisions of this Agreement will continue to be given full force and effect.

18.  Governing Law.

        This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties expressly agree that the U.N. Convention on International Sales of Goods shall not apply.

19.  Choice of Venue.

        (a)  Subject to the limitations set forth in Section 15 above, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of or relating to this Agreement shall be in the State of Delaware and that the Federal and state courts therein shall have exclusive jurisdiction over the subject matter of such action and the parties hereto. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (b)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

20.  Entire Agreement.

        This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all provisions, negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

21.  Successors and Assigns.

        This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other party and any purported assignment or other transfer will be void and unenforceable; provided, however, that the Supplier may assign this Agreement in whole or in part or any of its rights hereunder without Purchaser's consent to one or more of its

Affiliates or to any purchaser of Supplier's CCTV Products business; and provided further, however, that in the event Purchaser shall sell or transfer the assets or business of Purchaser which utilizes CCTV Products or purchases CCTV Products from Supplier, Purchaser shall cause the buyer or transferee of such assets or business to assume the obligations of Purchaser hereunder.

22.  Language.

        This Agreement, all purchase orders and all notices required or given hereunder or in connection with this Agreement shall be in the English language. No translation into other language shall be taken into consideration in the interpretation of this Agreement and the binding version of all of the foregoing shall be the English version.

23.  Counterparts.

        This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

24.  Force Majeure.

        Honeywell shall bear no responsibility or liability for any losses arising out of any delay, inability to perform or interruption of its performance of obligations under this Agreement due to any acts or omissions of the Purchaser or for events beyond its reasonable control (hereinafter referred to as "Force Majeure") including, without limitation, acts of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of Honeywell whose performance is affected by the Force Majeure event. Honeywell shall immediately notify the Purchaser of the onset, extent and probable duration of such circumstances and if the Honeywell is unable to remove such causes within thirty (30) days, the Purchaser may, upon written notice, terminate this Agreement.

25.  Relationship of the Parties.

        The relationship of the parties shall be that of independent contractors and not as employees, agents, representatives or partners.

26.  Designation of Contact(s).

        Purchaser and Supplier each shall designate a primary and secondary individual as its contact(s) with the other party. All contact between the parties with respect to this Agreement shall be through the designated contacts. Any party may replace its contact(s) with other individuals upon written notification to the other party, provided that such individuals first comply with the provisions of this Section 26.

27.
Survival.    Sections 9, 10, 11, 12, 14, 15, 16, 17, 18 and 19 shall survive the signing, delivery and termination of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this CCTV Products Supply Agreement to be signed and sealed by their duly authorized officer or representative as of the date first above written.

Purchaser:	Supplier:
ULTRAK, INC.	HONEYWELL INTERNATIONAL INC.

By:	By:

Appendix A
Prices

        Purchaser and Supplier agree that prices for all sales of CCTV Products from Supplier to Purchaser shall be as follows:

Type of Product	Price

CCTV Products currently sold under the Ultrak brand name and any future CCTV Products sold under the Ultrak brand name (or any successor brand names) ("Ultrak Branded Products")
Purchaser shall pay Supplier an amount equal to (1) the Gross Margin Price and (2) 50% of the Excess Margin, if any.

As used herein,

"Components Supplier" means any third party who supplies components or other materials used in Ultrak Branded Products to Honeywell including all third party suppliers who supplied the Business with components and parts on or prior to the Closing Date (i.e. Hitron or LeeMAH)
"Excess Margin" means the aggregate price for a CCTV Product invoiced to a customer of Purchaser (the "Invoice Price") less (x) 10% of the Invoiced Price and (y) the Gross Margin Price.

"Fully Landed Cost" means Honeywell's factory cost to manufacture a relevant CCTV Product including (x) direct and indirect factory labor, (y) materials and (z) factory overhead allocated in accordance with Honeywell's corporate allocation policies (but, excluding any corporate, administrative or headquarter's allocation).
"Gross Margin Price" means Supplier's invoiced price from the relevant Components Supplier or Honeywell's Fully Landed Cost, as the case may be, divided by 0.80.

CCTV Products currently sold under the Ademco Video brand name and any future CCTV Products sold under the Ademco Video brand name (or any successor brand names) whether manufactured by Honeywell or supplied by third parties ("Ademco Branded Products")	Purchaser shall pay Supplier an amount equal to Honeywell's ADI Price (i.e. the price at which Honeywell sells the same Ademco Branded Product to ADI).

All other CCTV Products not described above purchased by Honeywell from third parties for sale through Honeywell's ADI distribution enterprise (i.e. Sony, Panasonic, Pelco, etc.)	Purchaser shall pay Supplier an amount equal to the greater of (a) Honeywell's list price for the relevant CCTV Product less 52% of such list price or (b) Supplier's cost for such CCTV Product.

Appendix B
Pre-Closing Bids and Unfilled Pre-Closing Sales

Appendix C
Product Return/Repair Policy

1.
Purchaser will test and confirm the defective or non-operational status of CCTV Products.

2.
Within fifteen (15) days of receipt, Purchaser will notify Supplier about any claim for shortages, incorrect materials or invoicing error, or the occurrence of defective or non-operational CCTV Products and request a "Return Authorization Number" from the Supplier for the items they would like to return for repair (hereinafter referred to as "RA#") or replacement by e-mail to the attention of the Customer Service Manager. This RA# is to be used for all correspondence and shipping documents that relate to the associated CCTV Product.

3.
Supplier will either send a replacement CCTV Product or credit the price after checking the contents returned under the RA#. The replacement CCTV Products can be shipped together with the next order shipment by Purchaser's request. If it is necessary, Supplier can request Purchaser an additional test or further confirmation of operational status. Purchaser is responsible for shipping costs of replacement CCTV Products to the Purchaser.

4.
Purchaser will ship the defective or non-operational CCTV Products to Supplier regularly. Supplier is responsible for shipping cost.

5.
Purchaser will inform Supplier to the attention of the Customer Service Manager of an itemized list of all CCTV Products returned in each shipment.

        Upon receipt of the returned CCTV Product, Supplier will test the CCTV Product to verify the defective or non-operational status and communicate such results to the Purchaser.

Exhibit C

SUBLEASE AGREEMENT

        This Sublease Agreement (this "Sublease"), made and entered into this        day of                        , 2002 by and between Ultrak Operating, L.P., a Texas limited partnership ("Ultrak"), and Honeywell International Inc., a Delaware corporation ("Honeywell").

RECITALS

        WHEREAS, Ultrak is the tenant pursuant to that certain Lease Agreement dated December 17, 2001 (the "Prime Lease"), by and between Briarwood Waters Ridge LP, as landlord ("Landlord"), and Ultrak, as tenant, for those certain premises (the "Premises") comprised of the land and the building (the "Building") located at 1301 Waters Ridge Drive in Lewisville, Texas. A true and correct copy of the Prime Lease is attached hereto as Exhibit A.

        WHEREAS, Ultrak desires to sublease a portion of the Premises to Honeywell, and Honeywell desires to sublease the same from Ultrak, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises to be subleased, the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

AGREEMENT

        1.    Subleased Premises, Access and Building Percentage.    Ultrak hereby subleases unto Honeywell, and Honeywell hereby subleases from Ultrak, subject to the terms and conditions set forth in this Sublease, those certain premises (the "Subleased Premises") identified on attached Exhibit B [the parties shall agree upon the specific Subleased Premises prior to Closing, and the specific Subleased Premises will be approximately in the location identified on attached Exhibit B, and will not exceed 40,000 square feet of warehouse space and 28,000 square feet of office space]. Honeywell's "Building Percentage" of the Building is the quotient of the number of square feet comprising the Subleased Premises divided by the number of total square feet of useable warehouse and office space minus the total square feet of the to be agreed to common areas. Honeywell will have access to, and egress from, the Building and the Subleased Premises by way of the common lobby area identified on attached Exhibit B. Honeywell has the right to construct, at its sole cost and expense and upon receipt of prior written consent from Ultrak, which consent will not be unreasonably withheld, and provided Honeywell provides Ultrak with access codes or other means of access to the Sublease Premises: (i) its own access to the Subleased Premises from the common lobby areas; (ii) at its option, either install its own access control system or use Ultrak's existing access control system at those points which Honeywell deems reasonably necessary, including, without limitation, points in the common lobby areas; (iii) a demising wall on the second floor of the Building; and (iv) a fence in the warehouse area of the Building (the items described in i, ii, iii and iv are collectively the "Initial Improvements").

        2.    Term and Extension Option.    The initial term ("Initial Term") of this Sublease commences on the date hereof (the "Commencement Date"), and expires on the date that is the last day of the month in which the first anniversary of the Commencement Date occurs, unless sooner terminated as provided in this Sublease.

          2.1  Honeywell has the option ("Extension Option") to extend the Initial Term of this Sublease for one extension term ("Extension Term") expiring on the scheduled expiration date of the term under the Prime Lease. The Extension Term will be on all of the same terms and conditions set forth in this Sublease; provided, however, (i) annual Rent, as defined below, will be $655,848.00 payable in equal monthly installments of $54,654.00; and (ii) that if the total dollar amount for either (i) utilities (which are not separately metered and payable by Honeywell) and/or (ii) real estate taxes payable for the Building increase during the Extension Term by five percent or more, pro rata based on the number of days in the Extension Term, of the amounts payable therefor during the Initial Term, Rent payable under Section 3.1 will be increased by Honeywell's Building Percentage of such increase in excess of five percent (5%) of the amounts payable therefor during the Initial Term. Ultrak shall, upon receipt of Honeywell's written request, substantiate such increases with evidence reasonably acceptable to Honeywell. Honeywell will give written notice to exercise the Extension Option at least three (3) months prior to the expiration of the Initial Term.

          2.2  The Initial Term and the Extension Term are collectively called the "Term".

        3.    Rent, Utilities and Taxes.

          3.1.  Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Honeywell shall pay to Ultrak annual rent ("Rent") of $205,848.00 in equal monthly installments of $17,154.00; subject, however, to increase as permitted under Section 2.1 of this Sublease. Except as specifically provided in this Sublease, this Rent is inclusive of all amounts that Honeywell is required to pay under this Sublease. Rent for partial months will be prorated based upon the number of days within the subject month. Honeywell shall pay Rent to Ultrak as the same shall become due, without demand, reduction or set off of any kind except as expressly permitted by this Sublease or the Prime Lease.

          3.2.  Honeywell shall pay all charges incurred for any telephone or other telecommunications services (including but not limited to computer Internet access fees) used by Honeywell on the Subleased Premises; provided, however, that Honeywell is not required to pay for such charges under this Section 3.2 to the extent that it is required to pay for such charges under that certain Transitional Services Agreement dated as of even date herewith by and between Honeywell and Ultrak. In addition, Honeywell shall pay all taxes levied against its personal property as provided in Section 7(d) of the Prime Lease.

        4.    Prime Lease.    Except as excluded in Section 4.1 below, (a) Honeywell agrees to assume and perform, according to the terms of the Prime Lease, all of the duties, covenants, agreements and obligations of Ultrak under the Prime Lease, as the same may be applicable to the Subleased Premises as if Honeywell were the tenant under the Prime Lease and (b) as between Ultrak and Honeywell, Ultrak shall have all of the rights and remedies reserved by and granted to Landlord in the Prime Lease as if Ultrak was the "Landlord" thereunder, including but not limited to the provisions of Section 17 (Default) of the Prime Lease, which shall apply to Honeywell's obligations under the Prime Lease and this Sublease.

          4.1.  The following provisions of the Prime Lease are expressly excluded from this Sublease: Section 1, Premises and Term; Section 3, Minimum Rent; Security Deposit; Section 4, Payments; Section 6, Utility Charges; Sections 7(a), (b), (c) and (e), Taxes; Section 8(d); Section 10, Repairs; Section 13, Damage by Fire or Other Casualty; Section 14, Condemnation; Section 15(c), (d) and (e), Liability and Indemnification; Section 16, Assignment and Subletting; Section 18, Inspection by Landlord; Section 21, Notice and Payment; Section 22, Net Lease; Section 26, Purchase Option; Section 27, Tenant's Information; Section 44, Landlord's Lien; Section 50, Intention of Parties; Contingent Security Interest; and Any obligations under that certain letter dated December 17, 2001 (a copy of which is attached hereto as Exhibit C), regarding the subleasing of the Premises.

          4.2.  Subject to Ultrak's obligations under Section 10 of this Sublease, Honeywell agrees that it will take good care of the Subleased Premises and will keep them in good condition and repair, will commit no waste or nuisance, and will not do, suffer, or permit to be done any injury to the same. To the extent applicable, at all times during the Term, Honeywell shall cause the Subleased

  Premises to comply with the terms of the Master Declaration of Covenants, Restrictions, and Development Standards Applicable to Waters Ridge dated June 1, 1984 (Vol. 1423, P. 680 Deed Records, Denton County, Texas, to which the Premises (including the Subleased Premises) and the Building are subject.

          4.3.  Honeywell shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Landlord by reason of any right of termination or forfeiture reserved or vested in Landlord under the Prime Lease, or any right for Landlord to claim damages under the Prime Lease. Honeywell shall defend, hold harmless and indemnify Ultrak from any loss, damage or expense, including reasonable attorneys' fees, arising from the breach of the terms of the preceding sentence.

          4.4.  It is hereby understood and agreed that Honeywell's rights to use, possess and enjoy the Subleased Premises are subject and subordinate to the terms and conditions of the Prime Lease and the rights and remedies of Landlord and Ultrak thereunder.

        5.    Title and Possession.    Subject to receipt of the attached Landlord's Consent to Sublease, Ultrak covenants and agrees that it has full right and authority to enter into this Sublease for the full Term hereof, and that Honeywell, upon paying the Rent and other sums when and as provided herein, and upon performing the duties, covenants, agreements and obligations hereof, and upon keeping and obeying all of the restrictions, conditions and provisions hereof, and subject to the terms of the Prime Lease and this Sublease, will have, hold and enjoy quiet possession of the Subleased Premises for the Term herein granted.

        6.    Sublease and Assignment.    Honeywell, on notice to Ultrak and Landlord (but without Ultrak or Landlord's consent), may assign this Sublease or sublet all or part of the Premises to any "Affiliates", provided such Affiliate assumes all of the obligations of Honeywell hereunder relating to the sublet portion of the Subleased Premises and Honeywell remains obligated for the payment of Rent and the performance of all other obligations hereunder. An Affiliate is any company controlling, controlled by or under common control with Honeywell, as well as any entity acquiring all or substantially all of Honeywell's assets. A transfer of an ownership interest in Honeywell is not an assignment of this Sublease. Any other assignment, transfer, mortgage, encumbrance or sublease by Honeywell will require Ultrak and Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed by either of them.

        7.    Damage, Casualty and Condemnation.    In the event of damage or destruction of fifty percent (50%) or more of the Subleased Premises or the taking of all or at least fifty percent (50%) thereof under the power of eminent domain, either party may terminate this Sublease upon ten (10) days prior written notice to the other party; provided such notice is delivered within twenty (20) days after the occurrence of such event.

        8.    Waiver of Claims; Subrogation.    Notwithstanding any provision of this Sublease to the contrary, Ultrak and Honeywell each hereby waives any and all rights of recovery, claim, action or cause of action, against the other and against Landlord, their agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Subleased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which are insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and each covenants that its insurers will hold no right of subrogation against such other party.

        9.    Alterations.    The parties agree Honeywell is taking the Subleased Premises, "as is", "where is" and with all faults. Honeywell shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of Landlord and Ultrak, which consent Ultrak will not withhold if Landlord has granted its consent. All alterations, additions and improvements that are approved must be made at Honeywell's sole cost and expense. Upon the termination of the Term, all such alterations, additions and improvements will be and remain part of the Subleased Premises and Honeywell will not be permitted to remove such alteration or improvement unless required to do so by Ultrak and/or Landlord at the time that either Ultrak or Landlord grants its consent for the installation or construction thereof. Ultrak hereby consents to Honeywell's installation of a phone system into the Subleased Premises and agrees that Honeywell may, but is not required, to remove such system upon the expiration or earlier termination of this Sublease. Honeywell shall not, and shall not permit any party to, impose or cause to be filed, any mechanic's or materialmen's liens encumbering the Premises, the Building or any part thereof. Honeywell covenants and agrees to indemnify Ultrak and Landlord against, and holds Ultrak and Landlord harmless from, all liens, whether for labor or materials arising as the result of alterations, additions, repairs, or improvements to the Subleased Premises made by Honeywell during the term of this Sublease. The parties shall mutually agree upon the modifications required to adequately separate the Subleased Premises from the remainder of the Premises. Honeywell shall pay its Building Percentage of the cost of such modifications, except with respect to the modifications described in Section 1, which shall be at Honeywell's sole costs and expense.

        10.    Maintenance, Repair and Replacement.    Ultrak shall maintain, repair and, as necessary, replace all elements of the Building and the Subleased Premises including, without limitation, the foundation, all structural elements, the roof and roof membrane, common areas, parking areas and all Building systems, including, without limitation, mechanical, electrical, plumbing, sewer, fire-life-safety, and heating, ventilating and air conditioning systems. Other than keeping the Subleased Premises clean and orderly, and replacing light bulbs and other consumables on the Subleased Premises, Honeywell is not required to perform any maintenance, repairs or replacements unless the same are required due to the acts or omissions or negligence of Honeywell or its employees, agents or invitees.

        11.    Notices.    All notices and notifications under this Lease to be sent from one party to the other must be in writing and sent by a nationally recognized private carrier of overnight mail (e.g., Federal Express) or by United States certified mail, return receipt requested and postage prepaid to the other party as set forth below. Each such mailed notice or communication is deemed to have been given to, or served upon, the party to which addressed on the earlier of the date it is received if hand delivered, one business day after the date the same is deposited with the courier, or three business days after the same is deposited with the United States registered or certified mail, postage prepaid, properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by serving written notice hereunder upon the other party hereto, in the manner specified above, at least 10 days prior to the effective date of such change.

Ultrak:	Ultrak Operating, L.P. 1301 Waters Ridge Drive Lewisville, Texas 75057 ATTN: Facsimile: ( )
with a copy to:	Gardere Wynne Sewell LLP 1601 Elm Street, Suite 3000 Dallas, Texas 75201 ATTN: Richard Waggoner Facsimile: (214) 999-3510
Honeywell:	Honeywell International Inc. 1985 Douglas Drive Golden Valley, MN 55422-3993 ATTN: Thomas F. Larkins, Vice President & General Counsel Facsimile: (763) 455-4749
with a copy to:	Honeywell International Inc. 101 Columbia Road Morristown, NJ 07692 ATTN: John Gustafsson, General Counsel Facsimile: (973) 455-4749

        12.    Surrender of Subleased Premises; Current Condition of Subleased Premises.    Upon the expiration or earlier termination of the Term of this Sublease, Honeywell will quit and surrender possession of the Subleased Premises to Ultrak in as good order and condition as the same are now or hereafter may be improved by Landlord, Ultrak or Honeywell, reasonable wear and tear and casualty loss excepted. To the extent Honeywell's property remains in the Subleased Premises after the expiration of the Term such property is deemed abandoned and Ultrak has the right to remove and store the same at Honeywell's cost, or to assert control and ownership over, and use of, the same. HONEYWELL ACKNOWLEDGES THAT IT IS TAKING THE SUBLEASED PREMISES IN AN "AS IS" CONDITION. No promise of Ultrak to alter, remodel or improve the Premises, the Subleased Premises, or any portion thereof, and no representation respecting the condition of the Subleased Premises or its compliance with Applicable Laws (as defined in the Prime Lease) has been made by Ultrak or any employee, agent or representative of Ultrak to Honeywell.

        13.    Termination of Prime Lease.    It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of, and subject to, the Prime Lease, and in the event of the termination of the Prime Lease for reasons other than a negotiated termination thereof by Landlord and Ultrak, this Sublease automatically will be terminated; provided, however, that this provision will not be deemed to release Ultrak from liability if the Prime Lease is terminated by reason of a default by Ultrak as tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Honeywell hereunder. Honeywell will have no recourse against Ultrak if the Prime Lease is terminated by reason of a default by Honeywell hereunder, or by any reason other than a default by Ultrak under the Prime Lease. Notwithstanding the foregoing, in the event the Prime Lease is terminated prior to the expiration of the Term, Honeywell shall use commercially reasonably efforts to mitigate any damages caused by such event.

        14.    Waiver.    A waiver by any party of any default, breach or failure under this Sublease by the other party will not be construed as a waiver of any subsequent or different default, breach or failure.

        15.    Successors and Assigns.    All of the terms, covenants, provisions and conditions of this Sublease are binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        16.    Captions.    The captions used on the sections of this Sublease are for convenience only, are not a part of this Sublease, and are not to be considered in the interpretation hereof.

        17.    Consent of Landlord.    This Sublease is contingent upon approval by Landlord manifested by Landlord's execution of the Consent to Sublease attached hereto. Unless and until Landlord executes the Consent to Sublease, this Sublease is of no force or effect, and the parties hereto have no liability or obligation to each other.

        18.    Relationship of Parties.    This Sublease does not and will not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Ultrak and Honeywell, the sole relationship between the parties hereto being strictly that of landlord and tenant.

        19.    Broker's Warranty.    Each of Ultrak and Honeywell warrants and represents that it has not dealt with any real estate broker in connection with this Sublease. The party who breaches this warranty will defend, hold harmless and indemnify the other from any loss, damage or expense, including reasonable attorneys' fees, arising from the breach.

        20.    Counterparts—Signatures.    This Sublease may be executed in multiple counterparts each of which are deemed to be an original and all of which, taken together, shall be one and the same instrument. Electronic or facsimile signatures shall be deemed to be original signatures hereof.

        21.    Parking and Signage Rights.    Honeywell is entitled to use at least 100 parking stalls, on a non-exclusive basis and at no additional cost, in the parking areas serving the Building. Honeywell may install such Building and Sublease Premises signage as Honeywell deems necessary subject to the terms and provisions of the Prime Lease and the consent of Ultrak, which consent Ultrak will not unreasonably withhold if Landlord consents to such signage.

        22.    Landlord's Right to Enter Subleased Premises.    Ultrak and Landlord may, upon reasonable prior notice and with an escort provided by Honeywell, enter the Subleased Premises for the purpose of inspecting and examining the same, and for all other reasonable purposes; provided, however, that no such notice or escort is required in the event of an emergency.

        23.    Access to Fitness Room, Cafeteria, and Roof.    Honeywell has the right, at no additional cost or rent, to access and use the fitness room and cafeteria located in the Building at those times when the fitness room and cafeteria are normally open to employees of Ultrak; provided, however, that Honeywell shall pay for all costs previously approved by Honeywell in writing and actually incurred by Ultrak in connection with improvements made to the Building to accommodate such access, including but not limited to installation and/or modification of additional access control systems, walls and/or other barriers; provided, further, however, that Honeywell may, in lieu of agreeing to pay for such costs, surrender its right to use the fitness room and/or the cafeteria. Honeywell has the right, at no additional cost or rent, to access and use the roof of the Building for the limited purpose of demonstrating products it sells as part of its business operations at the Subleased Premises. Ultrak will, to the extent necessary, deliver keys to Honeywell to access these areas. Honeywell agrees to comply with any reasonable requirements Ultrak may have with respect to Honeywell's access to the fitness room, cafeteria and roof, including but not limited to requiring Honeywell's employees to sign a waiver and indemnification as a condition to access to the fitness room and requiring an Ultrak escort to accompany any person(s) accessing the roof.

        24.    Mutual Indemnification.    Honeywell hereby agrees to indemnify and hold Ultrak, its contractors, employees, officers, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Ultrak, resulting from Honeywell's use and occupancy of the Subleased Premises, any negligence of Honeywell or its employees, contractors or invitees, or any failure of Honeywell to comply with the terms of this Sublease. Ultrak hereby agrees to indemnify and hold Honeywell, its contractors, employees, officers, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Honeywell, resulting from any negligence of Ultrak, or its employees, contractors or invitees in the Building, or any failure of Ultrak to comply with the terms of this Sublease.

        25.    Compliance with Applicable Laws.    Notwithstanding the provisions of Sections 2 and 5 of the Sublease to the contrary, as between Ultrak and Honeywell, and except to the extent affected by Honeywell's particular use of the Subleased Premises, Ultrak shall be responsible for the compliance of the Subleased Premises, the Building, the common areas and the land on which they are located with Applicable Laws. Honeywell shall be responsible for compliance with all Applicable Laws which are applicable to Tenant's particular use and manner of use of the Subleased Premises. If Honeywell's particular use of the Subleased Premises violates any Applicable Laws, Honeywell shall bear all expense and liability for compliance with such Applicable Laws. Neither party shall commit any act or omit to take any action, the result of which would be the loss of the Free Trade Zone status in the warehouse portion of the Building.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

ULTRAK OPERATING, L.P. A TEXAS LIMITED PARTNERSHIP
By:	Ultrak GP, Inc. a Texas corporation, its General Partner
By
Its
HONEYWELL INTERNATIONAL INC.
By
Its

[Lewisville, Texas Sublease]

Exhibit A
Prime Lease

Exhibit B
Subleased Premises

(See Attached)

Exhibit C
December 17, 2001 Letter

[LANDLORD HAS NOT REVIEWED THIS]

CONSENT TO SUBLEASE

        1.    The undersigned ("Landlord") does hereby consent to the foregoing Sublease between Ultrak Operating, L.P. ("Ultrak") and Honeywell International Inc. ("Honeywell"), provided that such consent does not release or discharge Ultrak from any of its obligations to be performed under the Prime Lease, and further provided that such consent is limited to the foregoing Sublease only, and any further assignment, sublease, amendment or modification of this Sublease or the Prime Lease will require the prior written consent of the undersigned pursuant to the Prime Lease.

        2.    Landlord and Honeywell release each other from any liability for loss or damage by fire or other casualty coverable by a standard form of property insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies.

        3.    Landlord hereby consents to the assignment and subletting rights granted to Honeywell under Section 6 of the Sublease.

        4.    Landlord acknowledges that it has no rights under Section 44 or Section 50 of the Prime Lease with respect to (i) any Assets, as such term is defined in that certain Asset Purchase Agreement, dated as of July    , 2002, between Honeywell International Inc. and Ultrak Inc. and their affiliates named therein; (ii) any other Honeywell International Inc. property; (iii) any after-acquired property of Honeywell International Inc.; or (iv) any proceeds from any property discussed herein.

        5.    Landlord hereby covenants and agrees that, in the event of early termination of the Prime Lease or Landlord's right to re-enter and take possession of the Premises, for reasons other than a default by Honeywell under the Sublease, the Sublease shall remain in full force and effect and shall be deemed to be a direct lease for the Subleased Premises by and between Honeywell and Landlord, upon the same terms and conditions.

        6.    Honeywell is not required to remove the Initial Improvements, as defined in Section 1 of the Sublease.

Dated ________________
LANDLORD:
BRIARWOOD WATERS RIDGE LP
By
Its

EXHIBIT D

TRADEMARK AND COPYRIGHT LICENSE AGREEMENT

        This Trademark and Copyright License Agreement (this "Agreement") is made as of this    day of                         , 2002 ("Agreement Date"), between Ultrak, Inc., Inc., a Delaware corporation, a corporation organized under the laws of Delaware ("Licensor"), and Honeywell International Inc., a corporation organized under the laws of Delaware ("Licensee").

        WHEREAS, Licensee, together with certain other entities on the one hand, and Licensor on the other, are parties to that certain Asset Purchase Agreement, dated as of August 8, 2002 (the "Asset Purchase Agreement"), pursuant to which Licensee acquired certain assets of Licensor;

        WHEREAS, Licensor has been using the ULTRAK trademark and other trademarks, trademark applications, registrations and renewals therefor identified in Schedule A (the "Trademarks") in connection with its business; and

        WHEREAS, Licensor owns certain copyrights related to the Trademarks (the "Copyrights" and, together with the Trademarks, the "Licensed Property") in connection with its business; and

        WHEREAS, Licensee desires to acquire the right to use the Licensed Property in connection with the certain businesses in certain geographic locations as described herein pursuant to the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the foregoing promises, the covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor agrees to and hereby does license the Licensed Property to Licensee as follows:

        1.    Definitions.

        Capitalized terms herein without definition have the meanings set forth in the Asset Purchase Agreement.

        2.    Grant.

          a.    Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, an exclusive (even as to Licensor), perpetual, irrevocable, fully paid-up, worldwide, royalty-free license to use the Trademarks in connection with the CCTV Business and on or in relation to the sale of goods and services in connection with the CCTV Business.

          b.    Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, an exclusive (even as to Licensor), perpetual, irrevocable, fully paid-up, royalty-free license to use the Trademarks in connection with the Business in the Non-U.S Jurisdictions and on or in relation to the sale of goods and services in connection with the Business in the Non-U.S. Jurisdictions.

          c.    Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee an exclusive, perpetual, fully paid-up, royalty-free license to use, modify, reproduce, prepare derivative works of, distribute and exercise all other rights in and to the Copyrights worldwide in connection with the CCTV Business and in the Non-U.S. Jurisdictions in connection with the Business in any and all media (including without limitation electronic form, printed form or otherwise) whether now known or known in the future.

          d.    This Agreement expressly contemplates a license under the terms described herein of all applications, registrations, renewals and extensions of the Licensed Property.

        3.    Option to Assign

          a.    Exercise of Option. Licensor shall have the option to assign any item of Licensed Property to Licensee upon written notice of the exercise thereof to Licensee identifying the item of Licensed Property to be so assigned, such assignment for the payment of no additional consideration by Licensee, which option shall be exercisable by Licensor commencing on the Agreement Date and continuous thereafter.

          b.    Effect. Such assignment shall be effective upon receipt of notice by Licensee and, upon such receipt, all right, title, and interest in and to the item of Licensed Property identified in the notice, including all applications, registrations, and renewals therefor, together with all translations, adoptions, derivations, and combinations thereof, and any and all goodwill associated with such item of Licensed Property and the business or portion thereof pertaining to any such item of Licensed Property, shall be assigned, transferred, and conveyed to Licensee, its successors and assigns, together with all statutory and common law rights attaching thereto, including the right to sue for and recover damages in respect of any previous infringements thereof provided however that no assignment, transfer and conveyance of any liability relating to or in connection with the use by Licensor of, or acts taken by Licensor in connection with, the item of Licensed Property prior to the assignments shall be transferred to Licensee and Licensor shall indemnify, defend and hold harmless Licensee and Licensee Agents (as defined in Section 7(a)) from any claims, demands, suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees that Licensee or Liensee Agents may suffer or incur as the result of the foregoing. The parties shall execute any documents necessary to effectuate the terms of this Section 3(b). Upon an assignment of an item of Licensed Property pursuant to this Section 3, such assigned item of Licensed Property shall no longer constitute Licensed Property subject to this Agreement.

        4.    Representations and Warranties.

          a.    Licensor represents and warrants as follows, as of the date hereof:

              (i)  Licensor owns or has a valid right to license each item of the Licensed Property.

            (ii)  Licensor has taken or caused to be taken reasonable and prudent steps to protect Licensor's rights in and to, and the value, validity and enforceability of, the Licensed Property.

            (iii)  To Licensor's knowledge after commercially reasonable due inquiry, (a) no third party has any right to use any of the Trademarks either in identical form or in such near resemblance thereto as to be likely, when applied to the goods or services of any such person, to cause confusion as to the source of such goods or services; (b) the use of any of the Trademarks in connection with the goods and services set forth in Licensor's registrations and as used in connection with goods and services in the CCTV Business throughout the world and in the Business in the Non-U.S. Jurisdictions does not constitute an infringement of, conflict with, or otherwise violate, the rights of any third party; and (c) the use of any of the Copyrights as permitted in Section 2(c) of this Agreement does not constitute an infringement of, conflict with, or otherwise violate, the rights of any third party.

            (iv)  Neither Licensor nor any of its officers, directors, shareholders, agents or Affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Licensee which limits or restricts the right of Licensor to license any of the Licensed Property in the manner specified in this Agreement, and

            (v)  Licensor is not a defendant to any action, suit, investigation, or proceeding relating to, or otherwise has been notified of, any claim that Licensor's use of the Licensed Property in connection with its business infringes the rights of any third person. To Licensor's knowledge, there is no infringement by any third person of any of the Licensed Property.

          b.    The representations and warranties furnished by Licensor in this Agreement (including in the schedules attached hereto) are accurate, correct and complete in all respects and do not contain any untrue statement of fact or, when considered in the context in which presented, omit to state a fact necessary to make the statements and information contained herein not misleading.

        5.    Quality Control/Trademark and Copyright Notice

          a.    Licensee agrees that at all times during the term of this Agreement and any extensions thereof, its services and goods shall be of such standard and quality as to be adequate and suited to the protection of the Trademarks and the goodwill associated therewith (the "Goodwill"). Any use of the Trademarks in substantially the same form as they are currently used by Licensor or its Affiliates (which, for avoidance of doubt, includes without limitation use of the Trademarks with Licensee's or its Affiliates' corporate names, trade names, logos and trademarks) or in connection with the goods manufactured to substantially the same standards and quality as are currently in force by Licensor or its Affiliates is hereby deemed approved without further submission being required. If Licensee intends to make any changes that would reasonably be expected to adversely affect the goodwill associated with the Trademarks, Licensee shall, before using the Trademarks or providing the goods and services, obtain the prior approval of Licensor by submitting representative samples of such modified trademarks or goods, or materials associated with such services, to Licensor. Any such proposed use submitted to Licensor shall be deemed approved upon the passage, without written objection, of ten (10) days after submission. Licensor shall have, at reasonable times and on reasonable notice, the right to inquire regarding the services provided by Licensee and the right to inspect Licensee's use of the Trademarks and the manufacture of the goods on which the Trademarks are used or proposed to be used in order to carry out appropriate quality control.

          b.    The goods or packaging on which the Trademarks or Copyrights are used shall, where reasonable, be marked to indicate that the Trademarks and Copyrights are trademarks or copyrights of Licensor, as the case may be, and are being used by Licensee pursuant to a license granted by Licensor.

        6.    Licensed Property Ownership

          a.    Licensee agrees that the Trademarks and the Goodwill are and remain Licensor's exclusive property, and understands that it acquires no right, title, or interest in the Trademarks or the Goodwill other than the rights described by the express terms of this Agreement. Licensee agrees that any and all rights that may be acquired by the use of the Trademarks by Licensee shall inure to the sole benefit of Licensor, provided that all rights relating to Licensee's marks shall inure solely to the benefit of Licensee. Licensee shall not at any time do or suffer to be done any act which would impair materially Licensor's proprietary rights in or to, or infringe, the Trademarks or the Goodwill.

          b.    Licensee agrees that the Copyrights are and remain Licensor's exclusive property, and understands that it acquires no right, title or interest in the Copyrights other than the rights described by the express terms of this Agreement. Licensee shall not at any time do or suffer to be done any act which would impair materially Licensor's proprietary rights in or to, or infringe, the Copyrights. It is understood that any derivative work or modification of the Copyrights that is created by Licensee is owned by Licensee unless otherwise agreed in writing.

          c.    Licensee agrees not to challenge the validity of the Licensed Property. Licensor shall not, at any time, do or suffer to be done any act or thing which may adversely affect or impair the value of or tarnish the Licensed Property.

          d.    Licensor, at its own expense, shall execute, file and record all documents to maintain, preserve and renew all applications of and registrations for the Licensed Property that are in existence at the time of the Agreement Date in any country or other jurisdiction in the world, and take any other action that may be required to maintain the value, validity and enforceability of the Licensed Property. At Licensee's expense and request, Licensor shall, within ten (10) business days of receipt, execute any documents reasonably requested by Licensee to file, maintain, preserve and renew all applications of and registrations for, the Licensed Property in the name of Licensor in any country or other jurisdiction in the world where the Licensed Property is not registered and no application therefor is pending, or where other action may be required to maintain protection of the Licensed Property, including the recordation of this Agreement. Licensor shall not intentionally take, or omit to take, any action which may reasonably be expected to jeopardize the use, value, validity, or enforceability of the Licensed Property anywhere in the world or where the Licensed Property is used by Licensee. Licensor further shall not allow any application for or registration of the Trademarks in any country to lapse, expire, be cancelled or otherwise become abandoned or lose effect without first receiving written confirmation from Licensee that such application or registration in question is no longer of interest.

        7.    Infringement

          a.    Both parties agree promptly to give notice in writing to the other party of any infringement or suspected or threatened infringement by a third party of the Licensed Property which it learns of at any time during the term of this Agreement.

          b.    Upon learning of any such potential infringement under Section 7(a), Licensor may, but shall not be obligated to, take whatever action it deems necessary or desirable to protect or enforce its and Licensee's rights to the Licensed Property, including the filing and prosecution of litigation, opposition or cancellation proceedings, the institution of federal or state proceedings and the right to settle, subject to Licensee's approval, which shall not unreasonably be withheld. In the event that Licensor takes such action, Licensee shall provide, at Licensor's expense, reasonable cooperation to Licensor in the execution of any documents or other similar assistance required for Licensor to take such steps, including joining Licensor as a party in any litigation where reasonably necessary for the conduct thereof. Licensor agrees to notify Licensee in writing of Licensor's decision and course of action as soon as reasonably possible following the receipt of any notice from the Licensee under Section 7(a) above.

          c.    In the event that Licensor elects not to exercise its rights under Section 7(b) or fails to take action under Section 7(b) within 30 days of learning or receiving notice of any infringement or suspected or threatened infringement, Licensee shall have the right, but not the obligation, at its sole expense and upon prior written notice to Licensor, to take such action as it deems necessary for the protection of its and Licensor's rights in and to the Licensed Property, including the institution of federal and state proceedings and the right to settle, subject to Licensor's approval, which shall not be unreasonably withheld. In the event Licensee takes any action permitted under this Section 7(c), Licensor shall provide, at Licensee's expense, reasonable cooperation to Licensee in the execution of any documents or other similar assistance required for Licensee to take such steps, including joining Licensee as a party in any litigation where reasonably necessary for the conduct thereof. If Licensee decides not to take any action with respect to such infringement to enforce its rights pursuant to this Section, it shall promptly notify Licensor of such decision.

          d.    Nothing in this Agreement shall be construed to prevent Licensor and Licensee from taking action jointly in any infringement suit or other action with respect to the Licensed Property.

          e.    The party that takes action against an unauthorized third party use (unless the action is taken jointly) shall receive and retain any and all funds recovered in such an action, including without limitation, the settlement thereof, after all parties are reimbursed for all out-of-pocket costs and expenses incurred by them in connection with such action. If the action is taken jointly, the parties will share the expenses equally and, after payment of expenses, the parties shall share equally any and all funds recovered in an action, including without limitation, the settlement thereof.

        8.    Indemnification

          a.    Without limiting its indemnification obligations under the Asset Purchase Agreement, Licensor shall indemnify, defend and hold harmless Licensee, Licensee's Affiliates and their officers, employees, servants or agents (collectively, the "Licensee Agents") from and against all claims, demands, suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees that Licensee or Licensee Agents may suffer or incur as the result of (i) any third party claim that the Licensed Property, when used as permitted by this Agreement, infringes any rights of such third party, (ii) any liability to any third party from loss, damage or injury to persons or property in any manner for the use of or sale of products bearing the Trademarks or associated Copyrights applied or used by Licensor, and (iii) any breach by Licensor of any term or condition of this Agreement.

          b.    Licensee shall indemnify, defend and hold harmless Licensor, Licensor's Affiliates and their officers, employees, servants or agents (collectively, the "Licensor Agents") from and against all claims, demands, suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees that Licensor or Licensor Agents may suffer or incur as the result of (i) any liability to any third party from loss, damage or injury to persons or property in any manner for the use of or sale of products bearing the Trademarks or associated Copyrights applied or used by Licensee, and (ii) any breach by Licensee of any term or condition of this Agreement; provided however that nothing in this Section 8(b) shall be construed as imposing an indemnification obligation on Licensee for any claims for which Licensor indemnifies Licensee, including without limitation Licensee's obligations under Section 8(a) or under the Asset Purchase Agreement.

          c.    Any party making a claim for indemnification hereunder (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts which may reasonably be expected to give rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof (a "Notice of Claim"), provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor.

          d.    With respect to any third party action, lawsuit, proceeding, investigation or other claim which is the subject of a Notice of Claim (a "Third Party Claim") an Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of such Third Party Claim at the Indemnitor's expense and at its option by sending written notice of its election to do so within fifteen (15) days after receiving the Notice of Claim from the Indemnitee as aforesaid; provided, however, that:

              (i)  The Indemnitee shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose;

            (ii)  The fees and expenses of such separate counsel shall be borne by Indemnitee unless (x) the Indemnitor and the Indemnitee have agreed to the retention of the same counsel or (y) the named parties to the Third Party Claim include both the Indemnitor and the Indemnitee and representation of such parties by the same counsel would be inappropriate (due to actual or potential differing interests between them as determined by Indemnitee in its reasonable discretion);

            (iii)  The Indemnitee shall be entitled to assert against any third party (other than Indemnitor or any of its subsidiaries of Affiliates) any and all crossclaims and counterclaims

    Indemnitee may have, subject to Indemnitor's consent, which consent shall not be unreasonably withheld;

            (iv)  If the Indemnitor elects to assume the defense of any such Third Party Claim, the Indemnitor shall be entitled to compromise or settle such Third Party Claim in its sole discretion so long as either (x) such compromise or settlement is purely monetary and provides an unconditional release of the Indemnitee with respect to such claim or (y) the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld); and

            (v)  If the Indemnitor shall not have assumed the defense of such Third Party Claim within the fifteen (15) days period set forth above, the Indemnitee may assume the defense of such Third Party Claim with counsel selected by it and may make any compromise or settlement thereof or otherwise protect against the same and be entitled to all amounts paid as a result of such Third Party Claim or any compromise or settlement thereof, provided that, in the case of any such compromise or settlement, (x) such compromise or settlement is purely monetary and provides an unconditional release of the Indemnitor with respect to such claim or (y) the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld). The Indemnitee shall give the Indemnitor notice of the name of counsel selected by it prior to the time of assuming the defense and the Indemnitor shall have five (5) business days in which to object to such counsel. In the event of such objection, the Indemnitor shall have the obligation to defend on the terms specified in Section 8(d)(ii).

          e.    The Indemnitee shall at all times cooperate, as its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. The Indemnitor shall provide, at the Indemnitee's request, copies of all documents relevant to any Third Party Claim for which an indemnification is provided hereunder.

          f.      In the event of a conflict between this Section 8 and the indemnification obligations specified in the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern.

        9.    Assignment

        The parties shall not grant, assign, convey, sublicense, or transfer, by operation of law or otherwise, any of their rights under this Agreement to any person without the prior written approval of the other party. In the event written approval is obtained to a grant, assignment, conveyance, sublicense or transfer, the holder or holders through grant, assignment, conveyance, sublicense or transfer of this Agreement or any interest herein shall be bound by all of the terms and conditions hereof. Notwithstanding the foregoing, Licensee may assign, sublicense, grant, convey or transfer its rights under this Agreement to an Affiliate of Licensee or to a purchaser in connection with a sale or other disposition of the CCTV Business, the Business or all or substantially all of the business of Licensee (whether pursuant to a sale of stock, by merger, by sale of assets or otherwise) without the prior written approval of Licensor. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

        10.  Term of Agreement; Termination

          a.    This Agreement shall commence upon the date hereof and shall continue until terminated pursuant to this Section, Section 11(d), or Section 11(e).

          b.    On the occurrence of any of the following events, this Agreement may be terminated by either party, effective on delivery of notice in accordance with Section 14 of this Agreement:

              (i)  The filing of any petition seeking any reorganization, arrangement, liquidation, dissolution or similar relief with respect to the other party which is not dismissed or withdrawn within 60 days of filing;

            (ii)  The appointment of a receiver for all of the other party's assets; and

            (iii)  The other party becomes insolvent, or it is unable to pay its debts as they become due.

          c.    Any such termination described above in this Section 10 shall be without prejudice to any other rights or claims either party may have against the other.

        11.  No Termination on Breach

          a.    Except as otherwise specifically provided in this Agreement, nothing herein shall give either party the right to terminate this Agreement for a breach of this Agreement.

          b.    Except as otherwise specifically provided in this Agreement, if either party has a good faith reason to believe that (i) Licensee has materially breached the quality control provisions specified in Section 5(a) giving rise to a threat of abandonment of the Trademarks in Licensor's reasonable discretion; (ii) either party has breached a warranty, representation or obligation stated herein; (iii) Licensee's use of the Trademarks, in any country or jurisdiction exceeds the scope of the rights set forth herein; or (iv) Licensee has materially breached the ownership provisions in Section 6(a) giving rise to a threat of abandonment of the Trademarks in Licensor's reasonable discretion, the non-breaching party shall have the right to give written notice to the breaching party specifying in reasonable detail the basis for its good faith belief and the respects in which that party is in breach of its obligations under this Agreement. Upon receipt by the breaching party of such written notice, such breaching party shall have six (6) months to cure the noticed failure, provided that the breaching party will verify the corrective measures taken to cure within sixty (60) days. In the event that such failure is reasonably incapable of cure within such six (6) month period, such six (6) month period shall be extended by the number of days reasonably necessary to effect the cure for so long as such breaching party continues diligently to take all such steps to cure the breach.

          c.    If the breaching Party fails to cure the breach within the period specified in Section 11(b), the Parties agree to negotiate in good faith to resolve such dispute prior to seeking alternative relief for a period of no less than ninety (90) days. If at the end of such period of good faith negotiation the dispute has not fully been resolved to the mutual satisfaction of the parties, the complaining Party is free to seek an alternative remedy consistent with the terms of this Agreement, provided however that if the alleged breach is pursuant to Sections 11(b)(i) or 11(b)(iv), the parties shall further submit the dispute to the provisions of 11(d). Except as otherwise provided in this Agreement, in no event shall either party's remedies include termination of the rights herein granted, except for material breaches under Sections 11(b)(i) or 11(b)(iv) after resort to the provisions of Section 11(d) and a decision of the arbitrator finding that Licensor is entitled to termination of this Agreement.

          d.    With respect to any alleged material breach of Sections 5(a) or 6(a) as provided in Section 11(b)(i) and (iv), if the parties are unable to resolve the dispute pursuant to Section 11(c), the dispute shall be settled by arbitration as hereinafter provided which shall be the sole and exclusive procedure for the resolution of any such dispute. Within twenty (20) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within thirty (30) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in trademark law who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement or the Asset Purchase Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement or the Asset Purchase Agreement during the two (2) year period preceding the Agreement Date. The arbitration shall be governed by the rules of the American Arbitration Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this Section 11(d) shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof, and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Notwithstanding anything to the contrary, Licensor shall not be entitled to seek from any court injunctive, interim, or provisional relief to protect or preserve the rights or property of Licensor, pending the arbitrator's determination of the merits of the controversy. Licensor shall not have the right to terminate the Agreement until and unless all steps presented by Section 11 have been taken and the arbitrator has ruled that Licensor has the right to terminate this Agreement under Section 11(b)(i) or 11(b)(iv).

          e.    If all items of Licensed Property are assigned to Licensee under Section 3, this Agreement shall terminate.

        12.  Effect of Termination

          a.    Upon termination of this Agreement, Licensee:

                i.  Shall immediately discontinue all use of the Licensed Property, and Licensee's right to use the Licensed Property shall terminate and all rights granted to Licensee under this Agreement shall immediately revert to and vest in Licensor.

              ii.  Shall thereafter refrain from indicating or representing that Licensee is a trademark licensee of Licensor for the Licensed Property; and

              iii.  Shall thereafter refrain from directly or indirectly using or displaying any advertising or promotional material or performing any other act which might cause anyone to infer or believe Licensee to be a licensee of Licensor for the Licensed Property; provided, however, that within one hundred and eighty (180) days after termination of this Agreement (the "Wind Down Period"), Licensee may sell (but solely in the ordinary course of business) or otherwise dispose of any existing or in process goods or materials bearing or marked with the Licensed Property in the possession or under the control of Licensee which have not been produced pursuant to a pre-existing commitment from Licensee as of the date of termination of this Agreement to one of its customers ("Uncommitted Inventory"), or in packaging bearing or marked with the Licensed Property, at the date of termination; provided further that within one year from the termination of this Agreement (the "Customer Commitment Period"), Licensee may sell (but solely in the ordinary course of business) or otherwise dispose of any goods or materials which are subject to pre-existing commitments as of the date of termination of this Agreement from Licensee to one of its customers and bearing or marked with the Licensed Property, or in packaging bearing or marked with the Licensed Property. All of Licensee's unsold finished inventory of goods or materials bearing or marked with the Licensed Property not sold during the Wind Down Period or the Customer Commitment Period shall either be destroyed at Licensee's premises or, if possible, shall have removed all identification containing the Licensed Property, at Licensee's expense.

          b.    Upon termination, Licensor, its Affiliates and permitted assigns agree never to use, license, sell, assign (by operation of law or otherwise), or exercise any rights in or to, or in any way cause or permit a third party to use, license, sell, assign (by operation of law or otherwise), or exercise any rights in or to, either the Licensed Property: 1) in connection with the CCTV Business or on or in relation to the sale of goods and services in connection with the CCTV Business; 2) in connection with the Business in the Non-U.S Jurisdictions or on or in relation to the sale of goods and services in connection with the Business in the Non-U.S. Jurisdictions; or 3) in connection with the Business in any and all media (including without limitation electronic form, printed form or otherwise) whether now known or known in the future.

        13.  Relationship of the Parties

        This Agreement does not create a partnership or joint venture between the parties hereto, and does not make either party the employee, agent, or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party.

        14.  Choice of Law/Invalidity

        This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of Delaware without reference to its choice of law provisions. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

        14.  Notices and Correspondence

        Any notice or other communication required or contemplated by this Agreement to be given by any Party to another party hereto shall be in writing in English and shall be delivered personally or by first class mail, registered with postage prepaid and return receipt requested, or by telex, e-mail or fax, confirmed by first class mail, and shall be addressed to the receiving Party at the address set forth below, or such other address as such Party may specify by written notice hereunder, and shall be effective when received.

        The record address for Licensor for this purpose is:

        The record address for Licensee for this purspose is:

    Honeywell International Inc.
    101 Columbia Road
    Morristown, NJ 07962
    Attention: Trademark Department

  with a copy to:

    Honeywell International Inc.
    1985 Douglas Drive North
    Golden Valley, MN 55422-4386
    Attention: General Counsel, Automation and Control Solutions

        15.  Survival.

        Termination or expiration of this Agreement shall have no effect on Sections 3, 6(a), 6(b), 6(c), 8, 12(b), 13, 14, 15, 16, and 17 which shall survive expiration or termination of this Agreement.

        16.  Entire Agreement/Representation of Counsel

        Except as expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Agreement as of the date first written above.

Licensor: Ultrak, Inc.
By:
Name: Title:
Licensee: Honeywell International Inc.
By:
Name: Title:

SCHEDULE A

MARK                                                                                                                                               SERIAL NO./REG. NO.

Exhibit E

SHARED INTELLECTUAL PROPERTY LICENSE AGREEMENT

        This Shared Intellectual Property License Agreement (this "Agreement"), entered into as of this             day of            2002 by and between Ultrak, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Lewisville, Texas (together with its Affiliates, hereinafter referred to as "ULTRAK" or "Licensor") and Honeywell, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Morristown, New Jersey (hereinafter referred to as "Honeywell" or "Licensee").

RECITALS:

        A. Honeywell, Ultrak and certain Affiliates of Ultrak have entered into that certain Asset Purchase Agreement dated as of August 8, 2002 (the "Asset Purchase Agreement") pursuant to which Honeywell has agreed to purchase, and ULTRAK has agreed to sell, on the terms and conditions set forth in the Asset Purchase Agreement, certain business assets of Ultrak, including Transferred Intellectual Property (as that term is defined in the Asset Purchase Agreement), and pursuant to which Ultrak will continue to own certain Shared Intellectual Property (as that term is defined in the Asset Purchase Agreement)

        B. As a condition to the Closing under the Asset Purchase Agreement and the purchase by Honeywell of the business assets to be purchased thereunder, and except as otherwise provided herein, Honeywell requires Ultrak, and Ultrak has agreed as an inducement to Honeywell, to grant to Honeywell and its Affiliates a license to the Shared Intellectual Property for use in any field and to provide certain consulting services to Honeywell and its Affiliates related to supporting the Access Control Business (as defined herein), on the terms and conditions set forth in this Agreement.

        C.    Pursuant to the terms of the Access Control Supply Agreement dated of even date herewith between Ultrak and Honeywell (the "Access Control Supply Agreement"), Ultrak has agreed to supply Honeywell with certain products which utilize certain Shared Intellectual Property licensed under this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

        1.    Definitions.    Capitalized terms used herein but otherwise not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement.

          a.    "Access Control Business" shall mean the access control business in the Non-U.S. Jurisdictions as of the Closing and any access control sales of Licensor's access control products or systems generated by Licensee in the Non-U.S. Jurisdictions after the Closing pursuant to this Agreement and the Access Control Supply Agreement.

          b.    "Consulting Services" shall mean: (1) providing personnel resources to maintain, resolve systems problems relating to, and otherwise support the Access Control Business; and (2) providing telephone hotline support relating to the Access Control Business.

          c.    "Derivative Work" shall mean a "derivative work" within the meaning of the United States Copyright Act, 17 U.S.C. Section 101 et seq.

          d.    "Licensed IP" shall mean all Shared Intellectual Property (as that term is defined in the Asset Purchase Agreement), including without limitation the Intellectual Property (as that term is defined in the Asset Purchase Agreement) listed on Schedule 4.11(a)(ii) of the Asset Purchase Agreement and all Intellectual Property associated therewith, and all Intellectual Property rights associated with each of the Nonexclusive Third Party License Agreements (as such agreements are defined in the Asset Purchase Agreement and listed in Schedule 4.11(c) thereof).

        2.    Grant of License; Ownership.

          a.    License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive (except as to Licensor's exercise of all rights in the Licensed IP, including the right to license third parties providing products or services to Licensor, subject to Section 6.11 of the Asset Purchase Agreement), fully paid-up, perpetual, irrevocable, worldwide license to make, sell, use, offer for sale, distribute, export, import, modify, make improvements to, prepare Derivative Works of, reproduce, and exercise all other rights in and to the Licensed IP in any field of use, including without limitation, the design, manufacture, sale and distribution of products and systems which function to acquire, transmit, route or control images and related data in a private network (the "License").

          b.    Sublicenses. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, fully paid-up sublicense of all of Licensor's rights in and to the Licensed IP licensed by Licensor from third parties pursuant to each of the Nonexclusive Third Party License Agreements (collectively, the "Sublicenses" or, individually, each a "Sublicense"). No Sublicense under a Nonexclusive Third Party License Agreement is granted if the grant of such Sublicense would violate the Nonexclusive Third Party License Agreement provided that Licensor shall use commercially reasonable efforts to obtain such Sublicense prior to Closing (but shall not be required to pay additional royalties or fees in order to obtain such Sublicense).

          c.    Limited Ability to Sublicense. Licensee may sublicense any or all of its rights under the License or in the Sublicenses to any Affiliates of Licensee or to a successor of all or substantially all of the assets (including by merger, stock sale, asset sale, or otherwise) of the CCTV Business or the Business without prior written Consent of Licensor. Except as otherwise set forth herein, neither party shall sublicense any of its rights or delegate any of its duties under the License or Sublicenses without prior written consent of the other party.

          d.    Ownership. As between Licensor and Licensee, Licensor shall own all right, title and interest in and to the Licensed IP. As between Licensor and Licensee, each party shall own the improvements and modifications it (or third parties on its behalf) makes to, including any Derivative Works it (or third parties on its behalf) makes of, the Licensed IP.

          e.    Maintenance. Licensor, at its own expense, shall execute, file and record all documents to maintain, preserve and renew all applications of and registrations for any Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) that are in existence at the time of the date of this Agreement in any country or other jurisdiction in the world, and take any other action that may be required to maintain the value, validity and enforceability of the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements). At Licensee's expense and request, Licensor shall, within ten (10) business days of receipt, execute any documents reasonably requested by Licensee to file, maintain, preserve and renew all applications of and registrations for, the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) in the name of Licensor in any country or other jurisdiction in the world where the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) is not registered and no application therefor is pending, or where other action may be required to maintain protection of the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements), including the recordation of this Agreement. Licensor shall not intentionally take, or omit to take, any action which may reasonably be expected to jeopardize the use, value, validity, or enforceability of the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) anywhere in the world or where the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party

  Agreements) is used by Licensee. Licensor further shall not allow any existing application for or registration of any Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) in any country to lapse, expire, be cancelled or otherwise become abandoned or lose effect without first receiving written confirmation from Licensee that such application or registration in question is no longer of interest. Licensor shall provide ninety (90) days prior written notice to Licensee before the termination or expiration of any Nonexclusive Third Party License Agreement.

          f.      Consents. Licensor shall at its own expense execute all documents necessary for the grant of each Sublicense simultaneously with the date of this Agreement.

        3.    Non-Competition. Ultrak agrees to comply with the terms of Section 6.11 of the Asset Purchase Agreement, which shall be a material obligation of this Agreement and shall be incorporated by reference into this Agreement.

        4.    Consulting Services.

          a.    Transition Period. To facilitate technology transfer, for the first 90 days following the Closing ("Transition Period"), Licensor shall provide Consulting Services that Licensee, on its own behalf or on the behalf of its Affiliates or customers, may reasonably request relating to the support of the Access Control Business. Such Consulting Services during the Transition Period shall be provided by Licensor to Licensee (1) at no cost (except that Licensee will reimburse or pay Seller any reasonable out-of-pocket costs relating to Licensor's provision of such Consulting Services) if such Consulting Services relate to any systems for which Licensor has received at least 90% of the revenue, and (2) at a most favored rate on a time and materials basis if such Consulting Services relate to any systems for which Licensor has received less than 90% of the revenue for such system, provided that Licensee shall have the right to receive telephone support services at no cost.

          b.    Post-Transition Period. After the Transition Period, Licensor may provide Consulting Services to Licensee in connection with the Access Control Agreement, the terms of which are incorporated herein by reference, or as mutually agreed in writing by the parties. Other services may be provided by Licensor to Licensee as otherwise agreed by the parties.

        5.    Representations and Warranties. Without limiting, and in addition to, the representations and warranties made by Licensor in Article IV of the Asset Purchase Agreement, Licensor represents, warrants, and covenants as follows:

          a.    Ownership. Licensor owns all right, title and interest in and to the Licensed IP (except any Licensed IP licensed under Nonexclusive Third Party License Agreements) and/or has the right to grant the License and the Sublicenses granted in this Agreement.

          b.    Consulting Services. Licensor shall perform the Consulting Services in a professional and competent manner, using at least the same standard of care that it uses in performing such services in its own affairs.

          c.    Valid and Enforceable Rights. Licensor has taken, and shall take, all necessary steps to maintain and protect Licensor's rights in and to, and the value, validity and enforceability of, the Licensed IP (except any Licensed IP licensed under Nonexclusive Third Party License Agreements) and to preserve its rights under the Nonexclusive Third Party License Agreements.

          d.    No Violation of Third Parties. To Licensor's knowledge, the use of the Licensed IP (except any Licensed IP licensed under Nonexclusive Third Party License Agreements) as permitted under this Agreement does not infringe, conflict with, or otherwise violate, the rights of any third party.

          e.    No Claims by Third Parties. Licensor is not a defendant to any action, suit, investigation, or proceeding relating to, or otherwise has been notified of, any claim that Licensor's use of the Licensed IP in connection with its business infringes the rights of any third person. To Licensor's knowledge, there is no infringement by any third person of any of the Licensed IP.

          f.      Accuracy of Representations and Warranties. The representations and warranties furnished by Licensor in this Agreement are accurate, correct and complete in all respects and do not contain any untrue statement of fact or, when considered in the context in which presented, omit to state a fact necessary to make the statements and information contained herein not misleading.

        6.    Infringement.

          a.    Notice. Both parties agree promptly to give notice in writing to the other party of any infringement or suspected or threatened infringement by a third party of the Licensed IP which it learns of at any time during the term of this Agreement.

          b.    Rights of Licensor. Upon learning of any such potential infringement under Section 6(a), Licensor may, but shall not be obligated to, take whatever action it deems necessary or desirable to protect or enforce its and Licensee's rights to the Licensed IP, including the filing and prosecution of litigation, opposition or cancellation proceedings, the institution of federal or state proceedings and the right to settle, subject to Licensee's approval, which shall not unreasonably be withheld. In the event that Licensor takes such action, Licensee shall provide, at Licensor's expense, reasonable cooperation to Licensor in the execution of any documents or other similar assistance required for Licensor to take such steps, including joining Licensor as a party in any litigation where reasonably necessary for the conduct thereof. Licensor agrees to notify Licensee in writing of Licensor's decision and course of action as soon as reasonably possible following the receipt of any notice from the Licensee under Section 6(a) above.

          c.    Rights of Licensee. In the event that Licensor elects not to exercise its rights under Section 6(b) or fails to take action under Section 6(b) within 30 days of learning or receiving notice of any infringement or suspected or threatened infringement, Licensee shall have the right, but not the obligation, at its sole expense and upon prior written notice to Licensor, to take such action as it deems necessary for the protection of its and Licensor's rights in and to the Licensed Property, including the institution of federal and state proceedings and the right to settle, subject to Licensor's approval, which shall not be unreasonably withheld. In the event Licensee takes any action permitted under this Section 6(c), Licensor shall provide, at Licensee's expense, reasonable cooperation to Licensee in the execution of any documents or other similar assistance required for Licensee to take such steps, including joining Licensee as a party in any litigation where reasonably necessary for the conduct thereof. If Licensee decides not to take any action with respect to such infringement to enforce its rights pursuant to this Section, it shall promptly notify Licensor of such decision.

          d.    Joint Action. Nothing in this Agreement shall be construed to prevent Licensor and Licensee from taking action jointly in any infringement suit or other action with respect to the Licensed IP.

          e.    Recovery. The party that takes action against an unauthorized third party use (unless the action is taken jointly) shall receive and retain any and all funds recovered in such an action, including without limitation, the settlement thereof, after all parties are reimbursed for all out-of-pocket costs and expenses incurred by them in connection with such action. If the action is taken jointly, the parties will share the expenses equally and, after payment of expenses, the parties shall share equally any and all funds recovered in an action, including without limitation, the settlement thereof.

        7.    Indemnification. Without limiting its indemnification obligations under the Asset Purchase Agreement, Licensor shall indemnify Licensee, its Affiliates and all of their directors, officers, employees, agents and representatives from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to reasonable attorneys fees and other expenses of litigation) arising out of or connected with any third party claim of infringement relating to the Licensed IP (except for Licensed IP licensed under Nonexclusive Third Party License Agreements) when used as permitted by this Agreement, any breach by Licensor of the Nonexclusive Third Party License Agreements, or any claim by any third party to the extent relating to the Consulting Services provided by Licensor to Licensee under this Agreement, provided however, that with respect to claims relating to modifications to the Licensed IP made by Licensee (or third parties on its behalf) after the date of this Agreement, Licensor shall not have an obligation of indemnification for any portion of the claim relating solely to the modification. Licensee shall indemnify Licensor for any portion of a third party infringement claim relating solely to any modification to the Licensed IP made by Licensee or third parties on its behalf. The indemnified party shall promptly notify the indemnifying party in writing of any claim, action, or demand for which the indemnified party intends to claim indemnification hereunder (however, failure to give such timely notice shall only relieve indemnifying party from its obligations hereunder to the extent it was prejudiced by such failure). The indemnified party agrees that the indemnifying party will control the defense of all claims, actions, or demands which are indemnified against hereunder at indemnifying party's expense, unless indemnified party notifies indemnifying party that it will assume responsibility therefor (in which event indemnified party shall bear all expenses thereof, including fees and expenses of one counsel and any local counsel). Each party will cooperate fully with the other party and its legal representatives in the investigation and defense of any claim, action, or demand covered by this indemnification. Indemnified party will permit the indemnifying party to settle any claim, action, or demand and agrees that the indemnifying party will control such settlement, provided that such settlement does not adversely affect the indemnified party's rights or impose any obligations on the indemnified party in addition to those stated in this Agreement. Indemnifying party, in the defense of any claims, actions, or demands, will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to the claim, action, or demand. No such claim, action, or demand will be settled by the indemnified party without the prior written consent of the indemnifying party.

        8.    Limitation of Liability. EXCEPT FOR LICENSOR'S AND LICENSEE'S OBLIGATIONS OF INDEMNIFICATION UNDER SECTION 7 OF THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOST SAVINGS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING FROM THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

        9.    Confidentiality.

          a.    Obligations. Subject to Licensee's right to sublicense and assign this Agreement pursuant to Sections 2(c) and 17, the parties acknowledge and agree that proprietary or nonpublic information disclosed under this Agreement by one party (the "Disclosing Party") to the other party (the "Receiving Party") directly or indirectly, which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure, constitutes the confidential and proprietary information ("Confidential Information") of the Disclosing Party. The Receiving Party shall retain in confidence and not disclose to any third party any Confidential Information of the Disclosing Party without the Disclosing Party's express written consent or as otherwise permitted under this Agreement, and the Receiving Party shall not use such Confidential Information, except to exercise its rights and perform its obligations under this Agreement. Without limiting the foregoing, each party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care. In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it is agreed that the Receiving Party will provide the Disclosing Party with prompt notice of each such request so that it may seek an appropriate protective order or other appropriate remedy and/or waive the Receiving Party's compliance with the provisions of this Section 9, and the Receiving Party will cooperate with the Disclosing Party to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained or that the Disclosing Party grants a waiver hereunder, the Receiving Party may furnish only that portion of the Confidential Information which it is legally compelled to disclose and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

          b.    Exceptions. Notwithstanding the foregoing, Confidential Information will not include information to the extent that, in each case, such information is demonstrated by written documentation:

            (1)  was already known by the Receiving Party, to the extent such information was so known by the Receiving Party without an obligation of confidentiality, at the time of disclosure hereunder;

            (2)  was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party hereunder;

            (3)  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

            (4)  was subsequently lawfully disclosed to the Receiving Party by a person other than a party or developed by the Receiving Party without reference to any information or materials disclosed by the Disclosing Party.

        10.  Term and Termination; Arbitration.

          a.    Term. This Agreement and the Licenses granted hereunder will be effective as of the Closing and will continue in full force and effect indefinitely (the "Term"), unless terminated as set forth in this Section 10.

          b.    Breach; Arbitration; Termination. In the event that either party defaults in the performance of a material obligation under this Agreement, then the non-defaulting party may provide written notice to the defaulting party describing with specificity: (i) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (ii) the non-defaulting party's requested cure. In the event that such material default is not cured within ninety (90) days after such notice, the non-defaulting party must seek arbitration pursuant to the provisions of Section 9.13 of the Asset Purchase Agreement. If the non-defaulting party fails to commence arbitration proceedings within 180 days of its initial written notice of default, the alleged default will be deemed cured, the non-defaulting party shall irrevocably waive its claim of default and the allegedly defaulting party shall have no further obligation to cure. Any breach of Section 6.11 (non-competition) of the Asset Purchase Agreement by Licensor shall be deemed a breach of this Agreement, and the Licensee shall have the rights to any remedies under this Agreement or under the Asset Purchase Agreement for such breach by Licensor.

          c.    Certain Events of Termination. On the occurrence of any of the following events, this Agreement may be terminated by either party, effective on delivery of notice in accordance with Section 11 of this Agreement:

            (1)  The filing of any petition seeking any reorganization, arrangement, liquidation, dissolution or similar relief with respect to the other party which is not dismissed or withdrawn within 60 days of filing;

            (2)  The appointment of a receiver for all of the other party's assets; and

            (3)  The other party becomes insolvent, or it is unable to pay its debts as they become due.

          d.    Effect of Termination. Upon termination of this Agreement, all right, title and interest in the Licensed IP shall vest in Licensor provided however that Licensee shall have the right to continue to exercise the rights under the License and Sublicenses with regard to any portion of Licensed IP existing as of the date of termination. Any such termination described above in this Section 10 shall be without prejudice to any other rights or claims either party may have against the other.

          e.    Survival. The terms and conditions of the following Articles and Sections will survive termination or expiration of this Agreement: Section 2(a) (as to any Licensed IP existing as of the date of termination), Section 2(b), Section 2(c), Section 2(d), Section 3, Section 7, Section 8, Section 10(d), Section 10(e) and Sections 11, 13, 14, 15 and 17. In addition, the termination or expiration of this Agreement shall not relieve any party of any liability that accrued prior to such termination or expiration or any losses from any willful breach. Except as expressly provided in this Section 10(e), all other provisions of this Agreement shall terminate upon the expiration or termination hereof.

        11.  Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

        If to Licensee:

        Ultrak, Inc.

         [                                                                                 ]

        If to Licensor:

    Honeywell International Inc.
    101 Columbia Road
    Morristown, NJ 07962
    Attention:

        With a copy to:

    Honeywell International Inc.
    1985 Douglas Drive North
    Golden Valley, MN 55422-4386
    Attention: General Counsel, Automation and Control Solutions

or to such other address or to such other Person as either party may have last designated by notice to the other party.

        12.  Waiver. No delay or failure of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise thereof or the exercise of any other right, power or remedy.

        13.  Severability. If under any applicable and binding law or rule of any applicable jurisdiction, any provision of this Agreement is held to be invalid or unenforceable, the invalid or enforceable provision, or any portion thereof, shall be modified to the extent required to be valid and enforceable and the remaining provisions of this Agreement will continue to be given full force and effect.

        14.  Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

        15.  Choice of Venue; Service of Process.

          a.    Venue. Subject to the limitations set forth in Section 10(b) above, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of or relating to this Agreement shall be in the State of Delaware and that the Federal and state courts therein shall have exclusive jurisdiction over the subject matter of such action and the parties hereto. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          b.    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        16.  Entire Agreement. Except as expressly provided herein, this Agreement constitutes the entire Agreement between the parties hereto and supersedes all provisions, negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

        17.  Successors and Assigns. Neither the License or the Agreement may be assigned, conveyed, transferred, or licensed by (1) Licensee without Licensor's prior written Consent, except (a) to a successor of all or substantially all of the assets (including by merger, stock sale, asset sale, or otherwise) of Licensee, (b) to a successor of all or substantially all of the assets (including by merger, stock sale, asset sale, or otherwise) of the CCTV Business or the Business, (c) by operation of law, or (d) to an Affiliate of Licensee; or (2) Licensor without Licensee's prior written Consent. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Any purported assignment conveyance, license, or other transfer in violation of this Agreement will be void and unenforceable.

        18.  Further Assurances. Subject to the specific terms of this Agreement, each party shall make, execute, acknowledge and deliver such other instruments and documents and take such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

        19.  Counterparts. This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

        20.  Force Majeure. Each party shall bear no responsibility or liability for any losses arising out of any delay, inability to perform or interruption of its performance of obligations under this Agreement due to any acts or omissions of the other party or for events beyond its reasonable control (hereinafter referred to as "Force Majeure") including, without limitation, acts of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of the party whose performance is affected by the Force Majeure event. The party whose performance is affected by the Force Majeure shall immediately notify the other party of the onset, extent and probable duration of such circumstances.

        21.  Relationship of the Parties. The relationship of the parties shall be that of independent contractors and not as employees, agents, representatives, or partners.

        IN WITNESS WHEREOF, the parties hereto have caused this Shared Intellectual Property License Agreement to be signed and sealed by their duly authorized officer or representative as of the date first above written.

Licensor:	Licensee:
ULTRAK, INC.	HONEYWELL INTERNATIONAL INC.

By:	By:

Exhibit F

ACCESS CONTROL SUPPLY AGREEMENT

  This Access Control Supply Agreement (the "Agreement") is made and executed this    day of            , 2002 between Ultrak, Inc., a Delaware corporation ("Supplier"), whose principal office is located in Lewisville, Texas and Honeywell International Inc., a Delaware corporation ("Purchaser"), a Delaware corporation whose principal office is located in Morristown, New Jersey.

RECITALS

A.
Supplier is engaged in the business of designing, manufacturing, selling and distributing access control systems.

B.
Pursuant to this Agreement, Purchaser desires to purchase certain Products (as defined in Section 2 of this Agreement) and Supplier has agreed to sell Purchaser the Products.

AGREEMENT

  In consideration of the mutual agreements and acknowledgment herein made, the parties agree as follows:

1.
Rights Granted. Upon the terms and conditions set forth herein, Purchaser may purchase the Products and Supplier agrees to sell the Products to Purchaser. Supplier hereby grants to Purchaser the non-exclusive right upon the terms and conditions herein contained to purchase inventory, promote and resell the Products in the Non-U.S. Jurisdictions (as defined in the Asset Purchase Agreement dated August 8, 2002 among Purchaser, Supplier and the other parties thereto).

  This Agreement is effective from the date hereof and shall continue for an initial period of twenty-four (24) months. Upon the written consent of Purchaser and Supplier given at least ninety (90) days prior to the end of the then-applicable period, this Agreement shall renew for successive one (1) year periods. The initial period and all renewal periods shall be referred to as the "Term" of this Agreement.

2.
Products. As used herein the term Supplier's products shall mean those which are expressly identified in Exhibit A, attached hereto and made a part hereof, together with those new or additional products that Supplier and Purchaser may expressly add in writing to this Agreement from time to time ("Products").

3.
Payment. Purchaser shall make payment to Supplier for Products within 30 days after shipment in United States dollars by wire transfer or check written upon a United States money center bank subject to collection; provided, however, in the event Purchaser shall fail to honor such payment terms with respect to any shipment by Supplier, Supplier may thereafter sell upon such shorter or other payment terms, including shipment against letter of credit, consistent with Supplier's credit practices then in effect.

4.    Terms of Sale.

  a.
  The price Supplier charges to Purchaser shall be the price Supplier may establish, from time to time, on Supplier's international distributor price list. Price lists shall be provided to Purchaser and the price list in effect at the time the Products are shipped shall control.

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  b.
  Supplier shall use commercially reasonable efforts consistent with Supplier's practices for its other significant customers to promptly deliver Products to Purchaser in accordance with the terms of the applicable purchase order. Shipment of such Products will be made to Purchaser, to the extent commercially reasonable, from Supplier's nearest source of such Products.

  c.
  Supplier shall effect shipments by any ground transportation, vessel or airfreight of any flag at any port or airport in the country of Supplier's plant point of shipment. The delivery terms for all shipments shall be FOB Supplier's plant point of shipment (as defined in the Uniform Commercial Code of the State of Delaware). Title to and risk of loss or damage to all or any part of the Products shall pass to Purchaser upon delivery of the Products to the carrier for shipment.

  d.
  All costs of shipping, transporting and/or insuring the Products, including all applicable stamp, duties, tariffs and similar import and export charges, and all sales and use taxes, VAT and any other transfer taxes, shall be paid by Purchaser.

  e.
  Supplier shall be responsible for all franchise, income and similar taxes imposed on or assessed to Supplier as a result of fulfillment of its obligations under this Agreement.

  f.
  Upon arrival of the Products to the point of destination, Purchaser shall inspect Products under such shipment. Claims for shortages, incorrect materials or invoicing errors must be made by Purchaser to Supplier within fifteen (15) days of the arrival of the Products to the point of destination. In the event of any such shortages, incorrect materials or invoicing errors, Purchaser shall follow the procedure set forth on Exhibit B attached hereto and shall be limited to the remedies set forth on Exhibit B.

  g.
  Any term or condition in a purchase order which contradicts this Agreement shall be void and the provisions of this Agreement shall control.

5.
Marketing. Purchaser shall not make any warranties or representations whatsoever concerning the Products in connection with the marketing or sale of Products or any with respect to any product or service containing or utilizing the Products, except those (a) made in writing by Supplier, or (b) which are authorized in writing by Supplier to be made by Purchaser.

6.
Warranty Policies.

a.
Supplier shall grant to Purchaser a limited warranty in accordance with its customary product warranty policies in effect as of the day a Product is shipped to Purchaser (the "Limited Warranty").

b.
Purchaser shall be entitled to offer, as an exclusive limited warranty to Purchaser's customers, the Limited Warranty. Purchaser covenants and agrees not to make or offer any other warranty with respect to Products unless Purchaser retains full responsibility for such additional warranty.

c.
EXCEPT FOR ANY LIMITED WARRANTY TO BE GRANTED IN ACCORDANCE WITH SUPPLIER'S CUSTOMARY PRODUCT WARRANTY POLICIES IN EFFECT AS OF THE DAY A PRODUCT IS SHIPPED TO PURCHASER, SUPPLIER SHALL NOT, AND DOES NOT, GRANT ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THE FITNESS FOR ANY PURPOSE, THE QUALITY, THE MERCHANTABILITY, OR OTHERWISE AND DISCLAIMS ANY LIABILITY WITH RESPECT TO THE PRODUCTS.

d.
In the event a Product under the Limited Warranty is found to be defective by the Purchaser, Purchaser shall follow the procedures shown in Exhibit B for return or replacement of the defective Product, which shall serve as Purchaser's exclusive remedy.

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  e.
  LIABILITY OF EACH PARTY IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE RECOVERY OF DIRECT DAMAGES, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ANY DAMAGES RESULTING FROM LOSS OF GOODWILL, ANY PENALTIES OF ANY KIND, ANY LOSS OF PROFITS OR ANY OTHER ECONOMIC LOSS, WHETHER OR NOT FORESEEABLE, TO ANY PERSON, PROPERTY OR ENTITY, IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE PRODUCTS, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE. A PARTY'S LIABILITY ON ANY CLAIM, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE, OF ANY KIND FOR ANY LOSS OR DAMAGE ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR THE PRODUCTS OR THEIR PERFORMANCE OR USE IS LIMITED SOLELY AND EXCLUSIVELY TO THE REMEDIES PROVIDED IN THIS AGREEMENT AND NO OTHER RIGHT OR REMEDY WILL BE AVAILABLE TO ANY PERSON OR ENTITY. FOR PURPOSES OF CLARIFICATION, THE PARTIES ACKNOWLEDGE AND AGREE THAT IN THE CASE OF INDEMNIFICATION FOR ANY THIRD PARTY CLAIMS UNDER THIS AGREEMENT, DIRECT DAMAGES SHALL INCLUDE ALL AMOUNTS PAYABLE IN SETTLEMENT OF SUCH CLAIM OR TO SATISFY A FINAL JUDGMENT ENTERED THEREON.

7.
Processing of Orders. Purchaser shall deliver to Supplier on or before the first day of each calendar quarter during the Term a nonbonding forecast of the quantity and description of Products anticipated to be required by Purchaser during such calendar quarter.

(i)
Orders in the Ordinary Course. Purchaser's orders in the ordinary course of business for Products shall be filled (generally from inventory) consistent with Supplier's customary business practices. If Purchaser delivers to Supplier a written purchase order (including via electronic transmission) in the ordinary course of business for Products, such order will be deemed to be rejected by Supplier if Supplier fails to respond to Purchaser by either filling the order or confirming in writing within five (5) business days after receipt of such order a reasonable delivery time schedule.

(ii)
Orders Outside the Ordinary Course. Supplier and Purchaser shall cooperate with each other to coordinate delivery time schedules with respect to orders outside the ordinary course of business (generally involving large projects or contracts).

8.
Relationship of the Parties The relationship of the parties to this Agreement shall be that of independent contractors and not as employees, agents, representatives or partners.

9.
Miscellaneous Provisions.

a.
All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or

F-3

    (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

  To Purchaser,

    Honeywell International Inc.
    Security & Fire Solutions
    165 Eileen Way
    Syosset, New York 11791
    Attention: Ed Freeman
    Facsimile: (516) 364-5344

    with a copy to:

    Honeywell International Inc.
    Security & Fire Solutions
    165 Eileen Way
    Syosset, New York 11791
    Attention: General Counsel
    Facsimile: (516) 364-5344

    To Supplier:

    Ultrak, Inc.
    1301 Waters Ridge Drive
    Lewisville, Texas 75057
    Attention: General Counsel
    Facsimile: (972) 353-6654

  b.
  For purposes of this Agreement, "Affiliate" shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, another Person. The terms "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. The term "Person" means any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, governmental authority or other entity.

  c.
  Neither Supplier nor Purchaser shall divulge to a third party any confidential or proprietary information of the other that may have become known as a result of the performance of this Agreement. This confidentiality obligation shall continue for a period of five (5) years after termination of this Agreement. Supplier acknowledges that Purchaser is engaged in the access control business, and Supplier will use commercially reasonable efforts to limit access to such confidential or proprietary information to Supplier's employees and others who need to know for purposes of filling orders. Nothing in this Agreement shall be construed to restrict in any manner Purchaser's ability to engage in the access control business. Purchaser shall not modify, translate, reverse engineer, decompile, dissassemble, or create derivative works of Products supplied under this Agreement.

  d.
  If under any applicable and binding law or rule of any applicable jurisdiction, any provision of this Agreement is held to be invalid or unenforceable, the invalid or enforceable provision, or any portion thereof, shall be modified to the extent required to be valid and enforceable and the remaining provisions of this Agreement will continue to be given full force and effect.

  e.
  This Agreement, all purchase orders and all notices required or given hereunder or in connection with this Agreement shall be in the English language. No translation into other

F-4

    language shall be taken into consideration in the interpretation of this Agreement and the binding version of all of the foregoing shall be the English version.

  f.
  This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

  g.
  This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all provisions, negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

  h.
  No delay or failure of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise thereof or the exercise of any other right, power or remedy.

  i.
  The provisions set forth in Sections 6, 9, 11, 12, 14 and 15 shall survive the termination of this Agreement.

10.
Designation of Contact(s). Purchaser and Supplier each shall designate a primary and secondary individual as its contact(s) with the other party. All contact between the parties with respect to this Agreement shall be through the designated contacts. Any party may replace its contact(s) with other individuals upon written notification to the other party, provided that such individuals first comply with the provisions of this Section 10.

11.
Governing Law/Venue. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties expressly agree that the U.N. Convention on International Sales of Goods shall not apply.

  Subject to the limitations set forth in Section 12 below, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of or relating to this Agreement shall be in the State of Delaware and that the Federal and state courts therein shall have exclusive jurisdiction over the subject matter of such action and the parties hereto. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

12.
Arbitration. Supplier and Purchaser shall discuss mutually and make the best effort to resolve any dispute under this Agreement. In the event such negotiations are not successful within thirty (30) calendar days, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof, shall

F-5

  be finally settled by arbitration. Within ten (10) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within twenty (20) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in commercial and business affairs who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement during the two (2) year period preceding the date of this Agreement. The arbitration shall be governed by the rules of the American Arbitration Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this Section 12 shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Any party may seek from any court interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator or pending the arbitrator's determination of the merits of the controversy. None of the parties shall be required to use the foregoing procedures to enforce the provisions of Section 12 of this Agreement. This Section 12 shall survive the signing, delivery and termination of this Agreement.

13.
Force Majeure. Supplier shall bear no responsibility or liability for any losses arising out of any delay, inability to perform or interruption of its performance of obligations under this Agreement due to any acts or omissions of the Purchaser or for events beyond its reasonable control (hereinafter referred to as "Force Majeure") including, without limitation, acts of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of Supplier whose performance is affected by the Force Majeure event. Supplier shall immediately notify the Purchaser of the onset, extent and probable duration of such circumstances and if Supplier is unable to remove such causes within thirty (30) days, the Purchaser may, upon written notice, terminate this Agreement.

14.
Shipments After Termination. The obligations of Supplier to deliver and Purchaser to purchase any Product in accordance with purchase orders exchanged prior to the termination of this Agreement shall survive such termination of this Agreement, and such purchase and sale shall occur in accordance with the terms and conditions hereof.

15.
Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other party and any purported assignment or other transfer will be void and unenforceable; provided, however, that the Purchaser may assign this Agreement in whole or in part or any of its rights hereunder without Supplier's consent to one or more of its Affiliates or to any purchaser of Purchaser's closed circuit television products business; and provided further, however, that in the event Supplier shall sell or transfer the assets or business of Supplier which produces the Products or sells the

F-6

  Products to Purchaser, Supplier shall cause the buyer or transferee of such assets or business to assume the obligations of Supplier hereunder.

        IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.

HONEYWELL INTERNATIONAL INC.
By:

Name:

Title:

ULTRAK, INC.
By:

Name:

Title:

F-7

EXHIBIT A
PRODUCT AND PRICE LIST

F-8

EXHIBIT B
PRODUCT RETURN/REPAIR POLICY

1.
Purchaser will test and confirm the defective or non-operational status of Products.

2.
Within fifteen (15) days or receipt, Purchaser will notify Supplier about any claim for shortages, incorrect materials or invoicing error, or the occurrence of defective or non-operational Products and request a "Return Authorization Number" from the Supplier for the items they would like to return for repair (hereinafter referred to as "RA#") or replacement by e-mail to the attention of the Customer Service Manager. This RA# is to be used for all correspondence and shipping documents that relate to the associated Product.

3.
Supplier will either send a replacement Product or credit the price after checking the contents returned under the RA#. The replacement Products can be shipped together with the next order shipment by Purchaser's request. If it is necessary, Supplier can request Purchaser an additional test or further confirmation of operational status. Purchaser is responsible for shipping costs of replacement Products to the Purchaser.

4.
Purchaser will ship the defective or non-operational Products to Supplier regularly. Supplier is responsible for shipping cost.

5.
Purchaser will inform Supplier to the attention of the Customer Service Manager of an itemized list of all Products returned in each shipment.

        Upon receipt of the returned Product, Supplier will test the Product to verify the defective or non-operational status and communicate such results to the Purchaser.

F-9

ANNEX B—VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of August 8, 2002, by and between Honeywell International Inc., a Delaware corporation ("Honeywell"), and the individuals and entities listed on Schedule A hereto (collectively, the "Stockholders").

RECITALS

        A.    Honeywell, UTAH, Inc., a Delaware corporation (the "Company"), and certain subsidiaries of the Company are entering into an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") providing for the sale by the Company to Honeywell of certain assets of the Company, on the terms set forth therein.

        B.    As of the date of this Agreement, the Stockholders own beneficially or of record the number of shares of Common Stock of the Company ("Company Common Stock") and the number of shares of Series A Convertible Preferred Stock of the Company ("Company Preferred Stock") set forth opposite their respective names on Schedule A (the Company Common Stock, Company Preferred Stock and Stock Options (as defined below) owned by each Stockholder are referred to herein as such Stockholder's "Owned Shares"). Schedule A also sets forth the number of options and/or warrants (the "Stock Options") to purchase Company Common Stock held by each such Stockholder.

        C.    As an inducement and a condition to Honeywell's willingness to enter into the Asset Purchase Agreement, the Stockholders are entering into this Agreement.

        D.    Capitalized terms not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

        E.    This Agreement and the Asset Purchase Agreement are being entered into simultaneously.

        NOW, THEREFORE, in consideration of the execution and delivery by Honeywell of the Asset Purchase Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties agree as follows:

        1.    Voting Agreement. Each Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company, he or it shall (i) appear at the meeting or otherwise cause his, her or its Owned Shares, together with any Company Common Stock and any Company Preferred Stock acquired by the Stockholder after the date of this Agreement whether upon the exercise of Stock Options or otherwise (the Stockholder's acquired shares, together with the Stockholder's Owned Shares, are referred to herein as the Stockholder's "Shares"), to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Asset Purchase Agreement, and any action required in furtherance thereof and (iii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, against (A) any agreement or transaction relating to any Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Takeover Proposal (collectively, "Alternative Transactions"), (B) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated by the Asset Purchase Agreement or this Agreement or to deprive Honeywell of any material portion of the benefits anticipated by Honeywell to be received from the consummation of the transactions contemplated by the Asset Purchase Agreement or this Agreement, or change in any manner the voting rights of the Company Common Stock or the Company Preferred Stock (collectively, "Frustrating Transactions") presented to the Stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote of consent of the Stockholder is requested or sought and (C) any action or agreement that would result in a breach in any material respect of any representation, warrant, covenant or agreement or any other obligation of the Company under the Asset Purchase Agreement or of the Stockholder hereunder. Notwithstanding anything to the contrary herein, but subject to the terms and conditions of the Asset Purchase Agreement, any Stockholder who is an officer or director of the Company may take any action in such capacity required by his fiduciary duties under Delaware law.

        2.    Irrevocable Proxy. Solely with respect to the matters contained in clauses (i), (ii) and (iii) of Section 1 above, each of the Stockholders hereby irrevocably constitutes and appoints Honeywell as his, her or its attorney and proxy in accordance with Delaware General Corporation Law, with full power of substitution and resubstitution, to cause the Stockholder's Shares to be counted as present at any Company Stockholders Meetings to vote his, her or its Shares at any Company Stockholders' Meeting, however called, and execute consents in respect of his, her or its Shares as and to the extent provided in Section 1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to his, her or its Shares that he or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted.

        3.    Representations and Warranties of Honeywell. Honeywell represents and warrants to the Stockholders as follows:

        (a)  Corporate Status and Authority. Honeywell is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Honeywell and constitutes the legal, valid and binding obligation of Honeywell, enforceable against Honeywell in accordance with its terms except for the Enforceability Exceptions.

        (b)  No Conflicts. The execution, delivery and performance of this Agreement by Honeywell, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon any of the properties or assets of Honeywell, under: (i) any provisions of any of the charter, by-laws or other organization document of Honeywell, (ii) any statute, rule or regulation or judgment, order, decree, license, permit or other authorization of any court or other Governmental Authority applicable to Honeywell or any of its properties or assets, or (iii) any contract, agreement, or other instrument to which Honeywell is a party or by which its properties or assets may be bound, except, in the case of clauses (ii) and (iii), for conflicts, violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of Honeywell to perform its obligations under this Agreement. No Consent is required on the part of Honeywell in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for Consents which, if not made or obtained, would not impair the ability of Honeywell to perform its obligations under this Agreement.

        (c)  Brokers. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried out without the intervention of any Person retained by Honeywell in such manner as to give rise to any valid claim against any Stockholder or any affiliate of any Stockholder for any brokerage or finder's commission, fee or similar compensation.

        4.    Representations and Warranties of the Stockholders. Each Stockholder hereby severally and not jointly represents and warrants to Honeywell as follows:

        (a)  Corporate Status and Authority. If the Stockholder is a corporation or other entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of

2

its organization. The Stockholder has the corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms except for the Enforceability Exceptions.

        (b)  Ownership of Shares; Voting Rights. The Stockholder owns, of record or beneficially, the Shares set forth opposite the Stockholder's name on Schedule A. Except as described on Schedule A, the Stockholder has sole voting power with respect to his, her or its Shares. Except pursuant to this Agreement or as set forth on Schedule A, the Stockholder's Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such Shares. The Shares set forth opposite the Stockholder's name on Schedule A are the only equity securities of the Company owned by the Stockholder. The Stockholder does not have any option or other right to acquire any equity securities of the Company other than the Stock Options set forth opposite the Stockholder's name on Schedule A.

        (c)  No Conflicts. The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon any of the properties or assets of such Stockholder, under: (i) any provisions of any of the charter, by-laws or other organization document of such Stockholder, if applicable, (ii) any statute, rule or regulation or judgment, order, decree, license, permit or other authorization of any court or other Governmental Authority applicable to such Stockholder or any of its properties or assets, or (iii) any contract, agreement, or other instrument to which such Stockholder is a party or by which its properties or assets may be bound, except, in the case of clauses (ii) and (iii), for conflicts, violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of the Stockholder to perform its obligations under this Agreement. No Consent is required on the part of the Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for Consents which, if not made or obtained, would not impair the ability of the Stockholder to perform its obligations under this Agreement.

        (d)  Brokers. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried out without the intervention of any Person retained by the Stockholder in such manner as to give rise to any valid claim against Honeywell or any of its affiliates for any brokerage or finder's commission, fee or similar compensation.

        5.    Stockholder Covenants. Each Stockholder hereby severally covenants and agrees as follows:

        (a)  Each Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, (i) not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of his or its Shares, provided, however, that such Stockholder may transfer, pledge, encumber, assign or otherwise dispose of his or its Shares as a gift, in which case, as a condition of the gift, the Stockholder must require the person to which any such Shares are to be transferred, pledged, encumbered, assigned or otherwise disposed of to agree in writing, pursuant to an agreement reasonably satisfactory to Honeywell to which Honeywell is an express third-party beneficiary, that with respect to such Shares such person shall be subject to the restrictions and obligations hereunder as if such person was a Stockholder hereunder, (ii) not to grant any proxies, powers of attorney or other authorization or consent, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares and (iii) not to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or

3

incorrect or have the effect of preventing or disabling such Stockholder from performing his, her or its obligations under this Agreement.

        (b)  Such Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Honeywell of the number of new shares of capital stock of the Company acquired by such Stockholder, if any, after the date of this Agreement.

        (c)  From the date hereof and continuing through the Closing Date, the Stockholder shall not, and shall not authorize any of its Representatives to, (i) directly or indirectly, initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or Frustrating Transaction, (ii) directly or indirectly engage or participate in discussions or negotiations regarding or provide any information or data to any Person or otherwise cooperate in any way with, any Takeover Proposal or Frustrating Transaction, or (iii) execute or enter into any Acquisition Agreement with respect to any Takeover Proposal or Frustrating Transaction, except in each case to the extent such discussions or negotiations are participated in by the Stockholder solely in his capacity as a director of the Company in accordance with the terms of the Asset Purchase Agreement. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Stockholder shall be a breach of this Agreement by the Stockholder. The Stockholder shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Takeover Proposal and request the prompt return of all confidential information previously furnished.

        (d)  Such Stockholder agrees not to engage in any action or omit to take any action which would have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

        (e)  Such Stockholder shall, promptly following the date of this Agreement, authorize and request the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting of the Shares). Such Stockholder shall cause the certificated Shares owned or acquired by him or it to have a legend placed conspicuously on such certificate to the following effect:

  The shares evidenced by this certificate are subject to a Voting Agreement dated August 8, 2002, entered into between the record owner of such shares and Honeywell International, Inc.

The Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

        (f)    Notwithstanding anything to the contrary in this Agreement, during the term of this Agreement, the Stockholders may collectively sell, in open market transactions on the Nasdaq National Market System, an aggregate number of shares of Company Common Stock equal to up to 400,000 shares of Company Common Stock, provided, however, that the Stockholders shall provide the Purchaser prompt written notice of each such sale.

        (g)  Such Stockholder hereby irrevocably and unconditionally waives all of his, her or its rights under the second sentence of Section 4(j) of the Company's Certificate of Incorporation to the extent such sentence may apply to the transactions contemplated by the Asset Purchase Agreement.

        6.    Termination. This Agreement shall be in effect until termination and this Agreement shall terminate (without further action on the part of any party hereto) automatically upon the earliest of (i) the consummation of the transactions contemplated by the Asset Purchase Agreement; (ii) the termation of the Asset Purchase Agreement for reasons other than those described in clause (iii)

4

below; and (iii) thirty (30) days following the termination of the Asset Purchase Agreement pursuant to Section 9.4(a)(ii), (iii) or (vi).

        7.    Miscellaneous.

        (a)  Fees and Expenses. Except as otherwise provided in the Asset Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

        (b)  Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        (c)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

        (d)  Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to a Stockholder:
to the address set forth beneath the name of such Stockholder on Schedule A
If to Honeywell:
To the address set forth in the Asset Purchase Agreement
With a copy to:
Fried, Frank, Harris, Shriver & Jacobson 350 South Grand Avenue, 32nd Floor Los Angeles, California 90071-3406 Attention: David K. Robbins, Esq. Facsimile: (213) 473-2222

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

        (e)  Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement (including, without limitation, the obligations of each Stockholder under Sections 1 and 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, Honeywell may assign this agreement to one or more of its affiliates.

5

        (f)    ENFORCEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF SOLELY IN THE COURTS OF THE STATE OF DELAWARE, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

        (g)  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        (h)  Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

        IN WITNESS WHEREOF, Honeywell and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

HONEYWELL INTERNATIONAL INC.
By:
Name: Title:
VICTORIA & EAGLE STRATEGIC FUND
By:
Name: Title:
NIKLAUS F. ZENGER
GEORGE K. BROADY

6

Schedule A

Stockholder	Company Common Stock	Company Preferred Stock	Stock Options	Warrants
Victoria & Eagle(1) Strategic Fund c/o Victoria & Eagle Asset Management S.A. via Nassa 33 Lugano, Switzerland	2,120,000	130,233	0	0
Niklaus F. Zenger Kanalstrasse 31 Glattbrugg, Switzerland	17,700	32,559	0	0
George K. Broady c/o Ultrak, Inc. 1301 Waters Ridge Drive Lewisville, Texas 75057	1,200,000	0	795,851	200,000

7

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of August 8, 2002, by and between Honeywell International Inc., a Delaware corporation ("Honeywell"), and the individual listed on Schedule A hereto (the "Stockholder").

RECITALS

        A.    Honeywell, UTAH, Inc., a Delaware corporation (the "Company"), and certain subsidiaries of the Company are entering into an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") providing for the sale by the Company to Honeywell of certain assets of the Company, on the terms set forth therein.

        B.    As of the date of this Agreement, the Stockholder owns beneficially or of record the number of shares of Common Stock of the Company ("Company Common Stock") and the number of shares of Series A Convertible Preferred Stock of the Company ("Company Preferred Stock") set forth opposite her name on Schedule A (the Company Common Stock, Company Preferred Stock and Stock Options (as defined below) owned by each Stockholder are referred to herein as such Stockholder's "Owned Shares"). Schedule A also sets forth the number of options and/or warrants (the "Stock Options") to purchase Company Common Stock held by the Stockholder.

        C.    As an inducement and a condition to Honeywell's willingness to enter into the Asset Purchase Agreement, the Stockholder is entering into this Agreement.

        D.    Capitalized terms not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

        E.    This Agreement and the Asset Purchase Agreement are being entered into simultaneously.

        NOW, THEREFORE, in consideration of the execution and delivery by Honeywell of the Asset Purchase Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties agree as follows:

        1.    Voting Agreement. The Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company, she shall (i) appear at the meeting or otherwise cause her Owned Shares, together with any Company Common Stock and any Company Preferred Stock acquired by the Stockholder after the date of this Agreement whether upon the exercise of Stock Options or otherwise (the Stockholder's acquired shares, together with the Stockholder's Owned Shares, are referred to herein as the Stockholder's "Shares"), to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, her Shares, or cause her Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Asset Purchase Agreement, and any action required in furtherance thereof and (iii) vote, or execute consents in respect of, her Shares, or cause her Shares to be voted, or consents to be executed in respect thereof, against (A) any agreement or transaction relating to any Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Takeover Proposal (collectively, "Alternative Transactions"), (B) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated by the Asset Purchase Agreement or this Agreement or to deprive Honeywell of any material portion of the benefits anticipated by Honeywell to be received from the consummation of the transactions contemplated by the Asset Purchase Agreement or this Agreement, or change in any manner the voting rights of the Company Common Stock or the Company Preferred Stock (collectively,

2

"Frustrating Transactions") presented to the Stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote of consent of the Stockholder is requested or sought and (C) any action or agreement that would result in a breach in any material respect of any representation, warrant, covenant or agreement or any other obligation of the Company under the Asset Purchase Agreement or of the Stockholder hereunder.

        2.    Irrevocable Proxy. Solely with respect to the matters contained in clauses (i), (ii) and (iii) of Section 1 above, the Stockholder hereby irrevocably constitutes and appoints Honeywell as her attorney and proxy in accordance with Delaware General Corporation Law, with full power of substitution and resubstitution, to cause the Stockholder's Shares to be counted as present at any Company Stockholders Meetings to vote her Shares at any Company Stockholders' Meeting, however called, and execute consents in respect of her Shares as and to the extent provided in Section 1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to her Shares that she may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted.

        3.    Representations and Warranties of Honeywell. Honeywell represents and warrants to the Stockholder as follows:

        (a)  Corporate Status and Authority. Honeywell is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Honeywell and constitutes the legal, valid and binding obligation of Honeywell, enforceable against Honeywell in accordance with its terms except for the Enforceability Exceptions.

        (b)  No Conflicts. The execution, delivery and performance of this Agreement by Honeywell, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon any of the properties or assets of Honeywell, under: (i) any provisions of any of the charter, by-laws or other organization document of Honeywell, (ii) any statute, rule or regulation or judgment, order, decree, license, permit or other authorization of any court or other Governmental Authority applicable to Honeywell or any of its properties or assets, or (iii) any contract, agreement, or other instrument to which Honeywell is a party or by which its properties or assets may be bound, except, in the case of clauses (ii) and (iii), for conflicts, violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of Honeywell to perform its obligations under this Agreement. No Consent is required on the part of Honeywell in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for Consents which, if not made or obtained, would not impair the ability of Honeywell to perform its obligations under this Agreement.

        (c)  Brokers. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried out without the intervention of any Person retained by Honeywell in such manner as to give rise to any valid claim against the Stockholder or any affiliate of the Stockholder for any brokerage or finder's commission, fee or similar compensation.

        4.    Representations and Warranties of the Stockholders. The Stockholder hereby severally and not jointly represents and warrants to Honeywell as follows:

        (a)  Ownership of Shares; Voting Rights. The Stockholder owns, of record or beneficially, the Shares set forth opposite the Stockholder's name on Schedule A. Except as described on Schedule A, the Stockholder has sole voting power with respect to her Shares. Except pursuant to this Agreement or as

3

set forth on Schedule A, the Stockholder's Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such Shares. The Shares set forth opposite the Stockholder's name on Schedule A are the only equity securities of the Company owned by the Stockholder. The Stockholder does not have any option or other right to acquire any equity securities of the Company other than the Stock Options set forth opposite the Stockholder's name on Schedule A.

        (b)  No Conflicts. The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon any of the properties or assets of the Stockholder, under: (i) any statute, rule or regulation or judgment, order, decree, license, permit or other authorization of any court or other Governmental Authority applicable to the Stockholder or any of her properties or assets, or (ii) any contract, agreement, or other instrument to which the Stockholder is a party or by which her properties or assets may be bound, except for conflicts, violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of the Stockholder to perform her obligations under this Agreement. No Consent is required on the part of the Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for Consents which, if not made or obtained, would not impair the ability of the Stockholder to perform its obligations under this Agreement.

        (c)  Brokers. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried out without the intervention of any Person retained by the Stockholder in such manner as to give rise to any valid claim against Honeywell or any of its affiliates for any brokerage or finder's commission, fee or similar compensation.

        5.    Stockholder Covenants. The Stockholder hereby severally covenants and agrees as follows:

        (a)  The Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, (i) not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of her Shares, provided, however, that the Stockholder may transfer, pledge, encumber, assign or otherwise dispose of her Shares as a gift, in which case, as a condition of the gift, the Stockholder must require the person to which any such Shares are to be transferred, pledged, encumbered, assigned or otherwise disposed of to agree in writing, pursuant to an agreement reasonably satisfactory to Honeywell to which Honeywell is an express third-party beneficiary, that with respect to such Shares such person shall be subject to the restrictions and obligations hereunder as if such person was a Stockholder hereunder, (ii) not to grant any proxies, powers of attorney or other authorization or consent, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares and (iii) not to take any action that would make any representation or warranty of the Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing her obligations under this Agreement.

        (b)  The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Honeywell of the number of new shares of capital stock of the Company acquired by the Stockholder, if any, after the date of this Agreement.

        (c)  From the date hereof and continuing through the Closing Date, the Stockholder shall not, and shall not authorize any of her Representatives to, (i) directly or indirectly, initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or Frustrating Transaction, (ii) directly or

4

indirectly engage or participate in discussions or negotiations regarding or provide any information or data to any Person or otherwise cooperate in any way with, any Takeover Proposal or Frustrating Transaction, or (iii) execute or enter into any Acquisition Agreement with respect to any Takeover Proposal or Frustrating Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Stockholder shall be a breach of this Agreement by the Stockholder. The Stockholder shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Takeover Proposal and request the prompt return of all confidential information previously furnished.

        (d)  The Stockholder agrees not to engage in any action or omit to take any action which would have the effect of preventing or disabling the Stockholder from performing her obligations under this Agreement.

        (e)  The Stockholder shall, promptly following the date of this Agreement, authorize and request the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting of the Shares). The Stockholder shall cause the certificated Shares owned or acquired by her to have a legend placed conspicuously on such certificate to the following effect:

  The shares evidenced by this certificate are subject to a Voting Agreement dated August 8, 2002, entered into between the record owner of such shares and Honeywell International, Inc.

The Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

        (f)    Such Stockholder hereby irrevocably and unconditionally waives all of his, her or its rights under the second sentence of Section 4(j) of the Company's Certificate of Incorporation to the extent such sentence may apply to the transactions contemplated by the Asset Purchase Agreement.

        6.    Termination. This Agreement shall be in effect until termination and this Agreement shall terminate (without further action on the part of any party hereto) automatically upon the earliest of (i) the consummation of the transactions contemplated by the Asset Purchase Agreement; (ii) the termination of the Asset Purchase Agreement for reasons other than those described in clause (iii) below; and (iii) thirty (30) days following the termination of the Asset Purchase Agreement pursuant to Section 9.4(a)(ii), (iii) or (vi).

        7.    Miscellaneous.

        (a)  Fees and Expenses. Except as otherwise provided in the Asset Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

        (b)  Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        (c)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

        (d)  Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by

5

cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to a Stockholder:
to the address set forth beneath the name of such Stockholder on Schedule A
If to Honeywell:
To the address set forth in the Asset Purchase Agreement
With a copy to:
Fried, Frank, Harris, Shriver & Jacobson 350 South Grand Avenue, 32nd Floor Los Angeles, California 90071-3406 Attention: David K. Robbins, Esq. Facsimile: (213) 473-2222

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

        (e)  Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement (including, without limitation, the obligations of the Stockholder under Sections 1 and 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, Honeywell may assign this agreement to one or more of its affiliates.

        (f)    ENFORCEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF SOLELY IN THE COURTS OF THE STATE OF DELAWARE, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS

6

CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

        (g)  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        (h)  Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

        IN WITNESS WHEREOF, Honeywell and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

HONEYWELL INTERNATIONAL INC.
By:
Name: Title:
MYRIAM HERNANDEZ

7

Schedule A

Stockholder	Company Common Stock	Company Preferred Stock	Stock Options	Warrants
Myriam Hernandez Rossliweg 12 Oberbipp Switzerland	200,000	32,559	0	0

8

ANNEX C—OPINION OF FROST SECURITIES, INC.

[Frost Securities, Inc. letterhead]

August 2, 2002

PRIVILEGED AND CONFIDENTIAL

The Board of Directors
Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, TX 75057

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the existing holders of common stock, par value $0.01 per share ("Common Stock") of Ultrak, Inc., a Delaware corporation (the "Company"), of the respective consideration to be received by the Company as set forth in the draft of the Asset Purchase Agreement, dated July 30, 2002 (the "Purchase Agreement"), by and among the Company and Honeywell International Inc., a Delaware corporation ("Purchaser"). Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase (i) all of the Company's assets affiliated with its CCTV business ("Video Assets" and as defined in the Purchase Agreement) at a price of $36,000,000 in cash, of which $5,400,000 will be subject to a holdback. The consideration paid for the Video Assets is herein referred to as the "Offer Price." The terms and conditions of the transaction (the "Transaction") are set forth more fully in the Purchase Agreement.

In connection with our review of the Transaction and in arriving at our opinion described below, we have reviewed certain business and financial information relating to the Company. We have among other things: (i) reviewed the latest draft of the Purchase Agreement and related documents and have assumed no material adverse changes thereto, (ii) reviewed the process of negotiations with the Purchaser and the process of "testing" the market prior to entering into an exclusive negotiating arrangement with the Purchaser; (iii) reviewed the Annual Report on Form 10-K for the years ended December 31, 2000 and December 31, 2001 and the Quarterly Reports on Form 10-Q and related unaudited financial information for certain interim periods, including the quarterly periods ended September 30, 2001, June 30, 2001, and March 31, 2002 of the Company; (iv) met with certain members of the Company's senior management team to discuss the Company's past and current business operations, financial condition and future prospects; (v) reviewed certain operating and financial information of the Company, including projections and operating assumptions of the Video Assets, provided to us by the Company relating to its business and prospects; (vi) reviewed historical market prices and trading volumes for the Common Stock; (vii) reviewed publicly available financial data and stock market performance data on certain publicly held companies that we deemed generally comparable to the operations of the Video Assets; (viii) reviewed the financial terms of certain other business combinations that we deemed relevant; and (ix) considered such other information and conducted such other analyses and investigations as we deemed appropriate under the circumstances.

With your permission, we have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion, and have further relied upon the assurances of officers of the Company that they are not aware of any facts that will make such information inaccurate or misleading in any respect material to our analyses. We have neither made an appraisal nor have we conducted a physical inspection of the assets or liabilities of the Company, nor have we been furnished with any such evaluation or appraisal. We have assumed that the financial and projection information provided to us by the Company as well as the information concerning the expected business and operating results of the Company have been reasonably

C-1

determined on bases reflecting the best currently available estimates and judgments of the management of the Company as to the Company's future financial performance. We have further assumed that, in all material respects, such forecasts and projections will be realized in the amounts and at the times indicated thereby. As we have not received detailed forecasts for the Video Assets operations, we express no view as to such forecast or projection information or the assumptions on which they were based. We have relied as to all legal, accounting, and tax matters with respect to the Transaction and the Purchase Agreement on legal counsel and accountants to the Company. We were not authorized to negotiate the terms of the Purchase Agreement, and we have based our opinion solely upon the Purchase Agreement as negotiated by others. We were not asked to, and we did not, solicit third party offers with respect to a business combination with the Company.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Purchase Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Purchase Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all necessary governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining such consents and approvals or any modifications or waivers to any documents to which either the Company is party, as contemplated by the Purchase Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any adverse effect on the consideration to be received by the Company.

A wholly-owned subsidiary of Cullen Frost Bankers Inc., Frost Securities, Inc. ("FSI"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, private placements and valuations for corporate and other purposes. We will receive a fee for our services in connection with rendering our opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, our affiliates and we may actively trade the securities of the Company or the Purchaser for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the relative merits of the underlying decision by the Company to engage in the Transaction, or the relative merits of the Transaction compared to any alternative business strategy or transaction in which the Company might engage. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility and have no obligation to update or revise our opinion or otherwise comment upon events or circumstances occurring after the date hereof. Our opinion addresses solely the fairness of the respective consideration payable in the Transaction to the Company, and we are not expressing any opinion as to the fairness of any other terms of the Transaction.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that from a financial point of view as of the date hereof, the consideration to be received by the Company in the Transaction pursuant to the Purchase Agreement is fair to the holders of the Common Stock

Very truly yours,

/s/ FROST SECURITIES, INC.

FROST SECURITIES, INC.

C-2

ANNEX D—CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ULTRAK, INC.

        Pursuant to the Section 242 of the Delaware General Corporation Law (the "DGCL"), Ultrak, Inc., a corporation organized and existing under and by virtue of the DGCL, has adopted the following Certificate of Amendment to its Certificate of Incorporation:

ARTICLE ONE

        The name of the corporation is Ultrak, Inc. (the "Corporation").

ARTICLE TWO

        The following amendment (the "Amendment") to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was duly adopted by resolution of the Board of Directors of the Company on November    , 2002. The Amendment was adopted by the stockholders of the Corporation at a meeting of the stockholders duly called and held on November     , 2002.

        The Amendment replaces in its entirety Article 1 of the Certificate of Incorporation. Article 1 in its entirety reads as follows:

        "1. The name of the Corporation is American Building Control, Inc."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this            day of                        , 2002.

ULTRAK, INC.
By:
Niklaus F. Zenger, Chief Executive Officer

D-1

ULTRAK, INC.

PROXY CARD

        The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders of Ultrak, Inc. (the "Company") to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057, on November 22, 2002, at 10:00 a.m., central standard time, and the Proxy Statement in connection therewith; and (ii) appoints Chris T. Sharng and Karen S. Austin, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that his or her proxy be voted as follows:

  (a)
  To approve the Asset Purchase Agreement, dated as of August 8, 2002, by and among the Company, certain subsidiaries of the Company, and Honeywell International Inc., and the transactions contemplated thereby.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

  (b)
  To approve a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Ultrak, Inc." to "American Building Control, Inc."

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

  (c)
  To transact any other business as may properly come before the Special Meeting or any postponements or adjournments thereof, including any motion to adjourn or postpone the Special Meeting to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature:	Printed Name:
Dated:

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND EITHER (1) MAIL THIS PROXY IN THE ENCLOSED ENVELOPE IN WHICH CASE NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR (2) FAX THIS PROXY TO 1-972-353-6750. USING A TOUCH-TONE TELEPHONE YOU MAY ALSO GRANT A PROXY TO VOTE YOUR SHARES BY CALLING 1-800-435-6710 AND FOLLOWING THE RECORDED INSTRUCTIONS. YOU MAY ALSO GRANT A PROXY TO VOTE YOUR SHARES VIA THE INTERNET BY GOING TO WWW.EPROXY.COM/ULTK AND FOLLOWING THE ONLINE INSTRUCTIONS. IF YOU VOTE BY FAX OR BY PHONE OR VIA THE INTERNET, THEN YOU DO NOT NEED TO MAIL US THIS PROXY. BY MAILING OR FAXING THIS PROXY OR VOTING BY TELEPHONE OR ONLINE YOU ARE NOT PREVENTED FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.